UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Ascent Media Corporation

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(4)	Proposed maximum aggregate value of transaction: $113,250,000

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ASCENT MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5622

Dear Stockholder:	January 25, 2011

We cordially invite you to attend a special meeting of the stockholders of Ascent Media Corporation (the Company), which will be held at 10:00 a.m., local time, on February 24, 2011 at the Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, telephone (800) 257-7544.

At the special meeting, you will be asked to consider and vote on a proposal to approve the sale of our content distribution business unit to Encompass Digital Media, Inc. and its direct, wholly-owned subsidiary Encompass Digital Media Limited, pursuant to the Purchase and Sale Agreement described in the attached proxy statement, for a purchase price of $113,250,000 in cash, plus the assumption of certain liabilities and obligations with an estimated value on the date of the Purchase and Sale Agreement of approximately $6.75 million. The purchase price is subject to net working capital and certain other adjustments. The sale of our content distribution business unit, which we refer to as the Content Distribution transaction, is subject to customary conditions, including regulatory approvals. Subject to stockholder approval, we expect the transaction to close in the first quarter of 2011.

The Content Distribution transaction is part of the previously-announced strategy of your company and its board of directors to maximize the value of the Company to its stockholders. On December 31, 2010, we completed the previously announced sale of our creative services business unit and media management services business unit, which we refer to as the Creative/Media transaction, to Deluxe Entertainment Services Group Inc. and its direct, wholly-owned subsidiary, Deluxe UK Holdings Limited, for a purchase price of approximately $67.3 million in cash, after giving effect to a working capital adjustment of approximately $1.0 million, plus the assumption of certain net indebtedness in the amount of approximately $1.8 million.

The sale of our content distribution business unit, following the closing of the sale of our creative services and media management services business units, may constitute a “sale of all or substantially all of the property and assets” of the Company under Delaware law. We are therefore seeking shareholder approval for the Content Distribution transaction. We are not seeking shareholder approval for the Creative/Media transaction, and the Content Distribution transaction was not conditioned on the closing of the Creative/Media transaction. They are separate, independent transactions. The proceeds of the Content Distribution transaction and the Creative Media transaction, after transaction expenses, will be used for general corporate purposes, which may include potential acquisitions. We do not intend to distribute any of these proceeds to our stockholders at this time.

On December 17, 2010, your company acquired 100% of Monitronics International, Inc., a leading national security alarm monitoring company, in a transaction valued at $1.191 billion, exclusive of certain hedge related and other liabilities, but including the assumption of Monitronics’ existing structured financing. The transaction value is comprised of cash consideration of $413 million and $778 million in net debt of Monitronics. Monitronics is a subscription-based business that delivers solid, predictable revenue and cash flow, and we are pleased to welcome its highly-regarded management to Ascent. The Monitronics acquisition is not subject to shareholder approval and is not contingent upon the divestiture of the content distribution business. However, following the Content Distribution transaction and the Creative/Media transaction, Monitronics will constitute the primary operating business of Ascent. Accordingly, this proxy statement includes certain financial and other information about Monitronics and a description of the Monitronics transaction.

Your board of directors has unanimously approved the Content Distribution transaction as described in the proxy statement, has declared the Purchase and Sale Agreement and the transaction to be advisable, fair to, and in the best interests of the Company and its stockholders, and recommends that you vote “FOR” the proposal to approve that transaction.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure that your shares are represented.

Thank you for your continued support and interest in our company.

Very truly yours,
William R. Fitzgerald
Chairman, President and Chief Executive Officer

This proxy statement is dated January 25, 2011 and is first being mailed to stockholders on or about January 26, 2011 to the stockholders of record as of 5:00 p.m., New York City time, on January 24, 2011.

ASCENT MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5622

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be Held on February 24, 2011

NOTICE IS HEREBY GIVEN of the special meeting of stockholders of Ascent Media Corporation (the Company) to be held at 10:00 a.m., local time, on February 24, 2011 at the Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, telephone (800) 257-7544, to consider and vote on the following proposal:

1. A proposal (the transaction proposal) to approve the sale of 100% our content distribution business unit, which under Delaware law may constitute the sale of “all or substantially all of the property and assets” of the Company, to Encompass Digital Media, Inc. and its direct wholly-owned subsidiary Encompass Digital Media Limited (together, Encompass) on the terms and subject to the conditions set forth in the Purchase and Sale Agreement dated December 2, 2010, attached as Annex B to this proxy statement (the Purchase Agreement). Pursuant to the Purchase Agreement, we will sell all our interest in certain of our subsidiaries, which, following an internal reorganization, will at closing hold in the aggregate the worldwide assets and operations of our content distribution business unit, to Encompass for a purchase price of $113,250,000 in cash, plus the assumption of certain liabilities and obligations with an estimated value on the date of the Purchase Agreement of approximately $6.75 million, subject to net working capital and certain other adjustments.

We describe the transaction proposal in more detail in the accompanying proxy statement, including a description of our content distribution business unit and a summary of the terms and conditions of the Purchase Agreement. We encourage you to read the proxy statement in its entirety before voting, including the historical financial statements of our content distribution business unit attached as Annex A-1, the pro forma financial statements of the Company attached as Annex A-2, the Purchase Agreement attached as Annex B, and the opinion of Moelis & Company LLC, independent financial advisors to the Company, attached as Annex C.

Holders of record of our Series A common stock, par value $.01 per share, and Series B common stock, par value $.01 per share (collectively, the common stock), outstanding as of 5:00 p.m., New York City time, on January 24, 2011, the record date for the special meeting, are entitled to notice of the special meeting and to vote at the special meeting or any adjournment thereof. Votes may be cast in person or by proxy at the special meeting or prior to the meeting by telephone or via the Internet.

Approval of the transaction proposal requires the affirmative vote of the holders of record, as of the record date, of a majority of the aggregate voting power of the shares of our common stock outstanding and entitled to vote at the special meeting, voting together as a single class. Our obligation to consummate the sale of our content distribution business is conditioned on stockholder approval.

Your board of directors has unanimously approved the Purchase Agreement and the transaction proposal and declared them advisable, fair to, and in the best interests of the Company and its stockholders and recommends that you vote “FOR” the proposal.

A list of stockholders entitled to vote at the special meeting will be available at our offices in Englewood, Colorado for review by our stockholders, for any purpose germane to the special meeting, for at least 10 days prior to the special meeting.

YOUR VOTE IS IMPORTANT. We urge you to vote as soon as possible by telephone, Internet or mail.

By order of the board of directors,
William E. Niles
Executive Vice President,
General Counsel and Secretary

Englewood, Colorado

January 25, 2011

Please execute and return the enclosed proxy promptly, whether or not you intend to be present at the special meeting.

HOW YOU CAN OBTAIN ADDITIONAL INFORMATION

Our company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act). In accordance with the Exchange Act, we file periodic reports and other information with the Securities and Exchange Commission (SEC). This proxy statement incorporates important business and financial information about our company from documents that we file with the SEC but are not being delivered with this proxy statement. This information is available to you without charge upon your written or oral request. You can obtain copies of documents we file with the SEC, including the documents incorporated by reference in this proxy statement, through the SEC website at http://www.sec.gov or by contacting us by writing or telephoning the office of Investor Relations as follows:

Ascent Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5622

If you would like to request any documents from us please do so by February 14, 2011, in order to receive them before the special meeting. If you request any documents, they will be mailed to you by first class mail, or another equally prompt means, within one business day after your request is received.

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SUMMARY

The following summary includes information contained elsewhere in this proxy statement. This summary does not contain all of the important information that you should consider before voting on the transaction proposal. You should read the entire proxy statement, including the Annexes and the documents incorporated by reference herein, carefully. A copy of the Purchase Agreement is attached as Annex B to this proxy statement. We encourage you to read the Purchase Agreement because it is the legal document that governs the parties’ agreement pursuant to which the parties will consummate the sale of our Content Distribution business. In addition, we incorporate by reference into this proxy statement important business and financial information about the Company. You may obtain a copy of the documents to which we have referred without charge by following the instructions in the section entitled “How You Can Obtain Additional Information.” Unless we otherwise indicate or unless the context requires otherwise, all references in this document to “the Company,” “our company,” “we,” “our,” and “us” refer to Ascent Media Corporation and its subsidiaries, taken together.

Our Company

Ascent Media Corporation, a Delaware corporation, is a holding company. Our principal executive office is located at 12300 Liberty Boulevard, Englewood, Colorado 80112, telephone number (720) 875-5622. Our principal assets consist of our wholly owned operating subsidiary, Monitronics International, Inc. (Monitronics), the Content Distribution business described in this proxy statement (which is the subject of the transaction to be voted on at the special meeting of stockholders to which this proxy statement relates), and cash and cash equivalents. See “The Company,” “The Transaction Proposal — Risk Factors” and “Acquisition of Monitronics.”

Prior to the acquisition of Monitronics and the divestiture of our creative services and media management services business units, our principal operating subsidiary was Ascent Media Group LLC, which we refer to in this proxy statement as AMG. AMG provided a wide variety of creative services and content management and delivery services to the media and entertainment industries from facilities in the United States, the United Kingdom and Singapore. See “The Company,” “The Transaction Proposal” and “The Creative/Media Transaction.”

Parties to the Content Distribution Transaction

The Ascent Parties

Ascent Media Corporation
Ascent Media Network Services, LLC
Ascent Media Network Services Europe Limited
Ascent Media Pte. Ltd.
Four Media Company LLC
Ascent Media Limited
Ascent Media Holdings Ltd.

This proxy statement relates to a proposal to sell our Content Distribution business unit. In connection with the Content Distribution transaction, we restructured our subsidiaries and assets so that our Content Distribution business is currently owned and operated entirely by three indirect wholly-owned subsidiaries of the Company:

•	Ascent Media Network Services, LLC (the US Company), which owns the assets and operations of Content Distribution in the United States;

•	Ascent Media Network Services Europe Limited (the UK Company), which owns the assets and operations of Content Distribution in the United Kingdom; and

•	Ascent Media Pte. Ltd. (the Singapore Company), which owns the assets and operations of Content Distribution in the Republic of Singapore.

We refer to the US Company, the UK Company and the Singapore Company as the Content Distribution Group Entities. The following subsidiaries of our company are also parties to the Content Distribution transaction:

•	Four Media Company LLC (4MC), is an intermediate holding company and a direct wholly owned subsidiary of our company. 4MC owns 100% of the US Company.

•	Ascent Media Limited (AML), is an intermediate holding company and an indirect wholly owned subsidiary of our company. AML owns 100% of the UK Company.

•	Ascent Media Holdings Ltd. (AMHL), is an intermediate holding company and an indirect wholly-owned subsidiary of our company. AMHL owns 100% of the Singapore Company.

The Encompass Parties

Encompass Digital Media, Inc.
Encompass Digital Media Limited

Encompass Digital Media, Inc., a Delaware corporation (Encompass US), owns and operates two independent broadcast facilities in the U.S., which are located in Los Angeles and Atlanta. Encompass US’s principal business is cable channel origination and transmission and central broadcasting operations. Services provided by Encompass US also include disaster recovery; satellite and fiber transmissions (occasional use); mobile satellite services; digital media encoding services; digital file transfers via satellite, fiber and IP; and video production services. Its principal executive office is located at 3030 Andrita Street, Los Angeles, CA 90065, telephone number (323) 344-4605.

Encompass Digital Media Limited (Encompass UK), is a wholly-owned subsidiary of Encompass US formed for the purpose of acquiring the UK Company and the Singapore Company.

Encompass US and Encompass UK are referred to together as Encompass.

The Content Distribution Transaction

The Content Distribution Transaction (Page 41)

On November 19, 2010, our board of directors approved the Content Distribution transaction on the terms and conditions set forth in the Purchase Agreement, a copy of which is included as Annex B to this proxy statement. Pursuant to the Purchase Agreement:

•	we intend to sell our worldwide Content Distribution business through the sale of all of our interests in the Content Distribution Group Entities to Encompass US and Encompass UK; and

•	in exchange for our interests in the Content Distribution Group Entities, Encompass US and Encompass UK have agreed to pay us, in the aggregate, $113,250,000 in cash, plus the assumption of certain liabilities and obligations with an estimated value on the date of the Purchase Agreement of approximately $6.75 million, subject to net working capital and certain other adjustments.

If all necessary approvals have been obtained, including stockholder and regulatory approvals and any required third party consents, we hope to complete the Content Distribution transaction on or about February 28, 2011.

Reasons for the Content Distribution Transaction (Page 23)

In reaching its decision to approve and recommend the Content Distribution transaction, our board considered various factors, including, but not limited to:

•	the trading history of the Company’s Series A common stock on The NASDAQ Global Select Market;

•	the strong competition faced by the Content Distribution business, and the likely need to increase the scale of the business to meet such competition successfully;

•	the board’s assessment that the consideration to be received by the Company in the Content Distribution transaction was a fair price for the Content Distribution business;

•	the receipt of the opinion of Moelis & Company LLC (Moelis), which is described under the heading “The Transaction Proposal — Opinion of our Financial Advisor”; and

•	the board’s determination that the process undertaken by the Company to identify potential opportunities or strategies for maximizing the value of the AMG operating businesses, for the benefit of the Company’s stockholders, as described below under the heading “The Transaction Proposal — Background of the Content Distribution Transaction”, was sufficient to identify the Content Distribution transaction as the most attractive opportunity or strategy reasonably available at this time for the Content Distribution business.

In light of these and other factors considered by the board, the board believes that the Content Distribution transaction is more favorable to our stockholders than the alternative strategy of continuing to operate the Content Distribution business.

Recommendation of the Board of Directors (Page 27)

After careful consideration, your board of directors unanimously:

•	determined that the Content Distribution transaction, the Purchase Agreement and the transactions contemplated thereby are advisable and are fair to, and in the best interests of, our company and our stockholders;

•	approved the Content Distribution transaction; and

•	recommends that you vote FOR the transaction proposal.

Opinion of Our Financial Advisor (Page 27)

On November 19, 2010, at a meeting of the board of directors of the Company held to evaluate the Content Distribution transaction, our financial advisor, Moelis & Company LLC (Moelis) delivered to the board its oral opinion, which it subsequently confirmed in writing, to the effect that, as of such date and based upon and subject to the limitations, qualifications, factors and assumptions set forth in its opinion, the consideration to be received by the Company in the Content Distribution transaction was fair, from a financial point of view, to the Company.

The full text of Moelis’ opinion dated November 19, 2010, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Moelis, is attached as Annex C to this proxy statement and is incorporated herein by reference. The Company’s stockholders are urged to read the opinion carefully in its entirety. The summary of the opinion of Moelis set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. No limitations were imposed by the board of directors of the Company upon Moelis with respect to the investigations made or procedures followed by it in rendering its opinion. See “The Transaction Proposal — Opinion of our Financial Advisor.”

Proceeds from the Content Distribution Transaction (Page 33)

We expect to use the entire net proceeds from the Content Distribution transaction for general corporate purposes which may include potential acquisitions. We have no current intention to distribute any proceeds of the transaction as a dividend or other distribution on our capital stock. See “The Company — Corporate Strategy”.

Effects of the Content Distribution Transaction (Page 33)

If the Content Distribution transaction is approved by our stockholders and the other conditions to closing of the transaction are satisfied or, where permissible, waived, we will sell our worldwide Content Distribution business unit to Encompass for $113,250,000 in cash, plus the assumption of certain liabilities and obligations with an estimated value on the date of the Purchase Agreement of approximately $6.75 million, subject to net working capital and certain other adjustments, on the terms and subject to the conditions set forth in the Purchase Agreement.

Upon consummation of the Content Distribution transaction, our remaining assets will consist of our wholly owned subsidiary Monitronics, cash and marketable securities, certain real estate interests in Los Angeles and the UK, our systems integration business (which we consider non-core), and assets used in the operation of our corporate and support functions.

If the Content Distribution transaction is not completed for any reason, we intend to explore other strategic alternatives to maximize the value of our Content Distribution business for the benefit of our stockholders, including another sale, a joint venture or other transaction.

Risk Factors (Page 36)

In considering whether to vote in favor of the transaction proposal, stockholders should consider a number of risks and uncertainties, including, among others, that:

•	following the consummation of the Content Distribution transaction we will be primarily engaged in the alarm monitoring services business, which is materially different from the media and entertainment services business in which we were previously engaged;

•	we will be highly dependent on the management of Monitronics to operate the Monitronics business;

•	the Monitronics business is highly leveraged, and we may not be successful in refinancing Monitronics’s debt when it comes due;

•	because we may seek potential additional acquisition candidates in a number of different industry segments, stockholders will have no basis to ascertain the merits or risks of any business that we may ultimately operate; and

•	the Content Distribution transaction may not be completed if the conditions to closing are not satisfied or waived.

Please see “The Transaction Proposal — Risk Factors” for a discussion of these risks and others that should be considered in connection with the transaction proposal and any investment in our common stock.

No Appraisal Rights (Page 38)

Neither Delaware law nor our certificate of incorporation provides our stockholders with appraisal or dissenters’ rights in connection with the Content Distribution transaction.

The Purchase Agreement

Purchase Price (Page 42)

Pursuant to the Purchase Agreement, the aggregate cash purchase price to be paid by Encompass for our interests in the Content Distribution Group Entities (which we refer to as the Purchase Price), is equal to $113,250,000 (which we refer to as the Base Purchase Price), subject to the following adjustments: (i) a net working capital adjustment, (ii) a cash deferred revenue adjustment, (iii) a capital expenditures adjustment, and (iv) a real estate credit.

Assumption of Liabilities (Page 43)

In addition to the Purchase Price, at the closing, Encompass will assume certain liabilities and obligations of the Content Distribution Group Entities relating to the Content Distribution business with an estimated fair value on the date of the Purchase Agreement of approximately $6.75 million, comprising approximately $3.0 million in capital lease obligations under a full time satellite transponder capacity agreement, $3.5 million in dilapidation liability under an existing real property lease, and $250,000 for an unused lease obligation.

No Solicitation, Superior Proposal; Termination Fee (Page 47)

We have agreed that from the signing of the Purchase Agreement until the consummation of the Content Distribution transaction or the earlier termination of the Purchase Agreement, we will not initiate, solicit or encourage any competing proposal for our Content Distribution business unit, except as otherwise permitted by the Purchase Agreement:

If we receive a “superior proposal” and our board changes or withdraws its recommendation in favor of the transaction proposal then, after providing Encompass with an opportunity to respond to such superior proposal, we may terminate the Purchase Agreement and enter into an agreement with respect to such superior proposal, provided that prior to the effectiveness of any such termination we pay a termination fee to Encompass of $4,530,000, in cash.

Conditions to Completion of the Content Distribution Transaction (Page 44)

Our obligation and Encompass’s obligation to complete the Content Business Transaction are subject to the satisfaction or waiver of a number of conditions, including:

•	approval of the transaction proposal by the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote thereon, voting as a single class;

•	the requisite regulatory approvals shall have been obtained; and

•	specified third-party consents shall have been obtained.

Termination of the Purchase Agreement (Page 50)

The Purchase Agreement may be terminated, either before or after approval of the Content Distribution transaction by our stockholders, under certain circumstances including:

•	by mutual written consent of us and Encompass US; and

•	by us or Encompass US, if (1) the closing has not occurred by February 28, 2011, (2) any governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting or imposing materially burdensome conditions on the consummation of the transactions contemplated by the Purchase Agreement, and such order or other action has become final and non-appealable, or (3) stockholder approval of the transaction proposal is not obtained at the special meeting;

•	by us, if our board of directors has determined, in good faith, that a competing proposal is a superior proposal, subject to certain conditions; or

•	by Encompass US, (i) if our board of directors makes a change of recommendation, fails to recommend against a competing tender offer, enters into an acquisition agreement, or publicly announces an intention to take any of such actions, or (ii) if any of certain specified customers terminates contracts with our company representing, in the aggregate, all or substantially all the revenue received by us from such customer for network origination, playout and master control services in the UK.

Reverse Termination Fee (Page 51)

If the conditions to Encompass’s obligations under the Purchase Agreement are satisfied, but either Encompass US or Encompass UK breaches its obligation to consummate the Content Distribution transaction pursuant to the Purchase Agreement, and we exercise our right to terminate the Purchase Agreement as a result of Encompass’s breach, Encompass will be obligated to pay us a reverse termination fee of $9,680,000, and such reverse termination fee shall constitute our sole remedy for such breach.

Regulatory Matters (Page 40)

The Content Distribution transaction is subject to the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act), the Communications Act of 1934, as amended (the Communications Act) and the Telecommunications Act 1999 of Singapore, as amended (the Telecommunications Act). Pursuant to the HSR Act, on December 3, 2010, each of our company and Encompass filed a Notification and Report Form for Certain Mergers and Acquisitions in connection with the Content Distribution transaction. On December 13, 2010, we were notified that we had been granted early termination of the waiting period under the HSR Act.

Under the Communications Act, our company and Encompass may not consummate the Content Distribution transaction unless they have first obtained the approval of the Federal Communications Commission, which we refer to as the FCC. FCC approval is sought through the filing of applications with the FCC, which are subject to public comment and objections from third parties. Although no assurances can be given, we expect the FCC approval process to be completed prior to the expected closing date of February 28, 2011. The Company and Encompass submitted joint applications with the FCC on December 3, 2010.

Pursuant to the Telecommunications Act and Code of Practice for Competition in the Provision of Telecommunication Services 2005 (Republic of Singapore), any consolidation involving designated telecommunication licensees requires the approval of the Infocomm Development Authority of Singapore (which we refer to as the IDA). Generally speaking, the acquiring party and the licensee that is the subject of the consolidation are required to submit a joint application to IDA for the required approval within 30 days of the execution of the privately-negotiated agreement that would, once approved by IDA, result in the consolidation. IDA would generally complete a preliminary review of the consolidation application within 5 working days to determine whether further information is required, and complete the consolidation review within 30 days from the start of the consolidation review period. The consolidation review period is deemed to commence once the applicants satisfy the minimum information requirements. Although no assurances can be given, we expect the IDA approval process to be completed prior to the expected closing date of February 28, 2011. The Company and Encompass submitted a joint application with the IDA on December 9, 2010.

Recent Developments

The Creative/Media transaction

On November 24, 2010, we entered into an agreement with Deluxe Entertainment Services Group Inc. (Deluxe), pursuant to which we agreed to sell to Deluxe the creative services and media services business units of AMG. We refer to this transaction as the Creative/Media transaction. On December 31, 2010, we closed the Creative/Media transaction and received approximately $67.3 million in cash, after giving effect to a working capital adjustment of approximately $1.0 million, and Deluxe assumed certain net indebtedness in the amount of approximately $1.8 million. Pursuant to the Deluxe purchase agreement, 79% of the aggregate purchase price in the Creative/Media transaction is allocable to the assets and operations of the Creative/Media business in the U.S., and 21% of such aggregate purchase price is allocable to the assets and operations of the Creative/Media business in the U.K.

The Creative/Media transaction did not require stockholder approval and will not be voted on at the special meeting. The net proceeds from the Creative/Media transaction will be used for general corporate purposes, which may include potential acquisitions. We have no current intention to distribute any proceeds of that transaction as a dividend or other distribution on our capital stock. A summary of the Creative/Media transaction is provided elsewhere in this proxy statement under the caption “The Creative/Media Transaction.”

Acquisition of Monitronics International, Inc.

On December 17, 2010, our company acquired 100% of Monitronics International, Inc., a leading national security alarm monitoring company, in a transaction valued at $1.191 billion, exclusive of certain hedge related and other liabilities, but including the assumption of Monitronics’ existing structured financing. The transaction value is comprised of $413 million in cash consideration and $778 million in net debt of Monitronics. Monitronics provides monitored business and home security system services to more than 665,000 subscribers in the United States and Canada, through a nationwide network of independent authorized dealers. Additional information regarding Monitronics, including the principal terms of the acquisition agreement, are described in this proxy statement under the caption “Acquisition of Monitronics”. Please see the audited consolidated financial statements of Monitronics as of and for the fiscal years ended June 30, 2010, 2009 and 2008, included in this proxy statement as Annex A-3, and the unaudited balance sheet of Monitronics as of September 30, 2010 and the unaudited statements of operations, shareholders’ net capital and cash flows for the three months ended September 30, 2010 and 2009, included in this proxy statement as Annex A-4. This proxy statement also includes, as Annex A-2, certain unaudited pro forma combined condensed financial information of the Company, which describes the effects of our acquisition of Monitronics, together with the effects of the Content Distribution transaction and the Creative/Media transaction, on our consolidated balance sheets and statements of operations.

QUESTIONS AND ANSWERS

The questions and answers below highlight only selected information about the special meeting and how to vote your shares. You should read carefully the entire proxy statement, including the Annexes and the additional documents incorporated by reference herein, to fully understand the transaction proposal being considered at the special meeting.

Q:	Why am I receiving this proxy statement and proxy card?

A:	You are receiving a proxy statement and proxy card because you owned shares of our common stock as of the record date. This proxy statement and proxy card relate to our special meeting of stockholders (and any adjournment thereof) and describe the proposal that will be voted on at the special meeting.

Q: Who is soliciting my proxy?

A:	Our board of directors is soliciting your proxy for use at the special meeting.

Q: What proposals will be voted on at the special meeting?

A:	You will be asked to consider and vote on a proposal, which we refer to as the transaction proposal, to approve the sale of 100% of our content distribution business unit to Encompass for $113,250,000 in cash, plus assumption of certain liabilities and obligations with an estimated value on the date of the Purchase Agreement of approximately $6.75 million, and subject to net working capital and other adjustments, on the terms and subject to the conditions set forth in the Purchase Agreement. We refer to this transaction as the Content Distribution transaction.

Q: Why are we asking for stockholder approval for the sale of the content distribution business unit?

A:	Our company is incorporated under Delaware law, which requires that a corporation obtain approval from its stockholders for the sale of “all or substantially all” of its property and assets. The proposed sale of our content distribution business, following the previously announced sale of our creative services business unit and media management services business unit, may be deemed to constitute such a sale, even though we recently completed the acquisition of Monitronics, which currently represents our most significant asset. We are therefore seeking stockholder approval for the Content Distribution transaction. Stockholder approval is also a condition to closing under the purchase agreement relating to the Content Distribution transaction.

Q: Will there be a stockholder vote regarding the sale of the creative services and media management services business units?

A:	No. The previously announced sale of our Creative/Media business to Deluxe has been completed, and did not require a stockholder vote. The Creative/Media transaction and the Content Distribution transaction are separate and independent transactions, and neither is conditioned on the other.

Q: Will there be a stockholder vote regarding the acquisition of Monitronics?

A:	No. The previously announced acquisition of Monitronics has been completed, and did not require a stockholder vote. The acquisition of Monitronics and the Content Distribution transaction are separate and independent transactions, and neither is conditioned on the other.

Q: Will any of the proceeds from the Content Distribution transaction be distributed to me as a stockholder?

A:	No. We do not contemplate a distribution to our stockholders of any net proceeds we receive from the Content Distribution transaction. We expect to use those proceeds, after transaction expenses, to support our acquisition strategy of identifying and acquiring one or more operating businesses as well as for general corporate purposes.

Q: Does the Company intend to effect any other acquisition transactions?

A:	Although the Company does not have any current plan or intention with respect to any other acquisition transaction, we may in the future make one or more other acquisitions, if favorable opportunities to do so arise. Although the Company utilized approximately $298 million of cash and marketable securities in connection with the acquisition of Monitronics, following consummation of the Content Distribution transaction and the Creative/Media transaction, the Company expects that it will continue to hold substantial cash and cash equivalents in excess of the amount required for operations. The Company intends to seek opportunities to use its excess cash, together with any free cash flow generated by Monitronics, to enhance shareholder value, which may include additional investments to fund subscriber growth at Monitronics; follow-on acquisitions in the alarm monitoring sector; expansion into adjacent businesses and geographies; creating or acquiring new businesses in industries outside of security monitoring; or other opportunistic investments. See “The Transaction Proposal — Risk Factors,” below.

Q: Will the Company’s common stock still be publicly traded if the Content Distribution transaction is completed?

A:	Yes. Our Series A common stock is currently traded on The NASDAQ Global Select Market under the symbol “ASCMA” and will continue to trade under that symbol if we complete the Content Distribution transaction. Our Series B common stock is currently eligible for quotation on the OTC Bulletin Board under the symbol “ASCMB”, but it is not actively traded. The completion of the Content Distribution transaction will not affect that eligibility.

Q: How does the board of directors recommend that I vote?

A:	Your board of directors unanimously recommends that you vote “FOR” the transaction proposal.

Q: What stockholder vote is required to approve the proposal?

A:	Approval of the transaction proposal requires the affirmative vote of the holders of record, as of the record date, of a majority of the aggregate voting power of the shares of our common stock outstanding and entitled to vote at the special meeting, voting together as a single class.

Q: How many votes do stockholders have?

A:	At the special meeting:

•	holders of Series A common stock have one vote per share; and

•	holders of Series B common stock have ten votes per share.

A stockholder is only entitled to vote any shares owned as of the record date at the special meeting.

Q: What do I need to do to vote on the transaction proposal?

A:	After carefully reading and considering the information contained in this proxy statement, you should complete, sign, date and return the enclosed proxy card by mail, or vote by telephone or through the Internet, in each case as soon as possible so that your shares are represented and voted at the special meeting. Instructions for voting by using the telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote via the Internet, have your proxy card available so you can input the required information from the card, and log on to the Internet website address shown on the proxy card. When you log on to the Internet website address, you will receive instructions on how to vote your shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately.

Q: If my shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote those shares for me?

A:	Your broker or other nominee will vote your shares only if you provide instructions on how to vote to such broker or other nominee. You should follow the voting instruction card provided by your broker, bank or other nominee in instructing them how to vote your shares.

If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on the transaction proposal. Your broker, bank or other nominee will vote your shares held in “street name” on the transaction proposal only if you provide instructions on how to vote. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on the transaction proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld with respect to the transaction proposal, these shares are considered “broker non-votes” with respect to such proposal.

Broker non-votes will not count as present and entitled to vote for purposes of determining a quorum, and have the same effect as votes “against” the transaction proposal. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or when granting or revoking a proxy.

Q: What if I do not vote on the transaction proposal?

A:	If you do not submit a proxy or you do not vote in person at the special meeting, your shares will not be counted as present and entitled to vote for purposes of determining whether a quorum exists for the special meeting. Because approval of the transaction proposal requires the affirmative vote of a majority of the voting power of outstanding shares entitled to vote, a failure to vote has the same effect as a vote “against” the transaction proposal (assuming a quorum is present at the special meeting). If you submit a proxy but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the transaction proposal.

Q: What if I respond and indicate that I am abstaining from voting?

A:	If you submit a proxy in which you indicate that you are abstaining from voting, your shares will count as present for purposes of determining a quorum, but your proxy will have the same effect as a vote “against” the transaction proposal.

Q: May I change my vote after returning a proxy card or voting by telephone or over the Internet?

A:	Yes. Before the start of the special meeting, you may change your vote on the transaction proposal by voting in person at the special meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Ascent Media Corporation c/o Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 12:00 a.m., New York time, on February 24, 2011.

Any signed proxy revocation or new signed proxy must be received before the start of the special meeting.  Your attendance at the special meeting will not, by itself, revoke your proxy. If your shares are held in an account by a broker, bank or other nominee who you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q: What if a quorum is not present at the special meeting?

A:	To conduct the business of the special meeting, our bylaws require that the holders of a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date and entitled to vote be present in person or by proxy at the special meeting. Because applicable New York Stock Exchange rules do not permit discretionary voting by brokers with respect to the transaction proposal to be acted upon at the special meeting, broker non-votes will not count as present and entitled to vote for purposes of determining a quorum. This may make it more difficult to establish a quorum at the special meeting. If a quorum is not present at the special meeting, we expect the chairman of the meeting to adjourn the meeting in accordance with the terms of our bylaws for the purpose of soliciting additional proxies. Although our Series A common stock is traded on The NASDAQ Global Select Market, the rules of the New York Stock Exchange for this purpose are binding on all brokers that are members of the New York Stock Exchange.

Q: Will a proxy solicitor be used?

A:	Yes. We have engaged Georgeson Inc. (Georgeson) to assist in the solicitation of proxies for the special meeting and we estimate that we will pay Georgeson a fee of approximately $9,000. We have also agreed to reimburse Georgeson for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and to indemnify Georgeson against certain losses, costs and expenses.

Q: Who will bear the cost of this solicitation?

A:	The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of our Company, none of whom will receive additional compensation therefor. We will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

Q: Will I be entitled to appraisal rights if I oppose the Content Distribution transaction?

A:	No. You will not be entitled to appraisal or dissenters’ rights in connection with the Content Distribution transaction.

Q: What do I do if I have additional questions?

A:	If you have any questions prior to the special meeting or if you would like copies of any document referred to or incorporated by reference in this document, please call Georgeson at (866) 277-8329.

SELECTED FINANCIAL DATA FOR ASCENT MEDIA CORPORATION

The following tables present selected historical information relating to our Company’s financial condition and results of operations for each of the years in the five-year period ended December 31, 2009. During the third quarter of 2010, our company shut down its Global Media Exchange (GMX) business, which had previously been included in our content services group. GMX has been reclassified as discontinued operations, and this reclassification is reflected in the 2009 and 2008 columns as indicated in the footnotes to the table below. The following data have been derived from our audited consolidated financial statements for each of the respective periods, as adjusted to treat GMX as discontinued operations, and should be read in conjunction with our consolidated financial statements and related notes incorporated by reference into this proxy statement. See “Additional Information — Where You Can Find Additional Information” below.

	December 31,
	2009	2008	2007	2006	2005
	Amounts in thousands

Summary Balance Sheet Data:
Current assets	$416,891	490,042	362,725	316,381	385,868
Property and Equipment, net	$185,891	211,846	241,834	251,670	230,742
Total assets	$682,483	745,304	830,986	952,919	996,627
Current liabilities	$70,872	91,202	119,600	114,229	84,783
Stockholders’ equity	$582,596	625,310	686,896	814,696	890,029

	Years Ended December 31,
	2009	2008	2007	2006	2005
	Amounts in thousands, except per share amounts

Summary Statement of Operations Data:
Net revenue	$453,681	581,625	570,731	553,326	585,049
Operating income (loss)(a)(c)	$(39,559)	(120,956)	(175,740)	(118,244)	2,533
Net earnings (loss) from continuing operations(a)(c)	$(56,844)	(114,070)	(151,202)	(92,334)	5,703
Net earnings (loss)(a)	$(52,897)	(64,619)	(132,331)	(83,007)	8,970
Basic and diluted earnings (loss) per common share(b)	$(3.76)	(4.60)	(9.41)	(5.90)	0.64

(a)	Includes impairment of goodwill of $95,069,000, $165,347,000 and $93,402,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

(b)	Basic and diluted net earnings (loss) per common share is based on (1) 14,061,618 shares, which is the number of shares issued in the spin off, for all periods prior to 2008, the year of the spin off, and (2) the actual number of basic and diluted shares for all periods subsequent to the spin off.

(c)	The 2009 and 2008 amounts do not agree to our previously filed Annual Report on Form 10-K for the year ended December 31, 2009 as the amounts have been adjusted to reflect the results of operations of GMX as a discontinued operation. The adjusted financial statements were filed with the SEC on form 8-K on December 7, 2010 and are incorporated by reference into this proxy statement.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement or in the documents incorporated by reference herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, marketing and operating strategies, our market potential, our strategy of divesting our historical operating businesses and acquiring one or more other operating businesses that management believes will offer more attractive returns on equity, the likelihood of our closing the Content Distribution transaction and the expected closing dates therefor, and other matters. In particular, statements under “Summary,” “The Transaction Proposal,” “The Company — Corporate Strategy,” and “Material Tax Consequences” contain forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement;

•	the outcome of any legal proceedings that may be instituted against the Company, Encompass and others relating to the Purchase Agreement;

•	any inability to complete the Content Distribution transaction due to the failure to obtain stockholder approval or the failure to satisfy any other conditions set forth in the Purchase Agreement;

•	the failure of the Content Distribution transaction to close for any other reason;

•	business risks and uncertainties inherent in the development of new business lines and business strategies;

•	business risks and uncertainties inherent in the integration of Monitronics and any other acquired businesses;

•	the possibility that any business or entity acquired by the Company in connection with its acquisition strategy may have unanticipated or undisclosed liabilities or obligations;

•	the significant degree of financial leverage contemplated by the Monitronics business model;

•	competition from other alarm monitoring companies and potential new entrants into the business such as cable and telephone providers, many of whom have substantially greater resources than we do;

•	general economic and business conditions and industry trends;

•	the regulatory environment of the industries in which we, and the entities in which we have interests, operate;

•	retention of our largest customer and dealer accounts;

•	uncertainties associated with product and service development and market acceptance;

•	rapid technological changes;

•	present and future financial performance, including availability and terms of capital;

•	fluctuations in foreign currency exchange rates;

•	political unrest in international markets;

•	the ability of suppliers and vendors to deliver products, equipment, software and services;

•	the outcome of any pending or threatened litigation;

•	availability of qualified personnel;

•	changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the FCC, and adverse outcomes from regulatory proceedings;

•	changes in the nature of key strategic relationships with partners and joint venturers;

•	competitor and overall market response to our products and services including acceptance of the pricing of such products and services;

•	threatened terrorists attacks and ongoing military action in the Middle East and other parts of the world; and

•	risk of loss from earthquakes and other catastrophic events.

These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this proxy statement (or, as to documents incorporated by reference, the date of such documents), and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein or therein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in “The Transaction Proposal — Risk Factors” and other cautionary statements contained in this proxy statement or incorporated by reference in this proxy statement. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those inferred by any forward-looking statement.

THE SPECIAL MEETING

Time, Place and Date

The special meeting of the stockholders is to be held at 10:00, local time, on February 24, 2011, at the Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, telephone (800) 257-7544.

Purpose

At the special meeting, holders of our common stock will be asked to consider and vote on a proposal, which we refer to as the transaction proposal, to approve the sale of 100% of our content distribution business unit to Encompass for $113,250,000 in cash, plus the assumption of certain liabilities and obligations with an estimated value on the date of the Purchase Agreement of approximately $6.75 million, and subject to net working capital and other adjustments, on the terms and subject to the conditions set forth in the Purchase Agreement. The proposed sale of our content distribution business unit as described in this proxy statement, following the previously completed sale of our creative services business unit and media management services business unit, may constitute a sale of “all or substantially all” of the property and assets of the Company under Delaware law. Hence, it requires stockholder approval, and stockholder approval is a condition to the closing of the transaction under the Purchase Agreement.

Please see “The Transaction Proposal” for more information.

Quorum

To conduct the business of the special meeting, our bylaws require that the holders of a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date and entitled to vote be present in person or by proxy at the special meeting. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on the transaction proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares will be considered broker non-votes and will not be counted for purposes of determining the presence of a quorum. See “— Voting Procedures for Shares Held in Street Name — Effect of Broker Non-Votes” below. Rules applicable to all brokers that are members of the New York Stock Exchange prohibit discretionary voting by brokers with respect to the transaction proposal. If a quorum is not present at the special meeting, we expect the chairman of the meeting to adjourn the meeting in accordance with the terms of our bylaws for the purpose of soliciting additional proxies.

Required Vote

Approval of the transaction proposal requires the affirmative vote of the holders of record, as of the record date, of a majority of the aggregate voting power of the shares of our common stock outstanding and entitled to vote at the special meeting, voting together as a single class. Each holder of a share of our Series A common stock is entitled to one vote per share and each holder of a share of our Series B common stock is entitled to ten votes per share on the transaction proposal.

Failure to vote by proxy (by returning a properly executed proxy card or by following the instructions printed on the proxy card for telephone or Internet voting) or in person has the same effect as a vote “AGAINST” the transaction proposal, and will not be treated as present for the purpose of establishing a quorum. Abstentions will be treated as present for the purpose of establishing a quorum. However, since approval of the transaction proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of our common stock outstanding and entitled to vote at the special meeting, abstentions will have the same effect as votes “AGAINST” the proposal.

You are urged to vote by proxy even if you plan to attend the special meeting so that we will know as soon as possible that enough votes will be present for the special meeting to be held.

As of the record date for the special meeting, our directors and executive officers beneficially owned approximately 4.1% of the total voting power of the outstanding shares of Series A common stock and approximately 84.5% of the total voting power of the outstanding shares of Series B common stock, for a total aggregate voting power of 32.3%. We have been informed that all of our executive officers and directors intend to vote “FOR” the transaction proposal.

Who May Vote

Holders of shares of our Series A common stock and Series B common stock, as recorded in our stock register as of 5:00 p.m., New York City time, on January 24, 2011, the record date for the special meeting, may vote on the transaction proposal at the special meeting or at any adjournment thereof. The holders of the Series A common stock and the Series B common stock shall vote together on the transaction proposal as a single class.

Votes You Have

At the special meeting:

•	holders of shares of Series A common stock will have one vote per share; and

•	holders of shares of Series B common stock will have ten votes per share;

in each case, for each share that our records show they owned as of the record date.

Shares Outstanding

As of January 24, 2011, the record date for the special meeting, an aggregate of 13,554,998 shares of Series A common stock and 731,852 shares of Series B common stock were issued and outstanding and entitled to vote at the special meeting.

Number of Holders

There were, as of the record date for the special meeting, approximately 1,191 record holders of Series A common stock and approximately 66 record holders of Series B common stock (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

Holders of record of our common stock as of the record date for the special meeting may vote in person at the special meeting. Alternatively, they may give a proxy by completing, signing, dating and returning the enclosed proxy card by mail, or by voting by telephone or through the Internet. Instructions for voting by using the telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote through the Internet, holders should have their proxy cards available so they can input the required information from the card, and log into the Internet website address shown on the proxy card. When holders log on to the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of common stock represented by a proxy submitted as described herein and received at or before the special meeting will be voted in accordance with the instructions on the proxy.

YOUR VOTE IS IMPORTANT.  It is recommended that you vote by proxy even if you plan to attend the special meeting. You may change your vote at the special meeting.

If a proxy is signed and returned by a record holder without indicating any voting instructions, the shares of common stock represented by the proxy will be voted “FOR” the approval of the transaction proposal.

If you submit a proxy card on which you indicate that you abstain from voting, it will have the same effect as a vote “AGAINST” the transaction proposal.

If you fail to respond with a vote, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have the same effect as a vote “AGAINST” the transaction proposal.

Voting Procedures for Shares Held in Street Name

General.  If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of common stock or when granting or revoking a proxy.

Effect of Broker Non-Votes.  As a result of applicable New York Stock Exchange rules, brokers will not have discretionary authority to vote on the transaction proposal at the special meeting. Broker non-votes will not count as shares of common stock present and entitled to vote for purposes of determining a quorum. In addition, since the transaction proposal requires the affirmative vote of a majority of all shares outstanding and entitled to vote as of the record date, voting together as a single class, broker non-votes have the same effect as votes “against” the transaction proposal (if a quorum is present). You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or when granting or revoking a proxy.

Revoking a Proxy

Before the start of the special meeting, you may change your vote by voting in person at the special meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Ascent Media Corporation, c/o Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021. Any proxy revocation or new proxy must be received before the start of the special meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 12:00 a.m., New York City time, on February 24, 2011.

Your attendance at the special meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote.

Solicitation of Proxies

The accompanying proxy for the special meeting is being solicited on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We have engaged Georgeson Inc. (Georgeson) to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay Georgeson a fee of approximately $9,000. We have also agreed to reimburse Georgeson for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnity Georgeson against certain losses, costs and expenses. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

THE COMPANY

Background

The Company was incorporated in the state of Delaware on May 29, 2008 as a wholly-owned subsidiary of Discovery Holding Company (DHC). On September 17, 2008, DHC completed a spin-off of the Company to DHC’s shareholders and we became an independent, publicly traded company.

We are a holding company. Our principal assets include our wholly owned operating subsidiary Monitronics, the Content Distribution business, and cash and cash equivalents. We also own certain real estate interests in Los Angeles and the UK, the SI business, which we consider non-core, and assets used in the operation of our corporate and support functions.

Corporate Strategy

As previously announced, we actively seek opportunities to create value for our stockholders by leveraging our strong capital position through strategic acquisitions and other potential transactions in various industries. As part of this strategy, we have been seeking to divest the businesses that historically have been operated by AMG and to acquire one or more other operating businesses that we believe offer the opportunity for more attractive returns on equity. In evaluating potential acquisition candidates we consider various factors, including among other things:

•	financial characteristics, including recurring revenue streams and free cash flow;

•	growth potential; and

•	potential return on investment incorporating appropriate financial leverage, including the target’s existing indebtedness and opportunities to restructure some or all of that indebtedness.

We consider acquisitions for cash, leveraged acquisitions, and acquisitions using Ascent Media Corporation stock. In addition to acquisitions, we consider majority ownership positions, minority equity investments and, in appropriate circumstances, senior debt investments that we believe provide either a path to full ownership or control, the possibility for high returns on investment, or significant strategic benefits.

Consistent with our previously announced acquisition strategy, we consummated the Monitronics acquisition on December 17, 2010. Monitronics provides monitored business and home security system services to more than 665,000 subscribers in the United States and Canada, through a nationwide network of independent authorized dealers. Monitronics is a subscription-based business that delivers solid, predictable revenue and cash flow and has what we believe is a scalable and leveragable business model. Additional information regarding Monitronics, including the principal terms of the acquisition agreement, are described in this proxy statement under the caption “Acquisition of Monitronics”.

Our acquisition strategy entails substantial risk. We consider potential acquisitions in a variety of industries, which could result in significant additional changes in our operations from those historically conducted by us. Please see “The Transaction Proposal — Risk Factors,” below.

AMG — Content and Creative Services

Prior to the consummation of the Creative/Media transaction and the Monitronics transaction, each of which is described below, we were primarily engaged in the business of providing content and creative services to the media and entertainment industries through our wholly-owned subsidiaries. The business units that provided such services, which we refer to as the AMG businesses, were owned by our wholly-owned subsidiary, AMG, and its wholly-owned subsidiaries. The AMG businesses provided a wide variety of creative services and content management and delivery services to the media and entertainment industries from facilities in the United States, the United Kingdom and Singapore. The AMG businesses provided solutions for the creation, management and distribution of content to major motion picture studios, independent producers, broadcast networks, programming networks, advertising agencies and other companies that produce, own and/or distribute entertainment, news, sports and advertising content. The AMG businesses also provided solutions for the management and distribution of content to multichannel video programming distributors such as cable operators and IPTV providers. Services were marketed to target industry segments through AMG’s internal sales force and could be sold on a bundled or individual basis.

The AMG businesses were organized into two operating segments: businesses that provided content management and delivery services, which we refer to as Content Services, and businesses that provided creative services, which we refer to as Creative Services. The Content Services segment was in turn divided into three business units: (i) the content distribution business unit, which we refer to as Content Distribution, (ii) the media management services business unit, which we refer to as Media Services and (iii) the systems integration business unit, which we refer to as Systems Integration or SI.

Recent Developments — The Creative/Media transaction

In furtherance of our corporate strategy, on November 24, 2010, we entered into a definitive agreement (the Deluxe Purchase Agreement) with Deluxe Entertainment Services Group Inc. (Deluxe US) and its direct, wholly-owned subsidiary, Deluxe UK Holdings Limited (Deluxe UK and, together with Deluxe US, Deluxe), pursuant to which we agreed to sell to Deluxe the Creative Services and Media Services business units of AMG. We refer to this transaction as the Creative/Media transaction. In connection with the Creative/Media transaction, we effected an internal reorganization, so that prior to the closing of that transaction: (i) AMG owned the assets and operations of Creative Services and Media Services in the United States, (ii) Ascent Media Group Limited, a company organized under the laws of England (AMGL) owned the assets and operations of Creative Services and Media Services in the United Kingdom, and (iii) AMG and AMGL did not hold any assets or operations other than those included in Creative Services and Media Services. We refer to AMG and AMGL after such internal reorganization as the Creative/Media Group Entities. On December 31, 2010, we consummated the Creative/Media transaction, and the Creative/Media Group Entities became wholly-owned subsidiaries of Deluxe, and our company received approximately $67.3 million in cash, after giving effect to a working capital adjustment of approximately $1.0 million, and Deluxe assumed certain net indebtedness of approximately $1.8 million. As a result of the internal reorganization described above, the Content Distribution and Systems Integration units previously held by AMG and its subsidiaries are currently held by us through subsidiaries other than AMG.

The Creative/Media transaction did not require stockholder approval and will not be voted on at the special meeting. The Creative/Media transaction and the Content Distribution transaction are separate and independent transactions, and neither is conditioned on the other. The net proceeds from the Creative/Media transaction will be used to support our acquisition strategy of identifying and acquiring one or more operating businesses that we believe offer the opportunity for attractive returns on equity, and for other general corporate purposes. We have no current intention to distribute any proceeds of the transaction as a dividend or other distribution on our capital stock.

A summary of the Creative/Media transaction is provided in this proxy statement. Please see “The Creative/Media Transaction” below.

Content Distribution

Content Distribution provides the services to prepare client-provided media assets for global distribution via satellite, fiber and the Internet, as well as the technical infrastructure and operating staff necessary to assemble programming content for cable and broadcast networks and to distribute media signals via satellite and terrestrial networks. Content Distribution operates from facilities located in California, Connecticut, Minnesota, New York, New Jersey, the United Kingdom and Singapore.

Key services provided by Content Distribution include the following:

•	Network origination, playout and master control. Content Distribution provides outsourced network origination services to cable, satellite and pay-per-view programming networks. This suite of services involves the digitization and management of client-provided media assets (programs, advertisements, promotions and secondary events) and their aggregation into a continuous linear playout stream in accordance with the programming schedule. Currently, more than one hundred programming feeds — running 24 hours a day, seven days a week — are supported by Content Distribution facilities in the United States, United Kingdom and Singapore. Network origination services are provided from large-scale technical platforms with integrated asset management, hierarchical storage management (a data storage technique which automatically moves data between high-cost and low-cost storage media), and broadcast automation capabilities. Associated services include cut-to-clock and compliance editing, tape library management, ingest & quality control, format conversion, and tape duplication. For multi-language television services, Content Distribution facilitates the collection, aggregation, and playout of language-specific materials, including subtitles and foreign language dubs. On-air graphics and other secondary events are also integrated with the content. In conjunction with network origination services, Content Distribution operates television production studios and provides complete post-production services for on-air promotions for some clients.

•	Transport and connectivity. Content Distribution operates satellite earth station facilities in Singapore, California, New York, New Jersey, Minnesota and Connecticut. Content Distribution facilities are staffed 24 hours a day and are used for uplink, downlink and turnaround services. Content Distribution’s facilities access various distribution points, including basic and premium cable, broadcast syndication, direct-to-home and DBS markets and resell transponder capacity for both occasional and full-time use. Content Distribution’s “teleports” are high-bandwidth communications gateways with video switches and facilities for satellite, optical fiber and microwave transmission. Content Distribution’s facilities offer satellite antennae capable of transmitting and receiving feeds in both C-Band and Ku-Band frequencies. Content Distribution operates a global fiber network to carry real-time video and data services between various locations in the United States, United Kingdom, and Singapore. This network is used to provide full-time program feeds and ad hoc services to clients and to transport files and real-time signals between locations. Content Distribution also provides industry standard encryption and compression services as needed for customer satellite transmission. Content Distribution’s transport and connectivity services may be directly associated with network origination services or may be provided on a stand-alone basis.

Content Distribution has entered into long-term contracts for network origination and transport services with many of its largest customers.

Content Distribution is to be sold to Encompass as part of the Content Distribution transaction. See “The Transaction Proposal” below.

Media Services

Media Services provided the services to archive, optimize, transform, and repurpose completed media assets for studios and other owners and distributors of media content.

Key services provided by Media Services included the following:

•	Digital media management services that enable content owners to digitize content once, then store, manage, re-purpose and distribute such content globally in multiple formats and languages to numerous providers;

•	Assembly, formatting and master creation and duplication;

•	Transferring film to video or digital media masters;

•	Professional duplication and standards conversion;

•	Advertising distribution;

•	Syndicated television distribution;

•	Restoration, preservation and asset protection of existing and damaged content;

•	DVD compression and authoring and menu design; and

•	Storage of elements and working masters in physical archives with a highly controlled environment protected from temperature and humidity variation, seismic disturbance, fire, theft and other external events.

As used in the media services industry, the term “element” refers to a unit of created content of any length, such as a feature film, television episode, commercial spot, movie trailer, promotional clip or other unique product, such as a foreign language version or alternate format of any of the foregoing.

Media Services was sold to Deluxe as part of the Creative/Media transaction. See “The Creative/Media Transaction” below.

Creative Services

AMG’s Creative Services group provided various technical and creative services necessary to complete principal photography into final products, such as television commercials, internet and new media advertising, feature films, movie trailers, documentaries, independent films, scripted and reality television, TV movies and mini-series, music videos, interactive games and new digital media, promotional and identity campaigns and corporate communications. We refer to this business collectively as Creative Services.

These services are referred to generally in the entertainment industry as “postproduction” services. AMG marketed its creative services under various brand names that are generally well known in the entertainment and advertising industries, including Beast, Company 3, Encore Hollywood, Level 3 Post, Method, RIOT Atlanta and Rushes. The Creative Services client base was comprised of advertising agencies, creative editorial companies, commercial production companies, major motion picture studios and their international divisions, independent television production companies, broadcast networks, cable programming networks, corporate media producers, independent owners of television and film libraries and emerging new media distribution channels. The principal facilities of the Creative Services businesses were in Los Angeles, the New York metropolitan area and London, with additional facilities in Atlanta, Austin, Chicago, Detroit and San Francisco.

Key services provided by Creative Services included the following:

•	Creative editorial services, tools and talent required through all stages of the “finishing” process necessary for creation and distribution of completed advertising content;

•	Color correction for the development of a creative look and feel for media content utilizing creative colorizing techniques, equipment and processes;

•	Digital intermediate services to convert film to a high resolution digital master file for color correction, creative editorial and electronic assembly of masters in other formats;

•	Visual effects to create images that cannot be created physically through a more cost-effective means; and

•	The services necessary for clients to view principal photography on a daily basis (known as “dailies” in the United States and “rushes” in Europe).

Creative Services was sold to Deluxe as part of the Creative/Media transaction. See “The Creative/Media Transaction” below.

Systems Integration

The Systems Integration or SI business designs, builds, installs and services advanced technical systems for production, management and delivery of rich media content to the worldwide broadcast, cable television, broadband, government and telecommunications industries. The SI business operates out of facilities in New Jersey, California and Virginia, and services global clients including major broadcasters, cable and satellite networks, telecommunications providers, and corporate television networks, as well as numerous production and post-production facilities. Services offered include program management, engineering design, equipment procurement, software integration, construction, installation, service and support. The SI business is not being sold as part of the Content Distribution transaction or the Creative/Services transaction.

Effect of the Content Distribution transaction and Creative/Media transaction on our Businesses

The Content Distribution transaction provides for the sale of 100% of our Content Distribution business unit to Encompass. The Creative/Media transaction provided for the sale of 100% of our Creative Services and Media

Services business units to Deluxe. Following consummation of the Content Distribution transaction and the Creative/Media transaction, our principal assets will consist of our wholly owned subsidiary Monitronics and cash and cash equivalents. We will also own the Systems Integration business unit, certain commercial real estate holdings previously associated with the operating businesses of AMG, and assets used in the operation of our corporate and support functions The Company considers its real estate holdings and the Systems Integration business unit to be non-core assets and will continue to explore opportunities to sell or monetize those assets. The Company currently intends to use its cash and marketable securities (including the net proceeds from the Content Distribution transaction and the Creative/Media transaction) for general corporate purposes, which may include potential acquisitions. The Company does not currently intend to pay a cash dividend or distribution to the holders of our capital stock.

THE TRANSACTION PROPOSAL

The following is a description of the material aspects of the Content Distribution transaction, including the purpose of the transaction, background information on the transaction, the analysis undertaken by our board and its financial advisor, and the material terms of the Purchase Agreement and certain related agreements entered into between the Company and Encompass. While we believe the following description covers the material terms of the Content Distribution transaction, the description may not contain all of the information that is important to you. In particular, the following summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the copy of the Purchase Agreement attached to this proxy statement as Annex B and incorporated herein by reference. You should carefully read this proxy statement and the other documents to which we refer, including the Purchase Agreement, for a complete understanding of the terms of the Content Distribution transaction.

Reasons for the Content Distribution transaction

The purpose of the Content Distribution transaction is to realize greater value from our Content Distribution business, in the immediate time frame, by selling that business for cash. Our board of directors believes that the value of our Content Distribution business has not been fully reflected in the market price of the Company’s Series A common stock. In reaching its decision to approve and recommend the Content Distribution transaction, the board considered various factors, including, but not limited to:

•	the trading history of the Company’s Series A common stock on The NASDAQ Global Select Market;

•	the high degree of competition faced by the Content Distribution business, and the likely need to increase the scale of the Content Distribution business to meet such competition successfully;

•	the substantial ongoing capital commitments that would be required to maintain and grow the operations of the Content Distribution business;

•	the dependence of the Content Distribution business on the media, entertainment and advertising industries, and the relative volatility of such industries;

•	the board’s assessment that the consideration to be received by the Company in the Content Distribution transaction was a fair price for the Content Distribution business, under the present circumstances;

•	the receipt of the opinion of Moelis & Company LLC described below, under the heading “Opinion of our Financial Advisor”;

•	the board’s determination that the process undertaken by the Company to identify potential opportunities or strategies for maximizing the value of the AMG operating businesses, for the benefit of the Company’s stockholders, as described below under the heading “— Background of the Content Distribution Transaction”, was sufficient to identify the Content Distribution transaction as the most attractive opportunity or strategy available at this time for the Content Distribution business; and

•	the fact that the terms of the Content Distribution transaction were negotiated by the Company and Encompass at arms’-length, over a period of several months.

In light of such factors and other factors considered by the board, the board believes that the Content Distribution transaction is more favorable to our stockholders than an alternative strategy of continuing to hold the Content Distribution business.

The board intends to use the net proceeds of the Content Distribution transaction, together with the net proceeds of the Creative/Media transaction and the Company’s existing cash and marketable securities, for general corporate purposes, which may include potential acquisitions. The board believes that acquisition candidates are available that provide an opportunity for better returns on invested capital than would be obtained by continuing to hold and operate the Content Distribution business. The Company has no current intention to distribute any proceeds of the transaction as a dividend or other distribution on our capital stock.

For these reasons, and the other factors discussed below under the headings “— Background of the Content Distribution transaction” and “— Opinion of Our Financial Advisor”, our board of directors has determined that it is advisable, fair to, and in the best interests of the Company and its stockholders to sell the Content Distribution business unit on the terms and subject to the conditions set forth in the Purchase Agreement.

Background of the Content Distribution transaction

The Company regularly reviews and evaluates its business strategy and strategic alternatives with the goal of enhancing stockholder value. To this end, William R. Fitzgerald, the chairman of the board of directors and chief executive officer of the Company, initiated a discussion among the directors at the Company’s regular board meeting on December 17, 2009. Mr. Fitzgerald noted that the Company’s Series A common stock had been trading in a relatively narrow band on The NASDAQ Global Select Market, with share prices closing predominantly in the $23 to $27 per share range since the Company’s spin-off, indicating a total market capitalization for the Company in the range of approximately $322,000,000 to $378,000,000. Subtracting the Company’s $335,000,000 of cash and marketable securities on a consolidated basis, this capitalization indicated that the public market was ascribing relatively minimal value to AMG’s operating businesses.

Mr. Fitzgerald proposed that the board consider whether opportunities or strategies were available to the Company to improve the valuation of AMG implied by the public markets. After discussion, the directors recommended that the Company undertake a process to identify potential opportunities or strategies for maximizing the value of the AMG operating businesses, for the benefit of the Company’s stockholders. The board recommended that the Company engage an independent financial advisor to assist in such process, but determined that it was premature to address whether such potential opportunities or strategies might include a sale or other transaction involving the AMG operating businesses.

Following that meeting, Mr. Fitzgerald and other representatives of the Company interviewed representatives from a number of financial advisory firms and, after reviewing the qualifications of four candidates, selected Moelis & Company LLC (Moelis) to represent the Company in connection with its strategic evaluation process with respect to the AMG operating businesses.

On January 28, 2010, Emily Keeton, Senior Vice President, Corporate Development, of AMG presented a report to the board of directors of the Company in which a number of potential strategies were discussed for enhancing the value of AMG, including internal growth, consolidation, partial divestiture, or a sale of AMG in its entirety. The board discussed the advantages and disadvantages of each approach, and identified areas in which they desired additional information. The board endorsed the retention of Moelis and authorized management to continue exploring strategic strategies for AMG’s businesses, including a possible sale or other transaction involving AMG or any of its business units.

The Company engaged Moelis as financial advisor on February 16, 2010, and the Company and Moelis began work on the preparation of a confidential information memorandum (CIM) describing the businesses of AMG, including Creative Services, Content Distribution, Media Services, and SI. On March 11, 2010, following a briefing from Ms. Keeton, the board directed management to complete the CIM and authorized the distribution of the CIM on behalf of the Company to a group of potential strategic and financial investors to be identified by Moelis, in order to assess the potential level of interest in a sale or other transaction involving AMG or any of its business units.

During March and April 2010, with assistance from Moelis, AMG management completed the CIM. In April 2010, Moelis distributed the CIM to a variety of industry participants and financial sponsors. Potentially interested parties received a process letter from Moelis indicating that the Company was open to inquiries regarding a potential acquisition of AMG as a whole, a potential acquisition of one or more business units of AMG, or a joint venture or other alternative transaction regarding AMG or one or more of its business units. A total of 29 potential bidders received copies of the CIM, including 19 financial sponsors and 10 potential strategic investors. Ten parties submitted initial indications of interest to Moelis in response to the CIM, including three relating to a potential acquisition of AMG as a whole, six relating to a potential acquisition of the Content Distribution business unit (either alone or in combination with another business unit of AMG), and one relating to a potential partial acquisition that would not include Content Distribution.

At a board meeting on May 4, 2010, Ms. Keeton provided the board with an update on the strategic evaluation process, and the board discussed the range of potentially interested parties involved.

In June and July 2010, nine potential bidders were invited to attend management presentations near the Company’s offices in Santa Monica, California, and to conduct initial due diligence regarding AMG’s businesses with information posted to an electronic data room. Afterwards, eight bidders submitted non-binding indications of interest with respect to a potential transaction, including four financial sponsors and four potential strategic investors.

Due diligence continued in August 2010, including site visits and meetings with the divisional managers of each of AMG’s business units, for selected potential bidders.

The board of directors of the Company discussed the strategic alternatives process again at its board meeting on August 10, 2010, including a review of the process being conducted by Moelis, the terms of the second round indications of interest, and other considerations, including AMG’s operating results for the first half of calendar year 2010, the state of the credit markets and overall financial markets, and the potential impact of the strategic alternatives process on AMG’s customers and employees. The board also considered the potential value of the Company’s real estate portfolio and any other assets or operations that might remain with the Company, after any potential sale of AMG or one or more of its business units. On the basis of their deliberations, the board determined to continue with the strategic evaluation process.

On August 11, 2010, bidders were requested to submit final binding offers to the Company by August 25, 2010, detailing the terms of the transaction proposed, including the business units involved, the form and amount of consideration to be received by the Company, and any financing contingency. The proposal letter for this round of bidding solicited only offers relating to acquisition proposals with respect to AMG or one or more of its business units, and potential bidders were provided a form of acquisition agreement, which they were requested to revise to the extent the bidder deemed necessary and return with their bid. Three strategic bidders submitted offers in this round, each relating to one or more business units of AMG. Two of the bidders included mark-ups of the draft purchase agreement provided by the Company, and the other provided a memorandum with detailed comments to the draft.

On August 25, 2010, Encompass submitted a written offer to acquire the Content Distribution business unit for a purchase price representing a total enterprise value for the Content Distribution business unit of $106 million. The Company and Encompass negotiated the terms of Encompass’s offer from August 25, 2010, through September 10, 2010, when Encompass submitted a revised offer based on a total enterprise value of approximately $120 million, including cash and the assumption of certain liabilities and obligations of the Company and its subsidiaries. Based on the terms of such revised offer, including price and the absence of a financing condition, the Company determined that the Encompass offer was superior to available alternatives for the Content Distribution business, and the Company agreed to negotiate exclusively with Encompass regarding AMG’s Content Distribution business unit through October 11, 2010. The exclusivity period was subsequently extended by mutual agreement through October 22, 2010. During this period, the Company also negotiated exclusively with Deluxe (another bidder in the process described above) regarding AMG’s Creative Services and Media Services business units.

From mid-September through early December, 2010, the Company and Encompass, directly and through their respective counsel and financial advisors, negotiated the terms and conditions of a purchase and sale agreement and other related documentation, and Encompass completed its confirmatory due diligence. In that connection, the chief executive officer of Encompass, Simon Bax, met with Mr. Fitzgerald and other representatives of the Company on October 21, 2010, including Ms. Keeton and William Niles, the Executive Vice President and General Counsel of the Company and AMG, at the Company’s offices in Santa Monica, California, to resolve a number of key business and legal issues regarding the terms and conditions of the draft purchase and sale agreement. Ms. Keeton and Mr. Niles met again with Mr. Bax at Encompass’s Los Angeles offices on October 29, 2010 to resolve a number of key issues relating to the transaction.

At the Company’s board meeting on October 12, 2010, Mr. Fitzgerald briefed the board of directors regarding the on-going negotiations with Encompass regarding the sale of the Content Distribution business unit, as well as the concurrent negotiations with Deluxe regarding the sale of the Creative Services and Media Services business units, describing the principal financial and business terms of each proposed transaction, the financing requirements of each bidder, and the regulatory approvals, if any, to which each proposed transaction would be subject. Mr. Fitzgerald noted that as currently contemplated, the Company had been advised by outside counsel that the Content Distribution transaction would be subject to stockholder approval, but the Creative/Media transaction would not require stockholder approval.

At a meeting of the board of directors on November 5, 2010, Ms. Keeton and Mr. Niles presented the principal terms and conditions of each of the Content Distribution transaction and the Creative/Media transaction. The board carefully reviewed the financial terms, closing conditions, potential indemnification obligations, execution risk and other key terms and conditions of each of the transactions, and discussed the potential benefits and potential disadvantages of the transactions to the Company and its stockholders. The board also discussed the businesses and assets that the Company would continue to own following consummation of the two transactions, and the strategic profile and potential value of such business and assets. Following its deliberations, the board authorized management to complete the definitive documentation for both transactions.

On November 19, 2010, the board of directors of the Company convened a special telephonic meeting to consider the proposed Content Distribution transaction, as well as the proposed Creative/Media transaction. Each of the directors was present at this meeting, as well as Mr. Niles, Ms. Keeton, Marc Leaf, a partner of Baker Botts L.L.P., special counsel to our company for each of the Content Distribution transaction and the Creative/Media transaction, and Navid Mahmoodzadegan and Anthony Guagliano, each a managing director of Moelis.

At the meeting, Mr. Mahmoodzadegan and Mr. Guagliano made a presentation to the board of directors regarding the Content Distribution transaction, and Mr. Mahmoodzadegan delivered the oral opinion of Moelis, which was later confirmed in writing, that the consideration to be received by the Company in such transaction in exchange for the Content Distribution business was fair to the Company from a financial point of view, as of the date of the meeting. The directors questioned Mr. Mahmoodzadegan and Mr. Guagliano regarding the bases of their opinion and discussed the consideration to be received by the Company if the transaction were consummated. In response to questions from the board, Mr. Niles and Mr. Leaf discussed the terms of the transaction and the process involved in completing the transaction, including the requirement for shareholder approval and the likely timetable for obtaining regulatory consents and otherwise satisfying closing conditions. Following such discussion, the board unanimously approved the Content Distribution transaction and unanimously adopted a resolution finding the Content Distribution transaction to be advisable, fair to, and in the best interests of the Company and its stockholders and recommending that the stockholders of the Company approve the Content Distribution transaction. In addition, the board authorized the management of the Company to finalize and enter into the purchase agreement for the Content Distribution transaction, consistent with the terms and conditions approved by the board.

At the November 19, 2010, meeting, Mr. Mahmoodzadegan and Mr. Guagliano also made a presentation to the board of directors regarding the Creative/Media transaction, and the board reviewed and unanimously approved the terms and conditions of the Creative/Media transaction.

From November 19, 2010 through November 24, 2010, representatives of the Company and Deluxe finalized the terms of the purchase agreement for the Creative/Media transaction and certain related ancillary documents, and on November 24, 2010, the Company and Deluxe executed and delivered a purchase and sale agreement with respect to the Creative/Media transaction.

From November 24, 2010 through December 2, 2010, representatives of the Company and Encompass finalized the terms of the purchase agreement for the Content Distribution transaction and certain related real property leases and services agreements, and on December 2, 2010, the Company and Encompass executed and delivered the Purchase Agreement with respect to the Content Distribution transaction.

On December 17, 2010, the Company signed and closed the Monitronics transaction. See “Acquisition of Monitronics” below. On December 31, 2010, the Company and Deluxe consummated the Creative/Media transaction. See “The Creative/Media Transaction” below.

The Content Distribution transaction, the Creative/Media transaction and the Monitronics transaction are separate transactions, independently approved by our board of directors, and none of the transactions is conditioned upon any of the others.

Recommendation of Our Board of Directors

After careful consideration, our board of directors has unanimously approved the Purchase Agreement and determined that the Purchase Agreement and the Content Distribution transaction are advisable, fair to, and in the best interests of the Company and its stockholders. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE TRANSACTION PROPOSAL.

Opinion of Our Financial Advisor

Opinion

On February 16, 2010, in connection with its ongoing evaluation of strategic alternatives to enhance the value of AMG recognized by the Company’s stockholders, the Company engaged Moelis to act as the Company’s exclusive financial advisor and capital markets advisor in connection with certain potential transactions involving AMG, including a potential sale of equity securities of AMG, a potential sale of one or more business units of AMG, or a potential joint venture, business combination or other alternative transaction involving AMG or any of its business units.

Pursuant to the engagement letter between the Company and Moelis, Moelis agreed to undertake the following activities, as appropriate and if requested by the Company:

(a) customary business and financial analysis of AMG, including, upon further request, an analysis of the feasibility and pricing of a potential strategic transaction involving AMG;

(b) identifying and evaluating transaction candidates for a potential strategic transaction involving AMG;

(c) contacting appropriate transaction candidates that AMG and Moelis agreed may be appropriate for a transaction, meeting with them, and providing them information regarding AMG as may be appropriate and acceptable to the Company, subject to customary business confidentiality;

(d) assisting the Company’s preparation of a marketing plan and a confidential information memorandum, or CIM, to be distributed to potential acquirors;

(e) assisting the Company in developing a strategy to effect potential transactions;

(f) assisting the Company, upon further request, in structuring, evaluating a potential acquiror’s financing for, and negotiating potential transactions and participating in such negotiations as requested; and

(g) at the Company’s request, meeting with the Company’s board of directors to discuss potential transactions, including financial implications.

Pursuant to the engagement letter, Moelis also agreed, upon the Company’s request, to undertake an investigation and analysis to enable Moelis to render an opinion to the board of directors of the Company addressing the fairness to the Company, from a financial point of view, of the consideration the Company would receive in a potential transaction involving AMG or one or more of its business units.

On November 19, 2010, at a meeting of the board of directors of the Company held to evaluate the Content Distribution transaction, Moelis delivered to the board its oral opinion, which it subsequently confirmed in writing, to the effect that, as of such date and based upon and subject to the limitations, qualifications, factors and assumptions set forth in its opinion, the consideration to be received by the Company in the Content Distribution transaction was fair, from a financial point of view, to the Company.

The full text of Moelis’s opinion dated November 19, 2010, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Moelis, is attached as Annex C to this proxy statement and is incorporated herein by reference. The Company’s stockholders are urged to read the opinion carefully in its entirety. The summary of the opinion of Moelis set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. No limitations were imposed by the board of directors of the Company upon Moelis with respect to the investigations made or procedures followed by it in rendering its opinion.

Moelis’s opinion is addressed to the board of directors of the Company, is directed only to the consideration to be received by the Company in exchange for the Content Distribution business unit in the Content Distribution transaction and does not constitute a recommendation to any holder of the Company’s Series A common stock as to how such holder should vote with respect to the Content Distribution transaction. Moelis’s opinion does not address the Company’s underlying business decision to effect the Content Distribution transaction or the relative merits of the Content Distribution transaction as compared to any alternative business strategies or transactions that might be available to the Company. At the direction of the board of directors of the Company, Moelis was not asked to, nor did it, offer any opinion as to the material terms of the Purchase Agreement or the form of the Content Distribution transaction.

In rendering this opinion, Moelis assumed, with the consent of the Company’s board of directors, that the final executed form of the Purchase Agreement does not differ in any material respect from the draft that it examined for purposes of rendering its opinion. Moelis also assumed:

•	the accuracy of the representations and warranties of all parties to the Purchase Agreement;

•	that each party to the Purchase Agreement will perform all of the covenants and agreements required to be performed by such party;

•	that the parties will comply with all of the material terms of the Purchase Agreement;

•	that all conditions to the consummation of the Content Distribution transaction will be satisfied without waiver thereof; and

•	that the Content Distribution transaction will be consummated in a timely manner in accordance with the terms described in the Purchase Agreement, without any modifications or amendments thereto or any adjustment to the consideration (through indemnification claims, offset, purchase price adjustments or otherwise).

Moelis has also assumed, upon the advice of the Company and with the consent of the board of directors, that all governmental, regulatory and third party approvals and consents necessary for the consummation of the Content Distribution transaction will be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on the Content Distribution business unit or Encompass or on the expected benefits of the Content Distribution transaction.

In arriving at its opinion, Moelis, among other things:

•	reviewed certain publicly available business and financial information relating to the Company that it deemed relevant;

•	reviewed certain internal information relating to the Content Distribution business unit, including financial forecasts, earnings, cash flow, assets, liabilities and prospects of the Content Distribution business unit furnished to it by the Company;

•	conducted discussions with members of senior management and representatives of the Company concerning the matters described above;

•	reviewed publicly available financial and stock market data, including valuation multiples, for certain other companies in lines of business that it deemed relevant and compared them with the Content Distribution business unit;

•	reviewed a draft of the purchase and sale agreement, dated November 17, 2010;

•	participated in certain discussions and negotiations among representatives of the Company and Encompass and their financial and legal advisors; and

•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its review, Moelis did not assume any responsibility for independent verification of any of the information supplied to, discussed with, or reviewed by it for the purpose of its opinion and, with the consent of the Company’s board of directors, relied on such information being complete and accurate in all material respects. In addition, at the board of directors’ direction, Moelis has not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor has Moelis been furnished with any such evaluation or appraisal. With respect to the forecasted financial information referred to above, Moelis has assumed, with the board of directors’ consent, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Content Distribution business unit and that such future financial results will be achieved at the times and in the amounts projected by management. Moelis does not assume any responsibility for and does not express any view as to such forecasted financial information or any estimate, judgment or assumptions on which they were based, and Moelis has relied upon the assurances of the management of the Company that they are unaware of any facts that that would make the information provided to or reviewed by us incomplete or misleading.

In connection with its review, Moelis did not undertake any independent analysis or investigation of any pending or threatened litigation, possible unasserted claims or other contingent liabilities (whether or not reserved) to which the Company or any of its affiliates are a party or may be subject. Moelis’s opinion makes no assumption concerning, and, therefore, does not consider, the possible assertion of claims, outcomes or damages arising out of or in connection with any such matters. In addition, Moelis has not evaluated the solvency of any party to the Purchase Agreement under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters.

Moelis’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of its opinion. Subsequent developments may affect the opinion and Moelis does not have any obligation to update, revise, or reaffirm the opinion. Moelis does reserve the right to modify its opinion based upon additional information which may become publicly available, or which may be provided to or obtained by it, which suggests in its judgment a material change in the assumptions upon which the opinion is based, or which otherwise could affect the conclusions expressed in the opinion. Moelis’s opinion is for the use and benefit of the board of directors of the Company in its evaluation of the Content Distribution transaction and relates solely to the fairness, from a financial point of view, as of the date of its opinion, of the consideration to be received by the Company for the Content Distribution business unit in the Content Distribution transaction, and Moelis has expressed no opinion as to the fairness of the Content Distribution transaction to the holders of any class of securities, creditors or other constituencies of the Company or the application by the Company of the consideration, including any intended use of such consideration by the Company or any intended distribution of such consideration in whole or in part by the Company to the Company’s stockholders, creditors, management, affiliates, employees, agents, representatives, advisors or any other constituency of the Company.

Furthermore, Moelis’s opinion does not in any manner address the allocation of the consideration among the Company’s affiliates or subsidiaries for U.S. federal, state or local, or foreign, tax purposes. In addition, Moelis has not expressed any opinion as to the fairness of the amount or nature of any compensation to be received by any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration. Moelis is also not expressing any view or opinion with respect to, and has relied, with the consent of the board of directors of the Company, upon the assessments of the Company’s management regarding legal, regulatory, accounting, tax or similar matters relating to the Company or the Content Distribution transaction, as to which Moelis understands the Company obtained such advice as the Company deemed necessary from qualified professionals. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Financial Analyses

In accordance with customary investment banking practice, Moelis considered generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses presented to the Company’s board of directors at its meeting held on November 19, 2010, in connection with the delivery of its oral opinion at that meeting and its subsequent written opinion.

In its evaluation of the proposed Content Distribution transaction, Moelis analyzed the historical and projected financial performance of the Content Distribution business unit and considered several valuation methodologies, including a discounted cash flow analysis, a comparable public trading multiple analysis and a precedent transaction analysis, among others.

In performing its financial analyses, Moelis noted the following:

•	over the past six month period the Company traded at a market value that implied a total enterprise value for the Content Distribution business unit of close to zero;

•	the financial projections for the Content Distribution business unit provided by the Company did not include overhead to operate the Content Distribution business unit on a standalone basis; accordingly, using a revenue-based pro rata share of the Company’s total corporate overhead, the Company estimated annual corporate overhead costs of $9.4 million to be allocated to the Content Distribution business unit in order to support standalone operations;

•	transactions with publicly disclosed valuation multiples were completed during a more robust M&A environment; accordingly, analyses based on precedent transactions were not meaningful for the Content Distribution business unit; and

•	the Systems Integration business was not included in the financial analyses because it was not part of the Content Distribution transaction.

The summary of certain material financial analyses set forth below does not purport to be a complete description of the analyses performed by Moelis in arriving at its opinion. The fact that any specific analysis has been referred to in the summary below or in this proxy statement is not meant to indicate that such analysis was given more weight than any other analysis. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances; therefore, such an opinion is not readily susceptible to partial analysis or summary description. No company, business or transaction used in such analyses as a comparison is identical to the Company or the Content Distribution business unit or the proposed Content Distribution transaction, nor is an evaluation of such analyses entirely mathematical. In arriving at its opinion, Moelis did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Moelis believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would, in the view of Moelis, create an incomplete and misleading view of the analyses underlying Moelis’s opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’s analyses.

The analyses performed by Moelis include analyses based upon forecasts of future results, which results might be significantly more or less favorable than those upon which Moelis’s analyses were based. The analyses do not purport to be appraisals or to reflect the prices at which the Company’s Series A common stock or Series B common stock would trade at any future time, whether before or after the closing of the Content Distribution transaction. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors relating to general economic and competitive conditions beyond the control of the parties or their respective advisors, neither Moelis nor any other person assumes responsibility if future results or actual values are materially different from those contemplated above.

Discounted Cash Flow Analysis

Moelis conducted a discounted cash flow, or DCF, analysis of the Content Distribution business unit to calculate a range of implied equity values for the Content Distribution business unit. A DCF analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by assets and taking into consideration the time value of money with respect to those future free cash flows by calculating their “present value.” “Present value” refers to the current value of one or more future cash payments from the asset, which Moelis refers to as that asset’s free cash flows, and is obtained by discounting those free cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. “Terminal value” refers to the capitalized value of all free cash flows from an asset for periods beyond the final forecast period.

Moelis analyzed the four-year projections provided by the Company’s management with respect to future unlevered free cash flows of the Content Distribution business unit. The future unlevered free cash flows for such four-year period were discounted back to present value as of December 31, 2010 using discount rates ranging from 14.0% to 16.0%, which discount ranges were based upon the Content Distribution business unit’s weighted average cost of capital. The terminal value of the Content Distribution business unit was then calculated using perpetuity growth rates ranging from 2.0% to 3.0% in each case, based upon guidance provided by the Company’s management.

The foregoing analysis implied a valuation range of $113 million to $138 million assuming $9.4 million of corporate overhead and no additional cost synergies. Moelis noted that the consideration for the Content Distribution transaction of approximately $120 million (comprising cash consideration of $113.25 million and the assumption of approximately $6.75 million in existing Company liabilities and obligations) fell within such range.

Comparable Public Trading Multiples Analysis

Moelis compared selected financial and transaction value metrics of the Content Distribution business unit with similar data for three publicly traded companies. Moelis selected the companies based on a number of criteria, including the nature of the companies’ operations, size and target markets. Moelis focused on companies providing content distribution services and placed an emphasis on companies with an express focus on network origination, playout and master control services and transport and connectivity services.

Although none of the selected companies are directly comparable to the Content Distribution business unit, the companies selected include:

•	Loral Space and Communications, Inc.;

•	Hughes Communications, Inc.; and

•	RRS at Global Communications Network Ltd.

For each of the companies identified above, Moelis calculated various valuation multiples, including:

•	the ratio of enterprise value to projected revenue for calendar year 2010;

•	the ratio of enterprise value to projected revenue for calendar year 2011;

•	the ratio of enterprise value to projected EBITDA for calendar year 2010; and

•	the ratio of enterprise value to projected EBITDA for calendar year 2011.

Moelis calculated the range of trading multiples for all companies, as well as just for RRS at Global Communications Network Ltd., which it considered to be the most directly comparable company to the Content Distribution business unit relative to the other companies selected for the analysis. The following table summarizes the range of trading multiples for all companies, the mean and median multiples for all companies, the multiples for the selected company, and the implied multiples for the Content Distribution business unit in the Content Distribution transaction:

									Content
	Range of All		Mean of All		Median of All		Selected		Distribution
	Companies		Companies		Companies		Company		Business Unit

Enterprise Value/CY10E Revenue	0.9x — 2.6	x	1.6	x	1.4	x	0.9	x	1.1	x
Enterprise Value/CY10E Revenue	0.8x — 2.5	x	1.5	x	1.3	x	0.8	x	1.1	x
Enterprise Value/CY10E EBITDA	4.1x — 7.4	x	5.9	x	6.2	x	4.1	x	6.2	x
Enterprise Value/CY10 EBITDA	3.6x — 7.0	x	5.2	x	5.1	x	3.6	x	5.0	x

For purposes of its analysis, Moelis calculated the enterprise value as the market capitalization plus total debt, minority interests and preferred stock, less cash and cash equivalents, and used revenue based on projections reported by independent research analyst reports and Reuters consensus estimates. To calculate these trading multiples, Moelis used closing trading prices of equity securities of each identified company on November 18, 2010. For the Content Distribution business unit, Moelis used revenue and EBITDA based on estimates and projections prepared by the Company’s management.

It should be noted that no company used in the above analysis is identical to the Content Distribution business unit. In evaluating companies identified by Moelis as comparable to the Content Distribution business unit, Moelis made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Content Distribution business unit.

Precedent Transaction Analysis

Transactions with publicly disclosed valuation multiples were completed during a more robust M&A environment and, as a result, analyses based on precedent transactions were not meaningful for the Content Distribution business unit.

Other Information

The total value of the Content Distribution transaction was determined through negotiation between the Company and Encompass, and the decision by the Company’s board of directors to enter into the Purchase Agreement was solely that of the Company’s board of directors. The Moelis opinion and financial analyses were only one of many factors considered by the Company’s board of directors in its evaluation of the Content Distribution transaction and should not be determinative of the views of the Company’s board of directors or management with respect to the Content Distribution transaction or the consideration received by the Company in the Content Distribution transaction.

Moelis, as part of its investment banking business, is continually engaged in the valuation of businesses and securities in connection with business combinations and acquisitions and for other purposes. The Company retained Moelis to advise the Company and to deliver an opinion to the board of directors of the Company with respect to the Content Distribution transaction on the basis of such experience and its familiarity with the industry in which the Company operates and experience in transactions similar to the proposed Content Distribution transaction, as well as other factors that the board of directors of the Company considered relevant. Moelis has consented to the inclusion of its written opinion delivered to the board of directors, dated November 19, 2010, in this proxy statement.

Moelis has acted as financial advisor to the Company with respect to the proposed Content Distribution transaction and will be entitled to receive a fee for its services calculated as provided below if the Content Distribution transaction is consummated. Pursuant to its engagement letter with the Company dated February 16, 2010, Moelis has also acted as financial advisor to the Company in connection with the Creative/Media transaction and is entitled to receive fees for its services. In addition, the Company has agreed to reimburse Moelis for certain expenses and to indemnify Moelis for certain liabilities arising out of its engagement.

Pursuant to the engagement letter between the Company and Moelis, the Company has agreed to pay Moelis a single retainer fee of $150,000, an opinion fee of $250,000 for each fairness opinion requested by the Company, and a transaction fee based on a percentage of the aggregate transaction value, for each transaction consummated pursuant to the Company’s strategic alternatives process relating to AMG, subject to an aggregate minimum fee of $1,000,000; however, all amounts paid by the Company to Moelis as a retainer fee or an opinion fee with respect to any transaction will be credited to any transaction fee subsequently due Moelis for such transaction. To date, the Company has paid Moelis $1,250,000 in fees, representing the retainer fee, an opinion fee with respect to the opinion regarding the Content Distribution transaction (which is described above), and the portion of Moelis’ transaction fee applicable to the Creative/Media transaction. If the Content Distribution transaction is consummated, the aggregate additional transaction fee payable to Moelis in connection with the Content Distribution transaction is expected to be $1,125,000. In addition, the engagement letter between the Company and Moelis contemplates a discretionary success fee of up to $500,000, to be paid at the Company’s discretion. The determination of whether this fee shall be paid shall be exclusively determined by the Company.

In the future, Moelis may provide investment banking and other services to the Company and Encompass and may receive compensation for the rendering of such services. In the ordinary course of business, Moelis, its successors and its affiliates may trade securities of the Company for our own accounts and the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Timing and Likelihood of Closing of the Content Distribution transaction

We expect to complete the Content Distribution transaction as soon as practicable after all of the conditions to closing the Content Distribution transaction have been satisfied or waived. See “The Purchase and Sale Agreement — Conditions to the Transaction”. We currently plan to complete the Content Distribution transaction on or about February 28, 2011, assuming that our stockholders approve the transaction proposal and that each of the other conditions to the Purchase Agreement is satisfied or, where permissible, waived. If the closing of the Content Distribution transaction does not occur on or before February 28, 2011, the Company and Encompass will each have the right to terminate the Purchase Agreement and abandon the Content Distribution transaction. However, each of the parties currently expects that the Content Distribution transaction will close.

Proceeds from the Content Distribution transaction

We expect to use the entire net proceeds from the Content Distribution transaction for general corporate purposes, which may include potential acquisitions. We have no current intention to distribute any proceeds of the transaction as a dividend or other distribution on our capital stock. See “The Company — Corporate Strategy”, above.

Consistent with our ongoing acquisition strategy, we continue to seek opportunities to acquire operating businesses and other acquisition and investment opportunities that management believes will offer the potential for attractive returns on equity. We will consider potential acquisition candidates in a variety of industries, which may result in further changes in our operations, from our current and/or former businesses.

Effects of the Content Distribution transaction

If the Content Distribution transaction is approved by our stockholders and the other conditions to closing of the transaction are satisfied or, where permissible, waived, we will sell our entire Content Distribution business unit to Encompass for $113,250,000 in cash, plus the assumption of certain liabilities and obligations with an estimated value on the date of the Purchase Agreement of approximately $6.75 million, subject to net working capital and certain other adjustments, on the terms and subject to the conditions set forth in the Purchase Agreement.

Prior to the closing of the Content Distribution transaction, we have effected an internal reorganization, so that 100% of the assets and operations of our Content Distribution business unit is owned and operated by three indirect wholly-owned subsidiaries of the Company: Ascent Media Network Services, LLC (the US Company), which owns the assets and operations of Content Distribution in the United States; Ascent Media Network Services Europe Limited (the UK Company), which owns the assets and operations of Content Distribution in the United Kingdom; and Ascent Media Pte. Ltd. (the Singapore Company), which owns the assets and operations of Content

Distribution in the Republic of Singapore. We sometimes refer to the US Company, the UK Company and the Singapore Company in this proxy statement as the Content Distribution Group Entities.

At the closing of the Content Distribution transaction, Encompass Digital Media, Inc. (Encompass US) will purchase 100% of the outstanding ownership interests in the US Company, and Encompass Digital Media Limited (Encompass UK), a direct wholly-owned subsidiary of Encompass Digital Media, Inc., will purchase 100% of the outstanding shares of the UK Company and 100% of the outstanding shares of the Singapore Company, in each case for that portion of the purchase price allocable to those assets and operations and as otherwise provided in the Purchase Agreement. The purchase price for the outstanding equity interests of each of the Content Distribution Group Entities will be paid in cash. Upon consummation of the Content Distribution transaction, our remaining assets will consist of our wholly owned subsidiary Monitronics, the net proceeds of the Content Distribution transaction, our then existing cash and marketable securities (including the net proceeds of the Creative/Media transaction), certain real estate interests in Los Angeles and the UK, and our SI business (which we consider non-core), and assets used in the operation of our corporate and support functions.

If the Content Distribution transaction is not completed for any reason, we intend to explore other strategic alternatives to maximize the value of our Content Distribution business for the benefit of our stockholders, including another sale, a joint venture or some other transaction. There can be no assurance that any other potential transaction to sell the Content Distribution business, whether alone or together with other businesses or assets, will provide consideration equal to or greater than the purchase price proposed to be paid by Encompass in the Content Distribution transaction, or that we will be able to complete an alternative transaction.

The Purchasers — Encompass Digital Media, Inc. and Encompass Digital Media Limited

Encompass Digital Media Group, Inc. primarily provides outsourced technical solutions to broadcasters, content owners, cable channel operators and government departments from its independent broadcast facilities in Los Angeles and Atlanta.

Formerly known as Broadcast Facilities, Inc., Encompass US began primary operations on April 1, 2008 upon the acquisition of the Andrita Media Center in Los Angeles. In January 2010, Encompass US acquired 100% of the satellite services division of Crawford Communications, Inc. in Atlanta.

Encompass US’s principal business is cable channel origination and transmission and the provision of central broadcasting operations for local TV stations. In both, media is digitally captured from content provided by customers and a broadcast television signal is created using automated playback technology. The broadcast signal can be delivered using satellite, optical fiber, or the internet. Encompass US broadcasts both standard definition and high definition channels, and also has the capability of playing out live broadcasts.

Encompass US also provides a number of other complementary services including:

•	Occasional satellite and fiber transmission and mobile satellite services;

•	Disaster recovery services;

•	Providing the Defense Video and Imagery Distribution System for the public affairs division of the U.S. military, which produces, edits, and distributes video footage to media outlets; and

•	Creating digital files for distribution as video on demand for cable and telephone provider head ends, and for other digital distribution points specified by customers.

Encompass US’s clients are major networks and broadcasters, government departments, sports leagues and general entertainment cable channels. Encompass US is a Delaware corporation with its principal offices located at 3030 Andrita Street, Los Angeles, California 90065, telephone number (323) 344-4605.

Encompass Digital Media Limited is a direct, wholly-owned subsidiary of Encompass US formed for the purpose of acquiring the UK Company and Singapore Company. Encompass UK is a private company incorporated in England and Wales with its principal offices located at 90 High Holborn, Seventh Floor, London WCIV 6XX.

Past Contacts, Transactions or Negotiations

On several occasions during 2009, Simon Bax, the chief executive officer and a director of Encompass US, and Bill Tillson, the president and chief operating officer and a director of Encompass US, contacted William Fitzgerald, the chief executive officer of our Company. At various times during such discussions, which were general in nature, Mr. Bax and Mr. Tillson asked Mr. Fitzgerald if our company would be interested in discussing the possibility of a transaction combining our network origination and/or content distribution businesses with those of Encompass US. In response to such inquiries, Mr. Fitzgerald advised Mr. Bax and Mr. Tillson that our company was not then interested in any such transaction, and the matter was dropped from discussion.

In November 2009, Mr. Bax approached Emily Keeton, then AMG’s senior vice president, corporate development, to arrange an introduction. On December 2, 2009, Ms. Keeton met with Mr. Bax and Mr. Tillson at Encompass US’s offices in Los Angeles. The conversation at this meeting was general in nature. During their discussion, Mr. Bax raised the possibility of a potential transaction that would combine AMG’s Content Distribution business with the business of Encompass US. However, Ms. Keeton stated that she was not authorized to entertain such an overture and the matter was dropped from discussion.

Mr. Tillson, who is president and chief operating officer and a director of Encompass US, served as executive vice president of Compact Video from approximately 1988 through 1991. The assets of Compact Video were acquired by 4MC-Burbank, Inc., which is now Ascent Media Services, LLC. Ascent Media Services, LLC, an indirect, wholly owned subsidiary of the Company, is part of the Company’s creative services and media management services business units.

Other Agreements and Transactions Related to the Content Distribution transaction

In connection with the completion of the Content Distribution transaction, the Company, certain of its wholly-owned subsidiaries (including the Content Distribution Group Entities), and Encompass US have entered into nine separate services agreements, pursuant to which the parties agree to exchange specified services and benefits, including:

•	technical and information technology assistance (including with respect to content preparation and management information systems, computer, data storage network and telecommunications services);

•	e-mail and data extraction services for the transition to new independent technological systems;

•	routine information technology support services;

•	hierarchical storage management, content preparation, encoding, transcoding and electronic delivery services;

•	continuation of global interconnect and metro fiber, syndication and video on demand services;

•	permission to contact a certain customer to assist the transition to new facilities;

•	financial services to close the books of the Company;

•	storage services and access to certain elements stored in the Content Distribution business facilities;

•	the lease of certain office equipment; and

•	certain back-up power and generator support services.

Pursuant to each agreement, the company or companies receiving services will make payments to the provider(s) based upon an agreed upon service fee or cost for each service, except in certain instances where services are provided free of fees or costs or where the Company and Encompass US will mutually agree upon commercially reasonable rates. Fees sometimes include personnel costs based upon applicable hourly rates. The company receiving services will also usually reimburse the provider for certain direct out-of-pocket costs incurred in connection with providing the services.

Some of the services agreements took effect upon the signing of the Purchase Agreement or the divestiture of our Creative/Media business, while others will take effect in connection with the closings under the Purchase

Agreement. The majority of the services are expected to be completed by six months following the closings of the Content Distribution transaction, with the exception of the continuation of the video on demand services which will be completed by December 31, 2012. Most of the services agreements will continue in effect until the completion of the services or the term set forth in each agreement, unless earlier terminated (1) by either party upon written notice to the other party, following such other party being the subject of certain bankruptcy or insolvency-related events, (2) by either party upon written notice to the other party, following a breach of the agreement by such other party that is not curable or is not cured within 20 days of the written notice, (3) by the company receiving services at any time on at least 15 days prior notice to the provider and (4) by mutual written agreement of the parties.

Accounting Treatment of the Content Distribution transaction

The proposed sale of the Content Distribution Group Entities is expected to be accounted for as a sale of a business. Under accounting principles generally accepted in the United States, upon stockholder approval of the transaction proposal, although our evaluation is not complete, we expect to reflect the results of operations of the Content Distribution business as discontinued operations, including the related gain on the sale, net of any applicable taxes, commencing with the quarter during which the Content Distribution transaction is probable of occurring and is approved by our stockholders. For further information, see the unaudited pro forma condensed financial information included in this proxy statement.

Risk Factors

You should carefully consider the risk factors described below and those risk factors generally associated with our corporate strategy, the operations of the Content Distribution and Systems Integration businesses, our common stock and other matters contained in our Annual Report on Form 10-K for the year ended December 31, 2009 incorporated by reference to this proxy statement, along with other information provided to you in this proxy statement, in deciding how to vote on the transaction proposal.

Risks Relating to our Post-Closing Business

There can be no assurances that the Company will be successful in investing the proceeds of the Content Distribution Transaction.

The process to identify potential investment opportunities and acquisition targets, to investigate and evaluate the future returns therefrom and business prospects thereof and to negotiate definitive agreements with respect to such transactions on mutually acceptable terms can be time consuming and costly. We have encountered intense competition from other companies with similar business objectives to ours, including private equity and venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these companies are well established and have extensive experience in indentifying and effecting business combinations.

We will incur operating expenses, resulting from payroll, rent and other overhead and professional fees, while we are searching for an appropriate opportunities to invest the proceeds of the Content Distribution transaction.

Because we will consider potential acquisition candidates in a number of different industry segments, stockholders have no basis at this time to ascertain the merits or risks of any business that we may ultimately operate.

Our business strategy contemplates the potential acquisition of one or more operating businesses or other investments that we believe will provide better returns on equity than the operating businesses that we are selling, and we are not limited to acquisitions and/or investments in any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately effect a business combination or other investment. Although we will seek to evaluate the risks inherent in a particular investment or acquisition opportunity, we cannot assure you that all of the significant risks present in that opportunity will be properly assessed. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We will not seek stockholder approval for any business combination or other investment that we may pursue, so you will most likely not be provided with an opportunity to evaluate the specific merits or risks of such a transaction before we become committed to the transaction.

Resources will be expended in researching potential acquisitions and investments that might not be consummated.

The investigation of target businesses and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention in addition to costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination or other investment the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific opportunity, we may fail to consummate the transaction for any number of reasons, including those beyond our control.

Risks Relating to the Content Distribution transaction

The Content Distribution transaction may not be completed if the conditions to closing are not satisfied or waived.

There is a risk that the Content Distribution transaction may not be completed because the conditions to closing, including stockholder approval and the absence of a material adverse event affecting the Company or the Content Distribution Group Entities before the closing, may not be satisfied or, where permissible, waived. If the Content Distribution transaction is not completed, we may be unable to find another buyer for the Content Distribution business or the terms offered by another buyer may not be as favorable to us as those in the Purchase Agreement.

The amount of net proceeds that we receive is subject to uncertainties.

Pursuant to the Purchase Agreement, the amount that we receive from Encompass is subject to the possibility of reduction by virtue of the purchase price adjustment described under “The Purchase and Sale Agreement — Purchase Price.” In addition, the amount of net proceeds is subject to further reduction after the closing if Encompass successfully asserts claims for indemnification pursuant to the indemnification provisions of the Purchase Agreement.

We may not participate in a superior offer for the Content Distribution business unless we pay a termination fee to Encompass.

The Purchase Agreement requires us to pay Encompass a termination fee equal to $4,530,000 if we terminate or Encompass terminates the Purchase Agreement prior to closing as a result of our board of directors changing its recommendation with respect to the Content Distribution transaction or determining to accept an unsolicited acquisition proposal that we determine to be a superior proposal.

Risks Relating to our Common Stock

Failure to complete the Content Distribution transaction could cause our stock price to decline.

The failure to complete the Content Distribution transaction may create doubt as to the value of our Content Distribution business unit and our ability to effectively implement our current business strategies, which may result in a decline in our stock price.

Interests of Our Directors and Executive Officers in the Content Distribution transaction

After the closing of the Content Distribution transaction, Encompass has agreed to indemnify and hold harmless our executive officers and directors from any loss arising out of any breach of representations and warranties by Encompass, or a failure of Encompass to perform covenants applicable to them under the Purchase Agreement. All of our directors and executive officers own shares of our common stock and/or restricted stock or options to purchase shares of our common stock, and to that extent, their interests in the Content Distribution transaction are the same as that of the other holders of our common stock. See “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of Management” below.

No Appraisal Rights

Holders of the Company’s common stock will not have appraisal or dissenters’ rights in connection with the Content Distribution transaction. Neither Delaware law nor our certificate of incorporation provides the Company’s stockholders with appraisal or dissenters’ rights in connection with the Content Distribution transaction. The Company’s Series A common stock will remain publicly traded on The NASDAQ Global Select Market following the consummation of the Content Distribution transaction.

Financing; Source and Amount of Funds

The Content Distribution transaction is not conditioned upon Encompass obtaining financing. Encompass US received a financing commitment from an affiliate of Macquarie Capital (USA) Inc., subject to certain conditions as described below, to provide a new senior secured credit facility (the New Credit Facility), including a term loan facility of $175 million. The proceeds of this new term loan facility will be used in part to pay, and are expected to be sufficient to pay, the Estimated Purchase Price (as defined below). In addition, Encompass US has received a commitment from lenders under its existing secured credit facility (the Existing Lenders) to amend such credit facility to support the consummation of the Content Distribution transaction, subject to certain conditions as described below.

The commitments described above are subject to customary conditions, including, but not limited to

•	absence of a “material adverse effect” (as defined in the Purchase Agreement) with respect to the Content Distribution Group Entities, Encompass US and its subsidiaries, taken as whole;

•	consummation of the Content Distribution transaction in accordance with the Purchase Agreement, with no amendments or waivers thereto that are materially adverse to the interests of the lenders under the New Credit Facility and the Existing Lenders being agreed to by the US Purchaser without the consent of such lenders;

•	pro forma compliance with certain leverage ratios;

•	solvency of Encompass US and each of the guarantors under each such facility;

•	execution of documentation, including an intercreditor agreement, reasonably satisfactory to the lenders under the New Credit Facility and the Existing Lenders; and

•	closing no later than February 28, 2011.

Vote and Recommendation

The transaction proposal requires approval by the affirmative vote of the holders of record, as of the record date, of a majority of the aggregate voting power of the shares of our common stock outstanding and entitled to vote at the special meeting, voting together as a single class.

Our board of directors has approved and declared the Purchase Agreement and the transaction proposal and the transactions contemplated thereby, including the Content Distribution transaction, advisable, fair to, and in the best interests of the Company and its stockholders, and recommends that the holders of our common stock vote “FOR” the transaction proposal.

MATERIAL TAX CONSEQUENCES

Certain United States Federal Income Tax Consequences

The following is a general discussion of the material United States federal income tax consequences to the Company of the sale of the Content Distribution business to Encompass. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the Code), current and proposed US Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis and are subject to different interpretations. There can be no assurances that the Internal Revenue Service (IRS) will not challenge the tax treatment of certain matters discussed, and no ruling has been sought from the IRS as to the federal income tax consequences of the sale.

The sale of the US Company to Encompass US pursuant to the Purchase Agreement will be a taxable transaction with respect to the Company. Because the US Company and all its subsidiaries are “pass-through” entities for United States federal income tax purposes, for such purposes the sale will be treated as a sale of the assets held by such entities. The Company will recognize a gain or loss measured by the difference between the amount realized from the sale and the Company’s tax basis in the assets deemed sold. The amount realized by the Company will include the cash received by it and any other consideration received by it for the assets. For purposes of determining the amount realized by the Company with respect to specific assets, the total amount realized will be allocated among the assets of each entity conducting the Content Distribution business according to rules prescribed under Section 1060 of the Code. The Company’s basis in the assets of the US Company is generally equal to the cost of such assets adjusted for depreciation or amortization. Although it is expected that the sale will result in a gain for United States federal income tax purposes, it is estimated that the Company has sufficient losses (including net operating loss carry-forwards) to generally offset such gain. The Company may be subject to United States federal alternative minimum tax.

The sale of the UK Company and the sale of the Singapore Company to Encompass UK should not cause the Company to recognize any income or gain for United States federal income tax purposes. However the repatriation of the proceeds of such sales to the Company will be taxable in part as dividend income. It is estimated that the Company has sufficient losses (including net operating loss carry forwards) to generally offset such dividend income. The Company may be subject to United States federal alternative minimum tax with respect to such dividend income.

The Company does not expect that any of the sales will result in any United States federal income tax consequences to our stockholders.

Certain United Kingdom Tax Consequences

The sale of the Singapore Company will be a taxable sale for United Kingdom income tax purposes and is expected to result in a gain. However it is expected that such gain will be offset by a loss on the sale of the UK Company. The sale of the UK Company will result in United Kingdom transfer tax liability, of which the Company’s share under the Purchase Agreement is expected to be about $54,000. The internal reorganization effected prior to the Content Distribution transaction may result in United Kingdom transfer taxes of approximately $125,000.

Certain Singapore Tax Consequences

The sale of the Singapore Company is exempt from Singapore income taxation. Such sale will result in Singapore transfer tax liability, of which the Company’s share under the Purchase Agreement is expected to be about $35,000.

REGULATORY MATTERS

The Content Distribution transaction is subject to the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act), the Communications Act of 1934, as amended (the Communications Act) and the Telecommunications Act of 1999 of Singapore, as amended (the Telecommunications Act). The HSR Act provides that certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice, which we refer to as the DOJ, and the Federal Trade Commission, which we refer to as the FTC, and certain waiting period requirements have been satisfied. Pursuant to the HSR Act, on December 3, 2010 each of our Company and Encompass filed a Notification and Report Form for Certain Mergers and Acquisitions in connection with the Content Distribution transaction with the DOJ and FTC. On December 13, 2010, we were notified that we had been granted early termination of the waiting period under the HSR Act. The Creative/Media transaction was not subject to the notification and waiting period requirements of the HSR Act, because the aggregate consideration received by the Company from the sale of the U.S. assets and operations of Creative Services and Media Services is less than the transaction value threshold of $64.3 million under the act.

Under the Communications Act, our Company and Encompass may not consummate the Content Distribution transaction unless they have first obtained the approval of the FCC to transfer control of the US Company and any FCC licenses held by the US Company to Encompass. FCC approval is sought through the filing of applications with the FCC, which are subject to public comment and objections from third parties. Although no assurances can be given, we expect the FCC approval process to be completed prior to the expected closing date of February 28, 2011. The Company and Encompass submitted joint applications with the FCC on December 3, 2010.

The Creative/Media transaction was not subject to FCC approval.

Pursuant to the Telecommunications Act and Code of Practice for Competition in the Provision of Telecommunication Services 2005 (Republic of Singapore) (Telecom Competition Code), any consolidation involving designated telecommunication licensees (including facilities-based operator licensees such as Ascent Media Pte. Ltd.) require the approval of the Infocomm Development Authority of Singapore (IDA). Generally speaking, the acquiring party and the licensee that is the subject of the consolidation are required to submit a joint application to IDA for the required approval within 30 days of the execution of the privately-negotiated agreement that would, once approved by IDA, result in the consolidation. IDA would generally complete a preliminary review of the consolidation application within 5 working days to determine whether further information is required, and complete the consolidation review within 30 days from the start of the consolidation review period. The consolidation review period is deemed to commence once the applicants satisfy the minimum information requirements.

Although no assurances can be given, the IDA approval process is expected to be completed prior to the expected closing date of February 28, 2011. The Company and Encompass submitted a joint application with the IDA on December 9, 2010.

The Creative/Media transaction was not subject to IDA approval.

THE PURCHASE AND SALE AGREEMENT

The following is a summary of the material terms of the Purchase Agreement. This summary does not purport to describe all the terms of the Purchase Agreement and is qualified by reference to the complete text of the Purchase Agreement, which is attached as Annex B to this proxy statement. We urge you to read the Purchase Agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the Content Distribution transaction.

The text of the Purchase Agreement has been included to provide you with information regarding its terms. The terms of the Purchase Agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Content Distribution transaction. The Purchase Agreement contains representations and warranties that our Company, on the one hand, and Encompass on the other hand, made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to consummate the Content Distribution transaction and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

In addition, the representations and warranties of our company, certain covenants and other provisions are qualified by information in confidential disclosure schedules that our Company has delivered to Encompass in connection with signing the Purchase Agreement. While we do not believe that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties, certain covenants and other provisions set forth in the attached Purchase Agreement. Accordingly, you should not rely on the representations and warranties, covenants and other provisions as characterizations of any actual state of facts, since they are modified by the underlying disclosure schedules. These disclosure schedules contain information that has been included in our prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

This section is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Additional Information — Where You Can Find Additional Information.” Capitalized terms used, and not otherwise defined, in this summary have the meanings given to them in the Purchase Agreement.

The Content Distribution Transaction

We have agreed to sell our Content Distribution business unit to Encompass. The terms and conditions of the Content Distribution transaction are set forth in the Purchase Agreement, dated December 2, 2010, between the Company and certain of its direct and indirect wholly-owned subsidiaries, on the one hand, and Encompass US and Encompass UK (collectively, Encompass), on the other. A copy of the Purchase Agreement is attached to this proxy statement as Annex B.

The Purchase Agreement provides that, prior to the consummation of the Content Distribution transaction, we will restructure certain of our subsidiaries and assets, so that the Content Distribution business unit is owned and operated entirely by the Content Distribution Group Entities. We refer to this restructuring as the Company Group Reorganization. As a result of the Company Group Reorganization, immediately prior to the consummation of the Content Distribution transaction, 100% of the assets and operations of our Content Distribution business unit will be owned and operated by three indirect wholly-owned subsidiaries of the Company:

•	Ascent Media Network Services, LLC (the US Company), which will own the assets and operations of Content Distribution in the United States;

•	Ascent Media Network Services Europe Limited (the UK Company), which will own the assets and operations of Content Distribution in the United Kingdom; and

•	Ascent Media Pte. Ltd. (the Singapore Company), which will own the assets and operations of Content Distribution in the Republic of Singapore.

We sometimes refer to the US Company, the UK Company and the Singapore Company in this proxy statement as the Content Distribution Group Entities. We refer to the date the Content Distribution transaction is consummated as the Closing Date.

Pursuant to the Purchase Agreement, on the Closing Date:

•	Encompass US will purchase 100% of the outstanding ownership interests in the US Company;

•	Encompass UK will purchase 100% of the outstanding shares of the UK Company; and

•	Encompass UK will purchase 100% of the outstanding shares of the Singapore Company;

in each case for the portion of the purchase price allocable to those assets and operations and as provided in the Purchase Agreement. We refer to the ownership interests in the US Company and the shares of the UK Company and Singapore Company to be purchased by Encompass collectively as the Company Interests. We refer to the consummation of such purchases pursuant to the Purchase Agreement as the Closings.

Purchase Price

Pursuant to the Purchase Agreement, the aggregate net cash purchase price to be paid by Encompass for the Company Interests (which we refer to as the Purchase Price), is equal to $113,250,000 (which we refer to as the Base Purchase Price), subject to the following adjustments:

Net Working Capital

The Purchase Agreement defines “Target Working Capital” as $3,934,000. If at the Closing Date, the net working capital of the Content Distribution business unit (as defined and calculated pursuant to the Purchase Agreement) exceeds Target Working Capital, the Purchase Price will be increased by such excess. If net working capital is less than Target Working Capital, the Purchase Price will be reduced by such deficit.

Cash Deferred Revenue

The Purchase Agreement defines “Cash Deferred Revenue” as the portion of deferred revenue (both current and long-term) associated with cash received from customers, together with any other liabilities associated with any cash deposits or upfront payments received from customers. The Purchase Price will be reduced by the Cash Deferred Revenue of the Content Distribution business unit as at the Closing Date. Such Cash Deferred Revenue will be excluded from the calculation of net working capital to avoid double counting.

Capital Expenditures

The Purchase Agreement requires us to continue to incur and pay for certain previously budgeted capital expenditures relating to the Content Distribution business unit in the ordinary course of business consistent with past practice, through the Closing Date. Such capital projects have been projected to cost an aggregate of $17,256,000 from October 6, 2010 through December 31, 2010 and may entail additional capital expenditures thereafter through the Closing Date. If at the Closing Date, the amount paid in cash by us for such capital projects is less than $17,256,000, the Purchase Price will be reduced by such deficit. However, if we incur additional capital expenditures between October 6, 2010 and the Closing Date (other than expenditures relating to such previously budgeted projects or general maintenance), and Encompass consents or such additional capital expenditure is reasonably incurred, after good faith consultation with Encompass US, in connection with new customers, the renewal of a certain customer contract or certain expansions or enhancements of services to existing customers, the Purchase Price will be increased by the aggregate amount of such additional investments.

Real Estate Credit

The Purchase Agreement requires us to use commercially reasonable efforts to transfer to the US Company certain real property currently owned by us but used in connection with the Content Distribution business. If such transfer of real property is not consummated prior to the Closing Date, the Purchase Price will be reduced by $1,000,000. If such transfer of real property is then consummated following the Closing Date and prior to December 31, 2015, Encompass will pay us $1,000,000 for such property.

Estimated Purchase Price and Post-Closing Adjustment

Not less than five business days prior to the anticipated Closing Date, we will provide Encompass with a statement setting forth our good faith estimate of the Purchase Price, taking into account the adjustments described above. We refer to such estimate as the Estimated Purchase Price. The Purchase Agreement provides that, on the Closing Date, Encompass shall pay us the Estimated Purchase Price in cash. Following the Closings, the parties will determine the final Purchase Price based on the actual net working capital, Cash Deferred Revenue, and capital expenditures of the Content Distribution business unit at or through the Closing Date, as applicable. Any disputes concerning the final Purchase Price shall be resolved by binding arbitration before Deloitte & Touche LLP or another internationally recognized independent public accounting firm. Within three business days after the Purchase Price has been finally determined, Encompass shall pay to us the amount, if any, by which the final Purchase Price exceeds the Estimated Purchase Price, or we shall pay to Encompass the amount, if any, by which the Estimated Purchase Price exceeds the final Purchase Price.

Allocation of Purchase Price

For purposes of paying the Estimated Purchase Price at the Closings, 70% of the Estimated Purchase Price will be paid for the outstanding ownership interests of the US Company and 30% will be paid collectively for the outstanding shares of the UK Company and the Singapore Company. The actual Purchase Price shall be allocated by Encompass after the Closing Date among the Content Distribution Group Entities (and, for tax purposes, among their respective assets) with the approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed.

Assumption of Liabilities and Excluded Liabilities

In addition to the cash Purchase Price, at the Closings, Encompass will assume certain liabilities and obligations relating to the Content Distribution business with an estimated fair value on the date of the Purchase Agreement of approximately $6.75 million, comprising approximately $3.0 million in capital lease obligations under a full-time satellite transponder capacity agreement, $3.5 million in dilapidation liability under an existing real property lease, and $250,000 obligations under an existing lease for unused office space. We have also agreed with Encompass to exclude certain liabilities of the Company and its subsidiaries, including the Content Distribution Group Entities, such that we, and not Encompass, will be responsible for such liabilities following the closing date.

Closing Date

Subject to the satisfaction or waiver of the conditions provided for in the Purchase Agreement, the Closings will occur on February 28, 2011, or such earlier date on or after January 31, 2011 as we may specify on at least 20 business days prior written notice; provided, however, that we may not specify an earlier date for the Closings unless the conditions set forth in the Purchase Agreement relating to the waiting period under the HSR Act, FCC approval, IDA approval, and certain third-party consents have been satisfied on or prior to the date of such notice, and the Special Meeting has been scheduled to take place on or before such specified closing date. We currently expect the Closings to occur during the first quarter of 2011.

Conditions to the Transaction

Conditions to Each Party’s Obligations

Each party’s obligation to consummate the transactions contemplated by the Purchase Agreement, including the Content Distribution transaction, is subject to satisfaction or waiver of the following conditions:

•	approval of the transaction proposal by the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote thereon;

•	the waiting period under the HSR Act and any extension thereof shall have expired or been terminated;

•	required approvals from the FCC and IDA shall have been obtained;

•	no governmental law or order shall be in force that makes the Content Distribution transaction illegal or otherwise prohibits or imposes materially burdensome conditions on the Content Distribution transaction;

•	no person shall have instituted a claim that would reasonably be expected to prohibit or impose materially burdensome conditions on the Content Distribution transaction; and

•	specified third-party consents shall have been obtained.

Conditions to Purchasers’ Obligations

The obligation of Purchasers to consummate the Content Distribution transaction is subject to the satisfaction or waiver of the following additional conditions:

•	each of certain fundamental representations made by our Company and its subsidiaries shall be true and correct as of the date of the Purchase Agreement and the date of the closing of the Content Distribution transaction;

•	the other representations and warranties made by our Company and its subsidiaries shall be true and correct as of the date of the Purchase Agreement and the date of the closing of the Content Distribution transaction, except where failure of such representations and warranties to be true and correct would not have a material adverse effect;

•	our Company and its subsidiaries shall have performed in all material respects their agreements and covenants under the Purchase Agreement;

•	delivery of requisite items by us to Encompass pursuant to the Purchase Agreement, including executed copies of certain real property leases and a sublease and documents relating to the transfer of certain real property and the granting of certain easements;

•	the Company Group Reorganization shall have been consummated and written proof thereof shall have been delivered to Encompass;

•	the FCC approvals shall have become final, or no third-party shall have made any filing associated with the applications; and

•	certain specified contracts between our Company and certain of our customers shall be in full force and effect, and we shall not be in material breach of our obligations thereunder.

Conditions to our Company’s Obligations

Our obligation to consummate the Content Distribution transaction, is subject to the satisfaction or waiver of the following further conditions:

•	each of certain fundamental representations made by Encompass shall be true and correct as of the date of the Purchase Agreement and the date of the closing of the Content Distribution transaction;

•	the other representations and warranties made by Encompass shall be true and correct as of the date of the Purchase Agreement and the date of the closing of the Content Distribution transaction, except where failure of such representations and warranties to be true and correct would not have a material adverse effect;

•	Encompass shall have performed in all material respects their agreements and covenants under the Purchase Agreement; and

•	delivery of requisite items by Encompass to us pursuant to the Purchase Agreement, including executed copies of certain real property leases and a sublease.

Representations and Warranties

The Purchase Agreement contains a number of representations and warranties made by our Company and its subsidiaries applicable to our Company, the Content Distribution Group Entities, and certain other subsidiaries of our Company that immediately prior to the closing of the Content Distribution transaction will directly hold all the Company Interests. Such representations and warranties are subject to certain qualifications and exceptions set forth in the Purchase Agreement or in the confidential disclosure schedules provided by the Company to Encompass pursuant to the Purchase Agreement, and relate to, among other things, the following:

•	due organization, valid existence, good standing and other corporate matters;

•	authorization, execution, delivery and enforceability of the Purchase Agreement and ancillary agreements;

•	conflicts or violations under organizational documents, contracts or law;

•	pending material litigation or outstanding material orders against our Company or certain subsidiaries;

•	sufficiency of our title to the interests of the Content Distribution Group Entities;

•	solvency of our Company and certain subsidiaries;

•	governmental permits and licenses;

•	material compliance with applicable laws;

•	capitalization and corporate structure of the Content Distribution business;

•	financial statements;

•	absence of undisclosed liabilities;

•	absence of certain material changes or events;

•	material pending or threatened claims or orders related to the Content Distribution Group Entities or initiated by any of the Content Distribution Group Entities;

•	related party transactions between the Company and our affiliates or their respective representatives;

•	employees and employment matters relating to the Content Distribution business;

•	matters relating to employee benefits applicable to us;

•	taxes;

•	intellectual property matters;

•	leased and owned real property;

•	material contracts and leases;

•	material insurance policies;

•	environmental matters;

•	status of the Company’s business relationships with certain customers and suppliers, including the status of certain material contracts;

•	condition of tangible property used to conduct the Content Distribution business;

•	sufficiency of properties and assets used to conduct the Content Distribution business;

•	validity of accounts receivable relating to the Content Distribution business, subject to reserves and the adequacy of these reserves in accordance with GAAP;

•	the preparation of any proxy statement related to the Content Distribution transaction;

•	brokerage or finders’ fees with respect to the Content Distribution transaction;

•	absence of certain indebtedness, and absence of certain expenses relating to the Content Distribution transaction;

•	completion of the Company Group Reorganization; and

•	the absence of any cash deposits that the Company Group would be obligated to return.

The Purchase Agreement also contains various representations and warranties made by Encompass (which representations and warranties are subject to certain qualifications and exceptions set forth in the Purchase Agreement), relating to, among other things, the following:

•	due organization, valid existence and good standing and other corporate matters;

•	authorization, execution, delivery and enforceability of the Purchase Agreement and ancillary agreements;

•	conflicts or violations under organizational documents, contracts or law;

•	pending or threatened material litigation or outstanding material orders;

•	no financing contingency;

•	solvency; and

•	brokerage or finders’ fees with respect to the transactions contemplated by the Purchase Agreement.

Certain Covenants and Agreements

Under the Purchase Agreement, we have agreed to abide by certain covenants prior to the closing of the Content Distribution transaction. Among others, these covenants include the following:

Conduct of the Business by our Company Prior to the Closings

Under the Purchase Agreement, we have agreed that, subject to certain exceptions, between the signing of the Purchase Agreement and the closing of the Content Distribution transaction, we will operate the Content Distribution business in all material respects in the ordinary course of business, consistent with past practice. We have also agreed that, subject to certain exceptions, we will cause each of the Content Distribution Group Entities not to:

•	amend its organizational documents;

•	transfer, issue, sell, grant, redeem or dispose of any equity interests or securities of any Content Distribution Group Entity or grant any option, warrant, call or other right to purchase such interests;

•	declare, set aside, or pay dividends or other distributions;

•	sell, assign, transfer, lease or otherwise dispose of material assets or properties of the Content Distribution Group Entities or the Content Distribution business;

•	acquire or agree to acquire any business of any other person;

•	incur any indebtedness, make loans or advances, or assume, guarantee or endorse the obligations of any other person (other than to another Content Distribution Group Entity);

•	subject any material asset of the Content Distribution Group Entities to a non-permitted lien;

•	make any material change to any accounting method or practice;

•	enter into or modify any related party agreement;

•	enter into, modify or terminate any material contract or leases (other than as permitted in accordance with the Purchase Agreement);

•	increase compensation or benefits for, or grant severance or termination pay to, any employee of the Content Distribution Group Entities (other than as permitted in accordance with the Purchase Agreement);

•	enter into, modify or terminate any employee benefit plan;

•	enter into, modify or terminate any collective bargaining agreement or otherwise make any commitment or incur any liability to any labor organization;

•	make or change any tax elections, extend or waive the statute of limitations for material tax claims, surrender any tax refund, settle any material tax liability, or make any material change to the tax practice as each relates to the Content Distribution Group Entities;

•	discount any receivables outside the ordinary course of business;

•	settle any claim that would impose continuing obligations on any Content Distribution Group Entity;

•	hire new employees above a certain pay grade; or

•	terminate employees in the Content Distribution business without cause.

In addition, we have agreed to use our commercially reasonable efforts to preserve the business organization and assets of the Content Distribution business, the beneficial business relationships and goodwill of customers, suppliers and other business relationships relating to the Content Distribution business, and the availability of the services of certain employees, directors, officers and consultants.

Proxy Statement; Stockholder Meeting

We have agreed to use our reasonable best efforts to prepare a proxy statement and all necessary filings relating to the stockholder vote and meeting and to provide Encompass with a right to review such materials. In addition, we have agreed, acting through our board of directors, to establish a record date for, duly call, give notice of, convene and hold a meeting of the holders of the Company’s common stock for the purpose of voting upon the approval of the Content Distribution transaction as promptly as reasonably practicable. In connection with such vote, we will solicit proxies from our stockholders in favor of the approval of the Content Distribution transaction. We will pay all costs associated with the filing of, and solicitation of proxies in connection with, this proxy statement.

No Solicitation; Superior Proposal

Pursuant to the Purchase Agreement, we have agreed that from the signing of the Purchase Agreement until the consummation of the Content Distribution transaction or the earlier termination of the Purchase Agreement, we will not, and will cause our representatives and affiliates not to, take any of the following actions, except as otherwise permitted by the Purchase Agreement:

•	solicit, initiate or encourage any competing proposal (as defined below);

•	participate in any negotiations or discussions regarding any competing proposal;

•	furnish any nonpublic information with respect to any competing proposal;

•	approve or recommend any competing proposal; or

•	enter into any agreement or understanding providing for any competing proposal or requiring us to abandon, terminate or fail to consummate the Content Distribution transaction.

However, if prior to the approval of the transaction proposal at the special meeting, (i) we receive a competing proposal that constitutes a superior proposal (as defined below), or that our board of directors determines in good faith could reasonably be expected to result in a superior proposal, and (ii) our board of directors determines that the failure to take such action would be reasonably likely to constitute a breach of the board’s fiduciary duties under applicable law, then so long as we comply with the relevant provisions of the Purchase Agreement, we may:

•	participate in any negotiations or discussions regarding such competing proposal; or

•	furnish any nonpublic information with respect to such competing proposal.

We are required to promptly notify Encompass of the receipt of any competing proposal and the material terms of any competing proposal.

If, prior to the approval of the transaction proposal at the special meeting, (i) we receive a competing proposal that constitutes a superior proposal, and (ii) our board of directors determines that the failure to take such action would be reasonably likely to constitute a breach of the board’s fiduciary duties under applicable law, the board may change or withdraw its recommendation to you in favor of the transaction proposal and, after providing Encompass with an opportunity to respond to such superior proposal, we may terminate the Purchase Agreement, and enter into an agreement with respect to such superior proposal, provided that prior to the effectiveness of any such termination we pay a termination fee to Encompass of $4,530,000, in cash. See “Purchase and Sale Agreement — Termination Fees”.

As used in this proxy statement, the term “competing proposal” means a bona fide proposal relating to (i) a merger or similar transaction involving our company or a Content Distribution Group Entity, (ii) an acquisition of 25% or more of our consolidated assets (other than an acquisition of assets not involving any assets of the Content Distribution business), (iii) an acquisition of 25% or more of any class of our common stock, (iv) certain tender or exchange offers, (v) the acquisition of one or more Content Distribution Group Entities, (vi) the acquisition, directly or indirectly, of any assets of the Content Distribution business, other than in the ordinary course of business, or (vii) the acquisition of all or any part of the Company Interests.

As used in this proxy statement, the term “superior proposal” means any written competing proposal that was not solicited, initiated, or encouraged by us or our representatives in violation of the Purchase Agreement for a transaction that would result in any person or group beneficially owning more than 50% of the voting power of our common stock or acquiring all or substantially all (as defined for purposes of Section 271 of the Delaware General Corporation Law) of our consolidated assets, on terms that our board of directors determines in good faith are more favorable from a financial point of view to our company and its stockholders than the Content Distribution transaction, and that our board of directors has determined is reasonably likely to be completed on the terms proposed.

Appropriate Action; Consents; Filings

The parties have agreed to use their respective reasonable best efforts to consummate the Content Distribution transaction and to cause all of the conditions to the consummation of the Content Distribution transaction to be satisfied, including:

•	obtaining necessary consents and approval from governmental authorities or other persons;

•	making filings and submissions required to be made under the HSR Act by the Company and Encompass and preparing and submitting any applications necessary to receive the necessary regulatory approvals from the FCC and IDA; and

•	providing notice or obtaining consents from any third-parties necessary for the consummation of the transactions contemplated by the Purchase Agreement.

Company Group Reorganization; Affiliate Transactions; Parent Release

We have agreed that, prior to the Closing Date, we will consummate the Company Group Reorganization and terminate any liabilities and obligations between any of the Content Distribution Group Entities, on the one hand, and us or our subsidiaries (other than Content Distribution Group Entities), on the other hand. In addition, we have agreed to waive any claim against the Content Distribution Group Entities and release the Content Distribution Group Entities from any liabilities related to these claims.

Assumed Guarantees and Contracts

Encompass has agreed to use commercially reasonable efforts to procure our release from liabilities under certain guarantees, which we refer to as “assumed guarantees,” so long as Encompass is not required to make payments or provide letters of credit or similar credit support. Encompass has further agreed not to extend beyond the original term or increase, in any material respect, our liability under assumed guarantees without our consent.

Tax Matters

We will be responsible for all taxes relating to the Content Distribution business with respect to any periods ending on or before the Closing Date, and, in the case of any period beginning on or before and ending after the Closing Date, for all taxes allocable to the portion of such period occurring on or before the Closing Date. Encompass will be responsible for all taxes relating to the Content Distribution business with respect to any periods beginning after the Closing Date, and, in the case of any period beginning on or before and ending after the Closing Date, for all taxes allocable to the portion of such period occurring after the Closing Date. We will be responsible for any transfer taxes relating to the Company Group Reorganization. Any other transfer taxes relating to the Content Distribution transaction will be borne 50% by our company and 50% by Encompass. The purchase agreement provides for us to indemnify Encompass and its affiliates for taxes and related expenses allocated to our company under the Purchase Agreement, and for taxes or losses arising from any breach by our company of the representations and warranties or covenants of our company related to taxes set forth in the Purchase Agreement. The purchase agreement provides for Encompass to indemnify us and our affiliates for taxes and related expenses allocable to Encompass. Such tax indemnification provisions are not subject to the basket or cap applicable to indemnification for breaches of certain representations, warranties and covenants under the Purchase Agreement. See “The Purchase and Sale Agreement — Indemnification; Survival of Indemnification Obligations” below.

Employee Matters

We will be responsible for compensation and related costs payable with respect to any employees of the Company and its subsidiaries, including employees working in the Content Distribution business, for all periods through the Closing Date, and for all employees other than employees working in the Content Distribution business (or otherwise designated by Encompass as continuing employees) for periods following the Closing Date, and will be responsible for severance and related costs for all employees terminated on or prior to the Closing Date. We will also be responsible for all liabilities relating to any employee benefit plans relating to the Content Distribution business, other than liabilities incurred after the Closing Date for employee benefit plans that Encompass has specifically agreed to assume. Encompass will be responsible for all compensation and related costs payable with respect to employees working in the Content Distribution business, as well as any other employees of AMC and its subsidiaries designated by Encompass to work in the Content Distribution business following the Closing Date (collectively, continuing employees) for periods following the Closing Date, including severance and related costs for any such employees terminated after the Closing Date. In addition, if Encompass or any of its affiliates hires a former employee of AMC or its affiliates other than a continuing employee within 90 days following the Closing Date, Encompass or such affiliate shall pay any severance costs incurred by AMC or its affiliate in connection with the termination of such employee.

The Company will be responsible for (i) fully vesting Continuing Employees in their benefits under the Ascent Media Group 401(k) Savings Plan (the AMG 401(k)) and (ii) contributing all contributions due for all pay periods leading up to and including the Closing Date of the Content Distribution transaction with respect to the compensation earned by such employees as of the Closing Date. As soon as practicable after the closing of the Content Distribution transaction (but no earlier than the 60th day following the Closing Date), Encompass and the Company will arrange for the transfer of accounts for participating Continuing Employees from the AMG 401(k) to a comparable plan sponsored by Encompass, including a transfer of assets from the AMG 401(k) to the Encompass plan.

Indemnification; Survival of Indemnification Obligations

Indemnification by the AMC Entities

Subject to certain limitations set forth in the Purchase Agreement, following the consummation of the Content Distribution transaction, the Company and certain of its subsidiaries will, jointly and severally, indemnify Encompass and its affiliates and representatives against damages arising out of or resulting from (i) any breach of a representation or warranty made by the Company or a subsidiary in the Purchase Agreement or certain ancillary documents, (ii) any breach or failure by the Company or a subsidiary to perform any of its covenants or obligations in the Purchase Agreement or certain ancillary agreements and (iii) any excluded liabilities or related third-party claims. The Purchase Agreement also provides for mutual indemnification with respect to certain tax matters. See “Purchase and Sale Agreement — Tax Matters” above.

Indemnification by Purchasers

Subject to certain limitations set forth in the Purchase Agreement, following the consummation of the Content Distribution transaction, Encompass and certain of its subsidiaries will, jointly and severally, indemnify the Company and its affiliates and representatives against damages arising out of or resulting from (i) any breach of a representation or warranty made by Encompass in the Purchase Agreement or certain ancillary agreements, (ii) any breach or failure by Encompass to perform any of their covenants or obligations in the Purchase Agreement or certain ancillary agreements, or (iii) any assumed guarantee. The Purchase Agreement also provides for mutual indemnification with respect to certain tax matters. See “Purchase and Sale Agreement — Tax Matters” above.

Limits on Indemnification

The Purchase Agreement provides that, subject to the exceptions described below, the aggregate liability of the Company for indemnification for damages arising out of or resulting from breaches of our representations and warranties, as well as certain covenants relating to the operation of the Content Distribution business between signing and closing, will not exceed $19,360,000. In addition, the Company will not be liable for indemnification for damages arising out of or resulting from these types of breaches unless and until the aggregate amount of such damages exceeds $1,550,000, and then only for the amount by which such damages exceed $1,550,000.

Such limitations do not apply to (i) any breach or failure to be true of certain fundamental representations and warranties of the Company, including the due organization, valid existence and good standing of the Company and the Content Distribution Group Entities, and our legal capacity and authority to perform our obligations under the Purchase Agreement, or (ii) any other covenant breaches or indemnification obligations.

The liability of Encompass under the indemnification provisions set forth in the Purchase Agreement are subject to comparable limitations as those in favor of the Company.

Under certain circumstances, if the Company and its subsidiaries desire to windup or make certain distributions, we will first need to deposit into escrow an amount of cash equal to what remains under the indemnification cap to support our indemnification obligations under the Purchase Agreement.

Termination

The Purchase Agreement may be terminated and the Content Distribution transaction and the other transactions contemplated thereby abandoned at any time prior to the consummation of such transactions and before or after approval of the Content Distribution transaction by our stockholders:

•	by mutual written consent of us and Encompass;

•	by us or Encompass, if (1) the closing has not occurred by February 28, 2011, (2) any governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting or imposing materially burdensome conditions on the consummation of the transactions contemplated by the Purchase Agreement, and such order or other action has become final and non-appealable, or (3) stockholder approval of the transaction proposal is not obtained at the special meeting (in which case, we shall be required to pay Encompass’s out-of-pocket costs and expenses incurred in connection with the Content Distribution transaction not to exceed $2,000,000);

•	by us, if (1) Encompass has breached representations, warranties, covenants or other agreements which leads to a violation of applicable closing conditions and cannot be cured by February 28, 2011 or if curable, is not cured within 30 days of our notice of intent to terminate, or (2) our board of directors has determined, in good faith, that a competing proposal is a superior proposal, subject to certain conditions;

•	by Encompass, if (1) we have breached representations, warranties, covenants or other agreements which leads to a violation of applicable closing conditions and cannot be cured by February 28, 2011 or if curable, is not cured within 30 days of Encompass’ notice of intent to terminate, (2) our board of directors makes a change of recommendation, fails to recommend against a competing tender offer, enters into an acquisition agreement, or publicly announces an intention to take any of such actions, or (3) if any of certain specified customers terminate contracts with our company and its subsidiaries representing, in the aggregate, all or substantially all the revenue received by us from such customer for network origination, playout and master control services in the UK.

Termination Fees

The Company must pay to Purchasers a termination fee of $4,530,000 in cash if any of the following occurs:

•	a competing proposal is publicly announced, and, following such announcement, the Purchase Agreement is terminated (i) by us or Encompass because the closing of the Content Distribution transaction does not occur by February 28, 2011, (ii) by us or Encompass because the transaction proposal is not approved at the special meeting, or (iii) by Encompass because of our breach or failure to perform, and, in any such case, prior to, concurrently with or within twelve months after termination we enter into a definitive agreement with respect to any competing proposal;

•	the Purchase Agreement is terminated by us due to the determination, in good faith, by our board of directors that a competing proposal is a superior proposal; or

•	the Purchase Agreement is terminated by Encompass due to a change of recommendation effected by our board of directors.

Reverse Termination Fee

If the conditions to Encompass’s obligations under the Purchase Agreement are satisfied, but either Encompass US or Encompass UK breaches its obligation to consummate the Content Distribution transaction pursuant to the Purchase Agreement, and we exercise our right to terminate the Purchase Agreement as a result of Encompass’s breach, Encompass US will be obligated to pay us a reverse termination fee of $9,680,000 (the Reverse Termination Fee), and such Reverse Termination Fee shall constitute our Company’s sole remedy for such breach.

Amendment

The Purchase Agreement may not be amended except by an instrument in writing signed by all parties.

Waiver

Any of the terms or conditions of the Purchase Agreement may be waived at any time by the Company or Encompass, but only by a writing signed by the party waiving such terms or conditions.

Specific Performance

The Company and Encompass have agreed that (i) Encompass would suffer irreparable damage in the event any of the provisions of the Purchase Agreement were not performed by the Company in accordance with the terms thereof and (ii) Encompass shall be entitled to specific performance of the terms of the Purchase Agreement in addition to any other remedies to which it may be entitled.

The Company has expressly waived any right to specifically enforce the Purchase Agreement, and has agreed that its right to receive the Reverse Termination Fee as provided in the Purchase Agreement shall be the Company’s exclusive remedy in the event of any breach of the Purchase Agreement by Encompass prior to the Closing.

THE CREATIVE/MEDIA TRANSACTION

Deluxe

Deluxe Entertainment Services Group Inc. (Deluxe US) is a wholly-owned subsidiary of MacAndrews & Forbes Holdings Inc. and Deluxe UK Holdings Limited (Deluxe UK and, together with Deluxe US, Deluxe) is a wholly owned subsidiary of Deluxe US. A leading provider of a broad range of entertainment industry services and technologies, Deluxe has an international client base comprising major motion picture studios and other owners and distributors of filmed entertainment, video and digital media content. Services include motion picture film processing, printing and distribution; digital intermediates; post production and subtitling services; titles design and digital visual effects; DVD compression, encoding and authoring; digital cinema services, digital asset management, digital distribution; and marketing fulfillment services. Laboratory and post production facilities are located in North America, Europe, and Australia. Deluxe also offers home entertainment services in North America, Europe and India.

State of incorporation:	Delaware
Principal Offices:	1377 North Serrano Avenue Hollywood, CA 90027

Creative/Media Transaction

As previously disclosed, on December 31, 2010, we sold Creative Services and Media Services to Deluxe. The terms and conditions of this transaction were set forth in a purchase agreement dated November 24, 2010, between the Company and certain of its indirect wholly-owned subsidiaries, on the one hand, and Deluxe US and Deluxe UK, on the other hand. We refer to that purchase agreement as the Deluxe purchase agreement. We refer to Creative Services and Media Services, on a combined basis, as the Creative/Media business and we refer to the purchase and sale of the Creative/Media business to Deluxe pursuant to the Deluxe purchase agreement as the Creative/Media transaction.

Prior to the closing of the Creative/Media transaction, we restructured certain of our subsidiaries and assets so that the Creative/Media business was owned and operated entirely by the entities purchased by Deluxe. Giving effect to such internal reorganization: (i) AMG owned the assets and operations of the Creative/Media business in the United States, (ii) AMGL owned the assets and operations of the Creative/Media business in the United Kingdom, and (iii) AMG and AMGL did not hold any assets or operations other than those included in the Creative/Media business.

On December 31, 2010 our company and Deluxe consummated the Creative/Media transaction. At the closing of the Creative/Media transaction:

•	Deluxe US purchased 100% of the outstanding ownership interests in AMG; and

•	Deluxe UK purchased 100% of the outstanding shares of AMGL;

in each case for the portion of the purchase price allocable to such ownership interests or outstanding shares, as provided in the Deluxe purchase agreement.

Purchase Price

At the closing of the Creative/Media transaction, our company received approximately $67.3 million in cash, after giving effect to a working capital adjustment of approximately $1.0 million, and Deluxe assumed certain net indebtedness of approximately $1.8 million. Pursuant to the Deluxe purchase agreement, 79% of the aggregate purchase price in the Creative/Media transaction was allocable to the ownership interests of AMG, and 21% of such aggregate purchase price was allocable to the shares of AMGL.

Post-Closing Adjustment

Two business days prior to the anticipated closing date, we provided Deluxe with a statement setting forth our good faith estimate of the Creative/Media purchase price, taking into account the working capital, net debt, and other purchase price adjustments described in the Deluxe purchase agreement. On the closing date for the Creative/Media transaction, Deluxe and its subsidiary paid us such estimated purchase price, in the aggregate, in cash. Following the closing of the Creative/Media transaction, the parties will determine the final purchase price for such transaction based on the actual net closing indebtedness, net working capital, and company transaction expenses of the Creative/Media business at the closing date of such transaction, as applicable. Any disputes concerning the final Purchase Price shall be resolved by binding arbitration before an independent nationally recognized accounting firm mutually agreed upon by the Company and Deluxe US. Promptly after such purchase price has been finally determined, Deluxe US shall pay to us the amount, if any, by which such final purchase price exceeds the estimated purchase price, or we shall pay to Deluxe US the amount, if any, by which such estimated purchase price exceeds such final purchase price.

Certain Covenants and Agreements

Pursuant to the Deluxe purchase agreement, we have also agreed to certain covenants, including the following:

UK Defined Benefit Pension Plan

The Company has agreed that, within one year after the closing of the Creative/Media transaction, two pension plans for which AMGL is a responsible party in the United Kingdom (which we refer to collectively as the UK DB Plans) shall be wound up or fully funded on a buyout basis. In that connection, the Company agreed to take all actions necessary to cause one of the UK DB Plans, which is currently accruing benefits for participants, to be closed to future accrual prior to the closing date, and to cause each Creative/Media Group Entity that is the principal employer under a UK DB Plan to be replaced as principal employer with AMC or a subsidiary of AMC other than the Creative/Media Group Entities, and to be released from liability thereunder, in each case with effect from the closing date. In connection with that undertaking, the Company currently expects that it will make additional capital contributions to the UK DB Plans in the aggregate amount of not less than $4.5 million, during 2011.

Restrictions on Competition

The Company has also agreed for a period of three years after the closing of the Creative/Media transaction, subject to certain exceptions, not to enter into a business that competes with the Creative/Media business or to solicit employees from Deluxe or its subsidiaries that operate the Creative/Media business.

Affiliate Transactions; Parent Release

Prior to the closing date of the Creative/Media transaction, we terminated any liabilities and obligations between any of the entities operating the Creative/Media business, on the one hand, and us or our other subsidiaries, on the other hand. In addition, we have agreed to waive any claim against the entities operating the Creative/Media business and release such entities from any liabilities related to these claims.

Services Agreements

In connection with the consummation of the Creative/Media transaction, the Company entered into services agreements with Deluxe pursuant to which the Company or its subsidiaries (including, in certain instances, the Content Distribution Group Entities) will provide certain transitional support services to Deluxe in its operation of the Creative/Media business. Similarly, Deluxe will provide certain transitional support services to the Company.

Indemnification; Survival of Indemnification Obligations

Indemnification by AMC

Subject to certain limitations set forth in the Deluxe purchase agreement, the Company will indemnify Deluxe and its affiliates and representatives against damages arising out of or resulting from (i) any breach of a representation or warranty made by the Company or any of its subsidiaries in the Deluxe purchase agreement or other transaction documents, (ii) any breach or failure by the Company or a subsidiary to perform any of its covenants or obligations in the Deluxe purchase agreement or other transaction agreements and (iii) any excluded liabilities or related third-party claims. In addition, the Deluxe Purchase Agreement provides for the Company to indemnify Deluxe and its affiliates and representatives after the closing of the Creative/Media Transaction from any taxes of the Creative/Media Group Entities and their affiliates for periods prior to the closing of the Creative/Media transaction, as wells as certain other tax-related obligations.

Indemnification by Deluxe

Subject to certain limitations set forth in the Deluxe purchase agreement, Deluxe, its subsidiary and the entities operating the Creative/Media business will, jointly and severally, indemnify the Company and its affiliates and representatives against damages arising out of or resulting from (i) any breach of a representation or warranty made by Deluxe in the Deluxe purchase agreement or other transaction agreements, (ii) any breach or failure by Deluxe to perform any of their covenants or obligations in the Deluxe purchase agreement or other transaction agreements and (iii) any related third-party claims brought against the Company or its subsidiaries arising from the operation of the Creative/Media business by Deluxe after the closing of the Creative/Media transaction.

Limits on Indemnification

The Deluxe purchase agreement provides that, subject to the exceptions described below, the aggregate liability of the Company for indemnification for damages arising out of or resulting from breaches of our representations or warranties, as well as certain covenants relating to the operation of the Creative/Media business between signing and closing, will not exceed $10,500,000. In addition, the Company will not be liable for indemnification for damages arising out of or resulting from these types of breaches of our representations or warranties unless and until the aggregate amount of such damages exceeds $1,000,000, and then only for the amount by which such damages exceed $1,000,000.

Such limitations do not apply to (i) any breach or failure to be true of certain fundamental representations and warranties of the Company, including (x) the due organization, valid existence and good standing of the Company and the entities operating the Creative/Media Business, (y) our legal capacity and authority to perform our obligations under the Deluxe purchase agreement, including our ownership and ability to sell the entities involved, and (z) the absence of brokers’ fees, or (ii) breaches of certain specified covenants.

The liability of Deluxe under the indemnification provisions set forth in the Deluxe purchase agreement are subject to comparable limitations as those in favor of the Company.

Escrow

As security for any potential indemnification obligations to under the Deluxe purchase agreement, $7,000,000 of the purchase price was deposited into escrow, pursuant to an escrow agreement entered into by the Company, Deluxe and Wells Fargo, N.A. on December 31, 2010. The escrow agreement provides that any amounts remaining in the escrow account on the second anniversary of the closing date shall be released to the Company, except to the extent of any open claims therefor. Under certain circumstances, if the Company and its subsidiaries desire to wind up or make certain distributions, we will first need to deposit into escrow an amount of cash equal to $3,500,000 or, in certain circumstances, the lesser amount that is necessary to satisfy all outstanding claims under the Deluxe Purchase Agreement.

ACQUISITION OF MONITRONICS

On December 17, 2010, our company acquired 100% of the outstanding capital stock of Monitronics International, Inc. (Monitronics) through the merger of Mono Lake Merger Sub, Inc., a direct wholly owned subsidiary of our company established to consummate the merger, with and into Monitronics, with Monitronics as the surviving corporation in the merger.

The terms of the merger are set forth in an agreement and plan of merger dated December 17, 2010 (which we refer to as the merger agreement), among our company, Mono Lake Merger Sub, Inc., Monitronics, and, for certain purposes only, ABRY Partners, LLC (the Shareholder Representative). At the time of the merger, ABRY Partners IV, L.P., a private equity investment fund whose general partner is an affiliate of the Shareholder Representative, held common stock of Monitronics representing a majority of the common stock of Monitronics outstanding or issuable upon the exercise of outstanding options and warrants. Pursuant to the merger agreement, the Shareholder Representative was designated as the agent for the holders of Monitronics’ common stock and options or warrants.

The closing of the merger occurred simultaneously with the execution of the merger agreement. Concurrently with the merger agreement, the Company, Monitronics, and the Shareholder Representative also entered into an escrow agreement with Citibank, N.A. as escrow agent, to provide for the adjustment escrow and indemnity escrow described below.

Monitronics Merger Agreement

The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete text of the merger agreement, which is filed as an exhibit to our current report on Form 8-K dated December 17, 2010. We urge you to read the merger agreement carefully and in its entirety because it, and not this description, is the legal document that governs the transaction by which we acquired Monitronics.

The following summary of the merger agreement is intended to provide you with information regarding the principal terms of the merger. The terms of the merger agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. The merger agreement contains representations and warranties that our company, on the one hand, and Monitronics on the other hand, made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights in connection with the indemnification provisions provided for in the merger agreement, and are subject to important limitations and qualifications set forth in the merger agreement, including contractual standards of materiality that may be different from that generally applicable under federal securities laws.

In addition, the representations and warranties and other provisions are qualified by information in confidential disclosure schedules that our company and Monitronics have exchanged in connection with signing the merger agreement. While we do not believe that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties and other provisions set forth in the merger agreement. Accordingly, you should not rely on the representations and warranties and other provisions as characterizations of any actual state of facts, since they may be modified by the underlying disclosure schedules. Prior to the merger, Monitronics was a private company, and the disclosure schedule delivered by Monitronics contains certain non-public information, which may be material to an understanding of Monitronics and its business and financial results. Moreover, information concerning the subject matter of the representations and warranties of Monitronics may have changed since the date of the merger agreement, which may or may not be fully reflected in our public disclosures.

This section is not intended to provide you with any other factual information about us or Monitronics. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC.

Merger Consideration

The aggregate merger consideration payable by our company to the former stockholders, option holders and warrant holders of Monitronics pursuant to the merger was calculated based on:

•	an adjusted enterprise value of $1,191,000,000,

•	minus net indebtedness,

•	minus unpaid company transaction expenses, and

•	plus the difference between target working capital and closing working capital.

Adjusted Enterprise Value.  The purchase agreement provides for a nominal enterprise value of $1,255,000,000 including all outstanding indebtedness of Monitronics, which includes for this purpose the net breakage costs under certain derivative arrangements entered into by Monitronics to fix the effective interest rate under its existing structured financing, which we refer to as the swap breakage costs. The swap breakage costs represent an estimate of the cost that Monitronics would incur to effectively terminate such derivative arrangements as of the closing date, and are reflected on Monitronics’s closing balance sheet. However, Monitronics is not required to terminate such derivative arrangements, and if Monitronics continues to make fixed interest payments in accordance with such derivative arrangements for the remainder of their stated terms, the swap breakage costs would be zero on April 15, 2012, subject to a floor that expires in 2014. The amount of the swap breakage costs also varies based on prevailing interest rates and other market factors, and could be greater than, or less than, the amount of such costs on the closing date, if Monitronics should at any point in the future determine to terminate such derivative arrangements. As part of its negotiations with Monitronics in connection with the merger, our company agreed to fix the amount of the swap breakage costs at $64,000,000 for purposes of calculating net merger consideration under the merger agreement. This term was implemented by agreeing (a) to increase the nominal enterprise value by the amount, if any, that the actual swap breakage costs were greater than $64,000,000, or to decrease the nominal enterprise value by any amount that the actual swap breakage costs were less than $64,000,000, and (b) to subtract the actual swap breakage costs from such nominal enterprise value (in addition to the other adjustments described below) in the calculation of net merger consideration. The net effect of these provisions was to fix the enterprise value of Monitronics, exclusive of such derivative arrangements, but including the assumption of all other indebtedness of Monitronics, at $1,191,000,000. For purposes of this discussion, we refer to such amount as the adjusted enterprise value of Monitronics, although such term is not used in the merger agreement.

Net Indebtedness.  For purposes of calculating the merger consideration as described above, the net indebtedness of Monitronics equals (i) long-term debt of Monitronics and its subsidiaries on the closing date, in the aggregate amount of $844,200,000, (ii) minus $66,214,000 in cash of Monitronics and its subsidiaries on the closing date, which includes restricted cash. Based on such calculation, net indebtedness of Monitronics was estimated to be $777,986,000 on the closing date.

Unpaid Company Transaction Expenses.  The merger agreement defines unpaid company transaction expenses as all expenses incurred on or before the closing date and payable by Monitronics or any of its subsidiaries in connection with the transaction, to the extent unpaid as of the closing date, other than compensation expense relating to outstanding stock options, and other than certain expenses relating to the preparation of Monitronics financial information for this proxy statement, and certain expenses relating to our company’s financing in connection with the merger. At the closing, the unpaid company transaction expenses were estimated to be $14,072,000.

Closing Working Capital and Target Working Capital.  The merger agreement generally defines closing working capital as the aggregate amount of current assets of Monitronics and its subsidiaries minus the aggregate amount of current liabilities of Monitronics and its subsidiaries, in each case as of the closing date, whether such result is a positive number or a negative number. The merger agreement defines target working capital as negative $16,579,000. At the closing, the difference between target working capital and closing working capital was estimated to be $127,000.

Estimated Merger Consideration, Escrowed Amounts.  In connection with the closing, Monitronics provided the Company with a statement setting forth its good faith estimate of the merger consideration, taking into account the terms described above. Based on such calculation, the aggregate amount paid in cash by the Company at the closing was $413,141,000, of which $14,072,000 comprised transaction expenses incurred by Monitronics and payable by the Company pursuant to the merger agreement and $399,069,000 comprised merger consideration payable to the stockholders, option holders and warrant holders of Monitronics in the merger. Pursuant to the merger agreement, on the closing date, the Company paid the estimated merger consideration, in cash, to the Shareholder Representative, as paying agent for the holders of Monitronics common stock, options and warrants, less:

•	$3,000,000 from the aggregate estimated merger consideration, which was deposited with Citibank, N.A., as escrow agent pursuant to the escrow agreement, as an adjustment escrow to be available to satisfy any amounts due to our company as set forth below under “— Post-Closing Adjustment”; and

•	$25,000,000 from the aggregate estimated merger consideration, which was deposited with Citibank, N.A., as escrow agent pursuant to the escrow agreement, as an indemnity escrow to be available to satisfy any obligation of Monitronics as set forth below under “Indemnification — Indemnification by Monitronics”.

The following table shows the calculation of the merger consideration and total cash consideration paid by the Company at the closing, in connection with its acquisition of Monitronics:

Description	Amount

Adjusted Enterprise Value	$1,191,000,000
- Net Indebtedness	$777,986,000
- Unpaid Company Transaction Expenses	$14,072,000
+ Closing Working Capital minus Target Working Capital	$127,000

Estimated Merger Consideration	$399,069,000
+ Unpaid Company Transaction Expenses	$14,072,000

Total cash consideration paid by the Company	$413,141,000

Post-Closing Adjustment.  Following the closing, the parties will determine the final merger consideration based on the actual adjusted net indebtedness, closing working capital, and unpaid company transaction expenses of Monitronics at the closing date of the transaction, as applicable. Any disputes concerning the final merger consideration shall be resolved by binding arbitration adjudicated by Deloitte LLP. Promptly after such merger consideration has been finally determined, if the actual merger consideration is greater than the merger consideration estimated by Monitronics at the closing, our company will pay such deficiency in cash to the Shareholder Representative, as paying agent for the former holders of Monitronics common stock, options and warrants, and if the actual merger consideration is less than the merger consideration estimated by Monitronics at the closing, the amount of such difference shall be repaid to our company in cash from the adjustment escrow (or, if the adjustment escrow is insufficient, from the indemnity escrow).

Source of Funds.  The aggregate consideration paid in cash by the Company at the closing was funded from cash on hand, proceeds from the sale of marketable securities, and $105,000,000 in borrowings under a new $175,000,000 credit facility. See, “Acquisition Financing,” below.

Treatment of Monitronics Common Stock and Common Stock Equivalents

Pursuant to the merger agreement, at closing:

•	each share of Monitronics common stock that was outstanding immediately prior to the effective time of the merger was converted into the right to receive the per share cash merger consideration (calculated on a fully diluted basis, assuming the exercise in full of all options and warrants for Monitronics common stock outstanding immediately prior to the effective time of the merger and the receipt by Monitronics of the aggregate exercise price of such options and warrants); and

•	each Monitronics option or warrant that was outstanding immediately prior to the effective time of the merger was converted into the right to receive an amount in cash equal to the difference between (i) the aggregate merger consideration that would be payable with respect to the aggregate number of shares of common stock underlying such option or warrant as though such shares were issued and outstanding immediately prior to the effective time of the merger, and (ii) the aggregate exercise price applicable under such option or warrant;

in each case subject to the indemnification and escrow provisions set forth in the merger agreement, and any deductions by the Shareholder Representative in reimbursement of its costs incurred as agent of the holders under the merger agreement, which may have the effect of reducing the amount payable per share of Monitronics common stock or option or warrant therefor.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by Monitronics. Such representations and warranties are subject to certain qualifications and exceptions set forth in the merger agreement or in the confidential disclosure schedules provided by Monitronics to the Company pursuant to the merger agreement, and relate to, among other things, the following:

•	due organization, valid existence, good standing and other corporate matters;

•	capitalization and corporate structure of Monitronics;

•	authorization, execution, delivery and enforceability of the merger agreement and the transactions contemplated thereby;

•	conflicts or violations under organizational documents, contracts or law;

•	financial statements and indebtedness, including the absence of certain undisclosed liabilities;

•	the absence of certain changes or events;

•	pending litigations or proceedings against Monitronics;

•	permits and other approvals from governmental entities and compliance with applicable law;

•	taxes;

•	certain intellectual property matters;

•	material contracts, leases, financial instruments and other agreements;

•	matters relating to employee benefit plans;

•	leased and owned real property;

•	employees and certain employee matters;

•	certain environmental matters;

•	material insurance policies;

•	transactions with affiliates of Monitronics;

•	certain matters relating to alarm monitoring contract dealers and customers;

•	brokerage or finder’s fees with respect to the transaction;

•	certain matters relating to security systems and monitoring centers;

•	the absence of violations under certain laws relating to foreign corrupt practices and international trade sanctions; and

•	the conduct of Monitronics on the closing date of the merger.

The merger agreement also contains various representations and warranties made by the Company and its subsidiary. Such representations and warranties are subject to certain qualifications and exceptions set forth in the merger agreement, and relate to, among other things, the following:

•	due organization, valid existence, good standing and other corporate matters;

•	authorization, execution, delivery and enforceability of the merger agreement and the transactions contemplated thereby;

•	conflicts or violations under organizational documents, contracts or law;

•	the absence of litigation and other proceedings;

•	the absence of brokerage of finder’s fees with respect to the transaction;

•	the solvency of the Company, Merger Sub and Monitronics as the surviving corporation after giving effect to the merger and other transactions contemplated by the merger agreement; and

•	matters relating to the funding of the transactions contemplated by the merger agreement.

Indemnification

Indemnification by Monitronics.  Subject to certain limitations and exceptions set forth in the merger agreement, the Company and the surviving corporation will be indemnified (but only to the extent of funds on deposit in the indemnity escrow and amounts available under an indemnity policy, as defined below) against damages arising out of or resulting from (i) any breach of a representation or warranty made by Monitronics in the merger agreement or (ii) any breach by the Shareholder Representative of any covenant set forth in the merger agreement or any unpaid company transaction expense to the extent it is not actually reflected in the amount of unpaid company transaction expenses used to calculate the merger consideration. The representations and warranties of Monitronics will remain in full force and effect until August 31, 2012.

Indemnification by the Company.  Subject to certain limitations and exceptions set forth in the merger agreement, the former holders of Monitronics common stock and common stock equivalents and the Shareholder Representative will be indemnified against any damages arising out of or resulting from (i) any breach of a representation or warranty made by the Company or our subsidiary in the merger agreement or (ii) any breach by the Company, our subsidiary or, if after the effective time, the surviving corporation, of any of their covenants in the merger agreement. The representations and warranties of the Company and Merger Sub will remain in full force and effect until August 31, 2012.

Indemnity Escrow and Indemnity Policy.  As security for any potential indemnification obligations owed to the Company and the surviving corporation under the merger agreement, at the closing of the transaction, the Company deposited $25,000,000 of the merger consideration into the indemnity escrow pursuant to the escrow agreement. Although the indemnification provisions of the merger agreement extend through August 31, 2012, the indemnity escrow will be released on December 31, 2011 (which we refer to as the escrow release date), except to the extent of any open claims therefor. From and after the earlier of (a) any depletion of the indemnity escrow and (b) the escrow release date, any claims by our company for indemnification under the merger agreement will be limited to claims for breach of representation and warranty only and may be brought only against certain insurance policies obtained by the Shareholder Representative for the benefit of our company for such purpose from certain insurance carriers, in the aggregate amount of $50,000,000, which insurance policies will remain in effect until August 31, 2012. We refer to such representation and warranty insurance policies collectively as the indemnity policy. Pursuant to the merger agreement, the premiums and certain other costs relating to the indemnity policy were paid in full by Monitronics prior to closing.

Limits on Indemnification.  The merger agreement provides that, subject to the exceptions described below, the aggregate liability for which our company and the surviving corporation may be indemnified for damages arising out of or resulting from breaches of representations or warranties and certain covenants will be limited to the indemnity escrow and the amount available under the indemnity policy. Indemnifiable claims will be applied first to the indemnity escrow and then, following the earlier of the escrow release date and the indemnity escrow’s depletion, against the indemnity policy. In addition, Monitronics will not be liable for indemnification for damages arising out of or resulting from breaches of its representations and warranties unless and until the aggregate amount of such damages exceeds a $10,000,000 “basket”, and then only for the amount by which such damages exceed such amount. This limitation does not apply to any breach of covenant by Monitronics or any breach of its representation and warranty relating to brokerage and similar fees and commissions in connection with the merger or any related transaction, or any breach of the representation and warranty of Monitronics relating to the conduct of Monitronics on the closing date.

The Monitronics Business

Monitronics International, Inc. (Monitronics) is the fourth largest alarm monitoring company in the United States, with over 665,000 subscribers under contract. With subscribers in all 50 states, the District of Columbia, Puerto Rico, and Canada, Monitronics provides a wide range of security alarm services, monitoring signals from burglaries, fires and other events, as well as providing customer service and technical support. Monitronics’s service offerings include hands-free two-way interactive voice communication with the monitoring center, a cellular back-up option, and an interactive service option which allows a customer to control their security system remotely using a computer or smart phone. Monitronics was incorporated in 1994 and is headquartered in Dallas, Texas.

Unlike many of its national competitors, Monitronics outsources the sales, installation and field service functions to its dealers. By outsourcing the low margin, high fixed-cost elements of its business to a large network of independent service providers, Monitronics is able to allocate capital to growing its revenue-generating account base rather than to local offices or depreciating hard assets. Monitronics believes that it is the only alarm-monitoring company of national scale that operates exclusively through a network of independent dealers.

During the 12 months ended September 30, 2010, Monitronics purchased alarm monitoring contracts from approximately 450 dealers. Monitronics generally enters into alarm monitoring purchase agreements with dealers only after a thorough review of the dealer’s qualifications, licensing and financial situation. Once a dealer has qualified, Monitronics generally obtains rights of first refusal to purchase all accounts sold by that dealer for a period of three years.

The primary steps in creating an account are as follows:

1. Dealer sells an alarm system to a homeowner or small business.

2. Dealer installs the alarm system, which is monitored by Monitronics central monitoring center, trains the customer on its use, and receives a signed three to five year contract for monitoring services.

3. Dealer presents the account to Monitronics for purchase.

4. Monitronics performs diligence on the alarm monitoring account to validate quality. This process includes several due diligence tests including a credit score analysis and telephonic confirmation with a significant number of subscribers confirming satisfaction with their installation and security system. Because purchase criteria are agreed upon with each dealer in advance, Monitronics is able to acquire most accounts submitted to it for purchase.

5. Monitronics acquires the customer contract at a formula-based price.

6. Customer becomes a Monitronics account.

7. All future billing and customer service is conducted through Monitronics.

Monitronics generally pays its dealers a purchase price for each new customer account based on a multiple of the account’s monthly recurring revenue. The terms on which Monitronics acquires customer accounts from dealers are provided for in the dealer contract. The dealer contract generally provides that, if a customer account acquired by Monitronics is terminated within the first 12 months, the dealer must replace the account or refund the purchase price paid by Monitronics. To secure the dealer’s obligation, Monitronics holds back a percentage of the purchase price for a 12 month period. Following the initial three-to-five year contract period, subscriber monitoring contracts are subject to automatic renewal on a month-to-month basis, until terminated.

Monitronics believes that this process, which includes both clearly defined customer account standards and a consistently applied due diligence process, contributes significantly to the high quality of its subscriber base. For each of its last five fiscal years, the average credit score of accounts purchased by Monitronics, was in excess of 700 on the FICO scale.

Approximately 93% of Monitronics subscribers are residential homeowners and the remainder are small commercial accounts. Monitronics believes that its primary focus on residential homeowners helps minimize churn, because homeowners relocate less frequently than renters and have higher average credit scores.

Monitronics provides monitoring services as well as billing and 24-hour telephone support through its central monitoring station, located in Dallas, Texas. This facility is UL listed and has earned the Central Station Alarm Association’s (CSAA) prestigious Five Diamond Certification. According to the CSAA, less than 4% of all central monitoring stations in the U.S. have attained Five Diamond Certified status. Monitronics also has a back-up facility located in McKinney, Texas that is capable of supporting monitoring, billing and customer service operations in the event of a disruption at its primary monitoring center. A call center in Mexico provides telephone support for Spanish-speaking subscribers.

Monitronics’s telephone systems utilize high-capacity, high-quality, digital circuits backed up by conventional telephone lines. When an alarm signal is received at the monitoring facility, it is routed to an operator. At the same time, information concerning the subscriber whose alarm has been activated and the nature and location of the alarm signal are delivered to the operator’s computer terminal. The operator is then responsible for following standard procedures to contact the subscriber or take other appropriate action, including, if the situation requires, contacting local emergency service providers. Local emergency service providers are usually contacted if Monitronics is unable to contact a subscriber, if the monitoring station receives the wrong password, if the subscriber’s specified contact telephone line is busy or if Monitronics has reason to suspect an emergency situation at a subscriber’s home. Monitronics never dispatches its own personnel to the subscriber’s premises.

Monitronics seeks to increase subscriber satisfaction and retention by carefully managing customer and technical service. The customer service center handles all general inquiries from subscribers, including those related to subscriber information changes, basic alarm troubleshooting, alarm verification, technical service requests and requests to enhance existing services. Monitronics has a proprietary centralized information system that enables it to satisfy almost 90% of subscriber technical inquiries over the telephone, without dispatching a service technician. If the customer requires field service, Monitronics relies on its nationwide network of over 500 service dealers to provide such service on a time and materials basis.

Facilities and Personnel.  Monitronics leases approximately 120,000 square feet in Dallas, Texas to house its executive offices, monitoring center, sales and marketing and data retention functions, as well as approximately 13,000 square feet for the McKinney, Texas back-up monitoring facility. Monitronics employs approximately 700 people, substantially all of whom are based in Texas.

Intellectual Property.  The Company has a registered service mark for the Monitronics name and a service mark for the Monitronics logo. It owns certain proprietary software applications that are used to provide services to its dealers and subscribers. Monitronics does not hold any patents or other intellectual property rights on its proprietary software applications.

Legal.  In the ordinary course of business, Monitronics is subject to various legal proceedings and claims, including product liability matters, claims brought by or on behalf of subscribers (and by insurance companies pursuant to subrogation rights) based on alleged failures relating to monitoring services, patent infringement claims, employment disputes, disputes on agreements and other commercial disputes. Monitronics does not expect the outcome of these proceedings or claims, individually or in the aggregate, to have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

Regulatory.  Monitronics’ operations are subject to a variety of laws, regulations and licensing requirements of federal, state and local authorities. In certain jurisdictions, the Company is required to obtain licenses or permits, to comply with standards governing employee selection and training and to meet certain standards in the conduct of its business. Many jurisdictions also require certain of their employees to obtain licenses or permits. The security industry is also subject to requirements imposed by various insurance, approval, listing and standards organizations.

Depending upon the type of subscriber served, the type of security service provided and the requirements of the applicable local governmental jurisdiction, adherence to the requirements and standards of such organizations is mandatory in some instances and voluntary in others.

Acquisition Financing

On December 17, 2010, Monitronics entered into a credit agreement (the credit facility) with the lenders party thereto and Bank of America, N.A., as administrative agent. The credit facility provides a $60,000,000 term loan and a $115,000,000 revolving credit facility. The interest rate under the term loan is:

•	LIBOR plus 3.50% per annum through June 30, 2011,

•	LIBOR plus 4.00% per annum from July 1, 2011 through December 31, 2011, and

•	LIBOR plus 4.50% per annum thereafter.

The interest rate under the revolving credit facility is LIBOR plus 4.00% per annum. There is a LIBOR floor of 1.50% per annum, and a commitment fee of 0.50% per annum on unused portions of the revolving credit facility. The term loan matures on June 30, 2012, and requires principal installments of $20,000,000 on December 31, 2011, and March 31, 2012. The revolving credit facility matures on December 17, 2013.

The terms of the credit facility include customary representations and warranties, customary mandatory prepayments, customary affirmative and negative covenants and customary events of default. In addition, Monitronics must maintain a total leverage ratio of no more than 2.75 to 1 through September 30, 2011, and no more than 2.50 to 1 thereafter, and a fixed charge coverage ratio of not less than 2.50 to 1.

Upon any refinancing of the notes issued by Monitronics Funding LP, a subsidiary of Monitronics, in connection with Monitronics’s existing structured financing, Monitronics must prepay the term loan under the credit facility. If such refinancing does not occur by June 30, 2012, Monitronics must maintain a ratio of total debt to monthly recurring revenue of no more than 25 to 1 in place of the total leverage ratio test, until such refinancing occurs.

At any time after the occurrence of an event of default under the credit facility, the lenders may, among other remedies, declare any amounts outstanding under the credit facility immediately due and payable and terminate any commitment to make further loans under the credit facility. The obligations under the credit facility are secured by a security interest on substantially all the assets of Monitronics and its wholly owned subsidiary, Monitronics Canada, Inc., as well as a pledge by our company of all outstanding stock of Monitronics. Our company has guaranteed payment of the term loan up to the first $30,000,000 of obligations thereunder.

On December 17, 2010, Monitronics borrowed the full amount of the term loan and $45,000,000 under the revolving credit facility, for total initial borrowings under the credit facility of $105,000,000. The proceeds of such loans, after repayment of approximately $5.0 million outstanding under a previously existing credit facility, and payment of certain fees and expenses relating to the credit facility, were used to fund a portion of the aggregate merger consideration payable by our company in connection with its acquisition of Monitronics on December 17, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity (excluding any of our directors and executive officers) known by us to own more than five percent of the outstanding shares of any series of our common stock. All of such information is based on publicly available filings.

The security ownership information is given as of November 30, 2010, and, in the case of percentage ownership information, is based upon 13,556,343 shares of our Series A common stock and 733,599 shares of our Series B common stock, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock.

Name and Address	Title of	Amount and Nature of		Percent of	Voting
of Beneficial Owner	Class	Beneficial Ownership		Class	Power

Robert R. Bennett	Series A	17,980	(1)(2)(3)	*	3.73%
c/o Liberty Media Corporation	Series B	76,212	(1)(2)	10.39%
12300 Liberty Boulevard
Englewood, CO 80112
BlackRock, Inc.	Series A	1,184,307	(4)	8.74%	5.67%
40 East 52nd Street
New York, NY 10022
FMR LLC	Series A	857,185	(5)	6.32%	4.10%
82 Devonshire Street
Boston, MA 02109
Mario J. Gabelli	Series A	1,331,356	(6)	9.82%	6.37%
c/o GAMCO Investors, Inc.
One Corporate Center
Rye, NY 10580
T. Rowe Price Associates, Inc.	Series A	873,977	(7)	6.45%	4.18%
100 E. Pratt Street
Baltimore, MD 21202

*	Less than one percent.

(1)	Based upon the Schedule 13D filed on February 22, 2010 by Robert R. Bennett, which states that Mr. Bennett has sole voting power and sole dispositive power over 17,980 shares of Series A common stock and 76,212 shares of Series B common stock.

(2)	Includes 12,472 shares of Series A Common Stock and 76,210 shares of Series B common stock jointly held by Mr. Bennett and his wife, Deborah Bennett. Also includes 5,491 shares of Series A Common Stock and 2 shares of Series B Common Stock owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife, Deborah Bennett.

(3)	Does not include beneficial ownership of shares of our Series A common stock issuable upon exercise of conversion rights relating to shares of our Series B common stock held by Mr. Bennett.

(4)	Based upon the Schedule 13G filed on January 29, 2010 by BlackRock, Inc., which states that BlackRock, Inc., a parent holding company, has sole voting power and sole dispositive power over 1,184,307 shares. All shares covered by the Schedule 13G are held by subsidiaries of BlackRock, Inc.

(5)	Based upon Amendment No. 1 to Schedule 13G filed on February 16, 2010 by FMR LLC, a parent holding company (FMR). Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 781,124 shares as a result of acting as an investment adviser. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR (SAI), is the beneficial owner of 11 shares as a result of acting as an investment adviser. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR (PGATC), is the beneficial owner of 76,050 shares as a result of acting as an investment manager. The Schedule 13G states that FMR has sole voting power over the 76,061 shares beneficially owned by SAI and PGATC and sole dispositive power over 857,185 shares.

(6)	Based upon Amendment No. 10 to Schedule 13D filed on October 4, 2010, by Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Securities, Inc., Teton Advisors, Inc., Gabelli Foundation, Inc., GGCP, Inc., GAMCO Investors, Inc. and Mario J. Gabelli (whom we collectively refer to as the Gabelli Reporting Persons). In addition to shares of our Series A common stock held directly by Mr. Gabelli, Mr. Gabelli is deemed to have beneficial ownership of those shares of our common stock held by the other Gabelli Reporting Persons. The Schedule 13D states that Mr. Gabelli has sole voting power and sole dispositive power over 1,300 shares.

(7)	Based upon Amendment No. 2 to Schedule 13G filed on February 12, 2010 by T. Rowe Price Associates, Inc. (T. Rowe Price), an investment advisor, which states that T. Rowe Price has sole voting power over 241,429 shares and sole dispositive power over 873,977 shares. T. Rowe Price is deemed the beneficial owner of such shares as a result of acting as an investment advisor.

Security Ownership of Management

The following table sets forth information with respect to the ownership by each of our directors, each of our named executive officers (William R. Fitzgerald, William E. Niles, George C. Platisa, and John Orr), and by all of our directors and executive officers as a group, of shares of Series A common stock and Series B common stock. The security ownership information is given as of November 30, 2010, and, in the case of percentage ownership information, is based upon 13,556,343 shares of Series A common stock and 733,599 shares of Series B common stock, in each case, outstanding on that date. Such outstanding share amounts do not include shares of our common stock that may be issued upon the exercise of stock options, including stock options disclosed in the table below. The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

Shares of restricted stock that have been granted pursuant to our equity incentive plans are included in the outstanding share numbers provided throughout this proxy statement. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that, as of November 30, 2010, were exercisable or convertible on such date or within 60 days thereafter, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, any beneficial ownership of shares of our Series B common stock, though convertible on a one-for-one basis into shares of our Series A common stock, is reported as beneficial ownership of our Series B common stock only, and not as beneficial ownership of our Series A common stock. So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

	Title of	Amount and Nature of	Percent of	Voting
Name of Beneficial Owner	Class	Beneficial Ownership	Class	Power

William R. Fitzgerald	Series A	240,469	1.75%	*
Chairman of the Board and	Series B	—	—
Chief Executive Officer
Philip J. Holthouse	Series A	16,227	*	*
Director	Series B	—	—
John C. Malone	Series A	150,617	1.11%	30.33%
Director	Series B	618,525	84.31%
Brian C. Mulligan	Series A	16,207	*	*
Director	Series B	—	—
William E. Niles	Series A	15,593	*	*
Executive Vice President,	Series B	—	—
General Counsel and Secretary
John A. Orr	Series A	84,451	*	*
Senior Vice President	Series B	—	—
George C. Platisa	Series A	15,593	*	*
Executive Vice President and	Series B	—	—
Chief Financial Officer
Michael J. Pohl	Series A	16,207	*	*
Director	Series B	—	—
Carl E. Vogel	Series A	3,830	*	*
Director	Series B	—	—
All directors and executive officers as a group (9 persons)	Series A	559,194	4.12%	32.28%
	Series B	618,525	84.31%

*	Less than one percent

(1) Includes, as applicable, the following restricted shares of our Series A common stock which remain subject to vesting as of November 30, 2010:

Name	Restricted Shares

William R. Fitzgerald	47,271
Philip J. Holthouse	2,016
Brian C. Mulligan	2,016
William E. Niles	444
John A. Orr	17,271
George C. Platisa	444
Michael J. Pohl	2,016
Carl E. Vogel	1,915

(2) Includes, as applicable, beneficial ownership of the following shares of our Series A common stock that may be acquired upon exercise of stock options that are exercisable within 60 days of November 30, 2010:

Name	Option Shares

William R. Fitzgerald	156,174
Philip J. Holthouse	11,030
Brian C. Mulligan	11,030
William E. Niles	13,820
John A. Orr	54,807
George C. Platisa	13,820
Michael J. Pohl	11,030

(3) Includes 20 shares of our Series A common stock owned by Mr. Holthouse jointly with his wife.

(4) Includes 26,833 shares of our Series A common stock and 17,046 shares of our Series B common stock held by Mr. Malone’s wife, Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(5) Includes 16 and 55,317 shares of our Series A common stock held by two trusts with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trust. Also includes 2,570 shares of our Series A common stock and 9,178 shares of our Series B common stock held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts but has disclaimed beneficial ownership of the shares held by the trusts for the benefit of his children.

(6) Includes 1 share of our Series A common stock held by an IRA account.

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

ADDITIONAL INFORMATION

Delivery to Stockholders Sharing an Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, known as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with customers who are our stockholders will be “householding” our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to Ascent Media Corporation, Investor Relations Department, 12300 Liberty Boulevard, Englewood, Colorado 80112 (telephone number (720) 875-5622).

Once a stockholder has received notice from his or her broker that the broker will be “householding” communications to the stockholder’s address, “householding” will continue until the stockholder is notified otherwise or until the stockholder revokes his or her consent. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy statement, the stockholder should so notify his or her broker. In addition, any stockholder who currently receives multiple copies of the proxy statement at his or her address and would like to request “householding” of communications in the future should contact his or her broker. If shares are registered in the stockholder’s name, the stockholder should contact our Investor Relations Department, at Ascent Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations (telephone number (720) 875-5622) to make these requests.

Shareholder Proposals

This proxy statement relates to a Special Meeting of stockholders which will take place on February 24, 2011. We currently expect that our annual meeting of stockholders for the calendar year 2011 will be held during May or June of 2011. In order to be eligible for inclusion in the proxy materials for the 2011 annual meeting, any stockholder proposal must have been submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, on or before the close of business on January 28, 2011 unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2011 annual meeting, any stockholder proposal must have been received at our executive offices at the foregoing address on or before the close of business on May 10, 2011 or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.

All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder (regardless of whether it is included in our proxy materials), our charter and bylaws and Delaware law.

Where You Can Find Additional Information

Our Company is subject to the information and reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.ascentmedia.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) In addition, copies of our Annual Report on Form 10-K for the year ended December 31, 2009, or any of the exhibits listed therein, or copies of documents filed by our Company with the SEC are also available by contacting us by writing or telephoning the office of Investor Relations:

Ascent Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5622

The Securities and Exchange Commission allows us to “incorporate by reference” information into this document, which means that we can disclose important information about the Company to you by referring you to other documents. The information incorporated by reference is an important part of this proxy statement, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. Documents incorporated by reference herein will be made available to you, at no cost, upon your oral or written request to the Investor Relations office. Any statement, including financial statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2009 (the 2009 Form 10-K) shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this proxy statement or in any other later incorporated document modifies or supersedes that statement. During the third quarter of 2010, we shut down our Global Media Exchange (GMX) business, which had been included in our Content Services group. We filed as exhibits to our Current Report on Form 8-K, filed on December 7, 2010 (the Reclassification Form 8-K), selected financial data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and consolidated financial statements and notes thereto for each of the two years in the period ended December 31, 2009, which reflect the reclassification of GMX from continuing operations to discontinued operations. The information in the Reclassification Form 8-K, including the reclassified financial statements and notes, supersedes the same information in the 2009 Form 10-K. Anything contained herein to the contrary notwithstanding, the financial statements of the Company for the fiscal year ended December 31, 2007, contained in the 2009 Form 10-K, are not incorporated by reference into this proxy statement.

Subject to the foregoing, we incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) prior to the date on which the special meeting is held:

(File No. 001-34176)	Period

Annual Report on Form 10-K	Fiscal year ended December 31, 2009, filed on March 12, 2010, as amended by Amendment No. 1 to Annual Report on Form 10-K filed on April 3, 2010.
Proxy Statement on Schedule 14A	Filed on May 24, 2010.
Current Reports on Form 8-K	Filed on January 25, 2010, February 23, 2010, July 20, 2010, November 30, 2010, and December 7, 2010, December 23, 2010, and January 5, 2011.
Quarterly Reports on Form 10-Q	Filed on May 7, 2010, August 6, 2010 and November 5, 2010.

Annex A

Ascent Media Corporation Financial Statements

INDEX TO FINANCIAL STATEMENTS

Page Number

Combined Financial Statements for the Content Distribution business (unaudited)	A-1-1
Selected Pro Forma Condensed Combined Financial Information (unaudited)	A-2-1
Audited consolidated financial statements of Monitronics International, Inc. for the years ended June 30, 2010, 2009 and 2008	A-3-1
Interim financial statements of Monitronics International, Inc. for the three months ended September 30, 2010 and 2009 (unaudited)	A-4-1

A-1

Annex A-1

UNAUDITED COMBINED FINANCIAL STATEMENTS OF THE CONTENT DISTRIBUTION BUSINESS UNIT OF ASCENT MEDIA CORPORATION

The following are unaudited combined financial statements of the Content Distribution business unit of Ascent Media Corporation (“Ascent Media”). These unaudited combined financial statements have been derived from historical financial data of Ascent Media and include unaudited balance sheets of the Content Distribution business unit as of September 30, 2010 and December 31, 2009 and 2008, and the related unaudited statements of operations and cash flows for the nine months ended September 30, 2010 and September 30, 2009, and the years ended December 31, 2009 and December 31, 2008. These unaudited combined financial statements reflect the assets and liabilities, operations and cash flows of the Content Distribution business unit and include allocations for expenses incurred by Ascent Media on behalf of the Content Distribution business unit. See Note 3 to the combined financial statements for further information. The unaudited combined financial statements are not necessarily indicative of the financial position, results of operations or cash flows that would have occurred had the Content Distribution business unit been a stand-alone entity during the periods presented, nor is it indicative of future results of the Content Distribution business unit.

The unaudited combined financial statements of the Content Distribution business unit are qualified in their entireties by, and should be read in conjunction with, the audited historical consolidated financial statements of Ascent Media including the notes thereto, as included in Ascent Media’s Form 8-K filed on December 7, 2010 and incorporated by reference herein, and the unaudited condensed consolidated financial statements in Ascent Media’s Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2010, which is incorporated by reference herein.

A-1-1

CONTENT DISTRIBUTION BUSINESS UNIT OF ASCENT MEDIA CORPORATION

Combined Balance Sheets

	September 30,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)
	Amounts in thousands

ASSETS
Current assets:
Cash and cash equivalents	$4,192	5,856	4,211
Trade receivables, net	13,810	13,904	19,972
Prepaid expenses	3,004	2,401	2,803
Deferred income tax assets	—	5,194	—
Assets of discontinued operations	—	2,817	1,918
Other current assets	221	162	17

Total current assets	21,227	30,334	28,921
Property and equipment, net	55,957	58,827	70,000
Assets of discontinued operations	—	9,261	11,211
Other assets	112	124	138

Total assets	$77,296	98,546	110,270

LIABILITIES AND BUSINESS UNIT EQUITY
Current liabilities:
Accounts payable	$2,457	5,499	4,927
Accrued payroll and related liabilities	3,173	2,864	3,210
Other accrued liabilities	8,955	8,128	11,928
Deferred revenue	6,240	4,627	6,396
Income taxes payable	496	779	1,461
Liabilities of discontinued operations	—	4,098	3,796

Total current liabilities	21,321	25,995	31,718
Deferred income tax liabilities	947	802	1,174
Other liabilities	8,689	10,944	10,317

Total liabilities	30,957	37,741	43,209

Business unit equity	46,339	60,805	67,061

Total liabilities and business unit equity	$77,296	98,546	110,270

See accompanying notes to unaudited combined financial statements.

A-1-2

CONTENT DISTRIBUTION BUSINESS UNIT OF ASCENT MEDIA CORPORATION

Combined Statements of Operations

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008
	(Unaudited)
	Amounts in thousands

Revenue from external customers	$77,375	78,756	104,791	116,048
Revenue from related parties	862	636	1,259	633

Net revenue	78,237	79,392	106,050	116,681

Operating expenses:
Cost of services	48,749	51,652	68,567	77,072
Selling, general, and administrative (note 3)	16,943	16,753	21,607	24,767
Restructuring charges (note 5)	371	423	3,249	1,619
Loss (gain) on sale of operating assets, net	49	(220)	(238)	(123)
Depreciation and amortization	16,465	17,158	23,848	22,726

	82,577	85,766	117,033	126,061

Operating loss	(4,340)	(6,374)	(10,983)	(9,380)
Other expense, net	(441)	(501)	(648)	(569)

Loss from continuing operations before income taxes	(4,781)	(6,875)	(11,631)	(9,949)
Income tax benefit from continuing operations (note 7)	618	1,330	6,600	1,476

Net loss from continuing operations	(4,163)	(5,545)	(5,031)	(8,473)
Discontinued operations:
Earnings from discontinued operations	27,099	5,494	7,869	6,602
Income tax expense from discontinued operations	(6,248)	(1,538)	(2,203)	(1,849)

Earnings from discontinued operations, net of income taxes	20,851	3,956	5,666	4,753

Net income (loss)	$16,688	(1,589)	635	(3,720)

See accompanying notes to unaudited combined financial statements.

A-1-3

CONTENT DISTRIBUTION BUSINESS UNIT OF ASCENT MEDIA CORPORATION

Combined Statements of Cash Flows

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2010	2009	2009	2008
	(Unaudited)
	Amounts in thousands

Cash flows from operating activities:
Net income (loss)	$16,688	(1,589)	635	(3,720)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Earnings from discontinued operations, net of income tax	(20,851)	(3,956)	(5,666)	(4,753)
Depreciation and amortization	16,465	17,158	23,848	22,726
Loss (gain) on sale of assets, net	49	(220)	(238)	(123)
Deferred income tax expense (benefit)	5,339	172	(5,566)	(477)
Other non-cash credits, net	(723)	(1,277)	(1,187)	4,248
Changes in assets and liabilities, net of acquisitions:
Trade receivables	94	4,220	6,068	2,296
Prepaid expenses and other assets	(650)	(534)	271	901
Payables and other liabilities	(2,369)	(4,721)	(4,884)	(3,940)
Operating activities from discontinued operations, net	(6,111)	5,447	8,029	13,529

Net cash provided by operating activities	7,931	14,700	21,310	30,687

Cash flows from investing activities:
Capital expenditures	(12,664)	(8,332)	(11,287)	(9,255)
Cash proceeds from the sale of discontinued operations	34,828	—	—	—
Cash proceeds from the sale of operating assets	—	234	275	145
Investing activities from discontinued operations, net	—	(1,108)	(1,010)	(2,291)

Net cash provided by (used in) investing activities	22,164	(9,206)	(12,022)	(11,401)

Cash flows from financing activities:
Net cash transfers to Ascent Media	(31,154)	(4,960)	(6,891)	(16,520)
Payment of capital lease obligations	(605)	(558)	(752)	(694)

Net cash used in financing activities	(31,759)	(5,518)	(7,643)	(17,214)

Net increase (decrease) in cash and cash equivalents	(1,664)	(24)	1,645	2,072

Cash and cash equivalents at beginning of year	5,856	4,211	4,211	2,139

Cash and cash equivalents at end of year	$4,192	4,187	5,856	4,211

See accompanying notes to unaudited combined financial statements.

A-1-4

CONTENT DISTRIBUTION BUSINESS UNIT OF ASCENT MEDIA CORPORATION

Combined Statements of Business Unit Equity

(Unaudited)
Amounts in thousands

Balance at December 31, 2007	$87,301
Net loss	(3,720)
Net distributions to Ascent Media	(16,520)

Balance at December 31, 2008	67,061
Net income	635
Net distributions to Ascent Media	(6,891)

Balance at December 31, 2009	60,805
Net income	16,688
Net distributions to Ascent Media	(31,154)

Balance at September 30, 2010	$46,339

See accompanying notes to unaudited combined financial statements.

A-1-5

CONTENT DISTRIBUTION BUSINESS UNIT OF ASCENT MEDIA CORPORATION

Notes to Combined financial statements
(Unaudited)

(1)	Basis of Presentation and Description of Business

The Content Distribution Business Unit (“Content Distribution Business” or the “Business”) provides services to globally distribute completed media assets via satellite, fiber, the Internet and freight to assemble programming content for cable and broadcast networks and to distribute media signals via satellite and terrestrial networks. The key services provided by the Content Distribution Business include network origination, playout and control services provided to cable, satellite and pay-per-view programming networks. The Business also provides transport and connectivity services by operating satellite earth station facilities which are used for uplink, downlink and turnaround services. In addition, the Business operates a global fiber network which carries video and data services between its various locations. The Business operates from facilities located in California, Connecticut, Minnesota, New York, New Jersey, Virginia, the United Kingdom and Singapore.

The accompanying unaudited combined financial statements represent the Content Distribution Business of Ascent Media Corporation (“Ascent Media”). These unaudited combined financial statements have been carved out from the consolidated financial statements of Ascent Media using the historical assets and liabilities, results of operations and cash flows of Ascent Media attributable to the Content Distribution Business. The carved out combined financial statements include allocations for certain corporate and other overhead expenses incurred by Ascent Media on behalf of the Business. See Note 3 for further information. Management believes the assumptions underlying the unaudited carve-out combined financial statements of the Content Distribution Business are reasonable. However, the unaudited combined financial statements are not necessarily indicative of the financial position, results of operations or cash flows that would have occurred had the Content Distribution Business been a stand-alone entity during the periods presented, nor are they indicative of future results of the Business.

The unaudited combined financial statements of the Content Distribution Business unit are qualified in their entireties by, and should be read in conjunction with, the audited historical consolidated financial statements of Ascent Media including the notes thereto, as included in Ascent Media’s Form 8-K filed on December 7, 2010 and incorporated by reference herein, and the unaudited condensed consolidated financial statements in Ascent Media’s Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2010, which is incorporated by reference herein.

(2)	Summary of Significant Accounting Policies

Cash and Cash Equivalents

The cash and cash equivalents included on the balance sheet is comprised of cash held in bank accounts owned by the Singapore business that was generated from their operations and which is used to fund their working capital requirements. Transfers of financial resources from Singapore do occur from time to time.

Trade Receivables

Trade receivables are shown net of an allowance for doubtful accounts based on historical collection trends and management’s judgment regarding the collectability of these accounts. These collection trends, as well as prevailing and anticipated economic conditions, are routinely monitored by management, and any adjustments required are reflected in current operations. The allowance for doubtful accounts as of September 30, 2010, December 31, 2009, and December 31, 2008 was $899,000, $772,000 and $687,000, respectively.

Concentration of Credit Risk and Significant Customers

One customer of the Business generated more than 10% of total revenue for all periods. For the nine months ended September 30, 2010 and September 30, 2009, this customer generated $15,411,000, or 20%, and $14,272,000, or 18%, respectively, of total Business revenue. For the years ended December 31, 2009 and 2008, this customer generated $19,491,000, or 18%, and $18,388,000, or 16%, respectively, of total Business revenue. In addition, for the year ended December 31, 2008, an additional customer generated $13,345,000, or 11%, of total Business revenue.

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Fair Value of Financial Instruments

The Business’ financial instruments, including cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates their fair value because of their short-term maturities.

Property and Equipment

Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the underlying lease. Estimated useful lives by class of asset are as follows:

Buildings	20 years
Leasehold improvements	15 years or lease term, if shorter
Machinery and equipment	5 - 7 years
Computer software (included in Machinery and Equipment in Note 4)	3 years

Depreciation and amortization expense for property and equipment was $16,465,000 and $17,158,000, for the nine months ended September 30, 2010 and September 30, 2009, respectively, and $23,848,000 and $22,726,000 for the years ended December 31, 2009, and December 31, 2008, respectively.

Long-Lived Assets

Management reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the value and future benefits of long-term assets, their carrying value is compared to management’s best estimate of undiscounted future cash flows over the remaining economic life. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the estimated fair value of the assets.

For the year ended December 31, 2009, the Business recorded an asset impairment charge for one of its facilities. The fair value of the asset group was $7,195,000 resulting in an impairment charge of $972,000, which is included in depreciation and amortization on the statements of operations. The fair value was a non-recurring, Level 3 valuation and was measured using a discounted cash flow model based on internal estimates of future revenues and costs and an estimated discount rate.

Foreign Currency Translation

The functional currencies of the Business’s foreign subsidiaries are their respective local currencies. Assets and liabilities of foreign operations are translated into United States dollars using exchange rates on the balance sheet date, and revenue and expenses are translated into United States dollars using average exchange rates for the period. The effects of the foreign currency translation adjustments are deferred and are included in business unit equity.

Business Unit Equity

As a business unit of Ascent Media, the Content Distribution Business, with the exception of its Singapore operations, is dependent upon Ascent Media for all of its working capital and financing requirements. Accordingly, the transfers of financial resources between Ascent Media and the Business are reflected as a component of business unit equity in lieu of cash, intercompany debt, and equity accounts.

Revenue Recognition

Revenue from content distribution contracts, which may include multiple services, is recognized ratably over the term of the contract as services are provided. Under such contracts, any services which are not performed ratably are not material to the contract as a whole. Revenue on non-contractual services is recognized as services are rendered.

Prepayments received for services to be performed at a later date are reflected in the balance sheets as deferred revenue until such services are provided.

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Income Taxes

The Business does not file separate tax returns but rather is included in the income tax returns filed by Ascent Media in various domestic and foreign jurisdictions. For purposes of these unaudited historical carve-out combined financial statements, the tax provision of the Business was determined from the Content Distribution Business financial information carved out of the consolidated financial statements of Ascent Media, including allocations deemed necessary by management as though the Business were filing its own tax return.

The Business accounts for income taxes under the Income Taxes Topic of the FASB ASC, which prescribes an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Business’s combined financial statements or tax returns. In estimating future tax consequences, the Business generally considers all expected future events other than proposed changes in the tax law or rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Income Taxes Topic of the FASB ASC specifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In instances where the Business believes it is more likely than not that such tax position will be upheld by the relevant taxing authority, the Business records the benefits of such tax position in its combined financial statements.

Management Incentive Plan

Ascent Media offers a Management Incentive Plan (“MIP”) which provides for annual cash incentive awards based on business and individual performance. Certain executive officers and certain employees of the Content Distribution Business are eligible to receive awards under the MIP, as determined by a management incentive plan compensation committee. To the extent an award is earned, it is payable no later than two and one-half months following the end of the applicable plan year. Participants must be employed by Ascent Media through the payment date to be eligible to receive the award. The forecasted award liability is accrued on a monthly basis throughout the plan year. For the nine months ended September 30, 2010, and the year ended December 31, 2008, total MIP expense was $146,000 and $398,000, respectively. For the year ended December 31, 2009, the MIP plan was suspended and no expense was recorded. The MIP liability at September 30, 2010 and December 31, 2008 was equivalent to the expense for that year.

Segment Reporting

The Business represents a single operating and reportable segment.

Estimates

The preparation of the combined financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses for each reporting period. The significant estimates made in preparation of the Content Distribution Business’ combined financial statements primarily relate to long-lived assets, deferred tax assets, and the amount of the allowance for doubtful accounts. These estimates are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts them when facts and circumstances change. As the effects of future events cannot be determined with any certainty, actual results could differ from the estimates upon which the carrying values were based.

(3)	Corporate Expense Allocations

The Content Distribution Business receives services and support functions from Ascent Media. The Business’ operations are dependant upon Ascent Media’s ability to perform these services and support functions. The costs associated with these services and support functions have been allocated to the Business using methodologies

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established by Ascent Media’s management and are considered to be a reasonable reflection of the utilization of services provided to the Business. Allocations for corporate expenses such as finance, legal and corporate management costs, depreciation of corporate assets and other costs are based primarily on revenue. Allocations for information technology and human resources costs are based primarily on headcount.

The expense allocations, which were included in selling, general and administrative expense on the statements of operations, totaled $8,266,000 and $7,674,000 for the nine months ended September 30, 2010 and 2009, respectively, and $10,726,000 and $8,629,000 for the years ended December 31, 2009 and 2008, respectively.

(4)	Property and Equipment

Property and equipment at September 30, 2010, December 31, 2009 and December 31, 2008 consist of the following:

	September 30,	December 31,	December 31,
	2010	2009	2008
	Amounts in thousands

Property and equipment, net:
Buildings	$48,973	49,710	60,848
Machinery and equipment	112,516	140,831	212,577

	161,489	190,541	273,425
Accumulated depreciation and amortization	(105,532)	(131,714)	(203,425)

	$55,957	58,827	70,000

(5)	Restructuring Charges

Since 2008, the Business completed certain restructuring activities designed to improve operating efficiencies and to strengthen its competitive position in the marketplace primarily through cost and expense reductions. In connection with these integration and consolidation initiatives, the Business recorded charges of $371,000 and $423,000 for the nine months ended September 30, 2010 and 2009, respectively, and $3,249,000 and $1,619,000, for the years ended December 31, 2009 and 2008, respectively.

The restructuring charges related to certain severance and facility costs in conjunction with ongoing structural changes commenced in 2008 that were implemented to align Ascent Media’s organization with its strategic goals and with how it operates, manages and sells its services. Such changes include the consolidation of certain facilities in the United Kingdom and further restructuring and labor cost mitigation measures undertaken across the Business.

The following table provides the activity and balances of the restructuring reserve.

	Opening			Ending
	Balance	Additions	Deductions(a)	Balance
	Amounts in thousands

Severance	$283	1,378	(786)	875
Excess facility costs	(105)	241	(194)	(58)

December 31, 2008	$178	1,619	(980)	817

Severance	$875	545	(1,105)	315
Excess facility costs	(58)	2,704	246 (b)	2,892

December 31, 2009	$817	3,249	(859)	3,207

Severance	$315	371	(686)	—
Excess facility costs	2,892	—	(1,274)	1,618

September 30, 2010	$3,207	371	(1,960)	1,618	(c)

(a)	Primarily represents cash payments.

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(b)	Amount includes a foreign exchange gain of $119,000 and allocation adjustments of $171,000, which offset cash payments of $44,000.

(c)	Substantially all of this amount is expected to be paid by the end of 2011.

(6)	Dispositions

In February 2010, the Business completed the sale of the assets and operations of the Chiswick Park facility in the United Kingdom to Discovery Communications, Inc. The net cash proceeds from the sale were $34.8 million. The Chiswick Park assets and liabilities were classified as discontinued operations at December 31, 2009, and the results of operations of the Chiswick Park facility have been treated as discontinued operations in the combined financial statements for all periods presented. The Business recorded a pre-tax gain on the sale for the nine months ended September 30, 2010 of $25,498,000, subject to customary post-closing adjustments, and $4,413,000 of related income tax expense. The gain and related income tax expense are included in earnings from discontinued operations in the accompanying statements of operations.

The following table presents the results of operations of the discontinued operations that are included in earnings from discontinued operations, net of income tax:

	Nine Months Ended
	September 30,		Year Ended December 31,
	2010	2009	2009	2008
	Amounts in thousands

Revenue	$2,532	$13,425	$18,368	18,988
Earnings before income taxes(a)	$27,099	$5,494	$7,869	6,602

(a)	The nine months ended September 30, 2010 amount includes a $25,498,000 gain on the sale of the Chiswick Park facility.

(7)	Income Taxes

The Business’ operating results have historically been included in Ascent Media’s consolidated U.S. federal and state income tax returns and non-U.S. jurisdictions tax returns. The provisions for income taxes in these combined financial statements have been redetermined on a separate return basis. The Business assesses the realization of its net deferred tax assets and the need for a valuation allowance on a separate return basis, and excludes from that assessment any utilization of those losses by Ascent Media. This assessment requires that the Business’ management make judgments about benefits that could be realized from the future taxable income, as well as other positive and negative factors influencing the realization of deferred tax assets. Due to cumulative losses incurred by the Business in the United States and United Kingdom, a full valuation allowance against the net deferred tax assets has been recorded, except for a $1.4 million benefit recorded in December 31, 2009 to reflect the anticipated use of a United Kingdom net operating loss carryforward in 2010 to offset a portion of the tax gain on sale of Chiswick Park.

The Business intends to maintain a full valuation allowance until sufficient positive evidence exists to support reversal of the valuation allowance. All tax return attributes generated, as calculated on a separate return methodology not used by Ascent Media historically, will be retained by Ascent Media. Income taxes for the Business were determined independent of the potential impact of Ascent Media ownership changes under Section 382 of the Internal Revenue Code.

In accordance with the Income Taxes Topic of the FASB ASC, the Business uses the forecasted method to account for income taxes for its interim periods. There were no uncertain tax positions in any of the periods presented in these combined financial statements.

A-1-10

The Business’s income tax benefit from continuing operations is as follows:

	Years Ended December 31,
	2009	2008
	Amounts in thousands

Current
State	(11)	(9)
Foreign	1,129	748

	1,118	739

Deferred
Foreign	5,482	737

	5,482	737

Total tax benefit	$6,600	$1,476

Components of pretax loss from continuing operations are as follows:

	Years Ended December 31,
	2009	2008
	Amounts in thousands

Domestic	$(3,457)	(2,093)
Foreign	(8,171)	(6,821)

	$(11,628)	(8,914)

Income tax benefit differs from the amounts computed by applying the United States federal income tax rate of 35% as a result of the following:

	Years Ended December 31,
	2009	2008
	Amounts in thousands

Computed expected tax benefit	$4,070	3,120
State and local income taxes, net of federal income taxes	305	100
Change in valuation allowance affecting tax expense	1,169	(716)
Foreign rate variances	(137)	(10)
Non-deductible expenses	(42)	(73)
United States tax on foreign income	543	(1,415)
Other, net	692	470

Income tax benefit	$6,600	1,476

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Components of deferred tax assets and liabilities as of September 31, 2010, December 31, 2009, and December 31, 2008 are as follows:

	September 30,	December 31,
	2010	2009	2008
	Amounts in thousands

Current assets:
Accounts receivable reserves	$267	$267	167
Accrued liabilities	2,044	2,044	3,922
Net operating loss carryforward	—	5,194	—

Total current deferred tax assets	2,311	7,505	4,089
Valuation allowance	(2,307)	(6,367)	(3,959)

	4	1,138	130

Noncurrent assets:
Net operating loss carryforwards	14,558	13,581	13,253
Property, plant and equipment	3,411	3,411	1,460
Intangible assets	11,079	11,079	12,894

Total noncurrent deferred tax assets	29,048	28,071	27,607
Valuation allowance	(28,995)	(23,813)	(26,733)

	53	4,258	874

Deferred tax assets, net	57	5,396	1,004

Current liabilities:
Other	(8)	(8)	(89)
Noncurrent liabilities:
Other	(996)	(996)	(2,089)

Total deferred tax liabilities	(1,004)	(1,004)	(2,178)

Net deferred tax assets (liabilities)	$(947)	$4,392	(1,174)

The Business’s deferred tax assets and liabilities are reported in the accompanying balance sheets as follows:

	September 30,	December 31,
	2010	2009	2008
	Amounts in thousands

Current deferred tax assets (liabilities), net	$(4)	$1,130	41
Long-term deferred tax assets (liabilities), net	(943)	3,262	(1,215)

Net deferred tax assets (liabilities)	$(947)	$4,392	(1,174)

At September 30, 2010, the Business has $37,061,000, $34,531,000 and $583,000 in net operating loss carryforwards for federal, state and foreign tax purposes, respectively.

During 2008, the Business provided $1,415,000 of United States tax expense for future repatriation of cash from its Singapore operations. This charge represents undistributed earnings from Singapore not previously taxed in the United States that is anticipated to be repatriated.

During 2009, the Business restructured its United Kingdom and Singapore operations which resulted in the Business permanently reinvesting excess cash from these operations within those countries. There were no undistributed earnings from these operations as of December 31, 2009.

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(8)	Long-Term Compensation

2006 Ascent Media Group Long-Term Incentive Plan

Ascent Media has made awards to certain employees under its 2006 Long-Term Incentive Plan, as amended, (the “2006 Plan”). The 2006 Plan provides the terms and conditions for the grant of, and payment with respect to, Phantom Appreciation Rights (“PARs”) granted to certain employees of the Business. The value of a single PAR (“PAR Value”) is equal to the positive amount (if any) by which (a) the sum of (i) 6% of cumulative free cash flow (as defined in the 2006 Plan) over a period of up to six years, divided by 500,000; plus (ii) the calculated value of Ascent Media Group, the main operating subsidiary of Ascent Media, based on a formula set forth in the 2006 Plan, divided by 10,000,000; exceeds (b) a baseline value determined at the time of grant. The 2006 Plan is administered by a committee whose members are designated by Ascent Media’s board of directors. Grants are determined by the committee, with the first grant occurring on August 3, 2006. The maximum number of PARs that may be granted by Ascent Media under the 2006 Plan is 500,000, and there were 66,000 PARs granted to Content Distribution Business employees as of December 31, 2008. The PARs vest quarterly over a three year period beginning on the grant date, and vested PARs are payable on March 31, 2012 (or, if earlier, on the six-month anniversary of a grantee’s termination of employment for any reason other than cause) in either cash or stock at the committee’s discretion. The Business records a liability and a charge to expense based on the PAR Value and percent vested at each reporting period.

Effective September 9, 2008, the 2006 Plan was amended to reflect the sale of another business owned by Ascent Media. As a result of the amendment, Ascent Media made cash distributions to each Business grantee who held PARs on the date of the sale, in an aggregate amount for each grantee representative of the increase in PAR Value related to the sold company from the date of grant of PARs to such grantee through the date of sale. These cash distributions will be made over a three year period, beginning in February 2009, with the majority of grantees receiving their entire distribution in 2009. For the year ended December 31, 2008, the Business recorded a liability and a charge to selling, general and administrative expense of $447,000 for such distribution.

(9)	Commitments and Contingencies

Future minimum lease payments under scheduled operating leases, which are primarily for buildings, equipment and real estate, having initial or remaining noncancelable terms in excess of one year are as follows (in thousands):

Year ended December 31:
2010	$10,470
2011	$9,514
2012	$5,944
2013	$2,138
2014	$2,166
Thereafter	$5,459

Rent expense for noncancelable operating leases for real property and equipment was $9,359,000 and $10,575,000, for the nine months ended September 30, 2010 and 2009, respectively, and $14,057,000, and $14,423,000 for the years ended December 31, 2009 and 2008, respectively. Various lease arrangements contain options to extend terms and are subject to escalation clauses.

The Business is involved in litigation and similar claims incidental to the conduct of its business. In management’s opinion, none of the pending actions is likely to have a material adverse impact on the Business’s financial position or results of operations.

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(10)	Related Party Transactions

The Content Distribution Business records revenue and purchases services from other businesses owned by Ascent Media, which are considered related parties. The amounts included in the statements of operations related to related parties is as follows:

	Nine Months Ended
	September 30,		Year Ended December 31,
	2010	2009	2009	2008
	Amounts in thousands

Revenue	$862	$636	$1,259	$633
Purchases(a)	$3,872	$786	$1,052	$667

(a)	Included in cost of services on the statements of operations.

(11)	Information About Geographic Locations

Information as to the Business in different geographic locations is as follows:

	Nine Months Ended September 30,		Years Ended December 31,
	2010	2009	2009	2008
	Amounts in thousands

Net Revenue
United States	$49,095	49,294	66,497	71,369
United Kingdom	12,717	13,243	17,434	22,883
Singapore	16,425	16,855	22,119	22,429

	$78,237	79,392	106,050	116,681

	September 30,	December 31,	December 31,
	2010	2009	2008
	Amounts in thousands

Property and equipment, net
United States	$32,089	36,301	41,870
United Kingdom	8,216	7,861	10,439
Singapore	15,652	14,665	17,691

	$55,957	58,827	70,000

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Annex A-2

SELECTED UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Content Distribution transaction and Creative/Media transaction been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the Company. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes incorporated herein by reference.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared from the historical financial statements of Ascent Media Corporation (“Ascent Media” or the “Company”) and Monitronics International, Inc. and subsidiaries (“Monitronics”) to give effect to the Company’s proposed sale of the Content Distribution business, the proposed sale of the Creative/Media business and the consummated acquisition of Monitronics (together, the “Transactions”). See Note 1 for further information.

The unaudited pro forma condensed combined financial statements do not purport to represent, and are not necessarily indicative of, what the Company’s financial position or results of operations would have been had the Transactions occurred on the dates indicated.

The Company’s fiscal year ends on December 31 and Monitronics’ fiscal year ends on June 30. In order to prepare the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008, Monitronics’ statement of operations for the six months ended June 30, 2008 (the last six months of Monitronics’ 2008 fiscal year) was combined with Monitronics’ statement of operations for the six months ended December 31, 2008 (the first six months of Monitronics’ 2009 fiscal year). Similarly, in order to prepare the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009, Monitronics’ statement of operations for the six months ended June 30, 2009 (the last six months of Monitronics’ 2009 fiscal year) was combined with Monitronics’ statement of operations for the six months ended December 31, 2009 (the first six months of Monitronics’ 2010 fiscal year). In order to prepare the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2010, Monitronics’ statement of operations for the six months ended June 30, 2010 (the last six months of Monitronics’ 2010 fiscal year) was combined with Monitronics’ statement of operations for the three months ended September 30, 2010 (the first three months of Monitronics’ 2011 fiscal year). The unaudited pro forma condensed combined statements of income are presented as if the acquisition had occurred on January 1, 2008 and include all adjustments that give effect to events that are directly attributable to the acquisition of Monitronics, are expected to have a continuing impact, and are factually supportable.

The unaudited pro forma condensed combined balance sheet as of September 30, 2010 combines Ascent Media’s historical unaudited condensed consolidated balance sheet as of September 30, 2010 and Monitronics’ historical unaudited condensed consolidated balance sheet as of September 30, 2010 and is presented as if the acquisition of Monitronics had occurred on September 30, 2010 and includes all adjustments that give effect to events that are directly attributable to the acquisition of Monitronics, and that are factually supportable.

Although the historical consolidated statements of operations of Monitronics for the fiscal years ended June 30, 2008, June 30, 2009, and June 30, 2010 have been audited, Monitronics’ historical consolidated statements of operations for the years ended December 31, 2008, December 31, 2009, and the nine months ended September 30, 2010, that were used in preparing the unaudited pro forma condensed combined statements of operations, have not been audited.

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The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis”, and the Monitronics historical consolidated financial statements, including the related notes. The consolidated balance sheets of the Company and its subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive loss, cash flows and stockholders’ equity for the years then ended, along with the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are set forth in the Company’s Current Report on Form 8-K filed December 7, 2010, which is incorporated by reference in this Proxy Statement. The consolidated balance sheets of Monitronics as of June 30, 2010 and 2009, and the related consolidated statements of operations, shareholders’ net capital (deficiency), and cash flows for each of the three years in the period ended June 30, 2010, along with the related notes, are included as Annex A-3 in this Proxy Statement. The interim financial statements of Monitronics for the three months ended September 30, 2010 and 2009 are included as Annex A-4 in this Proxy Statement.

The unaudited pro forma condensed combined statements of operations exclude only the revenues and expenses that are directly attributable to Content Distribution and Creative/Media. As such, the unaudited pro forma condensed combined statements of operations do not reflect a reduction of general corporate expenses or other non-direct costs of the Company which are expected to be reduced as a result of the Transactions.

A-2-2

ASCENT MEDIA CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet
At September 30, 2010

							Pro Forma
				Pro Forma			before		Pro Forma
				before Content	Content		Monitronics		Monitronics
		Creative/Media		Distribution	Distribution		Acquisition	Monitronics	Acquisition
	As Reported	Adjustments		Adjustments	Adjustments		Adjustments	Historical	Adjustments		Pro Forma
	(Amounts in thousands)

ASSETS
Current assets:
Cash and cash equivalents	$279,023	(51	)(A)	343,715	(461	)(B)	452,274	36,101	96,906	(K)	269,008
		64,743	(C)		109,020	(C)			105,000	(K)
									(413,141	)(K)
									(5,003	)(T)
									(2,129	)(O)
									(1,000	)(U)
Restricted cash	—	—		—	—		—	53,544	—		53,544
Trade receivables, net	81,848	(58,614	)(A)	23,234	(13,810	)(B)	9,424	10,624	—		20,048
Prepaid expenses	10,300	(6,113	)(A)	4,187	(2,889	)(B)	1,298	3,224	—		4,522
Deferred income tax assets, net	75	(61	)(A)	14	(14	)(B)	—	—	—		—
Income taxes receivable	15,945	—		15,945	229	(B)	16,174	—	—		16,174
Other current assets	1,657	(1,356	)(A)	301	(221	)(B)	80	—	—		80

Total current assets	388,848	(1,452)		387,396	91,854		479,250	103,493	(219,367)		363,376
Investments in marketable securities	96,906	—		96,906	—		96,906	—	(96,906	)(K)	—
Property and equipment, net	172,903	(53,817	)(A)	119,086	(56,301	)(B)	62,785	14,987	3,513	(M)	81,285
Subscriber accounts	—	—		—	—		—	639,490	149,110	(N)	788,600
Dealer network	—	—		—	—		—	—	42,300	(N)	42,300
Deferred financing costs	—	—		—	—		—	27,626	(27,626	)(O)	2,129
									2,129	(O)
Goodwill	1,954	(1,954	)(A)	—	—		—	14,795	(14,795	)(L)	467,801
									467,801	(L)
Other assets, net	9,408	(6,748	)(A)	2,660	(112	)(B)	2,548	2,973	—		5,521

Total assets	$670,019	(63,971)		606,048	35,441		641,489	803,364	306,159		1,751,012

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ASCENT MEDIA CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet — (Continued)
At September 30, 2010

							Pro Forma
				Pro Forma			before		Pro Forma
				before Content	Content		Monitronics		Monitronics
		Creative/Media		Distribution	Distribution		Acquisition	Monitronics	Acquisition
	As Reported	Adjustments		Adjustments	Adjustments		Adjustments	Historical	Adjustments		Pro Forma
	(Amounts in thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,245	(12,180	)(A)	7,065	(2,457	)(B)	4,608	1,788	—		6,396
Accrued payroll and related liabilities	19,822	(13,003	)(A)	6,819	(2,569	)(B)	4,250	—	—		4,250
Other accrued liabilities	24,831	(8,013	)(A)	16,818	(9,027	)(B)	7,791	19,911	—		27,702
Deferred revenue	9,254	(2,352	)(A)	6,902	(6,239	)(B)	663	5,627	—		6,290
Income taxes payable	—	—		—	—		—	2,414	—		2,414
Liabilities related to assets of discontinued operations	774	—		774	—		774	—	—		774

Total current liabilities	73,926	(35,548)		38,378	(20,292)		18,086	29,740	—		47,826
Deferred tax liabilities	1,094	(133	)(A)	961	(961	)(B)	—	—	58,608	(L)	—
									(58,608	)(S)
Other liabilities	26,893	(9,697	)(A)	17,196	(8,486	)(B)	8,710	—	—		8,710
Long-term debt	—	—		—	—		—	844,200	105,000	(K)	944,197
									(5,003	)(T)
Fair value of derivative instruments	—	—		—	—		—	77,978	—		77,978

Total liabilities	101,913	(45,378)		56,535	(29,739)		26,796	951,918	99,997		1,078,711

Commitments and contingencies
Stockholders’ Equity:
Series A common stock	136	—		136	—		136	311	(311	)(R)	136
Series B common stock	7	—		7	—		7	—	—		7
Treasury stock	—	—		—	—		—	(12,037)	12,037	(R)	—
Additional paid-in capital	1,467,207	—		1,467,207	—		1,467,207	126,016	(126,016	)(R)	1,467,207
Accumulated deficit	(894,927)	(19,819	)(E)	(914,746)	77,498	(E)	(837,248)	(262,844)	262,844	(R)	(779,640)
									58,608	(S)
									(1,000	)(U)
Accumulated other comprehensive loss	(4,317)	1,226	(A)	(3,091)	(12,318	)(B)	(15,409)	—	—		(15,409)

Total stockholders’ equity	568,106	(18,593)		549,513	65,180		614,693	(148,554)	206,162		672,301

Total liabilities and stockholders’ equity	$670,019	(63,971)		606,048	35,441		641,489	803,364	306,159		1,751,012

See accompanying notes to unaudited pro forma condensed combined financial statements.

A-2-4

ASCENT MEDIA CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2010

				Pro Forma					Pro Forma
				before					before		Pro Forma
				Content	Content				Monitronics		Monitronics
		Creative/Media		Distribution	Distribution		Other		Acquisition	Monitronics	Acquisition
	As Reported	Adjustments		Adjustments	Adjustments		Adjustments		Adjustments	Historical	Adjustments		Pro Forma
	(Amounts in thousands)

Service revenue	$307,433	(212,305	)(F)	95,128	(78,237	)(G)	937	(I)	21,625	210,407	—		232,032
							3,797	(J)
Rental revenue	—	—		—	—		3,455	(H)	3,455	—	—		3,455

Net revenue	307,433	(212,305)		95,128	(78,237)		8,189		25,080	210,407	—		235,487

Operating expenses:
Cost of services	223,178	(163,611	)(F)	59,567	(48,774	)(G)	937	(I)	18,473	25,683	—		44,156
							2,946	(H)
							3,797	(J)
Selling, general, and administrative	80,813	(46,474	)(F)	34,339	(9,389	)(G)	509	(H)	25,459	40,040	—		65,499
Restructuring charges	2,013	—		2,013	—		—		2,013	—	—		2,013
Gain on sale of operating assets, net	(16)	—		(16)	—		—		(16)	—	—		(16)
Depreciation and amortization	38,483	(19,231	)(F)	19,252	(16,618	)(G)	—		2,634	95,600	527	(M)	116,289
											17,528	(N)

	344,471	(229,316)		115,155	(74,781)		8,189		48,563	161,323	18,055		227,941
Operating income (loss)	(37,038)	17,011		(20,027)	(3,456)		—		(23,483)	49,084	(18,055)		7,546
Other income:
Interest (expense) income	2,666	—		2,666	—		—		2,666	(43,241)	(3,038	)(Q)	(43,324)
											289	(P)
Other (expense) income, net	(1,770)	1,285	(F)	(485)	441	(G)	—		(44)	—	—		(44)
Unrealized loss on derivatives	—	—		—	—		—		—	(7,058)	—		(7,058)

	896	1,285		2,181	441		—		2,622	(50,299)	(2,749)		(50,426)

Loss from continuing operations before income taxes	(36,142)	18,296		(17,846)	(3,015)		—		(20,861)	(1,215)	(20,804)		(42,880)
Income tax (expense) benefit from continuing operations	2,331	—		2,331	—		(2,331	)(D)	—	(1,414)	—		(1,414)

Net loss from continuing operations	$(33,811)	18,296		(15,515)	(3,015)		(2,331)		(20,861)	(2,629)	(20,804)		(44,294)

Basic and diluted per share amounts:
Net loss from continuing operations	$(2.38)												$(3.12)

Weighted average number of common shares	14,194,973												14,194,973

See accompanying notes to unaudited pro forma condensed combined financial statements.

A-2-5

ASCENT MEDIA CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2009

				Pro Forma					Pro Forma
				before					before		Pro Forma
				Content	Content				Monitronics		Monitronics
		Creative/Media		Distribution	Distribution		Other		Acquisition	Monitronics	Acquisition
	As Reported	Adjustments		Adjustments	Adjustments		Adjustments		Adjustments	Historical	Adjustments		Pro Forma
	(Amounts in thousands)

Service revenue	$453,681	(300,480	)(F)	153,201	(106,050	)(G)	1,308	(I)	49,462	253,737	—		303,199
							1,003	(J)
Rental revenue	—	—		—	—		4,893	(H)	4,893	—	—		4,893

Net revenue	453,681	(300,480)		153,201	(106,050)		7,204		54,355	253,737	—		308,092

Operating expenses:
Cost of services	327,713	(223,554	)(F)	104,159	(68,410	)(G)	1,308	(I)	42,275	30,868	—		73,143
							4,215	(H)
							1,003	(J)
Selling, general, and administrative	101,943	(61,970	)(F)	39,973	(11,738	)(G)	678	(H)	28,913	52,631	—		81,544
Restructuring and other charges	7,273	—		7,273	—		—		7,273	—	—		7,273
Gain on sale of operating assets, net	(467)	—		(467)	—		—		(467)	—	—		(467)
Depreciation and amortization	56,778	(28,144	)(F)	28,634	(24,130	)(G)	—		4,504	119,553	703	(M)	150,666
											25,906	(N)

	493,240	(313,668)		179,572	(104,278)		7,204		82,498	203,052	26,609		312,159
Operating income (loss)	(39,559)	13,188		(26,371)	(1,772)		—		(28,143)	50,685	(26,609)		(4,067)
Other income:
Interest (expense) income	2,660	18	(F)	2,678	(4	)(G)	—		2,674	(56,596)	(4,050	)(Q)	(57,222)
											750	(P)
Other (expense) income, net	(1,412)	1,964	(F)	552	623	(G)	—		1,175	—	—		1,175
Unrealized gain on derivatives	—	—		—	—		—		—	25,346	—		25,346

	1,248	1,982		3,230	619		—		3,849	(31,250)	(3,300)		(30,701)

Income (loss) from continuing operations before income taxes	(38,311)	15,170		(23,141)	(1,153)		—		(24,294)	19,435	(29,909)		(34,768)
Income tax (expense) benefit from continuing operations	(18,533)	—		(18,533)	—		18,533	(D)	—	(437)	—		(437)

Net income (loss) from continuing operations	$(56,844)	15,170		(41,674)	(1,153)		18,533		(24,294)	18,998	(29,909)		(35,205)

Basic and diluted per share amounts:
Net loss from continuing operations	$(4.04)												$(2.50)

Weighted average number of common shares	14,086,075												14,086,075

See accompanying notes to unaudited pro forma condensed combined financial statements.

A-2-6

ASCENT MEDIA CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2008

				Pro Forma					Pro Forma
				before					before		Pro Forma
				Content	Content				Monitronics		Monitronics
		Creative/Media		Distribution	Distribution		Other		Acquisition	Monitronics	Acquisition
	As Reported	Adjustments		Adjustments	Adjustments		Adjustments		Adjustments	Historical	Adjustments		Pro Forma
	(Amounts in thousands)

Service revenue	$581,625	(322,276	)(F)	259,349	(116,681	)(G)	1,300	(I)	143,968	219,074	—		363,042
Rental revenue	—	—		—	—		4,575	(H)	4,575	—	—		4,575

Net revenue	581,625	(322,276	)(F)	259,349	(116,681	)(G)	5,875		148,543	219,074	—		367,617

Operating expenses:
Cost of services	434,710	(236,759	)(F)	197,951	(76,793	)(G)	1,300	(I)	126,354	27,965	—		154,319
							3,896	(H)
Selling, general, and administrative	117,475	(67,133	)(F)	50,342	(16,926	)(G)	679	(H)	34,095	49,815	—		83,910
Restructuring and other charges	8,801	—		8,801	—		—		8,801	—	—		8,801
Gain on sale of operating assets, net	(9,038)	—		(9,038)	—		—		(9,038)	—	—		(9,038)
Depreciation and amortization	55,564	(27,250	)(F)	28,314	(22,914	)(G)	—		5,400	111,207	703	(M)	145,900
											28,590	(N)
Impairment of goodwill	95,069	—		95,069	—		—		95,069	—	—		95,069

	702,581	(331,142)		371,439	(116,633)		5,875		260,681	188,987	29,293		478,961
Operating loss	(120,956)	8,866		(112,090)	(48)		—		(112,138)	30,087	(29,293)		(111,344)
Other income:
Interest (expense) income	6,579	—		6,579	(14	)(G)	—		6,565	(50,465)	(4,050	)(N)	(47,133)
											817	(P)
Other (expense) income, net	1,007	46	(F)	1,053	380	(G)	—		1,433	—	—		1,433
Unrealized loss on derivatives	—	—		—	—		—		—	(59,205)	—		(59,205)

	7,586	46		7,632	366		—		7,998	(109,670)	(3,233)		(104,905)

Loss from continuing operations before income taxes	(113,370)	8,912		(104,458)	318		—		(104,140)	(79,583)	(32,526)		(216,249)
Income tax (expense) benefit from continuing operations	(700)	—		(700)	—		700	(D)	—	(1,478)	—		(1,478)

Net loss from continuing operations	$(114,070)	8,912		(105,158)	318		700		(104,140)	(81,061)	(32,526)		(217,727)

Basic and diluted per share amounts:
Net loss from continuing operations	$(8.11)												$(15.48)

Weighted average number of common shares	14,061,921												14,061,921

See accompanying notes to unaudited pro forma condensed combined financial statements.

A-2-7

ASCENT MEDIA CORPORATION AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of Transactions and Basis of Pro Forma Presentation

Content Distribution Sale

As described further in this Proxy Statement, on December 2, 2010, Ascent Media entered into a definitive agreement (the “Content Distribution Purchase Agreement”) with Encompass Digital Media, Inc. (“Encompass”), pursuant to which it agreed to sell to Encompass, and Encompass agreed to purchase, 100% of its content distribution business unit (which is refered to as “Content Distribution”), for a purchase price of $113,250,000 in cash, subject to adjustment based on net working capital on the closing date and other balance sheet items, plus the assumption of certain liabilities and obligations relating to the Content Distribution business. The sale of the Content Distribution business is subject to stockholder approval. The Company expects to account for the disposition of the Content Distribution business as a discontinued operation in its consolidated financial statements if shareholder approval for the Content Distribution sale is obtained.

Creative/Media Sale

On November 24, 2010, Ascent Media entered into a definitive agreement (the “Creative/Media Purchase Agreement”) with Deluxe Entertainment Services Group Inc. (“Deluxe”), pursuant to which it agreed to sell to Deluxe, and Deluxe agreed to purchase, 100% of its creative services business unit and 100% of our media services business unit (which is refered to collectively as “Creative/Media”), for an aggregate purchase price of $67,823,000 in cash, subject to adjustments based on net working capital on the closing date and other balance sheet items, plus the assumption of certain capital leases in the amount of $2,177,000. The sale of the Creative/Media business is not subject to stockholder approval. The Company will account for the disposition of the Creative/Media business as a discontinued operation in its consolidated financial statements for the year ended December 31, 2010.

Monitronics Acquisition

On December 17, 2010, the Company signed and closed an agreement to acquire 100% of the outstanding capital stock of Monitronics, through the merger of the Company’s wholly owed subsidiary, Mono Lake Merger Sub, Inc., with and into Monitronics, with Monitronics surviving such merger. The cash consideration paid in connection with the merger was $413,141,000. The Company also assumed $778 million in net debt of Monitronics. In connection with the acquisition, Monitronics International, Inc. entered into a Credit Agreement, which provides a $60,000,000 term loan and a $115,000,000 revolving credit facility. The obligations under the credit facility are secured by a security interest on substantially all the assets of Monitronics International, Inc. and its wholly owned subsidiary, Monitronics Canada, Inc., as well as a pledge by Ascent Media Corporation of all outstanding stock of Monitronics. Ascent Media Corporation has guaranteed payment of the term loan up to the first $30,000,000 of obligations thereunder. At closing, Monitronics borrowed the full amount of the term loan and $45,000,000 under the revolving credit facility, for total initial borrowings under the credit facility of $105,000,000. The proceeds of such loans, after repayment of $5,000,000 outstanding under a previously existing credit facility, and payment of certain fees and expenses relating to the credit facility, were used to fund a portion of the aggregate merger consideration payable in connection with the acquisition of Monitronics. The remaining cash consideration paid was funded by cash on hand and proceeds from the sale of marketable securities.

The allocation of the purchase price in the Monitronics acquisition to the assets acquired and liabilities assumed from Monitronics is based on preliminary estimates and assumptions. In addition, the Company is in the process of assessing the useful lives and appropriate amortization method for the identifiable intangible assets that were acquired from Monitronics. These estimates and assumptions are subject to future adjustments upon completion of the valuation of Monitronic’s assets and liabilities and these valuations could change significantly from those used in the unaudited pro forma condensed combined financial statements.

A-2-8

Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2010 gives effect to the Transactions as if they occurred on that date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2010, and the years ended December 31, 2009 and 2008, give effect to the Transactions as if they occurred on January 1, 2008.

The accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2010 and for the years ended December 31, 2009 and 2008 do not reflect any gain or loss on sale from the Transactions. The estimated after tax gain on the sale on the Content Distribution business and the estimated after tax loss on the sale of the Creative / Media business are included as an adjustment to equity in the accompanying unaudited pro forma combined balance sheet as of September 30, 2010.

Pro Forma Footnotes

(A)	Reflects the adjustments to the Company’s historical combined balance sheet for the Creative/Media assets and liabilities to be sold under the Creative/Media Purchase Agreement.

(B)	Reflects the adjustments to the Company’s historical combined balance sheet for the Content Distribution assets and liabilities to be sold under the Content Distribution Purchase Agreement.

(C)	Reflects the adjustments to cash and cash equivalents related to the adjusted net cash proceeds of the sales of the Creative/Media and Content Distribution businesses as follows (amounts in thousands):

		Content
	Creative/Media	Distribution

Base Purchase Price per agreement	$70,000	$113,250
Capital Lease assumed in purchase	(2,177)	—

	67,823	113,250
Other purchase price adjustments	(1,170)	(1,695)

Adjusted purchase price	66,653	111,555
Estimated transaction costs	(1,910)	(2,535)

Adjusted net cash proceeds	$64,743	109,020

(D)	Reflects an adjustment to income taxes. The Company does not anticipate that its remaining results of operations will generate any tax liability or benefit for the periods presented.

(E)	Reflects an estimated loss, net of tax, on the sale of the Creative/Media business and an estimated gain, net of tax, on the sale the Content Distribution business. The Company does not anticipate any income tax liability as a result of these transactions due to the availability of net operating loss carryforwards.

The estimated net loss on the sale of the Creative/Media business is computed as follows (amounts in thousands):

Creative/ Media

Adjusted net cash proceeds	$64,743
Total assets transferred (see Note A)	128,714
Total liabilities and accumulated other comprehensive income (“AOCI”) assumed (see Note A)	(44,152)

84,562
Pre-tax loss on sale	(19,819)
Income taxes on loss	—

Net loss on sale of Creative/Media business	$(19,819)

A-2-9

The estimated net gain on the sale of the Content Distribution business is computed as follows (amounts in thousands):

Content
Distribution

Adjusted net cash proceeds	$109,020
Total assets transferred (see Note B)	73,579
Total liabilities and AOCI assumed (see Note B)	(42,057)

31,522
Pre-tax gain on sale	77,498
Income taxes on gain	—

Net gain on sale of Content Distribution business	$77,498

(F)	Reflects adjustments to remove the results of operations directly attributable to the Creative/Media business that is being sold. Such pro forma adjustments do not include general corporate expenses or other non-direct costs incurred by Ascent Media on behalf of the Creative/Media business.

(G)	Reflects adjustments to remove the results of operations directly attributable to the Content Distribution business that is being sold. Such pro forma adjustments do not include general corporate expenses or other non-direct costs incurred by Ascent Media on behalf of the Content Distribution business.

(H)	Reflects adjustments to reclassify rent paid by the Creative/Media and Content Distribution businesses to rental revenue for facilities that are owned by Ascent Media. Both the Creative/Media and Content Distribution businesses have operating leases with Ascent Media to lease facilities to conduct their operations. These facilities are not included in the sale of the Creative/Media or Content Distribution businesses.

(I)	Reflects the elimination of intercompany transactions between the Creative/Media and Content Distribution businesses.

(J)	Reflects adjustments to reclassify intercompany purchases made by the Creative/Media and Content Distribution businesses to service revenue of the remaining Ascent Media businesses.

(K)	Reflects the sources of the $413,141,000 cash consideration paid for the Monitronics acquisition, as follows (amounts in thousands):

Proceeds from long-term debt:
Term loan	$60,000
Revolving credit facility	45,000

Total proceeds from long-term debt	105,000
Cash on hand	211,235
Proceeds from sale of marketable securities	96,906

Cash consideration paid for Monitronics acquisition	$413,141

(L)	Reflects the elimination of Monitronics’ historical goodwill balance of $14,795,000 and the establishment of goodwill arising from Ascent Media’s purchase of Monitronics. Under the acquisition method of accounting, the purchase price has been allocated to Monitronics tangible and identifiable intangible assets acquired and liabilities assumed based on preliminary estimates of fair value. The sum of the purchase price and the estimated fair value of the net liabilities assumed is recorded as goodwill. The purchase price of Monitronics has been allocated on a preliminary basis as follows (amounts in thousands):

A-2-10

Cash consideration paid	$413,141
Estimated fair value of assets acquired and liabilities assumed:
Subscriber accounts	$788,600
Property and equipment	18,500
Dealer network	42,300
Other assets acquired	76,726
Monitronics debt assumed	(844,200)
Deferred tax liability	(58,608)
Derivative instruments	(77,978)

Subtotal of estimated fair value of net liabilities assumed	$(54,660)

Goodwill	$467,801

(M)	Reflects the fair value adjustments for property plant and equipment and adjustments for additional depreciation expense, as follows (amounts in thousands):

Additional Pro Forma
Depreciation Expense
				For the	For the	For the
				Nine	Twelve	Twelve
				Months	Months	Months
			Remaining	Ended	Ended	Ended
	Fair	Fair Value	Useful	September 30,	December 31,	December 31,
Historical Amounts	Value	Adjustment	Lives	2010	2009	2008

$14,987	$18,500	$3,513	5 years	$527	$703	$703

(N)	Reflects the fair value adjustments for identifiable intangible assets and adjustments for additional amortization expense, as follows ($ amounts in thousands):

					Additional Pro Forma
					Amortization Expense
					For the	For the	For the
					Nine	Twelve	Twelve
					Months	Months	Months
					Ended	Ended	Ended
	Historical	Fair	Fair Value	Remaining	September 30,	December 31,	December 31,
	Amounts	Value	Adjustment	Useful Lives	2010	2009	2008

Subscriber accounts	$639,490	$788,600	$149,110	10 years*	$11,183	$17,446	$20,130
Dealer network	—	42,300	42,300	5 years	6,345	8,460	8,460

Total	$639,490	$830,900	$191,410		$17,528	$25,906	$28,590

*	Subscriber accounts are amortized over a period of 10 years using an accelerated amortization method. The Company’s calculation of pro forma amortization expense is based on accelerated amortization rates applied to the fair value adjustment as follows ($ amounts in thousands):

	For the Nine	For the Twelve	For the Twelve
	Months Ended	Months Ended	Months Ended
	September 30,	December 31,	December 31,
	2010	2009	2008

Amortization rate	10.0%	11.7%	13.5%
Incremental pro forma amortization expense	$11,183	$17,446	$20,130

(O)	Reflects the elimination of Monitronics’ historical unamortized deferred financing costs of $27,626,000 and the payment of debt issuance costs of $2,129,000 incurred in connection with the new Credit Agreement.

(P)	Reflects the elimination of Monitronics’ interest expense related to the amortization of historical deferred financing costs. This adjustment also reflects interest expense related to the amortization of deferred financing costs incurred in connection with the new Term Loan and Revolving Credit Facility over the term of the debt, as follows (amounts in thousands):

A-2-11

	Interest Expense
	For the Nine	For the Twelve	For the Twelve
	Months Ended	Months Ended	Months Ended
	September 30,	December 31,	December 31,
	2010	2009	2008

Monitronics historical amortization of deferred financing costs	$(821)	$(1,460)	$(1,527)
Amortization of deferred financing costs related to the Term Loan and Credit Facility	532	710	710

Pro forma decrease to interest expense	$(289)	$(750)	$(817)

(Q)	Reflects interest expense on the new term loan and revolving credit facility, as follows (amounts in thousands):

			Pro Forma Interest Expense
				For the Twelve	For the Twelve
			For the Nine Months	Months Ended	Months Ended
	Face	Interest	Ended September 30,	December 31,	December 31,
	Amount	Rate	2010	2009	2008

Term loan	$60,000	3.75%	$1,688	$2,250	$2,250
Revolving credit facility	$45,000	4.00%	$1,350	$1,800	$1,800

Total	$105,000		$3,038	$4,050	$4,050

(R)	Reflects the elimination of Monitronics’ historical shareholders’ net deficiency.

(S)	Reflects an adjustment to the Company’s valuation allowance on its net deferred tax assets which decreased as a result of the $58,608,000 deferred tax liability that was recorded in the preliminary acquisition accounting for the Monitronics acquisition.

(T)	Reflects $5,003,000 of principal and interest on Monitronics’ revolving credit facility repaid in connection with the Monitronics acquisition.

(U)	Reflects the cash impact of Ascent’s estimated transaction costs of $1,000,000 related to the Monitronics acquisition. No pro forma adjustments for transaction costs have been reflected in the unaudited pro forma condensed combined statement of operations since these transaction costs are not expected to have recurring impact.

A-2-12

Annex A-3

Consolidated Financial Statements

Monitronics International, Inc. and Subsidiaries
Years Ended June 30, 2010, 2009 and 2008
With Report of Independent Auditors

A-3-1

Monitronics International, Inc. and Subsidiaries

Consolidated Financial Statements

Years Ended June 30, 2010, 2009 and 2008

A-3-2

Report of Independent Auditors

The Board of Directors
Monitronics International, Inc.

We have audited the accompanying consolidated balance sheets of Monitronics International, Inc. and its subsidiaries as of June 30, 2010 and 2009, and the related consolidated statements of operations, shareholders’ net capital (deficiency), and cash flows for each of the three years in the period ended June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Monitronics International, Inc. and its subsidiaries at June 30, 2010 and 2009, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 2010, in conformity with accounting principles generally accepted in the United States.

/s/  Ernst & Young LLP

October 13, 2010

A-3-3

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A-3-4

Monitronics International, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30
	2010	2009
	(In thousands,
	except share data)

ASSETS
Current assets:
Cash and cash equivalents	$40,838	$33,268
Restricted cash	51,776	79,452
Accounts receivable, less allowance for doubtful accounts of $1,794 in 2010 and $1,917 in 2009	10,748	11,016
Prepaid expenses and other current assets	1,453	2,011

Total current assets	104,815	125,747
Property and equipment, net	15,718	17,633
Subscriber accounts, net of accumulated amortization of $652,562 in 2010 and $615,635 in 2009	638,255	577,785
Deferred financing costs, net	27,991	29,451
Fair value of derivative financial instruments	433	2,402
Other assets	1,557	71
Long-term deferred tax asset	1,198	1,198
Goodwill	14,795	14,795

Total assets	$804,762	$769,082

A-3-5

Monitronics International, Inc. and Subsidiaries

Consolidated Balance Sheets — (Continued)

	June 30
	2010	2009
	(In thousands,
	except share data)

LIABILITIES AND SHAREHOLDERS’ NET CAPITAL (DEFICIENCY)
Current liabilities:
Accounts payable	$2,409	$1,842
Accrued expenses	5,434	5,095
Purchase holdbacks	15,604	13,309
Deferred revenue	5,604	5,074
Interest payable	2,283	2,196
Taxes payable	1,984	1,729
Current portion of long-term debt	12	—

Total current liabilities	33,330	29,245
Noncurrent liabilities:
Long-term debt	844,188	813,384
Fair value of derivative financial instruments	77,011	76,778

Total noncurrent liabilities	921,199	890,162
Commitments and contingencies
Shareholders’ net capital (deficiency):
Preferred stock, Series A:
Authorized shares — 8,247,075	—	—
Issued shares — 0	—	—
Class A common stock, $0.01 par value:
Authorized shares — 80,000,000
Issued shares — 31,102,347 as of June 30, 2010 and 2009	311	311
Class B common stock, $0.01 par value:
Authorized shares — 700,000; issued shares — none	—	—
Additional paid-in capital	125,939	125,633
Treasury stock, at cost, 1,322,135 shares as of June 30, 2010 and 2009	(12,037)	(12,037)
Accumulated deficit	(263,980)	(264,232)

Total shareholders’ net capital (deficiency)	(149,767)	(150,325)

Total liabilities and shareholders’ net capital (deficiency)	$804,762	$769,082

See accompanying notes.

A-3-6

Monitronics International, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended June 30
	2010	2009	2008
	(In thousands)

Revenue	$271,951	$234,432	$207,716
Cost of services	32,966	28,997	29,108

Gross profit	238,985	205,435	178,608
Operating expenses:
Sales, general, and administrative	52,385	52,475	47,724
Depreciation	5,937	5,172	4,608
Amortization	118,834	110,623	100,606

	177,156	168,270	152,938

Operating income	61,829	37,165	25,670
Other expenses:
Unrealized loss on derivative instruments	2,202	37,510	39,843
Write-off of deferred financing costs	—	—	6,952
Interest	57,561	54,107	62,397

	59,763	91,617	109,192

Income (loss) before income taxes	2,066	(54,452)	(83,522)
Provision for income taxes	1,814	315	1,431

Net income (loss)	$252	$(54,767)	$(84,953)

See accompanying notes.

A-3-7

Monitronics International, Inc. and Subsidiaries

Consolidated Statement of Shareholders’ Net Capital (Deficiency)

									Total
	Class A		Class B		Additional	Treasury Stock,			Shareholders’
	Common Stock		Common Stock		Paid-In	at Cost		Accumulated	Net Capital
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	(Deficiency)
	(In thousands, except share data)

Balances at July 1, 2007	31,102,317	$311	—	$—	$124,819	968,722	$(9,673)	$(124,512)	$(9,055)
Options exercised	30	—	—	—	—	—	—	—	—
Purchase of treasury stock	—	—	—	—	—	353,413	(2,364)	—	(2,364)
Stock-based compensation	—	—	—	—	514	—	—	—	514
Net loss	—	—	—	—	—	—	—	(84,953)	(84,953)

Balances at June 30, 2008	31,102,347	311	—	—	125,333	1,322,135	(12,037)	(209,465)	(95,858)
Stock-based compensation	—	—	—	—	300	—	—	—	300
Net loss	—	—	—	—	—	—	—	(54,767)	(54,767)

Balances at June 30, 2009	31,102,347	311	—	—	125,633	1,322,135	(12,037)	(264,232)	(150,325)
Stock-based compensation	—	—	—	—	306	—	—	—	306
Net income	—	—	—	—	—	—	—	252	252

Balances at June 30, 2010	31,102,347	$311	—	$—	$125,939	1,322,135	$(12,037)	$(263,980)	$(149,767)

See accompanying notes.

A-3-8

Monitronics International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended June 30
	2010	2009	2008
	(In thousands)

Operating activities
Net income (loss)	$252	$(54,767)	$(84,953)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	124,771	115,795	105,214
Amortization of deferred financing costs	1,460	1,464	8,209
Provision for uncollectible accounts	5,725	5,260	4,003
Noncash interest expense for preferred stock redeemable	—	—	411
Noncash interest accretion	—	—	521
Change in value of put option	—	—	(324)
Change in deferred tax asset	—	(1,198)	—
Noncash stock-based compensation	306	300	514
Unrealized gain on derivative instruments	2,202	37,510	39,843
Changes in operating assets and liabilities:
Accounts receivable (excluding provision for bad debt)	(5,457)	(7,456)	(3,885)
Prepaid expenses and other assets	(928)	(477)	375
Accounts payable	567	(543)	420
Accrued expenses	339	294	(1,031)
Interest payable	87	62	(12,480)
Deferred revenue	530	(124)	(455)
Taxes payable	255	(943)	1,316

Net cash provided by operating activities	130,109	95,177	57,698
Investing activities
Decrease (increase) in restricted cash	27,676	(65,591)	(13,861)
Purchases of property and equipment	(4,022)	(6,832)	(7,449)
Purchases of subscriber accounts (net of holdbacks)	(177,009)	(181,609)	(131,460)

Net cash used in investing activities	(153,355)	(254,032)	(152,770)
Financing activities
Proceeds from credit facility	44,392	253,449	712,796
Payments on credit facility	(13,576)	(79,066)	(520,813)
Payment of deferred financing costs	—	(14)	(31,937)
Redemption of preferred stock, less accrued interest	—	—	(45,212)
Purchase of treasury stock	—	—	(2,364)

Net cash provided by financing activities	30,816	174,369	112,470

Net increase in cash and cash equivalents	7,570	15,514	17,398
Cash and cash equivalents at beginning of fiscal year	33,268	17,754	356

Cash and cash equivalents at end of fiscal year	$40,838	$33,268	$17,754

Supplemental cash flow information
State taxes paid	$1,699	$2,574	$33

Interest paid	$41,921	$35,776	$40,703

See accompanying notes.

A-3-9

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
June 30, 2010

1.	Description of Business and Summary of Significant Accounting Policies

Monitronics International, Inc. and Subsidiaries (the Company) provide security alarm monitoring and related services to residential and business subscribers throughout the United States and parts of Canada. The Company monitors signals arising from burglaries, fires and other events through security systems installed by independent dealers at subscribers’ premises.

Cash, Cash Equivalents, and Restricted Cash

Cash and cash equivalents include cash on hand, cash in banks and cash equivalents. The Company classifies all highly liquid investments with original maturities when purchased of three months or less as cash equivalents. At June 30, 2010 and 2009, there is $51.8 million and $79.5 million, respectively, that is restricted and can be drawn per the terms of the debt issued through the securitization. This amount is excluded from cash and cash equivalents.

Consolidation Policy

The Company consolidates companies in which it owns or controls, directly or indirectly, more than 50% of the voting shares. Monitronics consists of the following five entities: Monitronics International, Inc. (Parent), Monitronics Funding LP (Funding), Monitronics Security LP (Security), MIBU, Inc., and Monitronics Canada (Subsidiaries). The Company eliminates all material intercompany balances and transactions.

Funding and Security are controlled by general partners that are majority-owned by the Company. The general partners include independent directors who must concur with the Company in the event that either Security or Funding files for bankruptcy or liquidation.

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable consist primarily of amounts due from customers for recurring monthly monitoring services over a wide geographical base. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and requires no collateral on the accounts that are acquired. The Company has established an allowance for doubtful accounts for estimated losses resulting from the inability of subscribers to make required payments. Factors such as historical-loss experience, recoveries and economic conditions are considered in determining the sufficiency of the allowance to cover potential losses. The actual collection of receivables could be different from recorded amounts.

The Company’s allowance for doubtful accounts as of June 30, 2010 and 2009, was $1.8 million and $1.9 million, respectively. During the fiscal years ended June 30, 2010, 2009, and 2008, the Company recorded a provision for uncollectible accounts of $5.7 million, $5.2 million, and $4.0 million, respectively, and wrote off (net of recoveries) accounts receivable of $5.7 million, $4.9 million, and $4.0 million, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful life of the assets. Major replacements and betterments are capitalized at cost. Maintenance and repair costs are charged to expense when incurred. When assets are replaced or disposed of, the cost and accumulated

A-3-10

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

depreciation are removed from the accounts and the gains or losses, if any, are reflected in the consolidated statements of operations.

Subscriber Accounts and Other Intangible Assets

Subscriber accounts relate to the cost of acquiring portfolios of monitoring service contracts from independent dealers. The subscriber accounts are initially recorded at cost. All direct external costs associated with the creation of subscriber accounts are initially capitalized. Internal costs, including all personnel and related support costs, incurred solely in connection with subscriber account acquisitions and transitions are expensed as incurred.

The costs of subscriber accounts are amortized using the 10-year 135% declining balance method. The amortization method was selected to provide a matching of amortization expense to individual subscriber revenues. Amortization of subscriber accounts was $118.8 million, $110.6 million, and $100.6 million for the fiscal years ended June 30, 2010, 2009, and 2008, respectively.

Based on subscriber accounts held at June 30, 2010, estimated amortization of subscriber accounts in the succeeding five fiscal years ending June 30 is as follows (in thousands):

2011	$113,192
2012	99,801
2013	88,637
2014	77,332
2015	68,351

Total	$447,313

Management reviews the subscriber accounts for impairment or a change in amortization period at least annually or whenever events or changes indicate that the carrying amount of the asset may not be recoverable or the life should be shortened. For purposes of recognition and measurement of an impairment loss, the Company views subscriber accounts as a single pool because of the assets’ homogeneous characteristics, which is the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. Based on management’s analysis, no impairment was indicated during the years ended June 30, 2010, 2009, or 2008.

Deferred financing costs are capitalized when the related debt is issued or when amendments to revolving credit lines increase the borrowing capacity. Deferred financing costs are amortized over the term of the related debt on a straight-line basis.

Goodwill (carrying value of $14.8 million, including accumulated amortization of $1.2 million, at June 30, 2010 and 2009) consists of the excess of the cost over the fair value of the net assets acquired in a business combination. Goodwill is tested for impairment annually using a fair value-based approach. The Company’s goodwill of $14.8 million relates to two acquisitions of businesses from competitors occurring in the fiscal years ended June 30, 1999, and June 30, 1995. During the fiscal years ended June 30, 2010, 2009, and 2008, the Company performed its annual tests of goodwill impairment using a fair value-based approach and no impairment was indicated.

Income Taxes

The Company recognizes a liability or asset for the deferred tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when reported amounts of the assets or liabilities are recovered or settled. The deferred tax assets are reviewed for recoverability at least annually, and a valuation allowance is provided if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A-3-11

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Purchase Holdbacks

The Company typically withholds payment of a designated percentage of the purchase price when it purchases subscriber accounts from dealers. The withheld funds are recorded as a liability until the guarantee period provided by the dealer has expired. The holdback is used as a reserve to cover any terminated subscriber accounts that are not replaced by the dealer during the guarantee period as well as lost revenue during such period. At the end of the guarantee period, which is typically one year from the date of purchase, the dealer is responsible for any deficit or is paid the balance of the holdback.

Stock Compensation

The Company recognizes the cost of employee services received in exchange for awards of equity instruments, such as stock options and restricted stock, based on the fair value of those awards at the date of grant over the requisite service period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock-option awards. Stock-based compensation plans, related expenses and assumptions used in the Black-Scholes option-pricing model are more fully described in Note 6.

Revenue Recognition

Revenues are recognized as the related monitoring services are provided. Deferred revenue primarily includes payments for monitoring services to be provided in the future.

Risk Concentration

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and requires no collateral on the subscriber accounts that are acquired. Concentrations of credit risk with respect to trade accounts receivable are generally limited due to the large number of subscribers comprising the Company’s customer base.

Fair Value of Financial Instruments

The carrying amount of our financial instruments, consisting of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and certain other liabilities, approximates their fair value due to their relatively short maturities. Borrowings under the Company’s revolving credit and term loan agreement approximate fair value due to the borrowings being based on variable market interest rates. Derivative financial instruments are carried at fair value.

Derivative Financial Instruments

The Company uses derivative financial instruments to manage exposure to movement in interest rates. The use of these financial instruments modifies the exposure of these risks with the intention of reducing the risk or cost. The Company does not use derivatives for speculative or trading purposes. The Company recognizes the fair value of all derivative instruments as either assets or liabilities at fair value on the consolidated balance sheets. Fair value is based on market quotes for similar instruments with the same duration. Changes in the fair value of derivatives are reported in the consolidated statements of operations.

On the date the derivative instrument is entered into, the Company may designate the derivative as either a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge) or a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge). For effective hedges, the Company records in accumulated other comprehensive income or loss the effective portion of changes in the fair value of derivatives that are designated as and meet all the required criteria for a cash flow hedge. The Company reclassifies these amounts into earnings as the

A-3-12

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

underlying hedged item affects earnings. The Company immediately records into earnings any changes in the fair value of derivatives that are not designated as hedges.

Recent Accounting Pronouncements

During 2010, the Company adopted changes issued by the Financial Accounting Standards Board (FASB) relating to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards Codification (ASC) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements of Financial Accounting Standards, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, the FASB will issue Accounting Standards Updates (ASUs). ASUs will not be authoritative in their own right, as they will only serve to update the ASC. These changes and the ASC itself do not change GAAP. Other than the manner in which the new accounting guidance is referenced, the adoption of these changes had no impact on our financial statements.

During 2010, the Company adopted changes issued by the FASB relating to disclosures about hedging activities. The changes require qualitative disclosures about the objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit risk-related contingent features in derivative agreements. The adoption of these changes required us to expand our disclosures regarding derivative instruments, but did not have a material impact on our financial position, results of operations or cash flows. See Note 10.

2.	Property and Equipment

Property and equipment consists of the following at June 30 (in thousands):

	Estimated
	Useful Lives	2010	2009

Central monitoring station and computer systems	3–5 years	$34,902	$31,048
Furniture and office equipment	3–5 years	2,294	2,146
Automobiles	5 years	20	20
Leasehold improvements	Lease term	4,408	4,387

		41,624	37,601
Less accumulated depreciation		25,906	19,968

		$15,718	$17,633

3.	Noncurrent Liabilities

Noncurrent liabilities consist of the following at June 30 (in thousands):

	2010	2009

Revolving credit line and term notes payable	$—	$—
Parent term loans payable	5,000	5,000
Funding VFNs and term notes payable	839,200	808,384

	$844,200	$813,384

On August 8, 2007, the Company completed a financing transaction of the type commonly referred to as a whole business securitization. Under the securitization, Funding, a newly formed, wholly owned subsidiary of the

A-3-13

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Company, issued $350.0 million Class A-1a Term Notes, $100.0 million Class A-1b Term Notes, $100.0 million Class A-2 Term Notes, a $260.0 million Class A-3 Variable Funding Note, and a $28.0 million Class A-4 Variable Funding Note, all of which mature in July 2037, except for the A-1a and the A-1b Term Notes, which mature in July 2027. Principal payments under the Term Notes and Variable Funding Notes (VFNs) are payable monthly beginning July 2012 in accordance with the priority of payments established in the securitization. Available cash remaining after paying higher-priority items is allocated ratably between the Class A Term Notes and the VFNs. Amounts allocated to the Class A Term Notes are paid first to the Class A-1 Term Notes until their outstanding amount has been paid in full, and second to the Class A-2 Term Notes. Amounts allocated to the VFNs are paid ratably between the Class A-3 VFN and the Class A-4 VFN. The Class A-1a Term Notes bear interest at a rate of LIBOR plus 1.8% (including certain other fees). The Class A-1a Term Notes were converted from floating to fixed with a derivative instrument at a rate of 7.5% (including certain other fees). The Class A-1b Term Notes bear interest at a rate of LIBOR plus 1.7% (including certain other fees). The Class A-1b Term Notes were converted from floating to fixed with a derivative financial instrument at a rate of 7.0% (including certain fees). The Class A-2 Term Notes bear interest at a rate of LIBOR plus 2.2% (including certain other fees). The Class A-2 Term Notes were converted from floating to fixed with a derivative instrument at a rate of 7.6% (including certain other fees).

As part of the transaction, the Company transferred substantially all of its subscriber assets, dealer alarm monitoring purchase agreements, and property and equipment related to its backup monitoring center, to Funding. The Company also transferred substantially all of its other property and equipment, dealer service agreements, contract monitoring agreements, and employees to Security, which also was a newly formed, wholly owned subsidiary of the Company. Following such transfers, Security assumed responsibility for the monitoring, customer service, billing, and collection functions of Funding and the Company.

Funding and Security are distinct legal entities, and their assets are available only for payment of the debt and satisfaction of the other obligations arising under the securitization transactions and are not available to pay the Company’s other obligations or the claims of the Company’s other creditors.

On the closing date of the securitization, Funding also entered into interest rate swaps in an aggregate notional amount of $550.0 million that have similar terms in order to reduce the financial risk related to changes in interest rates associated with the floating rate term notes. The Company also entered into interest rate caps in an aggregate notional amount of $600.0 million and an interest rate floor with a notional amount of $260.0 million to reduce the financial risk related to changes in interest rates associated with the floating rate variable funding notes.

On August 5, 2009, after receiving a nonrenewal notice from a holder of 34% of the liquidity facility for the VFNs, Funding drew down the bank’s unfunded commitment of $23.5 million, of which $14.0 million and $9.5 million were drawn from the Class A-3 VFN and Class A-4 VFN, respectively, which was deposited with the Trustee. On August 6, 2008, after receiving a nonrenewal notice from a holder of 66% of the liquidity facility for the VFNs, Funding drew down the bank’s unfunded commitment and deposited with the Trustee a total of $121.4 million, comprised of $102.9 million and $18.5 million drawn from the Class A-3 VFN and Class A-4 VFN, respectively. As of June 30, 2010, a total of $260.0 million and $28.0 million was outstanding under the Class A-3 VFN and Class A-4 VFN, respectively. As of June 30, 2010, no amounts are available to be drawn from the VFNs.

The Company has $2.0 million of the Class A-3 VFN and $28.0 million of the Class A-4 VFN in restricted cash, which continues to be available to the Company.

The Company is charged a commitment fee of 0.15% on the unused portion. The VFNs bear interest at the conduit cost of funds as established at the time of borrowing plus certain other fees if funded from the commercial paper market or LIBOR plus 0.75% plus certain other fees if funded by liquidity banks. Interest incurred on borrowings is payable monthly. The securitization debt and interest rate swaps have an expected repayment date of July 2012. If the securitization debt is not redeemed at that time, contingent additional interest payments at a rate of 5.0% will apply.

A-3-14

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

On August 8, 2007, the Company entered into a $5.0 million term loan and $15.0 million revolving credit line, of which both mature in August 2011, with payment in full due at that time. The Company is charged a commitment fee of 0.375% on the average daily unused portion. The facility bears interest at a rate of either prime or LIBOR plus 1.75%. Interest incurred on borrowings is payable monthly in arrears.

The credit facility and securitization debt have certain financial tests, which must be met on a monthly or quarterly basis. Credit facility tests include maximum total senior debt, maximum total leverage, and a minimum fixed charge coverage ratio. Securitization debt tests include maximum attrition rates, interest coverage, and minimum average recurring monthly revenue. Indebtedness under the securitization is secured by all of the assets of Funding. As of June 30, 2010, the Company was in compliance with all required financial tests.

Scheduled maturities (as defined) of long-term debt at June 30, 2010, utilizing the required payment schedule of the securitization debt and credit facility, are as follows for the fiscal years below (in thousands):

2011	$12
2012	5,013
2013	14
2014	16
2015	17
Thereafter	839,128

$844,200

4.	Related-Party Transactions

On November 7, 2003, the Hull Family Limited Partnership (the Partnership) and Mr. Hull entered into a written investor put option to sell up to a combined total of $500,000 in value of Class A common stock to the Company in each of the five fiscal years ending June 30, 2009, at purchase prices per share that were based on a multiple of the Company’s consolidated cash flow. Based on the fair value of the Company’s stock at the time of the agreement, the Company recorded no liability in connection with this agreement. As of June 30, 2007, the Partnership had sold the Company 182,805 shares of Class A common stock for $1,500,000. As of June 30, 2007, the outstanding liability for the put option was $300,000. On September 15, 2007, the Company entered into a stock redemption agreement with Mr. Hull, whereby the Company redeemed the remaining 353,413 shares of Class A common stock and outstanding options for a price of $9.32 per share. Also on this date, the Company entered into an option surrender agreement whereby Mr. Hull surrendered options entitling him to 135,000 shares of Class A common stock in exchange for $448,200, representing the difference between the price of $9.32 per share less the exercise price of $6.00 per share. In connection with this redemption, the Company recorded $1.0 million in sales, general, and administrative expense, and $2.4 million to treasury stock, based on the fair value of the repurchased stock.

5.	Shareholders’ Net Capital

Preferred Stock

The Series A preferred stock votes together with Class A common stock as a single class on an as-converted basis on all matters to come before the Company’s shareholders. The Series A preferred stock was redeemed on August 8, 2007, from the proceeds of the securitization transaction described in Note 3. As a result, the former holders of Series A preferred stock have no ongoing contractual rights.

A-3-15

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Common Stock

The Class A common stock and the Class B common stock are identical except for voting and conversion rights and entitle the holders thereof to the same rights and privileges. Class B common stock is nonvoting, and Class A common stock has full voting rights. Each holder of shares of Class A common stock is entitled to one vote per share in the election of directors and on each other matter submitted to a vote of the Company’s shareholders. Class A common stock is not entitled to vote separately as a class on any matter, unless expressly mandated by law. Class B common stock is convertible on a share-for-share basis into Class A common stock, provided the conversion does not result in the holder of Class B common stock acquiring voting securities in excess of the amounts allowed for the holder under applicable laws or regulations.

The Company has reserved 3,855,023 shares of Class A common stock for future issuance upon the possible exercise of outstanding stock options and warrants.

Stock Warrants

During January 2002, the Company issued warrants to purchase 1,133,328 shares of Class A common stock at an exercise price of $0.01 per share in connection with a subordinated note agreement. These warrants will expire on January 17, 2012. These warrants remain outstanding and are currently exercisable.

6.	Restricted Stock and Stock Option Plans

The Company maintains a 1999 Stock Option Plan (the 1999 Plan), which was adopted November 3, 1999, and provides for the grant of options to purchase up to 150,000 shares of Class A common stock to its officers and employees; a 2001 Stock Option Plan (the 2001 Plan), which was adopted on April 27, 2001, and provides for the grant of options to purchase up to 250,000 shares of Class A common stock to its officers and employees; and a 2005 Stock Option Plan (the 2005 Plan), which was adopted on March 28, 2005, and provides for the grant of options to purchase up to 1,350,000 shares of Class A common stock to its officers and employees. As of June 30, 2010, there were 39,000, 115,212, and 1,167,483 options outstanding under the 1999, 2001, and 2005 Plans, respectively. In addition, there are options outstanding to purchase up to 1,400,000 shares of Class A common stock that were not issued under a plan. Options granted to date vest ratably over periods not exceeding five years, as specified by the option agreements. The Company recognizes compensation expense on a straight-line basis for options that vest ratably.

Stock option transactions for the years ended June 30 are summarized as follows:

	2010		2009		2008
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at beginning of year	2,658,695	$7.16	2,555,195	$7.07	1,363,896	$6.58
Granted	84,000	7.50	315,000	7.50	1,504,000	7.50
Forfeited	(5,000)	6.75	(211,500)	6.51	(177,671)	7.80
Canceled	(16,000)	20.00	—	—	(135,000)	6.00
Exercised	—	—	—	—	(30)	6.00

Outstanding at end of year	2,721,695	$7.10	2,658,695	$7.16	2,555,195	$7.07

Exercisable at end of year	1,762,695	$6.90	1,315,235	$6.96	975,992	$6.90

A-3-16

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following table summarizes information about stock options outstanding at June 30, 2010:

	Stock Options	Stock Options	Contractual
Exercise Prices	Outstanding	Exercisable	Life (in years)

$6.00	739,195	732,595	4.80
6.25	100,000	80,000	6.00
7.50	1,871,000	938,600	7.33
20.00	11,500	11,500	0.33

The weighted-average remaining contractual life for outstanding and exercisable stock options is 6.6 and 4.7 years, respectively.

During 2010, 2009, and 2008, the Company recognized $306,513, $299,613, and $513,952, respectively, of stock compensation expense. At June 30, 2010, the balance of unearned stock-based compensation to be expensed in future periods related to unvested share-based awards, as adjusted for estimated forfeitures, is approximately $0.39 million. The Company anticipates that it will grant additional stock-based awards to employees in the future, which will increase the stock-based compensation by additional unearned compensation resulting from these grants. If the Company uses different assumptions in measuring or accounting for future awards, the stock-based compensation expense that is recorded relating to those awards may differ significantly from what has been recorded in the current period.

The Company estimates the fair value of each option using the Black-Scholes option pricing model. The following weighted-average assumptions were used in computing the fair value of stock options for the purpose of expense recognition for the following periods:

	Year Ended June 30
	2010	2009	2008

Expected volatility	35.0%	35.0%	35.0%
Risk-free interest rate	1.7%	2.6%	4.6%
Expected dividends	0.0%	0.0%	0.0%
Expected term (years)	3.0	3.0	5.5
Weighted-average stock option fair value per option granted	$0.19	$0.21	$0.98

The expected volatility was based on the historical volatility of similar industry sector companies, taking into consideration their size and nature of operations.

The risk-free interest rate assumption was based upon the yield curve of U.S. Treasury notes with a remaining term equal to the expected term of the options.

The expected term of employee stock options represents the period of time the stock options are expected to remain outstanding and is based upon historical employee exercise behavior and the lack of marketability for employee stock options and the underlying securities created primarily by certain restrictions stated in the employee stock option agreements.

7.	Income Taxes

The provision for income taxes consists of the following (in thousands):

	2010	2009	2008

Current state income taxes	$1,814	$1,513	$1,431
Deferred state income taxes	—	(1,198)	—

Total provision for income taxes	$1,814	$315	$1,431

A-3-17

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The differences between the actual income tax benefit and the amount computed by applying the statutory federal tax rate to the loss before income taxes result in the following (in thousands). The amounts have been restated to record the change in fair value of the swaps within the statement of operations instead of within other comprehensive income, as follows :

	2010	2009	2008

(Benefit) computed at federal statutory rate	$724	$(19,058)	$(29,233)
Nondeductible expenses	67	79	—
State tax (net of federal benefit)	1,179	984	1,431
Other	177	(337)	(114)
(Decrease) increase in valuation allowance	(333)	18,647	29,347

Total provision for income taxes	$1,814	$315	$1,431

Deferred income taxes are provided for the tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The components of net deferred income tax assets as of June 30 are as follows (in thousands):

	2010	2009

Deferred income tax assets:
Book over tax depreciation and amortization	$15,526	$15,465
Charitable contributions	42	41
Allowance for doubtful accounts	629	606
Deferred revenue	485	503
Texas credit carryforwards	1,198	1,198
Alternative minimum tax carryforward	426	426
Texas deferred assets	22	22
Accrued expenses	650	912
Mark-to-market valuation on derivative financial instruments	26,800	26,032
Net operating loss carryforwards	25,627	26,478

Total deferred tax assets	71,405	71,683
Valuation allowance	(69,564)	(69,897)

Net deferred tax assets	1,841	1,786
Deferred income tax liabilities:
Other, net	(643)	(588)

Total deferred tax liabilities	(643)	(588)

Net deferred tax assets (liabilities)	$1,198	$1,198

At June 30, 2010, the Company had available for federal income tax purposes an alternative minimum tax credit carryforward of $426,000, which is available for an indefinite period. The Company had $76.3 million of federal net operating loss carryforwards, which begin to expire, if unused, in 2024. The Company had available for state income tax purposes net operating loss carryforwards of $716,000 as of June 30, 2010.

The Company provides a valuation allowance for deferred tax assets when it is more likely than not that some portion or all of its deferred tax assets will not be realized. In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be

A-3-18

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

realized. The Company had deferred tax assets totaling $71.4 million and $71.7 million at June 30, 2010 and 2009, respectively. The Company maintains a valuation allowance primarily based on experiencing a cumulative loss before income taxes for the three-year period ended June 30, 2010. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income (including reversals of deferred tax liabilities) during the periods in which those temporary differences will become deductible. The $1.2 million net deferred tax asset relates to Texas margin tax and does not depend on net income. The asset will more likely than not be realized based on future gross margin.

The Company accounts for uncertain tax positions using a two-step approach. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being recognized upon settlement. The Company has evaluated matters such as derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transition, and has determined that there is no impact on the Company’s financial statements for fiscal 2010. The only periods still subject to audit for the Company’s federal tax return are the 2007 through 2010 tax years. The Company will classify interest and penalties in the provision for income taxes. The Company has determined that no additional accrual for interest is required in the provision for income taxes during the year ended June 30, 2010.

8.	Employee Benefit Plan

The Company maintains a tax-qualified, defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the Monitronics 401(k) Plan) . For the fiscal year ended June 30, 2010, the Company, at its election, made contributions to the Monitronics 401(k) Plan. These contributions were allocated among participants based upon the respective contributions made by the participants through salary reductions during the applicable plan year. The Company also makes matching cash contributions under the Monitronics 401(k) Plan. For the fiscal years ended June 30, 2010, 2009, and 2008, the Company made matching cash contributions to the Monitronics 401(k) Plan of approximately $76,723, $106,000, and $109,000, respectively. The funds of the Monitronics 401(k) Plan are deposited with a trustee and invested at each participant’s option in one or more investment funds.

9.	Commitments and Contingencies

The Company leases certain office space and equipment under various noncancelable operating leases. The Company leases 132,880 square feet of total office space, of which 10,000, 13,050, 11,830, and 98,000 square feet are currently under separate leases expiring on February 28, 2011, May 31, 2014, January 31, 2015, and May 31, 2015, respectively. The Company has the option to renew the lease expiring on February 28, 2011, for an additional term of 60 months following the expiration of the original lease agreement. The lease expiring May 31, 2014, has rent escalation clauses associated with it, and the Company has the option to renew the lease for three additional terms of 60 months each following the expiration of the original lease agreement. The lease expiring January 31, 2015, has rent escalation clauses associated with it, and the Company has the option to renew the lease for an additional term of 36 months following the expiration of the original lease agreement. The lease expiring May 31, 2015, has rent escalation clauses associated with it, and the Company has the option to renew the lease for two additional terms of 60 months each following the expiration of the original lease agreement. All equipment leases are renewable at the option of the Company upon expiration.

A-3-19

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

At June 30, 2010, future minimum payments under such leases are as follows (in thousands):

2011	$1,854
2012	1,799
2013	1,818
2014	1,810
2015	1,503
Thereafter	—

Total minimum lease payments	$8,784

Rental expense for all operating leases was approximately $1,746,000, $1,739,000, and $1,745,000 for the fiscal years ended June 30, 2010, 2009, and 2008, respectively.

On March 22, 2006, a lawsuit was filed by State Farm Fire & Casualty Co., as Subrogee of Edward Streit vs. Monitronics International, Inc., Q.I.S. Incorporated, Protection Associates, Inc., and C&H Electric & Communications, Ltd. in the Circuit Court of the Twenty-First Judicial District for Kankakee County, Illinois. The complaint alleges that the Company and the various other defendants negligently serviced, maintained, installed, tested, repaired, and inspected the central fire alarm system located at a multiunit apartment building in Kankakee, Illinois. The complaint alleges that as a result of these actions by the various defendants, the central fire alarm system did not immediately detect and notify the authorities of a fire, resulting in damage to the building premises in excess of what normally would have been caused. The plaintiff seeks compensatory damages from the various defendants. The Company believes that it acted properly and lawfully in its dealings with the customer. As a result, the Company intends to vigorously defend and contest any and all issues or threatened claims in this matter. Management is currently unable to determine the outcome of the claims or to estimate the amount of potential loss. The Company has not established a loss accrual associated with this claim.

On March 13, 2008, a lawsuit was filed by Paradox Security Systems, Ltd., Shmuel Hershkovitz, and Pinhas Shpater vs. ADT Security Services, Inc., Digital Security Controls, Ltd., Monitronics International, Inc., and Protection One, Inc. in the United States District Court for the Eastern District of Texas. Judgment was entered as a matter of law in the Company’s favor with no finding of liability. On August 27, 2009, a final judgment was entered and the Company was dismissed from the lawsuit.

On August 18, 2009, a lawsuit was filed by Velma Veasley vs. Monitronics International, Inc. and Tel-Star Alarms, Inc. in the state court of Dekalb County, Georgia. The complaint alleges that the Company and Tel-Star Alarms, Inc. negligently installed and monitored the alarm system located at Plaintiff’s residence, that defendants breached the terms of the alarm monitoring contract with Plaintiff, and that defendants fraudulently misrepresented to Plaintiff the capabilities of the alarm monitoring system. The complaint alleges that as a result of these actions, Plaintiff was assaulted in her home. The plaintiff seeks compensatory and punitive damages from the various defendants. The Company believes that it acted properly and lawfully in its dealings with the customer. As a result, the Company intends to vigorously defend and contest any and all issues or threatened claims in this matter. Management is currently unable to determine the outcome of the claims or to estimate the amount of potential loss; therefore, the Company has not established a loss accrual associated with this claim.

The Company is party to various other legal proceedings and claims that have arisen in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material impact on the Company’s financial position or results of operations.

10.	Derivatives

The Company uses interest rate derivatives to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected

A-3-20

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The fair values of interest rate caps are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rate of the caps. The variable interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. The Company incorporates credit valuation adjustments to appropriately reflect the respective counterparty’s nonperformance risk in the fair value measurements.

At June 30, 2010, derivative financial instruments include two interest rate caps with an aggregate fair value of $0.4 million, an interest rate floor with a fair value of $(23.5) million, and three interest rate swaps (Swaps) with an aggregate fair value of $(53.5) million. The interest rate caps represent financial assets of the Company, while the interest rate floor and Swaps represent financial liabilities of the Company. The interest rate caps floor and Swaps have not been designated as hedges. The net change in fair value of these derivatives for the years ended June 30, 2010, 2009, and 2008, is a loss of $2.2 million, $37.5 million, and $30.8 million, respectively, included in unrealized loss on derivative instruments in the consolidated statements of operations.

For purposes of valuation of the Swaps, the Company has considered that certain provisions of the Term Notes and VFNs provide for significant adverse changes to interest rates and uses of cash flows if this debt is not repaid by July 2012. In addition, the Swaps can be terminated at this time with no additional costs to the Company. Currently, a make whole payment would be due to the counterparty to the Swaps were the swaps terminated before April 2012. Were the Term Notes and the VFNs not repaid in full by July 2012, the Company would incur additional interest and other costs and be restricted in subscriber account purchases at Funding, until the Term Notes and VFNs were repaid in full. Management believes it is highly likely the Company will be able to refinance and/or repay the Term Notes and VFNs in full by July 2012, and the valuation considers adjustments for termination dates before and after July 2012 on a probability weighted basis. The valuation of the Swaps is based principally on a July 2012 maturity of the Term Notes less a credit valuation adjustment.

Borrowings under the debt bear interest at variable rates. Our objective in entering into the Swaps was to reduce the risk associated with these variable rates. The Swaps, in effect, convert variable rates of interest into fixed rates of interest on $550 million of borrowings. It is our policy to offset fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting agreement. As of June 30, 2010, 2009, and 2008, no such amounts were offset.

The Company’s Swaps are as follows (dollars in thousands):

Notional	Rate Paid	Rate Received

$350,000	6.56%	1 mo. USD-LIBOR-BBA
100,000	6.06%	1 mo. USD-LIBOR-BBA
100,000	6.64%	1 mo. USD-LIBOR-BBA

The fair value of derivative instruments as of June 30, 2010, is as follows (in thousands):

	Asset Derivatives		Liability Derivatives
	Balance Sheet		Balance Sheet
	Location	Fair Value	Location	Fair Value

Purchased interest rate swaps	Other assets	$—	Other liabilities	$53,486
Purchased interest rate caps	Other assets	433	Other liabilities	—
Sold interest rate floor	Other assets	—	Other liabilities	23,525

Total interest rate products		433		77,011

Total derivatives		$433		$77,011

A-3-21

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Gains and losses recognized during the year ended June 30, 2010, relating to derivatives not designated as hedging instruments are as follows:

	Location of	Amount of Gain
	Gain (Loss)	(Loss)
	Recognized in	Recognized in
	Income on	Income on
	Derivatives	Derivatives

Interest rate products	Unrealized loss on derivative instruments	$2,202

Total		$2,202

The Company has a single counterparty that it faces for its derivative contracts. The Company’s contractual agreement with its counterparty contains a provision where if the Company defaults on its master debt agreement and liquidates the assets that are encumbered by the debt agreement, then the Company could also be declared in default on its derivative obligations.

As of June 30, 2010, the fair value of derivatives in a net liability position, which includes accrued interest but excludes any adjustment for nonperformance risk, related to these agreements was $77.0 million. As of June 30, 2010, the Company has not posted any collateral related to these agreements. If the Company had breached the provision above, it could have been required to settle its obligations under the agreements at the termination value of $77.0 million.

11.	Fair Value Accounting

On July 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defined fair value, established a framework for measuring fair value, and expanded disclosures about fair value measurements. SFAS 157 was replaced by ASC 820, Fair Value Measurements and Disclosures.

ASC 820, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are, as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

We have aggregated our financial assets and liabilities that are measured at fair value on a recurring basis (at least annually) into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement dates.

The tables below presents the Company’s assets and liabilities measured at fair value on a recurring basis as of June 30, 2010 and 2009, aggregated by the level in the fair value hierarchy within which those measurements fall.

A-3-22

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The tables do not include cash on hand or assets and liabilities that are measured at historical cost or any basis other than fair value (in thousands):

Assets and Liabilities Measured at Fair Value on a Recurring Basis at June 30, 2010

	Quoted
	Prices
	in Active
	Markets for	Significant
	Identical	Other	Significant
	Assets and	Observable	Unobservable	Balance at
	Liabilities	Inputs	Inputs	June 30,
	(Level 1)	(Level 2)	(Level 3)	2010

Assets
Cash equivalents	$88,035	$—	$—	$88,035
Derivative financial instruments	—	433	—	433
Liabilities
Derivative financial instruments	$—	$23,524	$53,487	$77,011

Assets and Liabilities Measured at Fair Value on a Recurring Basis at June 30, 2009

	Quoted
	Prices
	in Active
	Markets for	Significant
	Identical	Other	Significant
	Assets and	Observable	Unobservable	Balance at
	Liabilities	Inputs	Inputs	June 30,
	(Level 1)	(Level 2)	(Level 3)	2009

Assets
Cash equivalents	$108,606	$—	$—	$108,606
Derivative financial instruments	—	2,402	—	2,402
Liabilities
Derivative financial instruments	$—	$19,237	$57,541	$76,778

The Company’s fair value measurements of the Swaps rely on significant unobservable inputs (Level 3) as of June 30, 2010 and 2009.

The Company has determined that the majority of the inputs used to value its interest rate caps and floor derivatives fall within Level 2 of the fair value hierarchy. The Company has determined that the majority of the inputs used to value its Swaps fall within Level 3 of the fair value hierarchy, as the valuation is based in part on management’s estimates of the refinancing date of the Term Notes, which affects the termination date of the Swaps as the notional amount of the Swaps is directly linked to the outstanding principal balance of the Term Notes. However, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by its counterparties. For counterparties with publicly available credit information, the credit spreads over LIBOR used in the calculations represent implied credit default swap spreads obtained from a third-party credit data provider. However, as of June 30, 2010, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its interest rate caps and floor derivatives, but are significant for the Swaps. As a result, the Company has determined that its derivative valuations on its interest rate caps and floor are classified in Level 2 of the fair value hierarchy and its derivative valuation on its Swaps are classified in Level 3 of the fair-value hierarchy.

A-3-23

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 liabilities for the year-ended June 30, 2010, 2009, and 2008:

Fair value at July 1, 2007	$—
Change in unrealized loss related to the Swaps	30,846

Fair value at June 30, 2008	30,846
Change in unrealized loss related to the Swaps	26,695

Fair value at June 30, 2009	57,541
Change in unrealized loss related to the Swaps	4,054

Fair value at June 30, 2010	$53,487

12.	Subsequent Events

The Company has evaluated events and transactions subsequent to October 13, 2010, the date that the financial statements were available to be issued. Based on requirements of the subsequent event guidance, the Company has not identified any events that require disclosure.

13.	Acquisition by Ascent Media Corporation

On December 17, 2010, Ascent Media Corporation (AMC) acquired 100% of the outstanding capital stock of the Company through the merger of Mono Lake Merger Sub, Inc. (Merger Sub), a direct wholly owned subsidiary of AMC established to consummate the merger, with and into the Company, with the Company as the surviving corporation in the merger. The terms of the merger are set forth in an agreement and plan of merger dated December 17, 2010, among AMC, Merger Sub, the Company, and, for certain purposes only, ABRY Partners, LLC (the Shareholder Representative). The closing of the merger occurred simultaneously with the execution of the merger agreement. The cash portion of the aggregate merger consideration paid by AMC pursuant to the merger agreement, including unpaid company transaction expenses, was approximately $413,141,000, subject to adjustment.

A-3-24

Annex A-4

Consolidated Financial Statements
(Unaudited)

Monitronics International, Inc. and Subsidiaries
For the Three Months ended September 30, 2010 and
September 30, 2009

A-4-1

Monitronics International, Inc. and Subsidiaries

Consolidated Financial Statements
(Unaudited)

For the Three Months Ended September 30, 2010 and September 30, 2009

Contents

A-4-2

Monitronics International, Inc. and Subsidiaries

Consolidated Balance Sheet

September 30,
2010
(In thousands,
except share data)
(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$36,101
Restricted cash	53,544
Accounts receivable, less allowance for doubtful accounts of $1,778 in 2010	10,624
Prepaid expenses and other current assets	3,224

Total current assets	103,493
Property and equipment, net	14,987
Subscriber accounts, net of accumulated amortization of $653,631 in 2010	639,490
Deferred financing costs, net	27,626
Fair value of derivative financial instruments	231
Other assets	1,544
Long-term deferred tax asset	1,198
Goodwill	14,795

Total assets	$803,364

A-4-3

Monitronics International, Inc. and Subsidiaries

Consolidated Balance Sheet — (Continued)

September 30,
2010
(In thousands,
except share data)
(Unaudited)

LIABILITIES AND SHAREHOLDERS’ NET CAPITAL (DEFICIENCY)
Current liabilities:
Accounts payable	$1,788
Accrued expenses	5,175
Purchase holdbacks	12,437
Deferred revenue	5,627
Interest payable	2,299
Taxes payable	2,414

Total current liabilities	29,740
Noncurrent liabilities:
Long-term debt	844,200
Fair value of derivative financial instruments	77,978

Total noncurrent liabilities	922,178
Commitments and contingencies
Shareholders’ net capital (deficiency):
Preferred stock, Series A:
Authorized shares — 8,247,075
Issued shares — 0	—
Class A common stock, $0.01 par value:
Authorized shares — 80,000,000
Issued shares — 31,102,347	311
Class B common stock, $0.01 par value:
Authorized shares — 700,000; issued shares — none	—
Additional paid-in capital	126,016
Treasury stock, at cost, 1,322,135 shares	(12,037)
Accumulated deficit	(262,844)

Total shareholders’ net capital (deficiency)	(148,554)

Total liabilities and shareholders’ net capital (deficiency)	$803,364

See accompanying notes.

A-4-4

Monitronics International, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended
	September 30
	2010	2009
	(In thousands)
	(Unaudited)

Revenue	$71,653	$65,175
Cost of services	9,213	8,235

Gross profit	62,440	56,940
Operating expenses:
Sales, general, and administrative	13,023	12,725
Depreciation	1,499	1,411
Amortization	30,660	28,837

	45,182	42,973

Operating income	17,258	13,967
Other expenses:
Unrealized loss on derivative instruments	1,169	3,745
Interest	14,471	14,362

	15,640	18,107

Income (loss) before income taxes	1,618	(4,140)
Provision for income taxes	482	428

Net income (loss)	$1,136	$(4,568)

See accompanying notes.

A-4-5

Monitronics International, Inc. and Subsidiaries

Consolidated Statement of Shareholders’ Net Capital (Deficiency)

									Total
	Class A		Class B		Additional	Treasury Stock,			Shareholders’
	Common Stock		Common Stock		Paid-In	at Cost		Accumulated	Net Capital
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	(Deficiency)
	(In thousands)
	(Unaudited)

Balances at June 30, 2009	31,102,347	$311	—	$—	$125,633	1,322,135	$(12,037)	$(264,232)	$(150,325)
Stock-based compensation	—	—	—	—	77	—	—	—	77
Net loss	—	—	—	—	—	—	—	(4,568)	(4,568)

Balances at September 30, 2009	31,102,347	$311	—	$—	$125,710	1,322,135	$(12,037)	$(268,800)	$(154,816)

Balances at June 30, 2010	31,102,347	$311	—	$—	$125,939	1,322,135	$(12,037)	$(263,980)	$(149,767)
Stock-based compensation	—	—	—	—	77	—	—	—	77
Net income	—	—	—	—	—	—	—	1,136	1,136

Balances at September 30, 2010	31,102,347	$311	—	$—	$126,016	1,322,135	$(12,037)	$(262,844)	$(148,554)

See accompanying notes.

A-4-6

Monitronics International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Three Months Ended
	September 30
	2010	2009
	(In thousands)
	(Unaudited)

Operating activities
Net income (loss)	$1,136	$(4,568)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,159	30,248
Amortization of deferred financing costs	365	365
Provision for uncollectible accounts	1,363	1,556
Noncash stock-based compensation	77	77
Unrealized loss on derivative instruments	1,169	3,745
Changes in operating assets and liabilities:
Accounts receivable	(1,341)	(1,557)
Prepaid expenses and other assets	(1,655)	(1,698)
Accounts payable	(620)	451
Accrued expenses	(259)	5
Interest payable	15	44
Deferred revenue	23	66
Taxes payable	430	360

Net cash provided by operating activities	32,862	29,094
Investing activities
(Increase) decrease in restricted cash	(1,769)	10,295
Purchases of property and equipment	(768)	(871)
Purchases of subscriber accounts (net of holdbacks)	(35,062)	(60,884)

Net cash used in investing activities	(37,599)	(51,460)
Financing activities
Proceeds from credit facility	—	42,892
Payments on credit facility	—	(13,276)
Payment of deferred financing costs	—	2

Net cash provided by financing activities	—	29,618

Net (decrease) increase in cash and cash equivalents	(4,737)	7,252
Cash and cash equivalents at beginning of period	40,838	33,267

Cash and cash equivalents at end of period	$36,101	$40,519

See accompanying notes.

A-4-7

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)
September 30, 2010

1.	Description of Business and Summary of Significant Accounting Policies

Monitronics International, Inc. (Monitronics) and Subsidiaries (the Company) provide security alarm monitoring and related services to residential and business subscribers throughout the United States and parts of Canada. The Company monitors signals arising from burglaries, fires and other events through security systems installed by independent dealers at subscribers’ premises.

Basis of Presentation

The consolidated balance sheet and related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows contained in this report, which are unaudited, include the accounts of Monitronics and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. In the opinion of management, all adjustments, consisting of normal recurring items, necessary for a fair presentation of consolidated financial statements have been included. Operating results for the three months ended September 30, 2010, are not necessarily indicative of the results to be expected for any other interim period or for the fiscal year ending June 30, 2011.

These unaudited interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto for the year ended June 30, 2010.

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Risk Concentration

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and requires no collateral on the subscriber accounts that are acquired. Concentrations of credit risk with respect to trade accounts receivable are generally limited due to the large number of subscribers comprising the Company’s customer base.

3.	Income Taxes

Deferred income taxes are provided for the tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax asset is fully reserved primarily based on experiencing a cumulative loss before income taxes for the three-year period ended September 30, 2010. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income (including reversals of deferred tax liabilities) during the periods in which those temporary differences will become deductible. The $1.2 million net deferred tax asset relates to Texas margin tax and does not depend on net income. The asset will more likely than not be realized based on future gross margin.

A-4-8

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) — Continued)
September 30, 2010

The tax expense of $482 thousand and $428 thousand at September 30, 2010 and 2009, respectively, is for Texas margin tax. The Company has not reported any federal income tax expense due to its ability to utilize net operating loss carry-forwards.

The Company accounts for uncertain tax positions using a two-step approach. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being recognized upon settlement. The Company has evaluated matters such as de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition and has determined that there is no impact on the Company’s financial statements for quarter ending September 30, 2010. The only periods still subject to audit for the Company’s federal tax return are the 2007 through 2010 tax years. The Company will classify interest and penalties in the provision for income taxes. The Company has determined that no additional accrual for interest is required in the provision for income taxes during the quarter ended September 30, 2010.

4.	Commitment and Contingencies

On March 22, 2006, a lawsuit was filed by State Farm Fire & Casualty Co., as Subrogee of Edward Streit vs. Monitronics International, Inc., Q.I.S. Incorporated, Protection Associates, Inc., and C&H Electric & Communications, Ltd. in the Circuit Court of the Twenty-First Judicial District for Kankakee County, Illinois. The complaint alleges that the Company and the various other defendants negligently serviced, maintained, installed, tested, repaired and inspected the central fire alarm system located at a multiunit apartment building in Kankakee, Illinois. The complaint alleges that as a result of these actions by the various defendants, the central fire alarm system did not immediately detect and notify the authorities of a fire, resulting in damage to the building premises in excess of what normally would have been caused. The plaintiff seeks compensatory damages from the various defendants. The Company believes that it acted properly and lawfully in its dealings with the customer. As a result, the Company intends to vigorously defend and contest any and all issues or threatened claims in this matter. Management is currently unable to determine the outcome of the claims or to estimate the amount of potential loss. The Company has not established a loss accrual associated with this claim.

On March 13, 2008, a lawsuit was filed by Paradox Security Systems, Ltd., Shmuel Hershkovitz and Pinhas Shpater vs. ADT Security Services, Inc., Digital Security Controls, Ltd., Monitronics International, Inc. and Protection One, Inc. in the United States District Court for the Eastern District of Texas. Judgment was entered as a matter of law in the Company’s favor with no finding of liability. On August 27, 2009, a final judgment was entered and the Company was dismissed from the lawsuit.

On August 18, 2009, a lawsuit was filed by Velma Veasley vs. Monitronics International, Inc. and Tel-Star Alarms, Inc. in the state court of Dekalb County, Georgia. The complaint alleges that the Company and Tel-Star Alarms, Inc. negligently installed and monitored the alarm system located at Plaintiff’s residence, that defendants breached the terms of the alarm monitoring contract with Plaintiff and that defendants fraudulently misrepresented to Plaintiff the capabilities of the alarm monitoring system. The complaint alleges that as a result of these actions, Plaintiff was assaulted in her home. The plaintiff seeks compensatory and punitive damages from the various defendants. The Company believes that it acted properly and lawfully in its dealings with the customer. As a result, the Company intends to vigorously defend and contest any and all issues or threatened claims in this matter. Management is currently unable to determine the outcome of the claims or to estimate the amount of potential loss, therefore, the Company has not established a loss accrual associated with this claim.

The Company is party to various other legal proceedings and claims that have arisen in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material impact on the Company’s financial position or results of operations.

A-4-9

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) — Continued)
September 30, 2010

5.	Derivatives

The Company uses interest rate derivatives to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The fair values of interest rate caps are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rate of the caps. The variable interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. The Company incorporates credit valuation adjustments to appropriately reflect the respective counterparty’s nonperformance risk in the fair value measurements.

For purposes of valuation of the interest rate swaps (“the Swaps”), the Company has considered that certain provisions of the Term Notes and VFNs provide for significant adverse changes to interest rates and uses of cash flows if this debt is not repaid by July 2012. In addition, the Swaps can be terminated at this time with no additional costs to the Company. Currently, a make whole payment would be due to the counterparty to the Swaps were the swaps terminated before April 2012. Were the Term Notes and the VFNs not repaid in full by July 2012, the Company would incur additional interest and other costs and be restricted in subscriber account purchases at Funding, until the Term Notes and VFNs were repaid in full. Management believes it is highly likely the Company will be able to refinance and/or repay the Term Notes and VFNs in full by July 2012, and the valuation considers adjustments for termination dates before and after July 2012 on a probability weighted basis. The valuation of the Swaps is based principally on a July 2012 maturity of the Term Notes less a credit valuation adjustment.

Borrowings under the debt bear interest at variable rates. Our objective in entering into the Swaps was to reduce the risk associated with these variable rates. The Swaps, in effect, convert variable rates of interest into fixed rates of interest on $550 million of borrowings. It is our policy to offset fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting agreement. As of June 30, 2010 and 2009, no such amounts were offset.

At September 30, 2010, derivative financial instruments included a purchased interest rate cap, a sold interest rate floor, and three Swaps as summarized in the tables below. The interest rate cap represents a financial asset of the Company, while the interest rate floor and Swaps represent financial liabilities of the Company. Although effective economic hedges of the Company’s floating rate debt, the interest rate cap, floor, and Swaps are not designated as hedges and as such, the periodic changes in value are recorded in current period earnings. The following table summarizes the key economic terms of the Company’s active derivatives as of September 30, 2010 (dollars in thousands):

The Company’s derivative instruments are, as follows (dollars in thousands):

	Notional	Rate Paid	Rate Received

Swap	$350,000	6.56%	1 mo. USD-LIBOR-BBA
Swap	100,000	6.06%	1 mo. USD-LIBOR-BBA
Swap	100,000	6.64%	1 mo. USD-LIBOR-BBA
Cap	240,000	6.30%	1 mo. USD-LIBOR-BBA
Floor	260,000	3.80%	1 mo. USD-LIBOR-BBA

A-4-10

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) — Continued)
September 30, 2010

The fair value of derivative instruments as of September 30, 2010, is as follows (in thousands):

	Asset Derivatives		Liability Derivatives
	Balance Sheet		Balance Sheet
	Location	Fair Value	Location	Fair Value

Purchased interest rate swaps	Other assets	$—	Other liabilities	$51,487
Purchased interest rate caps	Other assets	231	Other liabilities	—
Sold interest rate floor	Other assets	—	Other liabilities	26,510

Total interest rate products		231		77,978

Total derivatives		$231		$77,978

Gains and losses recognized during the three months ended September 30, 2010 and 2009, relating to derivatives are as follows:

	Location of Loss	Amount of Loss
	Recognized in	Recognized in
	Loss on	Loss on
Three Months Ended September 30, 2010	Derivatives	Derivatives

Interest rate products	Unrealized loss on derivative instruments	$1,169

Total		$1,169

	Location of Loss	Amount of Loss
	Recognized in	Recognized in
	Loss on	Loss on
Three Months Ended September 30, 2009	Derivatives	Derivatives

Interest rate products	Unrealized loss on derivative instruments	$3,745

Total		$3,745

The Company has a single counterparty that it faces for its derivative contracts. The Company’s contractual agreement with its counterparty contains a provision where if the Company defaults on its master debt agreement and liquidates the assets that are encumbered by the debt agreement, then the Company could also be declared in default on its derivative obligations.

As of September 30, 2010, the fair value of derivatives in a net liability position, which includes accrued interest and any adjustment for nonperformance risk related to these agreements, was $77.7 million. As of September 30, 2010, the Company has not posted any collateral related to these agreements. If the Company had breached the provision above, it could have been required to settle its obligations under the agreements at the termination value of $77.7 million.

6.	Fair Value Accounting

ASC 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are, as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

A-4-11

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) — Continued)
September 30, 2010

Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

We have aggregated our financial assets and liabilities that are measured at fair value on a recurring basis (at least annually) into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement dates.

The tables below present the Company’s assets and liabilities measured at fair value on a recurring basis as of September 30, 2010, aggregated by the level in the fair value hierarchy within which those measurements fall. The tables do not include cash on hand or assets and liabilities that are measured at historical cost or any basis other than fair value (in thousands):

Assets and Liabilities Measured at Fair Value on a Recurring Basis at September 30, 2010

	Quoted
	Prices
	in Active
	Markets for	Significant
	Identical	Other	Significant
	Assets and	Observable	Unobservable	Balance at
	Liabilities	Inputs	Inputs	September 30,
	(Level 1)	(Level 2)	(Level 3)	2010

Assets
Cash equivalents	$86,706	$—	$—	$86,706
Derivative financial instruments	—	231	—	231
Liabilities
Derivative financial instruments	$—	$26,510	$51,469	$77,978

The Company has determined that the majority of the inputs used to value its interest rate cap and sold floor fall within Level 2 of the fair value hierarchy. The Company has determined that the majority of the inputs used to value its Swaps fall within Level 3 of the fair value hierarchy, as the valuation is based in part on management’s estimates of the refinancing date of the Term Notes, which affects the termination date of the Swaps as the notional amount of the Swaps is directly linked to the outstanding principal balance of the Term Notes. However, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by its counterparties. For counterparties with publicly available credit information, the credit spreads over LIBOR used in the calculations represent implied credit default swap spreads obtained from a third-party credit data provider. However, as of September 30, 2010, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its interest rate caps and floor derivatives, but are significant for the Swaps. As a result, the Company has determined that its derivative valuations on its interest rate caps and floor are classified as Level 2 of the fair value hierarchy and its derivative valuation on its Swaps are classified in Level 3 of the fair-value hierarchy.

A-4-12

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) — Continued)
September 30, 2010

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 liabilities for the three months ended September 30, 2010:

Fair value at June 30, 2010	$53,487
Change in unrealized loss related to the Swaps	(2,018)

Fair value at September 30, 2010	$51,469

7.	Subsequent Events

The Company has evaluated events and transactions subsequent to September 30, 2010 through December 23, 2010, the date that the financial statements were available to be issued. Based on requirements of the subsequent event guidance, the Company has not identified any events that require disclosure, except for the event described below.

On December 17, 2010, Ascent Media Corporation (AMC) acquired 100% of the outstanding capital stock of the Company through the merger of Mono Lake Merger Sub, Inc. (Merger Sub), a direct wholly owned subsidiary of AMC established to consummate the merger, with and into the Company, with the Company as the surviving corporation in the merger. The terms of the merger are set forth in an agreement and plan of merger dated December 17, 2010, among AMC, Merger Sub, the Company, and, for certain purposes only, ABRY Partners, LLC (the Shareholder Representative). The closing of the merger occurred simultaneously with the execution of the merger agreement. The cash portion of the aggregate merger consideration paid by AMC pursuant to the merger agreement, including unpaid company transaction expenses, was approximately $413,141,000, subject to adjustment.

A-4-13

Annex B

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT
by and among
ASCENT MEDIA CORPORATION,
FOUR MEDIA COMPANY LLC,
ASCENT MEDIA NETWORK SERVICES, LLC,
ASCENT MEDIA NETWORK SERVICES EUROPE LIMITED,
ASCENT MEDIA LIMITED,
ASCENT MEDIA HOLDINGS LTD.,
ASCENT MEDIA PTE. LTD.,
ENCOMPASS DIGITAL MEDIA LIMITED,
and
ENCOMPASS DIGITAL MEDIA, INC.

Dated as of December 2, 2010

Page

ARTICLE VII TAX MATTERS	B-68
7.1 Tax Matters	B-68
ARTICLE VIII EMPLOYEE MATTERS	B-74
8.1 Company Employees	B-74
8.2 Participation in AMC Plans	B-75
8.3 Workers’ Compensation	B-75
8.4 WARN Obligations	B-75
8.5 Welfare Plan Obligations	B-75
8.6 Vacation	B-76
8.7 401(k) Plan	B-76
8.8 No Additional Rights	B-76
8.9 Additional Matters	B-76
ARTICLE IX CONDITIONS TO THE CLOSINGS	B-77
9.1 Conditions to the Obligations of Each Party	B-77
9.2 Conditions to the Obligations of Purchasers	B-77
9.3 Conditions to the Obligations of AMC Entities	B-78
ARTICLE X INDEMNIFICATION	B-79
10.1 Survival of Representations, Warranties and Agreements	B-79
10.2 Indemnification by AMC Entities	B-79
10.3 Indemnification by Purchasers and the Company Group Members	B-79
10.4 Limits on Indemnification	B-80
10.5 Procedures Relating to Indemnification	B-80
10.6 Additional Matters	B-81
10.7 Limitation on Remedies	B-82
10.8 Tax Matters	B-82
10.9 Escrow	B-82
ARTICLE XI TERMINATION	B-83
11.1 Termination	B-83
11.2 Effect of Termination	B-84
11.3 Termination Fees	B-84
ARTICLE XII GENERAL PROVISIONS	B-85
12.1 Assignment	B-85
12.2 No Third-Party Beneficiaries	B-86
12.3 Expenses	B-66
12.4 Equitable Relief	B-86
12.5 Amendments	B-86
12.6 Notices	B-86
12.7 Interpretation; Schedules	B-87
12.8 Counterparts	B-87
12.9 Severability	B-87
12.10 Waiver of Compliance; Consents	B-87
12.11 Entire Agreement	B-88
12.12 Governing law; Submission to Jurisdiction	B-88
12.13 Time of Essence	B-88

EXHIBITS

Sample Purchase Price Calculation and Closing Statement	Exhibit A
Form of 2901 West Alameda Sublease	Exhibit B
Form of Northvale Lease	Exhibit C
Form of Tappan Lease	Exhibit D
Form of Appurtenant Earth Station Easement Agreement	Exhibit E
Form of 2813 West Alameda Lease	Exhibit F
Form of Declaration for 2813 West Alameda Parcel	Exhibit G
Form of Declaration for 2820 West Olive Parcel	Exhibit H
Form of In-Gross Earth Station Easement Agreement	Exhibit I

SCHEDULES

Schedule A	AMC Entities and Companies Knowledge
Schedule 1.1(a)	Assumed Employee Benefit Plans
Schedule 1.1(b)	Networks Brands and Divisions
Schedule 1.1(c)	Excluded Liabilities
Schedule 1.1(d)	Major Customers
Schedule 1.1(e)	Working Capital Assets and Working Capital Liabilities
Schedule 1.1(f)	2813 West Alameda Parcel
Schedule 1.1(g)	2820 West Olive Parcel
Schedule 1.1(h)	Excluded Assets
Schedule 1.1(i)	Continuing Commercial Arrangements
Schedule 1.1(j)	23 Research Drive Parcel
Schedule 1.1(k)	UK Company Employees
Schedule 1.1(l)	Services Agreements
Schedule 4.19	Environmental Documents
Schedule 6.5(b)	FCC Licenses
Schedule 6.7(c)	Delivered Books and Records
Schedule 6.10(a)(i)	Disney Contracts
Schedule 6.10(a)(ii)	Sony Contracts
Schedule 6.17	Acquired Assets
Schedule 6.18(b)	Transferred Owned Real Property
Schedule 6.18(c)(i)	2901 West Alameda Premises
Schedule 6.18(c)(ii)	Northvale Premises
Schedule 6.18(c)(iii)	Tappan Premises
Schedule 6.20(a)	Assumed Guarantees
Schedule 6.21(a)	Approved Capital Projects
Schedule 6.24(a)	Microsoft Licenses
Schedule 8.1(c)	Services Employees
Schedule 8.1(d)	Non-Solicit Employees
Schedule 9.1(f)	Consents

COMPANY DISCLOSURE LETTER

4.1(b)	Subsidiaries and Equity Ownership
4.4(a)(iii)	Consents
4.6(d)	Equity Securities Obligations

COMPANY DISCLOSURE LETTER

4.7(b)	Non-GAAP Accounting
4.7(c)	GAAP Capital Expenditures
4.9	Certain Changes or Events
4.11	Related Party Transactions
4.12(a)	Labor Matters
4.12(c)(i)	Company Group Employees
4.12(c)(ii)	Certain Employee Arrangements
4.12(c)(iii)	Employment Agreements
4.13(a)(i)	Company Benefit Plans
4.13(a)(ii)	Other Company Benefit Plans
4.13(c)	Pension Plans
4.13(f)	Employee Participation under the Company Benefit Plans
4.13(g)	Non-US Company Benefit Plans
4.13(m)	Benefits Insurance Policies
4.14(a)	Tax Matters
4.14(c)	Tax Classification
4.15(a)	Company Intellectual Property Rights
4.15(b)	Intellectual Property Licenses
4.15(c)	Registered Intellectual Property
4.15(d)	Intellectual Property Claims
4.16(a)	Leased Real Property
4.16(b)	Owned Real Property
4.16(c)	Rent Roll
4.16(d)(vii)	Wetland, Flood Plain or Flood Insurance Area
4.16(d)(x)	Former Real Property Liability
4.17(a)	Company Material Contracts
4.17(c)	Third-Party Consents
4.18	Insurance Policies
4.19	Environmental Matters
4.20(a)	Customers and Suppliers
4.20(b)	Notices from Major Customers
4.20(c)	Notices from Major Suppliers
4.21	Tangible Property
4.22	Sufficiency of Assets
4.23	Accounts Receivable
6.1	Conduct of Business Prior to Closing
6.12	Excluded Assets
6.14	Affiliate Transactions
6.17(a)(i)	Plan of Reorganization
6.17(a)(ii)	Company Group Structure
8.1(a)	AMC Business Employees
Annex A	Company Financial Statements

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated as of December 2, 2010 (the “Effective Date”), by and among Ascent Media Corporation, a Delaware corporation (“AMC”), Four Media Company LLC, a Delaware limited liability company (“US Seller”), Ascent Media Network Services, LLC, a California limited liability company (the “US Company”), Ascent Media Limited, a company organized under the laws of England with its registered office at 1 Stephen Street, London W1T 1AT (registered number 03014792) (“UK Seller”), Ascent Media Network Services Europe Limited, a company organized under the laws of England with its registered office at 1 Stephen Street, London W1T 1AT (registered number 0226317) (the “UK Company”), Ascent Media Holdings Ltd. (registration number 198200337D), a company incorporated in Singapore with its registered address at 20 Loyang Crescent Singapore 508984 (“Singapore Seller” and, together with US Seller and UK Seller, the “Sellers”), Ascent Media Pte. Ltd. (registration number 199501194K), a company incorporated in Singapore with its registered address at 20 Loyang Crescent Singapore 508984 (the “Singapore Company” and, together with the US Company and the UK Company, the “Companies”), Encompass Digital Media, Inc., a Delaware corporation (“US Purchaser”), and Encompass Digital Media Limited, a private company incorporated in England and Wales (registered number 07379104) (“UK Purchaser” and, together with US Purchaser, the “Purchasers”).

Recitals

A. US Seller is an indirect, wholly-owned Subsidiary of AMC. UK Seller is an indirect, wholly-owned Subsidiary of AMC. Singapore Seller is an indirect, wholly-owned Subsidiary of AMC.

B. US Seller owns all of the outstanding limited liability company interest (the “US Company Interest”) of the US Company. Ascent Media Group Limited owns all of the issued shared capital (the “UK Company Interest”) of the UK Company. As of the Closings (and prior to giving effect to the Transactions contemplated hereby), UK Seller will own all of the UK Company Interest. Singapore Seller owns all of the issued shared capital (the “Singapore Company Interest” and, together with the US Company Interest and the UK Company Interest, the “Company Interests”) of the Singapore Company.

C. UK Purchaser is a direct, wholly-owned Subsidiary of US Purchaser.

D. Prior to the Closings, AMC shall reorganize its Subsidiaries such that the US Company shall not have any direct or indirect Subsidiaries. As of the Closings, none of the Companies shall have any direct or indirect Subsidiaries.

E. Prior to the Closings, AMC shall ensure that the Companies, in the aggregate, shall own or hold all the assets (including the Real Property and material licenses) of the Business, shall be counterparties to, or shall be properly assigned, all of the Contracts (including Real Property Leases) of the Business, and shall employ all of the employees of the Business.

F. This Agreement provides that at the Closings, (i) US Seller shall sell and assign to US Purchaser, and US Purchaser shall purchase and pay for, all the US Company Interest, upon the terms and subject to the conditions set forth herein, (ii) UK Seller shall sell and assign to UK Purchaser, and UK Purchaser shall purchase and pay for, all the UK Company Interest, upon the terms and subject to the conditions set forth herein, and (iii) Singapore Seller shall sell and assign to UK Purchaser, and UK Purchaser shall purchase and pay for, all the Singapore Company Interest, upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms.  As used in this Agreement, the following terms have the corresponding meanings:

“23 Research Drive Parcel” means that certain parcel of real property located in the City of Stamford, County of Fairfield, State of Connecticut, as more particularly described on Schedule 1.1(j).

“2813 West Alameda Parcel” means that certain parcel of real property located in the City of Burbank, County of Los Angeles, State of California, as more particularly described on Schedule 1.1(f).

“2820 West Olive Parcel” means that certain parcel of real property located in the City of Burbank, County of Los Angeles, State of California, as more particularly described on Schedule 1.1(g).

“535 Fifth Avenue Lease” means that certain lease dated June 11, 1996, between 535 Fifth Avenue LLC, as landlord, and Ascent Media Network Services, LLC (as successor-in-interest to Big Picture, Even Time Limited and International Post Limited), as tenant, with respect to the leased premises on the 13th, 14th, and 15th floors of 535 Fifth Avenue, New York New York.

“Accounting Methodology” means, collectively, the accounting principles, methods and practices used in preparing the Interim Balance Sheet and the Sample Calculation, applied on a consistent basis and in accordance with GAAP in effect as of September 30, 2010 (subject to a materiality threshold determined in relation to the Company Group); provided, that, if there is any conflict between the accounting principles, methods and practices used in preparing the Interim Balance Sheet and those used in preparing the Sample Calculation, the accounting principles, methods and practices used in preparing the Sample Calculation shall control.

“A&E Contract” means the Services Agreement by and between Ascent Media Network Services, LLC and A&E Television Networks, dated as of October 14, 2005, as amended and supplemented by that certain Work Order, dated as of July 1, 2010, by and between Ascent Media Network Services, LLC and A&E Television Networks, LLC, as successor-in-interest to A&E Television Networks.

“AETN” means A&E Television Networks, LLC, a Delaware limited liability company and successor-in-interest to A&E Television Networks, a New York general partnership.

“Affiliate” of any Person means any other Person that, directly or indirectly, controls or is controlled by or is under common control with such first Person. A Person shall be deemed to “control” another Person for purposes of this definition if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such other Person, by contract, or ownership of voting securities or otherwise.

“AMC Common Stock” means the Ascent Media Corporation Series A common stock, par value $.01 per share, and the Ascent Media Corporation Series B common stock, par value $.01 per share.

“AMC Credit Facility” means the Credit Agreement, dated as of July 23, 2010, by and among Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as lender, Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as agent, and Ascent Media Group, LLC, a Delaware limited liability company, as borrower.

“AMC Entities” means AMC, the US Seller, the UK Seller and the Singapore Seller.

“AMC Fundamental Representations” means the representations and warranties set forth in Sections 3.1 (Organization and Qualification), 3.2 (Authority; Subsidiaries), 3.3 (No Conflicts), 3.5 (Title to Equity Interests), 3.6 (Brokers), 4.1 (Organization and Qualification; Subsidiaries), 4.2 (Organizational or Governing Documents), 4.3 (Authority), 4.4(a) (No Conflicts), 4.6 (Capitalization), 4.14 (Taxes), 4.25 (Brokers), 4.26 (Indebtedness; Transaction Expenses) and 4.27 (Company Group Reorganization), other than the representations and warranties set forth in clause (iii) of Section 3.3 or clause (iii) of Section 4.4(a), relating to the absence of certain contractual conflicts.

“AMC Material Adverse Effect” means (i) a Material Adverse Effect with respect to the AMC Entities, or (ii) any event, occurrence, effect or change that would prevent or delay beyond the Termination Date the consummation of the Transactions or otherwise prevent the AMC Entities or the Companies from performing their respective obligations under this Agreement in all material respects.

“Assumed Employee Benefit Plans” means the Employee Benefit Plans of the Company Group set forth on Schedule 1.1(a), it being understood that as of the Closings, the Company Group shall not have any Employee Benefit Plans other than the Assumed Employee Benefit Plans.

“Base Purchase Price” means $113,250,000.

“Board of Film Censors Singapore” means the board of film censors of Singapore established under the Films Act of Singapore (Cap. 107).

“Burbank Credit Amount” means $1,000,000.

“Burbank Municipal Code” means the Municipal Code of the City of Burbank in the State of California as the same may be from time to time amended.

“Business” means the businesses of providing (i) network origination, playout and master control services, including: digitization of client-provided media assets; aggregation of media content into a continuous linear playout stream; cut-to-clock and compliance editing; associated tape library management, ingest and quality control; format conversion; subtitling and foreign language dubbing; and tape duplication; and (ii) transport and connectivity services, including: operation of satellite earth stations and/or fiber connectivity and related video switches and communications gateways for occasional use backhaul services, video file transfers and dedicated data and video services in Singapore, the United Kingdom, California, New York, New Jersey, Minnesota and Connecticut; provision of leased fiber optic capacity; and related encryption and compression systems, in each case as such businesses are conducted by AMC and its Subsidiaries as of the Effective Date, directly and indirectly, through any of the facilities set forth on Schedule 1.1(b); provided, however, that such term shall not include (x) the businesses conducted by Ascent Media Systems Integration, LLC and TGS, LLC, or (y) the businesses conducted through the entities, divisions and brands set forth on Schedule 1.1(h).

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

“Cash Deferred Revenue” means, as of the Closings, (i) the portion of deferred revenue (both current and long-term) associated with cash received from customers (including deposits under Contracts) and upfront payments from customers (including MTV), and (ii) customer deposits and upfront payments in cash from customers that are not reflected in deferred revenue but otherwise reflected as a liability (both current and long-term).

“Changi Lease” means the sublease and other documents described in Paragraphs 2(d), 2.1 and 2.2 of Section 4.16(a) of the Company Disclosure Letter.

“Changi Liabilities” means, collectively, (i) all Liabilities arising from or related to the Changi Lease, including the Singapore Company’s obligation to restore the Changi Premises upon the expiration or termination of the Changi Lease, (ii) all Liabilities under the Changi Lease arising from or related to the failure to obtain any necessary consent(s) to the change in control of the Singapore Company in connection with the Transactions, and (iii) all Liabilities arising from or related to the termination of employment of all employees of AMC and its Subsidiaries (including the Company Group Members) providing services primarily at the Changi Premises, including ex-gratia payments, leave encashments, and payments provided in lieu of notice.

“Changi Premises” means the premises at 3 Changi Business Park Vista, Singapore as described in Paragraph 2(c) of Section 4.16(a) of the Company Disclosure Letter.

“Claim” means any claim, action, suit, litigation, hearing, grievance proceeding or other similar proceeding or investigation (whether civil, criminal, administrative, investigative or other) by or before any Governmental Authority or by a private party seeking to enforce any Law or seeking injunctive relief or damages for alleged property damage or personal injury, or any arbitration.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Communications Act” means the Communications Act of 1934, as amended, including by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996, and the rules, regulations, policies and published orders of the FCC thereunder.

“Company Disclosure Letter” means that separate disclosure letter which has been delivered by the AMC Entities to the Purchasers prior to the execution of this Agreement, which forms a part of this Agreement.

“Company Employee” means any individual employed by any Company Group Member at the Closing Date.

“Company Group” means the US Company (for the avoidance of doubt, not including Ascent Media Systems Integration, LLC or TGS, LLC), the UK Company and the Singapore Company, taken as a whole.

“Company Group Member” means any of the US Company (for the avoidance of doubt, not including Ascent Media Systems Integration, LLC or TGS, LLC), the UK Company or the Singapore Company.

“Company Material Adverse Effect” means (i) a Material Adverse Effect with respect to the Company Group, or (ii) any event, occurrence, effect or change that would prevent or delay beyond the Termination Date the consummation of the Transactions or otherwise prevent the AMC Entities or the Companies from performing their respective obligations under this Agreement in all material respects.

“Company Transaction Compensation” means (i) all bonuses, payments and awards arising under the Ascent Media Group, LLC 2006 Long-Term Incentive Plan (as amended and restated effective September 9, 2008, as amended by the First Amendment to Ascent Media Group, LLC 2006 Long-Term Incentive Plan effective as of July 9, 2010), the Ascent Media Group 2010 Retention Bonus Plan, and the Ascent Media Group, LLC Management Incentive Plan (as amended and restated effective January 1, 2007), made or required to be made by the Company Group to any employee of AMC or any of its Subsidiaries (including the Company Group), or for which the Company Group is obligated to reimburse or pay any Person, the obligation for which arose on or before the Closings, and (ii) any and all stay bonuses, change in control payments, severance payments (in case of any employee terminated, or who received notice of termination, prior to the Closings), retention payments, or transaction bonuses, or any acceleration or payment of bonuses, options, restricted stock, phantom equity or equity appreciation rights or other incentive or equity-based compensation awards (including any such bonus, payment or acceleration under any of the plans described in clause (i) of this definition), made or required to be made by the Company Group to any employee of AMC or any of its Subsidiaries (including the Company Group), or for which the Company Group is obligated to reimburse or pay any Person, in each case (x) as a result of the execution of this Agreement, the consummation of the Transactions, or otherwise in connection with this Agreement or the Transactions, or (y) the obligation for which arose on or before the Closings, remains outstanding as of the Closings, and is not reflected as a Working Capital Liability.

“Company Transaction Expenses” means any and all out-of-pocket costs, fees and expenses incurred by the Company Group or on its behalf, or subject to reimbursement by the Company Group, in connection with the drafting, negotiation, preparation and review of the Transaction Documents (including the Company Disclosure Letter and the disclosure of the documents referenced therein) or the consummation of the Transactions (whether incurred prior to, on or after the date hereof), including, without duplication, (a) any brokerage fees, costs and expenses, commissions, finders’ fees or financial advisory fees, (b) the fees and expenses of counsel, accountants or other advisors or service providers, and (c) any Company Transaction Compensation; provided, however, that, for the avoidance of doubt, the foregoing amount shall exclude any and all Transfer Taxes arising from this Agreement or the Transactions.

“Contamination Easement” means that certain Easement dated December 15, 1953 and recorded in Volume 715 at Page 574 in the Stamford Land Records in the Office of the Town Clerk of the City of Stamford, which was partially released in Volume 4410 at Page 65 of the Stamford Land Records, and which affects the

23 Research Drive Parcel and the adjacent real property commonly known as 562 Glenbrook Road, Stamford, Connecticut.

“Contamination Easement Liability” means, so long as the 23 Research Drive Parcel is owned by the US Purchaser or any of its Affiliates and used for substantially the same purposes as used on the Closing Date, any and all Third-Party Claims (including Claims by any Governmental Authority) arising from or in connection with the Contamination Easement, or any Release of Hazardous Materials pursuant thereto, and any Losses or other Environmental Liabilities arising from or in connection with any such Third-Party Claims (including Claims by any Governmental Authority).

“Consent” means any consent or approval of any third-party person that is not a Governmental Authority.

“Contract” means any contract, agreement, mortgage, instrument, license, lease, binding sales or purchase order or other legally binding commitment.

“DBS Facility” means that certain Facility Pack for Fully Cash-Backed Overdraft/Letter of Guarantee Facility provided to the Singapore Company by DBS Bank Ltd.

“Employee Benefit Plan” means any benefit, compensation, bonus or incentive plan, program, policy, contract, agreement, commitment, understanding or arrangement of any kind whatsoever (whether qualified or unqualified, and whether or not in writing), and any trust, escrow or other similar arrangement relating thereto, that AMC or any of its Subsidiaries sponsors, maintains or contributes to or to which AMC or any of its Subsidiaries has any direct or indirect Liability, whether contingent or actual, including: (a) any “employee benefit plan” within the meaning of Section 3(3) of ERISA, (b) any health, medical, dental, pharmaceutical, vision, sickness, long-term care, workers compensation, disability, employee assistance, accident, disability or life insurance, pension, defined benefit, defined contribution, savings, retirement, retiree medical, supplemental retirement, cafeteria benefit, dependent care, director or employee loan, vacation, sabbatical, unemployment, salary continuation, matching gift, tuition reimbursement or fringe benefit plan, program or arrangement, (c) any bonus, profit sharing, deferred compensation, stock option, stock purchase, restricted stock, stock appreciation, phantom stock, cash or equity-based incentive, retention, stay bonus, severance, termination payment, gross-up or change in control plan, program or arrangement, (d) any collective bargaining or other labor union Contract, or (e) any employment or consulting agreement or arrangement.

“Environmental Law” means any Law relating to (i) pollution, protection, preservation or restoration of the environment (including ambient air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface strata, and plant and animal life) or natural resources, (ii) public health and safety, (iii) worker health and safety, (iv) presence, use, production, manufacture, generation, management, processing, handling, transportation, treatment, storage, recycling, disposal, discharge, Release, threatened Release, emission, spillage, control or cleanup of, or exposure to, Hazardous Materials, or (v) record keeping, notification, disclosure or reporting requirements with respect to Hazardous Materials. For the avoidance of doubt, “Environmental Law” includes the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Emergency Planning and Community Right-to-Know Act, and the Occupational Safety and Health Act, and any similar state or local Law.

“Environmental Liabilities” means any and all Liabilities to the extent arising from, relating to or in connection with (i) any presence, use, production, manufacture, generation, management, processing, handling, transportation, treatment, storage, recycling, disposal, discharge, Release, threatened Release, emission, spillage, control, cleanup or exposure by any Person of any Hazardous Material, (ii) any pollution or contamination by any Person of air, soil, surface land, subsurface strata, groundwater, drinking water supply, surface water, buildings, structures and improvements by or with any Hazardous Material, including in connection with underground storage tanks, (iii) any off-site storage, transportation, Release, discharge, emission, spillage or disposal of any Hazardous Material by any Person, (iv) any violation or non-compliance by any Person with any Environmental Law, including any Claim, judgment, award, settlement, demand or response relating thereto, or (v) any Remediation.

“Environmental Permit” means any permit, license, identification number, franchise, authorization, certificate, approval or order required or issued pursuant to any Environmental Law.

“Equity Securities” means, collectively, shares of capital stock or share capital of any class or series, general or limited partnership interests, limited liability company interests and/or other types of ownership or equity interests in, to or under any partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature, or any legal or beneficial interest in any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any Person, and other Person that is required to be treated as a single employer together with such first Person pursuant to Section 414 of ERISA.

“Estimated Purchase Price” means (i) the Base Purchase Price, minus (ii) Estimated Cash Deferred Revenue as certified by AMC pursuant to Section 2.2(c), minus (iii) Estimated Capex Shortfall as certified by AMC pursuant to Section 2.2(c), plus (iv) Estimated Added Investments as certified by AMC pursuant to Section 2.2(c), plus (v) the amount, if any, by which the Estimated Net Working Capital as certified by AMC pursuant to Section 2.2(c) exceeds Target Working Capital, minus (vi) the amount, if any, by which Target Working Capital exceeds the Estimated Net Working Capital as certified by AMC pursuant to Section 2.2(c), and minus (vii) the Burbank Credit Amount in the event that fee simple title to the 2813 West Alameda Parcel is not transferred to the US Company in connection with the Closings by five Business Days prior to the anticipated Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Excluded Liabilities” means the following Liabilities to the extent such Liabilities are not Liabilities arising under the Intelsat Capital Lease:

(a) all Indebtedness of the Company Group Members and their respective Affiliates and predecessors outstanding at or at any time before the Closings;

(b) all Liabilities for Company Transaction Expenses;

(c) all Changi Liabilities;

(d) all Liabilities arising from or related to any Contract, other than a Transaction Document, for the acquisition or sale of any assets, Equity Securities or businesses (including by equity or asset purchase, merger, combination or otherwise) other than in the ordinary course of business consistent with past practice, pursuant to which any Company Group Member has any material outstanding rights or obligations (including any such Contract containing material representations, warranties, covenants, indemnities or other obligations, including any “earnout” or other deferred or contingent consideration, that is still in effect), or any Contract granting to any Person any preferential rights to purchase any assets, Equity Securities or businesses, in each case under which there are material outstanding obligations, to the extent such Contract was entered into or consummated on or prior to the Closings;

(e) all Liabilities arising from the SIC Contract;

(f) all Liabilities arising from or related to any Employee Benefit Plan (including any such Liabilities triggered, in whole or in part, by the execution of this Agreement or the consummation of the Transactions and any Liabilities for deductibles under any applicable insurance policies), other than Assumed Employee Benefit Plans;

(g) all Liabilities arising from or related to any Assumed Employee Benefit Plan (including any such Liabilities triggered, in whole or in part, by the execution of this Agreement or the consummation of the Transactions and any Liabilities for deductibles under any applicable insurance policies) to the extent such Liabilities relate to or arise from periods (or portions thereof) ending, or Claims incurred, on or prior to the Closing Date;

(h) all other Liabilities that the Retained Group has agreed to retain pursuant to Article VIII hereof;

(i) all Contamination Easement Liabilities;

(j) all Liabilities arising from or related to the receipt of a contribution notice or financial support direction (within the meaning of sections 38 to 56 of the Pensions Act 2004) by any Company Group Member or any director, officer or employee of any Company Group Member from the United Kingdom’s Pensions Regulator to the extent such Liabilities relate to or arise from periods (or portions thereof) ending, or actions or omissions taken or failed to be taken, on or prior to the Closing Date;

(k) all Liabilities arising out of the contract of employment of any person being found or alleged to have been transferred to any Company (including the UK Company) by reason of the Transfer Regulations applying to such person as a consequence of (or in order to effect) the Transactions, including all Liabilities arising out of the dismissal of such person or any failure in respect of any obligation to inform and consult with such person or such person’s representatives under the Transfer Regulations, but not including any such Liabilities to the extent triggered by termination by any Purchaser of any person indentified on Schedule 1.1(k) if notice of such termination shall be given following the Closing Date;

(l) all Liabilities arising from or related to any breach by AMC or any of its Subsidiaries (including any Company Group Member) of any Contract governing the lease, sublease or co-occupation of Leased Real Property occurring on or prior to the Closings or for any amounts due the landlord under any such Contract in connection with the Transactions (including any fees, costs, expenses, sums or other consideration arising from or related to the assignment of such Contract to a Company Group Member or as a result of a change in control of a Company Group Member);

(m) all Liabilities arising from or related to any Claim made prior to, on or following the Closings by any licensee or occupier at the Leased Real Property in the United Kingdom (who is such a licensee or occupier as of the Closings) pursuant to the Landlord and Tenant Act of 1954;

(n) all Liabilities arising from or related to any Claim set forth on Schedule 1.1(c);

(o) all Liabilities of the Company Group owed to the Retained Group, including intercompany payables, intercompany debt or other intercompany obligations or those arising under any intercompany Contract, in any such case other than any Liabilities of the Company Group owed to the Retained Group under the Transaction Documents and other than the commercial arrangements described on Schedule 1.1(i) to the extent relating to any period following the Closings;

(p) all Liabilities attributable to the elimination of Intercompany Accounts pursuant to this Agreement;

(q) any Liabilities that do not relate to or arise from the Business, including (i) any Liabilities of the Retained Group (including all Liabilities of and in respect of Ascent Media Systems Integration, LLC and TGS, LLC and their respective businesses and assets, including pursuant to that certain Rights Agreement, dated as of December 31, 2003, by and among Ascent Media Group, Inc. (now Ascent Media Group, LLC), A.F. Associates, Inc. (now Ascent Media Systems Integration, LLC), and Sony Electronics, Inc., as amended) of any nature whatsoever, whether presently existing or arising hereafter (including any Liabilities of the Retained Group under this Agreement or any other Transaction Document), (ii) any Liabilities relating to or arising from the Excluded Assets or the transfer of any Excluded Assets and (iii) any Liabilities relating to or arising from the Company Group Reorganization; and

(r) all Liabilities arising from or related to the 535 Fifth Avenue Lease.

The parties hereto agree and acknowledge that any Liability described above that would have been an Excluded Liability but for the fact that such Liability has been transferred to another Person or but for the fact that a Person that was a Subsidiary of AMC is no longer a Subsidiary of AMC is, and shall remain, an Excluded Liability for all purposes under this Agreement.

“Extended Representations” means the representations and warranties set forth in 4.12(a) (labor laws and bargaining agreements) and 4.13 (Employee Benefit Plans).

“FCC” means the Federal Communications Commission, including any official bureau or division thereof acting on delegated authority.

“Final FCC Order” means a written action or order issued by the FCC granting any of the required FCC consents constituting Requisite Regulatory Approvals that (i) has not been reversed, stayed, enjoined, annulled or set aside, and (ii) with respect to which no requests have been filed for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and for the FCC to set aside or suspend the action on its own motion has expired.

“Fundamental Representations” means, collectively, the AMC Fundamental Representations and the Purchaser Fundamental Representations.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Approval” means any authorization, consent, approval, certification, waiver, permit, license or order of, or any filing, registration or qualification with, or notification to, any Governmental Authority.

“Governmental Authority” means any nation or government, any foreign, international, multinational, national, federal, provincial, regional, state, local, municipal or other political subdivision, agency or court thereof and any other entity that under applicable Law is entitled to exercise and does exercise executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether domestic or foreign.

“Ground Leased Real Property” means any Leased Real Property that is leased by AMC and its Subsidiaries pursuant to a “ground lease” (as that term is customarily used in the commercial real estate industry).

“Group Relief” means any of the following (A) relief surrendered or claimed pursuant either to Chapter IV in Part X of the UK Income and Corporation Taxes Act 1988 or Part 5 of the UK Corporation Tax Act 2010 or (B) a tax refund relating to an accounting period as defined by section 102(3) UK Finance Act 1989 or section 963((4) UK Corporation Tax Act 2010 (surrender of company tax refund etc within group) in respect of which a notice has been given pursuant to section 102(2) UK Finance Act 1989 or section 963(2) UK Corporation Tax Act 2010.

“Hazardous Material” means hazardous or toxic wastes, chemicals, compounds, substances, constituents, pollutants, contaminants, special wastes, infectious wastes or related material, or any derivative, byproduct or mixture thereof, whether solids, liquids, or gases, defined or regulated under § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300(f) et seq.; the Clean Air Act, as amended, 42 U.S.C. §§ 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C. §§ 651 et seq. or any other applicable federal, state or local Environmental Laws, including asbestos and asbestos-containing material, solvents, petroleum (including crude oil and any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), lead, foam insulation, toxic mold, pesticides, polychlorinated biphenyls, polychlorinated biphenyl wastes, perchloroethylene, tetrachloroethylene, urea formaldehyde, radon gas and radioactive materials.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“IDA” means the Infocommunications Development Authority of Singapore.

“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale, title retention or similar agreement or creating an obligation of such Person with respect to the deferred purchase price of property or services, (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases (measured by the aggregate amount that would be shown as a liability with respect to such capital leases on a balance sheet of the Company Group as of the relevant date, prepared in accordance with GAAP), but excluding for purposes of this Agreement the Intelsat Capital Lease, (e) all obligations in respect of interest rate and currency obligation swaps, collars, caps, hedges or similar arrangements or foreign exchange contracts to which such Person is a party, (f) all Liabilities of such Person for any bank overdrafts, (g) all Liabilities of such Person for any outstanding drawings or reimbursement, payment or similar obligations, contingent or otherwise, under performance bonds, letters of credit, letters of guaranty or similar facilities, (h) all accrued interest, premiums, penalties, fees, expenses and other obligations relating to the foregoing to the extent payable on or before the Closing Date, (i) all Liabilities of such Person to guarantee, directly or indirectly, whether through Contract or otherwise, any of the foregoing types of obligations on behalf of any other Person (excluding endorsement of negotiable instruments in the ordinary course of business), and (j) all indebtedness of a type described above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, secured by) any Lien upon or in property (including accounts and Contract rights) owned by such Person, even though such Person may not have assumed or become liable for payment of such indebtedness.

“Indemnified Person” means, with respect to any Loss, the Person seeking indemnification for such Loss hereunder.

“Indemnifying Person” means, with respect to any Loss, the Person from whom indemnification for such Loss is being sought hereunder.

“Intellectual Property Rights” means intellectual property rights, and related priority rights, arising from or associated with any of the following, whether created, protected or arising under the laws of the United States or any other jurisdiction or under any international convention, whether registered or unregistered, as they exist anywhere in the world: patents, inventions, trademarks, service marks, logos, trade dress, trade names, corporate names (including the goodwill associated therewith), taglines, copyrights, copyrightable works and moral rights, designs, registered Internet domain names, proprietary trade secrets, know-how, confidential business information (including ideas, research and development information, formulas, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marking plans and proposals), computer software programs and related documentation, and any registrations, applications or renewals of, or rights to use or exploit, any of the foregoing.

“Intelsat Capital Lease” means the Full-Time Transponder Capacity Agreement dated November 17, 2006, by and between Intelsat Corporation (formerly known as PanAmSat Corporation) and the US Company.

“Intercompany Accounts” means all amounts, regardless of their nature, (i) owed by any Company Group Member to any member of the Retained Group, or (ii) owed by any member of the Retained Group to any Company Group Member, but expressly excluding any and all accounts and obligations arising under or provided for in (A) this Agreement, (B) the Services Agreements and (C) the 2813 West Alameda Lease (if executed pursuant to Section 6.19(b)).

“Knowledge” means, with respect to AMC, Sellers or the Companies, the actual knowledge of any of the individuals set forth in Schedule A after reasonable inquiry, and with respect to Purchasers, the actual knowledge of any senior executive officer of US Purchaser after reasonable inquiry.

“Law” means any law (including common law), statute, code, rule, regulation or ordinance enacted, promulgated or issued by, or any Order of, any Governmental Authority.

“Leased Real Property” means the parcels of real property or portions thereof (together with those improvements (and all components thereof) and fixtures thereon) which any Company Group Member uses or occupies or has the right to use or occupy in connection with the Business, or is otherwise used or occupied in connection with the Business, in each case, in any material respect, pursuant to a lease, sublease, or other occupancy agreement.

“Liabilities” means any and all debts, liabilities, obligations, guarantees, and commitments of any kind or nature (whether known or unknown, whether asserted or unasserted, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due, whether matured or unmatured, whether fixed, absolute or contingent, and whether or not recorded or reflected, or required to be recorded or reflected, on books and records or financial statements), including those arising, reported or claimed under any Law, Order or Contract and including all fees, costs, expenses, damages, losses, fines, penalties and assessments relating thereto.

“Lien” means any mortgage, pledge, hypothecation, charge, assignment, encumbrance, lien (statutory or other), deed of trust, claim, lease, option, warrant, purchase right, right of first refusal, easement, servitude, conditional sales contract, contractual transfer restriction, security interest or security agreement of any kind or nature whatsoever.

“Los Angeles Official Records” means the official records of the County Recorder in the County of Los Angeles, State of California.

“Losses” means the amount of any Liability, loss, cost, damage, award (including interest award), judgment, settlement, assessment, interest, fine, penalty, deficiency, or expense, whether or not involving a Third-Party Claim, including the reasonable cost of investigation, defense or settlement, including reasonable fees and expenses of attorneys, accountants, experts and appraisers; provided, that “Losses” shall not include any indirect, incidental, consequential, special, punitive or exemplary damages, except that “Losses” shall include any amounts awarded in a Third-Party Claim as indirect, incidental, consequential, special, punitive or exemplary damages to any Person who is neither a Purchaser Indemnified Party or AMC Indemnified Party (as the case may be) nor an Affiliate thereof.

“Major Customers” means the customers of the Business set forth on Schedule 1.1(d).

“Map Act” means the California Subdivision Map Act, Cal. Govt. Code Sections 66410 et seq.

“Material Adverse Effect” means, as to any Person, any event, occurrence, effect or change that has a material adverse effect on the business, condition (financial or otherwise), results of operations, assets or liabilities of such Person and its Subsidiaries (or in the case of any Company, the Company Group), taken as a whole; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect with respect to any Person, except to the extent, in the case of clauses (i), (ii) and (iii) only, that such Person and its Subsidiaries (or in the case of any Company, the Company Group), taken as a whole, are disproportionately (relative to other similarly situated companies in the industries in which such Person or its Subsidiaries operate) affected thereby: (i) general business or economic conditions in the United States or within the industries in which the relevant Person and its Subsidiaries (or in the case of any Company, the Company Group) operates, (ii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack anywhere in the world, (iii) the state of or changes in financial, banking, or securities markets (including any disruption thereof), (iv) changes in GAAP after the date hereof, and (v) changes in Law after the date hereof.

“MDA” means the Media Development Authority of Singapore.

“Net Working Capital” means as of the Closings, without giving effect to the Transactions, the amount (which may be a positive or a negative number) determined by subtracting Working Capital Liabilities as of the Closings from Working Capital Assets as of the Closings.

“Non-Disclosure Agreement” means the Confidentiality Agreement dated April 21, 2010 between Encompass Digital Media, Inc. (formerly known as Broadcast Facilities, Inc.) and AMC, as amended by the letter dated July 15, 2010 between Encompass Digital Media, Inc. and AMC and the letter dated September 14, 2010 between Encompass Digital Media, Inc. and AMC, and as subsequently supplemented in accordance with its terms.

“Official Records” means the official records of the county recorder’s office for each jurisdiction in which any Real Property is located.

“Order” means any order, writ, judgment, injunction, decision, ruling, decree, stipulation, determination, award, assessment or other binding directive entered by or with any Governmental Authority.

“Organizational Documents” means with respect to any Person that is not a natural person, such Person’s charter, certificate or articles of incorporation or formation, bylaws, memorandum and articles of association, operating agreement, limited liability company agreement, partnership agreement, limited partnership agreement, limited liability partnership agreement or other constituent or organizational documents of such Person.

“Owner’s Title Policy” means, with respect to each parcel of Owned Real Property transferred to the US Company, an ALTA owner’s policy or policies (Form 2006) of title insurance issued by the Title Company, subject only to Permitted Liens, effective as of the Closings, ensuring the US Company’s ownership interest or easement interest in such parcel of Owned Real Property, in an amount, in such form and with such endorsements (which shall include a non-imputation endorsement) as provided for in Section 6.18(b).

“Permitted Liens” means such of the following as to which no enforcement, collection, execution or foreclosure proceeding shall have been commenced: (a) Liens for Taxes, assessments, and governmental charges or levies not yet due and payable (or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP); (b) inchoate Liens of landlords (and landlord’s mortgages), carriers, warehousemen, mechanics and materialmen, and other similar inchoate Liens, imposed by operation of Law and arising in the ordinary course of business, securing obligations that are not yet due and payable (or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP); (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) Liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (e) Liens securing deposits posted in the ordinary course of business under Contracts and real property leases; and (f) minor survey exceptions, reciprocal easement agreements and other matters of public record and customary encumbrances on title to real property that were not incurred in connection with any Indebtedness of any Company Group Member; provided that, with respect to each of the foregoing, such matter individually or in the aggregate does not, and would not reasonably be expected to, materially and adversely affect the current value or use of the affected real property or the business conducted thereon by the Company Group.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity or organization of whatever nature.

“Post-Closing Period” means any Tax year or other Tax period beginning after the Closing Date and, in the case of any Tax year or other Tax period that begins on or before and ends after the Closing Date, that part of the Tax year or other Tax period that begins at the beginning of the day after the Closing Date.

“Post-Closing Tax” means any Tax owed by, or attributable to the income or operations of, any Company Group Member which is allocable to a Post-Closing Period. Such allocation shall be made consistently in accordance with Section 7.1(c), Section 7.1(d) and Section 7.1(e).

“Pre-Closing Period” means any Tax year or other Tax period that ends on or before the Closing Date and, in the case of any Tax year or other Tax period that begins on or before and ends after the Closing Date, that part of the Tax year or other Tax period through the end of the day on the Closing Date.

“Pre-Closing Tax” means any Tax owed by, or attributable to the income or operations of, any Company Group Member which is allocable to a Pre-Closing Period. Such allocation shall be made consistently in accordance with Section 7.1(c), Section 7.1(d) and Section 7.1(e).

“Purchase Price” means: (i) the Base Purchase Price, minus (ii) Cash Deferred Revenue as set forth in the Final Closing Statement, minus (iii) Capex Shortfall as set forth in the Final Closing Statement, plus (iv) Added Investments as set forth in the Final Closing Statement, plus (v) the amount, if any, by which the Net Working Capital as set forth in the Final Closing Statement exceeds Target Working Capital, minus (vi) the amount, if any, by which Target Working Capital exceeds the Net Working Capital as set forth in the

Final Closing Statement, and minus (vii) the Burbank Credit Amount in the event that fee simple title to the 2813 West Alameda Parcel is not transferred to the US Company in connection with the Closings.

“Purchaser Fundamental Representations” means the representations and warranties set forth in Sections 5.1 (Organization and Qualification), 5.2 (Authority), 5.3 (No Conflicts) and 5.7 (Brokers).

“Purchaser Material Adverse Effect” means (i) a Material Adverse Effect with respect to Purchasers and its Subsidiaries, taken as a whole, or (ii) any event, occurrence, effect or change that would prevent or delay beyond the Termination Date the consummation of the Transactions or otherwise prevent either Purchaser from performing its obligations under this Agreement in all material respects.

“Release” means any release, spill, emission, emptying, leaking, injection, deposit, disposal, discharge, dispersal, leaching, pumping, pouring, dumping or migration into or through the environment (including atmosphere, ambient air, soil, surface water, groundwater, drinking water supply, surface land or subsurface strata), or into or out of any property.

“Remediation” means any action required or undertaken to investigate or clean up the environment, including air, soil, surface land, subsurface strata, groundwater, drinking water supply, surface water, buildings, structures and improvements, in response to a Release of Hazardous Materials, including the following activities: (A) inspection, monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work; (B) obtaining any permit, consent, approval or authorization of any Governmental Authority necessary to conduct any such activity; (C) preparing and implementing any plan or study for any such activity; (D) the use, implementation, application, installation, operation or maintenance of remedial technologies applied to the surface or subsurface soils, excavation and treatment or disposal of soils, systems for long-term treatment of surface water, groundwater or drinking water supply, engineering controls or institutional controls; and (E) any other activity reasonably determined to be required under Environmental Law to address a Release of Hazardous Materials. The term “Remediation” includes any action that constitutes a “removal,” “remedial action” or “response” as defined by Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601(23), (24) and (25), as amended.

“Representative” means, as to any Person, any officer, director, manager, employee, accountant, consultant, legal counsel, financial advisor, agent or other representative of such Person.

“Retained Group” means AMC, Sellers and all Subsidiaries of AMC and Sellers other than the Company Group Members, it being understood that Ascent Media Systems Integration, LLC and TGS, LLC are part of the Retained Group and not the Company Group.

“SEC” means the United States Securities and Exchange Commission.

“Services Agreements” means those agreements set forth on Schedule 1.1(l).

“SIC Contract” means the Rights Agreement dated December 31, 2003 between Ascent Media Group, Inc., A.F. Associates, Inc. and Sony Electronics Inc., as amended by the First Amendment to Transaction Documents dated July 30, 2008 between Ascent Media Group, LLC (f/k/a Ascent Media Group, Inc.), Ascent Media Systems & Technology Group, LLC (f/k/a A.F. Associates, Inc.) and Sony Electronics Inc.

“Straddle Period” means any Tax period commencing on or prior to, and ending after, the Closing Date.

“Straddle Return” means a Tax Return that is required to be filed with respect to any Company Group Member for a Straddle Period.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other Person of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees (or similar Person) thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other Person (other than a corporation), a majority of the partnership interests, limited liability interests, or other comparable ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; and the term “Subsidiary” shall include all entities which would be considered a subsidiary of a Subsidiary under this definition.

“Target Working Capital” means $3,934,000.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, net wealth, net worth, equity, sales, use, Universal Service Fund fee, turnover, ad valorem, value-added, environmental, capital, unitary, intangible, franchise, profits, license, withholding, payroll, employment, social security contribution, excise, severance, stamp, transfer, real estate transfer, occupation, premium or property tax, customs duty or other tax, governmental fee or other like assessment, duty or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed with respect thereto.

“Tax Return” means any return, statement, report or form required to be filed or submitted to any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Tax Sharing Agreement” means any indemnification, allocation or sharing agreement with respect to Taxes entered into by any Company Group Member prior to the Closings, other than (i) any Transaction Document, (ii) any agreement solely among one or more Company Group Members, and (iii) any credit or other commercial lending agreement that includes customary Tax indemnification provisions.

“Telecommunications Act” means the Telecommunications Act 1999 of Singapore (Cap. 323), as amended, and the rules, regulations, codes of practice, guidelines and policies promulgated thereunder.

“Tenant Leases” means all leases and subleases of Real Property as to which any Company Group Member is, or at the time of the Closings will be, the lessor or sublessor.

“Title Company” means Old Republic National Title Company, or such other title insurance company as AMC and US Purchaser shall mutually agree upon.

“Transaction Documents” means each of (i) this Agreement, (ii) the AMC-Encompass Sublease and Leases, (iii) any Contract related to the Company Group Reorganization, and (iv) the Services Agreements.

“Transactions” means the purchases and sales of the Company Interests, the Company Group Reorganization and the other transactions contemplated by this Agreement.

“Transfer Regulations” means the Transfer of Undertakings (Protection of Employment) Regulations 2006 and any legislation amending, modifying, extending, varying, superseding, replacing, substituting or consolidating it from time to time.

“Working Capital Assets” means the aggregate amount of those assets of the Company Group as of the Closings as set forth and calculated in accordance with Schedule 1.1(e), in each case as determined in accordance with GAAP and using the Accounting Methodology, except that all intercompany amounts shall be excluded.

“Working Capital Liabilities” means the aggregate amount of those Liabilities of the Company Group as of the Closings as set forth and calculated in accordance with Schedule 1.1(e), in each case as determined in accordance with GAAP and using the Accounting Methodology, except that all intercompany accounts shall be excluded.

1.2  Additional Definitions.  The following additional terms have the meaning ascribed thereto in the Section indicated below next to such term:

Term	Section

2813 West Alameda Lease	6.19(b)
2813 West Alameda Title Commitment	6.19(a)
2901 West Alameda Sublease	6.18(c)

Term	Section

Accounting Arbitrator	2.3(c)
Added Investment	6.21(b)
Agreement	Preamble
Allocation Arbitrator	2.4
AMC	Preamble
AMC 401(k) Plan	8.7
AMC Acquisition Agreement	6.4(d)
AMC Business Employee	8.1(a)
AMC Consolidated Financial Statements	4.7(a)(i)
AMC-Encompass Sublease and Leases	6.18(c)
AMC Indemnified Parties	10.3
AMC Termination Fee	11.3(a)
Antitrust Laws	6.5(a)
Approved Capital Projects	6.21(a)
Appurtenant Earth Station Easement Agreement	6.19(b)
Assumed Guarantees	6.20(a)
Audited Financial Statements	6.23
Authorizing Resolution	3.2(a)
Business Assets	4.22
Cap	10.4(a)
Capex Cash Payment Amount	6.21(a)
Capex Shortfall	6.21(a)
Carve Out Financial Statements	4.7(a)(ii)
Certificate of Compliance	6.19(a)
Change of Recommendation	6.4(d)
Closing Date	2.2(a)
Closings	2.2(a)
Closing Notice	2.2(e)
Closing Statement	2.3(a)
Companies	Preamble
Company Benefit Plans	4.13(a)
Company Filed Tax Returns	4.14(a)(i)
Company Financial Statements	4.7(a)(ii)
Company Group Reorganization	6.17(a)
Company Group Reorganization Documents	6.17(a)
Company Intellectual Property Rights	4.15(a)
Company Interests	Recital B
Company Material Contract	4.17(a)
Company Permits	4.5
Competing Proposal	6.4(h)
Current Employees	4.12(c)
Declarations	6.19(c)
Deed	6.18(b)
Discovery TSA	4.14(b)

Term	Section

Disney Contracts	6.10(a)
DOJ	6.5(a)
Effective Date	Preamble
ERISA Plans	4.13(b)
Estimated Added Investments	2.2(c)
Estimated Capex Shortfall	2.2(c)
Estimated Cash Deferred Revenue	2.2(c)
Estimated Net Working Capital	2.2(c)
Excluded Assets	6.12
Expiration Date	10.1
Final Closing Statement	2.3(d)
Financing	6.10(c)
Financing Sources	6.10(c)(i)
FCC Licenses	6.5(b)
FTC	6.5(a)
Improvements	4.16(d)(i)
In-Gross Earth Station Easement Agreement	6.19(c)
Insurance Policies	4.18
Interim AMC Consolidated Financial Statements	4.7(a)(i)(B)
Interim Balance Sheet	4.7(a)(ii)(B)
Interim Balance Sheet Date	4.7(a)(i)(B)
IRS	4.13(b)
Land Use Permits	4.16(d)(ii)
Maintenance Capex	6.21(a)
Major Customers	4.20(a)
Major Suppliers	4.20(a)
Map Act Endorsement	6.19(a)
Material Non-Public Information	6.10(c)(iii)
Microsoft Licenses	6.24(a)
Multiemployer Plan	4.13(d)
Negotiated Amount	6.24(a)
New Capex	6.21(b)
Non-Imputation Endorsement	6.18(b)
Non-US Company Benefit Plans	4.13(a)
Northvale Lease	6.18(c)
Notice of Superior Proposal	6.4(f)
Owned Real Property	4.16(b)
Outstanding Letters of Guarantee	6.10(b)
Parent Recommendation	6.3
Pension Plan	4.13(b)
Pension Scheme	4.13(k)
Post-Closing Payees	6.10(d)
Pre-Closing Statement	2.2(c)
Proxy Statement	6.2(a)

Term	Section

Purchaser 401(k) Plan	8.7
Purchaser Indemnified Parties	10.2
Purchasers	Preamble
Purchaser Termination Fee	11.3(b)
Qualifying Offer	8.1(a)
Real Property	4.16(b)
Real Property Lease	4.16(a)
Registered Intellectual Property	4.15(c)
Related Party	4.11
Related Party Arrangement	4.11
Release Date	10.1
Remaining Cap	10.9
Rent Roll	4.16(c)
Requisite Regulatory Approvals	6.5(b)
Requisite Stockholder Vote	3.2(a)
Retained Names and Marks	6.8
Sample Calculation	2.2(b)
Sellers	Preamble
Services Employees	8.1(c)
Singapore Company	Preamble
Singapore Company Interest	Recital B
Singapore Seller	Preamble
Sony Contracts	6.10(a)
Specified Date	2.2(e)
Stockholders’ Meeting	6.3
Straddle Return Arbitrator	7.1(c)
Superior Proposal	6.4(i)
Tangible Property	4.21
Tappan Lease	6.18(c)
Tax Claim	7.1(m)
Tax Indemnitee	7.1(m)
Tax Indemnitor	7.1(m)
Tax Records	7.1(h)
Termination Date	11.1(b)
Termination of Easement in Gross	6.19(c)
Termination of Declarations	6.19(c)
Third-Party Claim	10.5(b)
Threshold Amount	10.4(a)
Transfer Amount	6.24(a)
Transfer Taxes	2.6
Transferred Date	8.1(c)
Transferred Employee	8.1(a)
Transferred Employment Agreement	8.2
UK Closing	2.2(a)

Term	Section

UK Company	Preamble
UK Company Interest	Recital B
UK Purchaser	Preamble
UK Seller	Preamble
US Closing	2.2(a)
US Company	Preamble
US Company Benefit Plans	4.13(b)
US Company Interest	Recital B
US Purchaser	Preamble
US Seller	Preamble
WARN Obligations	8.4
Welfare Benefits	8.5

1.3  Terms Generally.  The definitions set forth or referenced in Sections 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be construed as if followed by the phrase “without limitation”. The words “herein”, “hereof”, “hereto”, “hereby” and “hereunder” and words of similar import refer to this Agreement (including the Exhibits, Schedules and Annex hereto) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits, Schedules and Annex refer to Articles and Sections of, and Exhibits, Schedules and Annex to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or to any statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). The phrase “made available” in this Agreement means that the information referred to has been made available to US Purchaser during its due diligence investigation of the Company Group, whether by posting in an electronic data room or otherwise, or has been publicly filed with the SEC. Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification of Business Day) shall be construed as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. All references to “$” or “Dollars” shall mean United States Dollars.

ARTICLE II

CLOSINGS; PURCHASE PRICE AND ADJUSTMENT

2.1  Purchases and Sales.  Subject to the terms and conditions of this Agreement, on the Closing Date:

(i) US Seller shall sell, convey, transfer, assign and deliver to US Purchaser, and US Purchaser shall purchase and pay for (for the portion of the Purchase Price allocated to the US Company Interest as provided in Section 2.4), all right, title and interests in and to the US Company Interest, which shall constitute one hundred percent (100%) of the issued and outstanding Equity Securities of the US Company, free and clear of any Lien;

(ii) UK Seller shall sell, convey, transfer, assign and deliver to UK Purchaser, and UK Purchaser shall purchase and pay for (for the portion of the Purchase Price allocated to the UK Company Interest as provided for in Section 2.4), all right, title and interests in and to the UK Company Interest, which shall constitute one hundred percent (100%) of the issued and outstanding Equity Securities of the UK Company, free and clear of any Lien; and

(iii) Singapore Seller shall sell, convey, transfer, assign and deliver to UK Purchaser, and UK Purchaser shall purchase and pay for (for the portion of the Purchase Price allocated to the Singapore Company Interest as provided for in Section 2.4), all right, title and interests in and to the Singapore Company Interest, which shall constitute one hundred percent (100%) of the issued and outstanding Equity Securities of the Singapore Company, free and clear of any Lien.

2.2  Closings; Purchase Price; Pre-Closing Estimates.

(a) Subject to the terms and conditions of this Agreement, the closing (the “US Closing”) of the purchase and sale of the US Company Interest and the other transactions contemplated by this Agreement (other than the purchase and sale of the UK Company Interest and the Singapore Company Interest, which shall occur concurrently at the UK Closing) shall be held at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York, at 10:00 a.m., local time, on the date set forth in Section 2.2(e); provided, that, as of such date, all the conditions to the Closings set forth in Article IX hereof (other than those conditions which, by their terms, are to be satisfied or waived at the Closings, subject to the satisfaction or waiver by the party entitled to waive the same of such conditions) shall have been satisfied or waived by the party entitled to waive the same, or at such other time, place and date that AMC and US Purchaser may mutually agree in writing. The date on which the US Closing shall occur is hereinafter referred to as the “Closing Date.” Subject to the terms and conditions of this Agreement, the closing (the “UK Closing” and, together with the US Closing, the “Closings”) of the purchase and sale of the UK Company Interest and the Singapore Company Interest shall be held at the offices of Baker Botts L.L.P., 99 Gresham Street, London, England, concurrently with the US Closing.

(b) The aggregate purchase price for the Company Interests shall be the Purchase Price. Attached as Exhibit A hereto is a sample calculation of Purchase Price and Net Working Capital, using the most recently available data as of the Effective Date (the “Sample Calculation”). For purposes of paying the Estimated Purchase Price at the Closings, 70% of the Estimated Purchase Price will be paid for the US Company Interest and 30% of the Estimated Purchase Price will be paid collectively for the UK Company Interest and the Singapore Company Interest.

(c) Not less than five Business Days prior to the anticipated Closing Date, AMC shall deliver to US Purchaser a statement (the “Pre-Closing Statement”) in substantially the form attached hereto as Exhibit A, setting forth AMC’s good faith written estimate of Net Working Capital (the “Estimated Net Working Capital”), Cash Deferred Revenue (“Estimated Cash Deferred Revenue”), Capex Shortfall (“Estimated Capex Shortfall”), and Added Investments (“Estimated Added Investments”), determined on a basis consistent with the Accounting Methodology and Section 6.21, together with reasonable detail regarding the calculation of such estimates (including the supporting information footnoted in Exhibit A(i) of the Sample Calculation). The Pre-Closing Statement shall be accompanied by a certificate executed by the chief financial officer of AMC, certifying to the Purchasers that the Pre-Closing Statement has been prepared in good faith and in accordance with this Section 2.2(c).

(d) At the Closings, Purchasers shall pay, or cause to be paid, to AMC, in the aggregate, the Estimated Purchase Price in U.S. dollars, by wire transfer of immediately available funds to the bank account designated by AMC.

(e) Subject to the terms and conditions of this Agreement, the Closings shall occur on the earlier of (x) the Termination Date and (y) the date specified (“Specified Date”) in a notice delivered to US Purchaser (“Closing Notice”) in the form of a certificate addressed to the US Purchaser and signed by a senior executive officer of AMC on behalf of AMC, certifying that (i) the Specified Date is no earlier than 20 Business Days after the date the Closing Notice is deemed to have been delivered pursuant to Section 12.6, (ii) the Specified Date is no earlier than January 31, 2011, and (iii) the conditions to the Closings set forth in Sections 9.1(b), 9.1(c), 9.1(e) and 9.1(f) have been satisfied.

2.3  Post-Closing Adjustment.

(a) Within 90 days after the Closing Date, Purchasers shall deliver to AMC a statement (the “Closing Statement”) in substantially the form attached hereto as Exhibit A (except as otherwise provided below), setting forth Purchasers’ determination of Net Working Capital, Cash Deferred Revenue, Capex Shortfall and Added Investments, determined on a basis consistent with the Accounting Methodology and Section 6.21, together with reasonable detail regarding the calculation of such amounts (including the supporting information footnoted in

Exhibit A(i) of the Sample Calculation). The Closing Statement shall be accompanied by a certificate executed by the chief financial officer of US Purchaser, certifying to AMC that the Closing Statement has been prepared in good faith and in accordance with this Section 2.3(a). If the Business Day immediately preceding the Closing Date does not occur at a financial week or month end for accounting purposes, AMC and US Purchaser shall agree on mutually acceptable roll forward or roll back procedures. AMC and its Subsidiaries shall cooperate with Purchasers and provide to Purchasers such information as Purchasers may reasonably request in connection with Purchasers’ preparation of the Closing Statement. Each party shall provide the other party and its representatives with reasonable access to books and records and relevant personnel during the preparation of the Closing Statement and the resolution of any disputes that may arise under this Section 2.3.

(b) If AMC disagrees with the determination of Net Working Capital, Cash Deferred Revenue, Capex Shortfall or Added Investments set forth by Purchasers on the Closing Statement, AMC shall notify Purchasers in writing of such disagreement within 20 days after delivery of the Closing Statement. Any such notice shall describe the nature of such disagreement in reasonable detail, identify the specific items involved and the dollar amount of each such disagreement and provide reasonable supporting documentation for each such disagreement. Any such disagreement must be made on the basis (i) that the Closing Statement does not set forth Net Working Capital, Cash Deferred Revenue, Capex Shortfall or Added Investments in accordance with this Agreement and on a basis consistent with the Accounting Methodology or Section 6.21, as applicable, or does not provide reasonable detail regarding the calculation of Net Working Capital, Cash Deferred Revenue, Capex Shortfall or Added Investments, or (ii) that there has been an error in mathematical calculation relating to the Closing Statement. After the end of such 20-day period, AMC may not introduce any additional disagreements with respect to any item in the Closing Statement or increase the amount of any disagreement, and any item not so identified shall be deemed agreed to by AMC and shall be final and binding upon the parties. During the 20-day period of its review, AMC shall have reasonable access to any documents, schedules or workpapers used in the preparation of the Closing Statement.

(c) Purchasers and AMC agree to negotiate in good faith to resolve any disagreement properly identified by AMC pursuant to Section 2.3(b). If Purchasers and AMC are unable to resolve all such disagreements within 20 days after delivery by AMC to Purchasers of written notice of such disagreement, then such disagreements shall be submitted for final and binding resolution to Deloitte & Touche LLP or another internationally recognized independent public accounting firm reasonably satisfactory to AMC and US Purchaser (the “Accounting Arbitrator”). The Accounting Arbitrator shall be instructed that it may only consider those items and amounts set forth in the Closing Statement as to which Purchasers and AMC have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and provisions of this Agreement. The Accounting Arbitrator shall be instructed to deliver to Purchasers and AMC, as promptly as practicable (and in no event more than 45 days) after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with the terms of this Agreement and the reasons for such determination. The parties agree that AMC shall supply Purchasers, and Purchasers shall supply AMC, with any written representations that are made to the Accounting Arbitrator and that each party and its representatives, accountants and other advisors may be present while oral presentations are made to the Accounting Arbitrator. The determination of the Accounting Arbitrator (i) shall be set forth in writing, (ii) shall be within the range of dispute between Purchasers and AMC, (iii) shall constitute an arbitral award, and (iv) shall be final and binding upon all the parties upon which a judgment may be rendered by a court having proper jurisdiction thereover. The fees, expenses and costs of the Accounting Arbitrator shall be borne one-half by Purchasers and one-half by AMC.

(d) The Closing Statement shall be final and binding upon Purchasers and AMC upon the earliest of (A) the failure of AMC to notify Purchasers of any disagreement with respect to the Closing Statement in compliance with Section 2.3(b), (B) the resolution of all disagreements with respect to the Closing Statement pursuant to Section 2.3(c) by agreement of AMC and Purchasers, and (C) the resolution of all disagreements with respect to the Closing Statement pursuant to Section 2.3(c) by the Accounting Arbitrator. The term “Final Closing Statement” means (i) if AMC fails to notify Purchasers of any disagreement with respect to the Closing Statement in compliance with Section 2.3(b), the Closing Statement delivered by Purchasers, (ii) if the Closing Statement is fully resolved by agreement of Purchasers and AMC pursuant to Section 2.3(c), the Closing Statement as so resolved by such agreement, or (iii) if the Closing Statement is resolved by the Accounting Arbitrator pursuant to Section 2.3(c), the Closing Statement as so resolved by the Accounting Arbitrator. Within three Business Days after the determination of the Final Closing Statement, an adjustment to the purchase price paid hereunder shall be made as follows:

(i) if the Estimated Purchase Price exceeds the Purchase Price, then AMC shall pay or cause to be paid to Purchasers, in the aggregate, the amount of such excess, in U.S. dollars, by wire transfer of immediately available funds to one or more accounts designated by Purchasers in writing and, subject to Section 2.4, as allocated between the Purchasers as designated by the Purchasers in writing;

(ii) if the Purchase Price exceeds the Estimated Purchase Price, then Purchasers shall pay or cause to be paid to AMC the amount of such excess, in U.S. dollars, by wire transfer of immediately available funds to one or more accounts designated by AMC in writing and, subject to Section 2.4, as allocated between the Purchasers as designated by the Purchasers in writing; and

(iii) if the Estimated Purchase Price equals the Purchase Price, then there shall be no adjustment to the purchase price paid hereunder.

2.4  Tax Allocation.  Purchasers shall prepare an allocation of the Purchase Price (and all other capitalized costs) among the assets of the Companies in accordance with Section 1060 of the Code and the Treasury regulations thereunder (and any similar provision of state, local, or non-U.S. law, as applicable), and shall consult in good faith with AMC with respect to such allocation. Purchasers shall deliver such allocation to AMC within 120 days after the Closing Date for AMC’s approval, which shall not be unreasonably withheld, conditioned or delayed. AMC shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Purchasers may reasonably request to prepare such allocation. If AMC reasonably disagrees with the proposed allocation, AMC shall notify Purchasers in writing of such disagreement within 30 days after receipt of the proposed allocation. For a period of 30 days following US Purchaser’s receipt of any such notification, Representatives of AMC and Purchasers shall use their respective reasonable best efforts to resolve all disagreements with respect to the proposed allocation through the joint consultation in good faith of AMC and Purchasers. If Purchasers and AMC are unable to agree upon a purchase price allocation before the end of such 30-day period, Purchasers and AMC shall submit such disagreement for final and binding resolution to Deloitte & Touche LLP or another internationally recognized independent public accounting firm reasonably satisfactory to AMC and US Purchaser (the “Allocation Arbitrator”). The Allocation Arbitrator shall be instructed that it may only consider those items and amounts as to which Purchasers and AMC have disagreed within the time periods and on the terms specified above. The Allocation Arbitrator shall be instructed to deliver to Purchasers and AMC, as promptly as practicable (and in no event more than 45 days) after its appointment, a written report setting forth the resolution of any such disagreement and the reasons for such determination. The parties agree that AMC shall supply Purchasers, and Purchasers shall supply AMC, with any written representations that are made to the Allocation Arbitrator and that each party and its representatives, accountants and other advisors may be present while oral presentations are made to the Allocation Arbitrator. The determination of the Allocation Arbitrator (i) shall be set forth in writing, (ii) shall be within the range of dispute between Purchasers and AMC (if applicable), and (iii) shall be final and binding upon all the parties upon which a judgment may be rendered by a court having proper jurisdiction thereover. The fees, expenses and costs of the Allocation Arbitrator shall be borne one-half by Purchasers and one-half by AMC. The purchase price allocation prepared by Purchasers and approved by AMC (or as determined by the Allocation Arbitrator) in accordance with this Section 2.4 shall be binding upon Purchasers, each Company Group Member and the AMC Entities, and their respective Affiliates, and Purchasers, the Company Group Members, and the AMC Entities shall, and shall cause their respective Affiliates to, report, act and file Tax Returns (including IRS Form 8594) in all respects and for all purposes consistent with any allocation so prepared and approved (or determined). None of Purchasers, the AMC Entities or the Company Group Members, or their respective Affiliates, shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with any allocation so prepared and approved unless required to do so by applicable Law.

2.5  Intercompany Accounts.  As of the Closing Date, all Intercompany Accounts shall be eliminated, without any payments, crediting or offsetting being made with respect thereto.

2.6  Transfer Taxes.  The Purchase Price is exclusive of any federal, state, local or foreign sales, stamp, value added, filing, recordation, registration, real estate or other transfer Taxes (collectively, “Transfer Taxes”) relating to this Agreement or the Transactions, including the purchases and sales of the Company Interests and any transfers of

Owned Real Property in connection with the Company Group Reorganization. Purchasers and AMC shall cooperate in (i) preparing, executing and filing Tax Returns for Transfer Taxes, and (ii) procuring or assisting each other in the procurement of any certificates or documentation reasonably required to prevent imposition of any such Transfer Taxes. Purchasers and AMC shall each be allocated, and shall pay or cause to be paid, fifty percent (50%) of all Transfer Taxes incurred as a result of the Transactions other than the Company Group Reorganization and excluding any Transfer Taxes incurred pursuant to any Services Agreement; provided, that, except as specifically provided in Section 7.1(k) or Section 7.1(l), neither Purchasers nor AMC shall be responsible for the other party’s out-of-pocket expenses relating to such Transfer Taxes. AMC shall pay or cause to be paid all Transfer Taxes incurred as a result of the Company Group Reorganization.

2.7  Purchaser Closing Deliverables.  At the Closings, Purchasers shall deliver or cause to be delivered to AMC the following:

(a) the payment of the Estimated Purchase Price contemplated by Section 2.2(d);

(b) a certificate executed by a senior executive officer of the US Purchaser dated the Closing Date, certifying to the AMC that the conditions set forth in Section 9.3(a) and Section 9.3(b) have been satisfied;

(c) an acknowledgment to AMC from US Purchaser of receipt by US Purchaser of the certificate or certificates representing the US Company Interest;

(d) an acknowledgment to AMC from UK Purchaser of receipt by UK Purchaser of the documents referred to in Sections 2.8(b) and 2.8(c);

(e) counterpart signature pages to the 2901 West Alameda Sublease, the Tappan Lease and the Northvale Lease, duly executed by US Purchaser;

(f) certificates duly executed by each of (i) the secretary of US Purchaser and (ii) the secretary or a comparable officer of UK Purchaser, in each case certifying as to (A) resolutions having been duly and properly adopted by the board of directors or the comparable governing body of such Purchaser, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents by such Purchaser and being in full force and effect as of the Closings, with a certified copy of such resolutions attached thereto, and (B) the receipt of all required approvals by the stockholders of the US Purchaser and the holder of 100% of the Equity Securities of the UK Purchaser;

(g) a certificate of good standing for US Purchaser, issued by the Secretary of State of the State of Delaware, dated no earlier than five Business Days prior to the Closing Date;

(h) a certificate of good standing for UK Purchaser, issued by Companies House, dated no earlier than five Business Days prior to the Closing Date; and

(i) such other documents and certificates as are reasonably required by the AMC Entities to be delivered to effectuate the Transactions or evidence the authority, existence or good standing of Purchasers.

2.8  AMC Entities Closing Deliverables.  At the Closings, the AMC Entities shall deliver or cause to be delivered to Purchasers the following:

(a) to US Purchaser at the US Closing, one or more certificates evidencing the US Company Interest, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer;

(b) to UK Purchaser at the UK Closing: (i) one or more certificates evidencing the UK Company Interest or an indemnity in a form satisfactory to the UK Purchaser for any missing certificate or certificates, (ii) a transfer of the UK Company Interest in favor of the UK Purchaser, duly executed by the UK Seller, (iii) a power of attorney in favor of the UK Purchaser in respect of the UK Company Interest in a form satisfactory to the UK Purchaser, (iv) a certified copy of a letter of resignation in a form satisfactory to the UK Purchaser from the auditors of the UK Company, together with a letter from the UK Seller confirming that such letter of resignation has been deposited at the registered office of the UK Company together with the statement required by sections 516 and 519 of the Companies Act 2006, (v) a certified copy of the notification to the appropriate audit authority under section 523 of the Companies Act 2006 and confirmation from the UK Seller that the notification has been made, and (vi) the seal, statutory registers, certificate of incorporation (and all certificates of incorporation on change of name), minute books and share certificate of the UK Company, complete and up-to-date up to, but not including, the Closings;

(c) to UK Purchaser at the UK Closing: (i) duly executed transfer forms in respect of the Singapore Company Interest in favor of the UK Purchaser, accompanied by the relevant share certificates for the Singapore Company Interest (or an express indemnity in a form satisfactory to the UK Purchaser in the case of any certificates found to be missing), (ii) the written resignations of the auditors of the Singapore Company to take effect from and on the Closings, with acknowledgements signed by them to the effect that no fees are due to them as of the Closing Date, (iii) the certificates of incorporation, common seals (if any), cheque books and statutory books of the Singapore Company (respectively duly up-to-date), and (iv) all of the financial and accounting books and records of the Singapore Company and all documents of title relating to its properties to the extent not in the possession of the Singapore Company;

(d) agreements (which may be in the form of letters) executed and delivered by each lender, holder, payee or beneficiary of any Indebtedness of AMC or any of its Subsidiaries (including any Company Group Member), including DBS Bank Ltd and Wells Fargo Capital Finance, LLC, which agreements shall (i) confirm that effective as of the Closings, all obligations of the US Company, the UK Company or the Singapore Company, as the case may be, to such lender, holder, payee or beneficiary arising from or relating to such Indebtedness (or any documents executed in connection therewith), or otherwise in favor of the Retained Group, are released, (ii) if such Indebtedness was secured by any Lien, provide that all such Liens (other than to the extent required by DBS Bank LTD to support any Outstanding Letters of Guarantee, but solely to such extent) are released and terminated in full as of the Closings and (iii) otherwise be in form and substance reasonably satisfactory to the Purchasers; provided, that, any Outstanding Letters of Guarantee shall remain outstanding notwithstanding such termination;

(e) evidence, in the form of UCC-3 termination statements, a Statement of Satisfaction of Registered Charge duly executed by the Singapore Company and DBS Bank Ltd or other termination instruments, in each case in form and substance reasonably satisfactory to the Purchasers, that (x) all Liens (other than to the extent required by DBS Bank Ltd to support any Outstanding Letters of Guarantee, but solely to such extent) on (i) any asset of any of the US Company, the UK Company or the Singapore Company in favor of any lender, holder, payee or beneficiary of any outstanding Indebtedness or other obligation of any such Person, or otherwise in favor of the Retained Group, and (ii) the US Company Interest, the UK Company Interest and the Singapore Company Interest and (y) arrangements respecting Liens on any assets of any of the Companies, including landlord or third-party agreements, consents, waivers and estoppel certificates, in each case have been terminated and are of no further force or effect;

(f) a certificate executed by a senior executive officer of AMC dated the Closing Date, certifying to the Purchasers that the conditions set forth in Section 9.2(a) and Section 9.2(b) have been satisfied;

(g) an acknowledgement to Purchasers from AMC of AMC’s receipt of the Estimated Purchase Price contemplated by Section 2.2(d);

(h) evidence, reasonably satisfactory to the Purchasers, that all grant, bargain and sale deeds required by Sections 6.18 and 6.19 to be granted prior to the Closings have been so granted;

(i) all ALTA owner’s policies of title insurance required by Sections 6.18 and 6.19 to be issued as of the Closings;

(j) evidence, reasonably satisfactory to the Purchasers, that all easement agreements and memoranda of covenants required by Section 6.19 to be executed, entered into and recorded prior to the Closings have been so executed, entered into and recorded;

(k) counterpart signature pages to the 2901 West Alameda Sublease, duly executed by AMC;

(l) counterpart signature pages to the Tappan Lease and the Northvale Lease, duly executed by Ascent Media Property Holdings, LLC;

(m) counterpart signature pages to the 2813 West Alameda Lease (if executed pursuant to Section 6.19(b)), duly executed by Ascent Media Property Holdings, LLC;

(n) counterpart signature pages to the 2813 West Alameda Lease (if executed pursuant to Section 6.19(b)), duly executed by US Company;

(o) executed copies of the resignations described in Section 6.16;

(p) a certificate duly executed by the secretary of AMC, certifying as to (A) the Organizational Documents of each Company Group Member being in full force and effect, with a certified copy of each such Organizational Document attached thereto, (B) resolutions having been duly and properly adopted by the Board of Directors or managers, as the case may be, of each of the AMC Entities and the Companies, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents by the AMC Entities and the Companies and being in full force and effect as of the Closings, with a certified copy of such resolutions attached thereto, and (C) the receipt of all required approvals by the stockholders or member, as the case may be, of each of the AMC Entities and the Companies, including, if applicable, the adoption and approval of the Authorizing Resolution by the Requisite Stockholder Vote;

(q) a certificate of good standing for AMC, US Seller and US Company, issued by the Secretary of State of the State of its organization, dated no earlier than five Business Days prior to the Closing Date;

(r) a certificate of good standing for UK Seller and UK Company, issued by the Companies House, dated no earlier than five Business Days prior to the Closing Date;

(s) a certificate of good standing for Singapore Seller and Singapore Company, issued by the Accounting and Corporate Regulatory Authority, dated no earlier than five Business Days prior to the Closing Date;

(t) the books and records set forth on Schedule 6.7(c);

(u) executed copies of each of the consents listed on Schedule 9.1(f) and the consent referred to in Section 9.1(e);

(v) evidence reasonably satisfactory to US Purchaser regarding the completion of the Company Group Reorganization;

(w) executed copies of the releases described in Section 6.14;

(x) evidence reasonably satisfactory to US Purchaser that the Title Company is irrevocably committed to issue the Owner’s Title Policy;

(y) a certificate of non-foreign status from AMC satisfying the requirements of Treasury Regulations Section 1.1445-2(b)(2); and

(z) such other documents and certificates as are reasonably required by Purchasers to be delivered to effectuate the Transactions or evidence the authority, existence and good standing, as applicable and available, of the AMC Entities or the Company Group Members.

ARTICLE III

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE AMC ENTITIES

The AMC Entities, jointly and severally, hereby represent and warrant to the Purchasers as of the Effective Date and, if the Closings shall occur, as of the Closing Date, as follows:

3.1  Organization and Qualification.  AMC is a corporation and US Seller is a limited liability company, each duly formed, validly existing and in good standing under the Laws of the State of Delaware. UK Seller is a company duly formed, validly existing and in good standing under the Laws of England. Singapore Seller is a company duly incorporated and validly existing under the Laws of Singapore. Each of the AMC Entities is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure of the AMC Entities to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or an AMC Material Adverse Effect. Each of the AMC Entities has, in all material respects, the requisite power and authority to own, lease and otherwise to hold and operate its assets and properties and to carry on the businesses as now being conducted by it, except where the failure of the AMC Entities to have any such power and authority has not had, and would not reasonably be expected to have, a Company Material Adverse Effect or an AMC Material Adverse Effect.

3.2  Authority; Subsidiaries.

(a) Each of the AMC Entities has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a named party, to perform its obligations hereunder and thereunder, including to sell and assign the Company Interests and to effect and consummate the Company Group Reorganization in accordance with this Agreement, and to consummate the Transactions. The execution and delivery by each of the AMC Entities of this Agreement and each of the other Transaction Documents to which it is or will be a named party, the performance by the AMC Entities of their obligations hereunder and thereunder, including the Company Group Reorganization, and the sale and assignment of the Company Interests hereunder, and the consummation of the Transactions, have been duly and validly authorized by resolutions duly adopted by the board of directors of AMC, the sole member of US Seller, and the sole shareholder of UK Seller, the sole shareholder of the Singapore Seller, and no other corporate or limited liability company actions or proceedings on the part of any of the AMC Entities are necessary to authorize the execution, delivery and performance by the AMC Entities of this Agreement and each of the other Transaction Documents to which it is or will be a named party or to consummate the Transactions, other than the approval and adoption by the holders of a majority of the voting power of the then outstanding shares of AMC Common Stock entitled to vote thereon (the “Requisite Stockholder Vote”) of a resolution authorizing the sale and assignment of the Company Interests hereunder (the “Authorizing Resolution”).

(b) The board of directors of AMC, at a meeting duly called and held, has unanimously approved this Agreement and the Transactions contemplated hereby, including the sale and assignment of the Company Interests, declared this Agreement and such sale and assignment to be advisable and in the best interests of AMC and its stockholders, and resolved to submit the Authorizing Resolution for approval and adoption by the stockholders at the Stockholders’ Meeting and to recommend to the stockholders of AMC that they vote in favor of the Authorizing Resolution. Each of this Agreement and each other Transaction Document to which any AMC Entity is or will be a named party has been duly executed and delivered by such AMC Entity (except for those Transaction Documents to be delivered at the Closings, which will be duly executed and delivered by such AMC Entity at the Closings if the Closings occur) and, assuming the due authorization, execution and delivery thereof by Purchasers, constitutes a legal, valid and binding obligation of such AMC Entity, enforceable against such AMC Entity in accordance with its terms (except for those Transaction Documents to be delivered at the Closings, which shall, assuming the due authorization, execution and delivery by Purchasers, constitute a legal, valid and binding obligation of such AMC Entity at the Closings if the Closings occur, enforceable against such AMC Entity in accordance with its terms).

(c) Each of the Subsidiaries of AMC has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a named party, to perform its obligations hereunder and thereunder, including as applicable to sell and assign the Company Interests and to effect and consummate the Company Group Reorganization in accordance with this Agreement, and to consummate the Transactions. The execution and delivery by each of the Subsidiaries of AMC of this Agreement and each of the other Transaction Documents to which it is or will be a named party, the performance by the Subsidiaries of AMC of their obligations hereunder and thereunder, including as applicable the Company Group Reorganization, and the sale and assignment of the Company Interests hereunder, and the consummation of the Transactions, have been duly and validly authorized, and no other company actions or proceedings on the part of any of the Subsidiaries of AMC are necessary to authorize the executive, delivery and performance by the Subsidiaries of AMC of this Agreement and each of the other Transaction Documents to which it is or will be a named party or to consummate the Transactions. Each of this Agreement and each other Transaction Document to which any of the Subsidiaries of AMC is or will be a named party has been duly executed and delivered by such Subsidiary (except for those Transaction Documents to be delivered at the Closings, which will be duly executed and delivered by such Subsidiary at the Closings if the Closings occur) and, assuming the due authorization, execution and delivery thereof by Purchasers, constitutes a legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms (except for those Transaction Documents to be delivered at the Closings, which shall, assuming the due authorization, execution and delivery by Purchasers, constitute a legal, valid and binding obligation of such Subsidiary at the Closings if the Closings occur, enforceable against such Subsidiary in accordance with its terms).

(d) Each Seller is an indirect, wholly owned subsidiary of AMC.

3.3  No Conflicts.  The execution and delivery by each of the AMC Entities and its Subsidiaries of this Agreement and each other Transaction Document to which it is or will be named a party do not, and, subject to the approval and adoption of the Authorizing Resolution by the Requisite Stockholder Vote, the performance by each of the AMC Entities and its Subsidiaries of its obligations hereunder and thereunder, including the consummation of the Transactions, will not (with or without notice or lapse of time, or both): (i) conflict with or violate, result in a breach of, or constitute a default under the Organizational Documents of the AMC Entities and their Subsidiaries, (ii) assuming compliance with the HSR Act, any other applicable Antitrust Laws, the Communications Act and the Telecommunications Act, conflict with or violate any Law or Order applicable to any of the AMC Entities or their Subsidiaries or by which any of their properties, assets or business activities is bound or affected, (iii) violate, conflict with or result in any breach of, or constitute a default by any of the AMC Entities or their Subsidiaries under, or give rise to any right of termination, amendment, modification, acceleration of, or result in the creation of any Lien upon any of the Equity Securities of the AMC Entities or their Subsidiaries or upon any of the properties or assets of the AMC Entities or their Subsidiaries pursuant to, any Contract to which any of the AMC Entities or their Subsidiaries is a party or by which any of their properties, assets or business activities may be bound (or create an event that with notice or lapse of time or both, would result in such a violation, conflict, breach, default, termination, amendment, modification, acceleration, or Lien), other than, for purposes of this clause (iii), any such violation, conflict, breach or default as has not had, and would not reasonably be expected to have, individually or in the aggregate, an AMC Material Adverse Effect or Company Material Adverse Effect, (iv) assuming compliance with the HSR Act, any other applicable Antitrust Laws, the Communications Act and the Telecommunications Act, result in the cancellation, modification, revocation or suspension of any Governmental Approval granted to any of the AMC Entities or their Subsidiaries, or (v) assuming compliance with the HSR Act, any other applicable Antitrust Laws, the Communications Act and the Telecommunications Act, require the AMC Entities or their Subsidiaries to obtain the consent or approval of, or to make any filing with, any Governmental Authority.

3.4  Legal Proceedings.  There are (a) no Claims, at law or in equity, pending against or, to the Knowledge of the AMC Entities or the Companies, threatened against or affecting the AMC Entities or the Companies or any of their Affiliates or Subsidiaries, or any of their respective properties or assets, that challenge or seek to restrain, enjoin, prohibit, alter, materially delay or otherwise restrict the Transactions, and (b) no Orders are outstanding against the AMC Entities or the Companies or any of their Affiliates or Subsidiaries that restrain, enjoin, prohibit, alter, materially delay or otherwise restrict the ability of the AMC Entities or their Subsidiaries to enter into and perform their obligations under any Transaction Document or that would reasonably be expected to prevent the consummation of the Transactions, delay the same in any material respect or otherwise prevent the AMC Entities and their Subsidiaries from performing their obligations under this Agreement and each other Transaction Document to which they are a party.

3.5  Title to Equity Interests.  US Seller holds of record, owns beneficially and has good title to the US Company Interest, free and clear of any Liens. As of the Effective Date, Ascent Media Group Limited holds of record, owns beneficially and has good title to the UK Company Interest, free and clear of any Liens. As of the Closings (and prior to giving effect to the Transactions contemplated hereby), UK Seller shall hold of record, own legally and beneficially and have good title to the UK Company Interest, free and clear of any Liens. Singapore Seller holds of record, owns beneficially and has good title to the Singapore Company Interest, free and clear of any Liens. Upon consummation of the Transactions contemplated by this Agreement, (i) US Purchaser will directly acquire good and valid title to one hundred percent (100%) of the limited liability company interests of the US Company, free and clear of any Liens imposed by or on behalf of, or as a result of any Claim against, Liability of, or action taken or permitted by, the AMC Entities or any of their Affiliates or Subsidiaries, (ii) UK Purchaser will directly acquire good and valid title to one hundred percent (100%) of the Equity Securities of the UK Company, free and clear of any Liens imposed by or on behalf of, or as a result of any Claim against, Liability of, or action taken or permitted by, the AMC Entities or any of their Affiliates or Subsidiaries, and (iii) UK Purchaser will directly acquire good and valid title to one hundred percent (100%) of the Equity Securities of the Singapore Company, free and clear of any Liens imposed by or on behalf of, or as a result of any Claim against, Liability of, or action taken or permitted by, the AMC Entities or any of their Affiliates or Subsidiaries. Except for the Company Group Reorganization and the transfer of the Company Interests to Purchasers as contemplated by this Agreement, none of the AMC Entities, nor any Affiliate or Subsidiary of any AMC Entity, has granted or agreed to grant to any Person any Equity Securities in, or entered into any other Contract or commitment that would, directly or indirectly, require any AMC Entity or any of its Affiliates or Subsidiaries, to sell or otherwise dispose of any Equity Securities in, any Company Group Member.

3.6  Brokers.  Except for Moelis & Company, Inc., the fees of which AMC shall be solely responsible for, no broker, finder, investment banker, agent or other intermediary has acted on behalf of the AMC Entities or any Company Group Member in connection with the negotiation or consummation of this Agreement or is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the AMC Entities, any Company Group Member or any of their respective Affiliates.

3.7  Solvency.  No AMC Entity or Company is entering into this Agreement or the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of AMC or any of its Subsidiaries. On the Closing Date, after giving effect to the Transactions, AMC and its Subsidiaries will be solvent, will be able to pay their debts as such debts become due, will have and continue to have funds and capital sufficient to carry out their business as now contemplated, and will own property having a value both at fair market valuation and at fair saleable value in the ordinary course of business greater than the amount required to pay their indebtedness and other obligations as the same mature and become due.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY GROUP

Each representation and warranty contained in this Article IV is qualified by the corresponding section or subsection, as the case may be, of the Company Disclosure Letter or such other section or subsection, as the case may be, of the Company Disclosure Letter the applicability of which to such representation or warranty is readily apparent from the reading of such other section or subsection. The AMC Entities, jointly and severally, hereby represent and warrant to Purchasers as of the Effective Date and, if the Closings shall occur, as of the Closing Date, as follows:

4.1  Organization and Qualification; Subsidiaries.

(a) The US Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of California. The US Company is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure of the US Company to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each other Company Group Member is a corporation, limited liability company or other legal entity duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each other Company Group Member is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where such failures to be so qualified or licensed and in good standing in any foreign jurisdiction have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Group Member has the requisite power and authority to own, lease and otherwise to hold and operate its assets and properties and to carry on the businesses as now being conducted by it.

(b) Section 4.1(b) of the Company Disclosure Letter sets forth for each Company Group Member a true, complete and correct list of: (i) its name and jurisdiction of formation, (ii) the authorized classes of stock, shares, limited liability company or membership interests, partnership interests or other Equity Securities, (iii) the names of the holders thereof, and the percentage interests held by each such holder, both before the Company Group

Reorganization and after giving effect to the Company Group Reorganization, and (iv) its directors, secretary and managers.

(c) Except as set forth in Section 4.1(b) of the Company Disclosure Letter, no Company Group Member (i) has any direct or indirect Subsidiaries or (ii) owns the Equity Securities of any other Person. No Company Group Member is obligated to make any investment or capital contribution to any Person.

4.2  Organizational or Governing Documents.  The AMC Entities have made available to US Purchaser a true, complete and correct copy of the Organizational Documents, each as amended to date, of each Company Group Member. The Organizational Documents of each Company Group Member are in full force and effect in all material respects. None of the Company Group Members are in violation in any material respect of any provision of their respective Organizational Documents.

4.3  Authority.  Each of the Companies has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a named party, to perform its obligations hereunder and thereunder, including to effect and consummate the Company Group Reorganization in accordance with this Agreement, and to consummate the Transactions. The execution and delivery by each of the Companies of this Agreement and each of the other Transaction Documents to which it is or will be a named party, the performance by such Company of its obligations hereunder and thereunder, including the Company Group Reorganization, and the consummation of the Transactions, have been duly and validly authorized by all necessary limited liability company or corporate action, including the approval of the sole member of the US Company, the sole shareholder of the UK Company, and the sole shareholder and board of directors of the Singapore Company, which have been obtained and are in full force and effect, and no other limited liability company or corporate actions or proceedings on the part of such Company or the holders of its Equity Securities are necessary to authorize the execution, delivery and performance by such Company of this Agreement and each of the other Transaction Documents to which it is or will be a named party or to consummate the Transactions. Each of this Agreement and each other Transaction Document to which each of the Companies is or will be a named party has been duly and validly executed and delivered by such Company (except for those Transaction Documents to be delivered at the Closings, which will be duly executed and delivered by such Company at the Closings if the Closings occur) and, assuming the due authorization, execution and delivery thereof by the Purchasers, constitutes a legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms (except for those Transaction Documents to be delivered at the Closings, which shall, assuming the due authorization, execution and delivery by Purchasers, constitute a legal, valid and binding obligation of such Company at the Closings if the Closings occur, enforceable against such Company in accordance with its terms).

4.4  No Conflict; Required Filings and Consents.

(a) The execution and delivery by each of the Companies of this Agreement and each of the other Transaction Documents to which it is or will be a named party do not, and the performance by such Company of its obligations hereunder and thereunder, including the consummation of the Transactions, will not (with or without notice or lapse of time, or both): (i) conflict with or violate, result in a breach of, or constitute a default under the Organizational Documents of any Company Group Member, (ii) assuming the consents, approvals and authorizations specified in Section 4.4(b) have been received and the waiting periods referred to therein have expired, conflict with or violate, or give rise to the creation of any Lien (other than any Permitted Lien) under, any Law or Order applicable to any Company Group Member or by which any properties, assets or business activities of any Company Group Member is bound or affected, (iii) except as set forth in Section 4.4(a)(iii) of the Company Disclosure Letter, violate, conflict with or result in any breach of, or constitute a default by any Company Group Member under, or give rise to any right of termination, amendment, modification, acceleration of, or result in the creation of any Lien upon any of the Equity Securities of any Company Group Member or upon any of the properties or assets of any Company Group Member pursuant to, any Contract to which such Company Group Member is a party or by which any of its properties, assets or business activities may be bound (or create an event that with notice or lapse of time or both, would result in such a violation, conflict, breach, default, termination, amendment, modification, acceleration, or Lien), other than, for purposes of this clause (iii), any such violation, conflict, breach or default as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group or the Business, or (iv) assuming compliance with the HSR Act, any other applicable Antitrust Laws, the Communications

Act and the Telecommunications Act, result in the cancellation, modification, revocation or suspension of any Governmental Approval granted to any Company Member.

(b) Neither the execution and delivery by the AMC Entities or the Companies of this Agreement or any of the other Transaction Documents to which it is or will be a named party nor the performance by the AMC Entities or the Companies of their obligations hereunder and thereunder, including the consummation of Transactions, will require (with or without notice or lapse of time, or both) any Governmental Approval or Consent, except (i) under the HSR Act and any other applicable Antitrust Laws, (ii) the approval and adoption by the Requisite Stockholder Vote of the Authorizing Resolution, (iii) the Communications Act, (iv) the Telecommunications Act and (v) the Consents set forth in Section 4.17(c) of the Company Disclosure Letter and except for such other Governmental Approvals and Consents the failure of which to be obtained or made has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group or the Business.

4.5  Company Permits; Compliance with Laws.  The Company Group holds all permits, licenses, franchises, authorizations, certificates, approvals, consents, waivers, concessions, exemptions, registrations and orders issued or required to be issued by any Governmental Authority that are necessary for the Company Group to own, lease and operate the Real Property or to carry on the Business as it is now being conducted (the “Company Permits”), the Company Permits are in full force and effect, no notice of any violations have been received respecting the Company Permits, and no proceedings have been instituted by any Governmental Authority seeking the suspension, cancellation, modification or revocation of any Company Permit; except in any such case as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company Group Members and the Business are, and for the last three years have been, in compliance with (i) all Laws or Orders applicable to the Company Group or the Business or by which any property or asset of the Company Group or the Business is bound or affected and (ii) the Company Permits, except for any such conflicts, defaults or violations that have not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group or the Business. No Claim has been filed, commenced or, to the Knowledge of the AMC Entities or the Companies, threatened against AMC or any of its Subsidiaries by any Governmental Authority, alleging any failure of the Company Group Members or the Business to be in so compliance.

4.6  Capitalization.

(a) US Seller is the sole member of the US Company and owns, beneficially and of record, the US Company Interest. The US Company Interest constitutes 100% of the limited liability company interest in the US Company and there are no other Equity Securities or voting interests in the US Company that are issued or outstanding. The US Company Interest has been duly authorized, validly issued, fully paid and non-assessable (to the extent such concept is applicable), has not been issued in violation of applicable securities Laws and is not subject to preemptive or similar rights.

(b) As of the Effective Date, Ascent Media Group Limited is the sole shareholder of the UK Company and owns, beneficially and of record, the UK Company Interest. From the consummation of the Company Group Reorganization to the Closings (and prior to giving effect to the Transactions contemplated hereby), UK Seller shall be the sole shareholder of the UK Company and own, beneficially and of record, the UK Company Interest. The UK Company Interest constitutes 100% of the Equity Securities in the UK Company and there are no other Equity Securities or voting interests in the UK Company that are issued or outstanding. The UK Company Interest has been duly authorized, validly issued, fully paid and non-assessable (to the extent such concept is applicable), has not been issued in violation of applicable securities Laws and is not subject to preemptive or similar rights.

(c) Singapore Seller is the sole shareholder, beneficially and of record, of the Singapore Company Interest. The Singapore Company Interest constitutes 100% of the Equity Securities in the Singapore Company and there are no other Equity Securities or voting interests in the Singapore Company that are issued or outstanding. The Singapore Company Interest has been duly authorized, validly issued, fully paid and non-assessable (to the extent such concept is applicable), has not been issued in violation of applicable securities Laws and is not subject to preemptive or similar rights.

(d) There are no outstanding, and there are no obligations of any Company Group Member to issue, grant, extend or enter into any, subscriptions, options, warrants, calls, restricted stock, stock appreciation or profit participation rights, restricted stock units, phantom equity, commitments, preemptive rights, deferred compensation rights, or convertible or exchangeable securities, with respect to any Equity Securities of any Company Group Member, or any other rights to purchase or acquire any Equity Securities or voting interests in any Company Group Member, or any other similar rights or Contracts of any kind to which AMC or any Affiliate or Subsidiary of AMC (including any Company Group Member) is a party, or by which AMC or any Affiliate or Subsidiary of AMC (including any Company Group Member), or any of their respective properties, is bound. There are no outstanding bonds, note, debentures or other indebtedness the holders of which have the right to vote (or that are convertible into, or exchangeable or exercisable for, securities having the right to vote) any Equity Securities or voting interests in any Company Group Member. Except as set forth in Section 4.6(d) of the Company Disclosure Letter, there are no Contracts to which any Company Group Member or any of its Affiliates is a party with respect to the voting, disposition or registration of any Equity Securities or voting interests in any Company Group Member, or which restrict the transfer of any such Equity Securities or voting interests. There is not any outstanding contractual obligation of any Company Group Member to repurchase, redeem or otherwise acquire any Equity Securities or voting interests of itself or any other Company Group Member, or any obligation of any Company Group Member to grant, extend or enter into any such contractual obligation.

4.7  Financial Statements.

(a) Attached to the Company Disclosure Letter as Annex A are true, correct and complete copies of the following financial statements:

(i)  AMC Financial Statements:

(A) the audited consolidated balance sheets of AMC and its consolidated subsidiaries as at December 31, 2009 and December 31, 2008, and the related audited consolidated statements of operations and comprehensive earnings (loss) and of cash flows for the fiscal years ended December 31, 2009 and December 31, 2008, including the notes thereto, together with the report thereon of AMC’s independent public accountants, and

(B) the unaudited consolidated balance sheets of AMC and its consolidated subsidiaries as at September 30, 2010 (the “Interim Balance Sheet Date”), and the related unaudited consolidated statements of operations and comprehensive earnings (loss) and of cash flow for the three-month and nine-month periods then ended (collectively, the “Interim AMC Consolidated Financial Statements”);

(the foregoing financial statements of AMC, including any notes thereto, the “AMC Consolidated Financial Statements”).

(ii)  Carve Out Financial Statements:

(A) unaudited carve out balance sheets of the Business on a combined basis as at December 31, 2009 and December 31, 2008, and the related unaudited statements of operations of the Business on a combined basis for the fiscal years ended December 31, 2009 and December 31, 2008;

(B) unaudited carve out balance sheet of the Business on a combined basis as at the Interim Balance Sheet Date (the “Interim Balance Sheet”), and the related unaudited statement of operations of the Business on a combined basis for the nine-month period then ended; and

(C) unaudited carve out balance sheet of the Business on a combined basis as at June 30, 2010, and the related unaudited statement of operations of the Business on a combined basis for the six-month period then ended;

(the foregoing financial statements of the Business, the “Carve Out Financial Statements” and, together with the AMC Consolidated Financial Statements, the “Company Financial Statements”).

(b) The AMC Consolidated Financial Statements (i) have been prepared from books and records (which are accurate and complete in all material respects) of AMC and its consolidated subsidiaries, consistent with past practice, (ii) fairly present, in all material respects, the consolidated financial position of AMC and its consolidated subsidiaries as at the respective dates thereof and their consolidated results of operations and consolidated cash flows for the respective periods then ended (subject, with respect to the Interim AMC Consolidated Financial

Statements, to normal year-end audit adjustments in amounts that are not material to AMC and its consolidated subsidiaries, individually or in the aggregate, to the absence of notes and to any other adjustments described therein or in Section 4.7(b) of the Company Disclosure Letter), and (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto, or in Section 4.7(b) of the Company Disclosure Letter). The Carve Out Financial Statements (x) have been derived from the AMC Consolidated Financial Statements, (y) fairly present, in all material respects, the combined financial position of the Business as at the respective dates thereof and the combined results of operations of the Business for the respective periods then ended, and (z) have been prepared in accordance with GAAP (subject to a materiality threshold determined in relation to the Company Group) applied on a consistent basis during the periods involved (except as enumerated in Section 4.7(b) of the Company Disclosure Letter).

(c) Section 4.7(c) of the Company Disclosure Letter sets forth the aggregate amount of additions to capital assets with respect to the Business, as determined in accordance with GAAP, for the fiscal year ended December 31, 2008, the fiscal year ended December 31, 2009 and the nine-month period ended September 30, 2010.

4.8  No Undisclosed Liabilities.  Except (a) for liabilities reflected or reserved against on the Interim Balance Sheet, (b) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date that, individually or in the aggregate, have not been, and would not reasonably be expected to be, material to the Company Group or the Business, and (c) for contractual Liabilities that are not required to be reflected on a balance sheet (including the notes thereto) prepared in accordance with GAAP to the extent arising under (A) any contract existing on the date hereof (other than any contract required to be disclosed pursuant to Section 4.17, if not so disclosed), or (B) any contract entered into by a Company Group Member after the Effective Date, to the extent permitted by Section 6.1(b), no Company Group Member has any material Liabilities of any nature, whether or not required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP (subject to a materiality threshold determined in relation to the Company Group).

4.9  Absence of Certain Changes or Events.  Since January 1, 2010, except as otherwise expressly provided for or permitted by this Agreement and except as set forth in Section 4.9 of the Company Disclosure Letter: (i) there has not been any event, occurrence, effect or change that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) AMC and its Subsidiaries have conducted the Business in all material respects in the ordinary course, (iii) the Company Group has not taken any action that, if taken by it during the period from the date of this Agreement through the Closings, would constitute a breach of Section 6.1(b) or Section 6.1(c), and (iv) no material damage, destruction or loss (whether or not covered by insurance) has occurred to any material asset of the Business. This Section 4.9 shall not apply to any transaction set forth in Section 6.17(a) of the Company Disclosure Letter.

4.10  Absence of Litigation.  There are no Claims or Orders, at law or in equity, initiated by any Company Group Member, and there are no Claims or Orders, at law or in equity, pending against or, to the Knowledge of the AMC Entities or the Companies, threatened against any Company Group Member, any of their respective properties or assets, or otherwise affecting the Business, by or before any arbitrator or Governmental Authority, that are, or would reasonably be expected to be, material to the Company Group or the Business, individually or in the aggregate. To the Knowledge of the AMC Entities or the Companies, there have not occurred any circumstances with respect to the Company Group or the Business forming the basis for a claim that if asserted, would reasonably be expected to result in a judgment, enforcement or ruling against the Company Group or the Business that, individually or in the aggregate, would have or be reasonably expected to have a Company Material Adverse Effect or AMC Material Adverse Effect. There are no Claims or Orders, at law or in equity, by or against AMC or its Subsidiaries relating to the Company Interests or any Equity Securities or voting interests in any Company Group Member.

4.11  Related Party Transactions.  Except as set forth in Section 4.11 of the Company Disclosure Letter, neither AMC nor any of its Affiliates or Subsidiaries (other than Company Group Members), nor any of the directors, officers, managers or employees of AMC or any of its Affiliates or Subsidiaries, nor any immediate family member of any such directors, officers, managers or employees (each, a “Related Party”) (a) has borrowed money from or loaned money to any Company Group Member that is currently outstanding, (b) has any ownership interest in, or right to use, any property or asset owned by any Company Group Member or used in the conduct of the Business, (c) is a party to any Contract (other than any Company Benefit Plan or employment agreement) with any Company Group Member, or (d) provides, or causes to be provided, any products or services to any Company Group Member (each, a “Related Party Arrangement”).

4.12  Labor Matters.

(a) No Company Group Member is a party to any collective bargaining agreements or other Contract with any labor unions or organizations relating to Company Employees or with any other representative of the Company Employees. Except as set forth in Section 4.12(a) of the Company Disclosure Letter, as of the date hereof and for the last three years, there is not, and there has not been, any pending or, to the Knowledge of the AMC Entities or the Companies, threatened (i) labor dispute (including any grievance, complaint, arbitration or unfair labor practice charge), strike, slowdown, picketing, lockout or work stoppage, or (ii) union organizational activity against or involving any Company Group Member or the Business, in each case which, individually or in the aggregate, has been or would reasonably be expected to be, material to the Company Group or the Business. For the last three years, no charge against any Company Group Member or the Business has been filed and is pending with the National Labor Relations Board or any comparable Governmental Authority and no complaint by the National Labor Relations Board or any comparable Governmental Authority is pending with regard to any Company Group Member or the Business, except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group or the Business.

(b) There is no pending or, to the Knowledge of the AMC Entities or the Companies, threatened controversies, charges, complaints or allegations of unlawful harassment or discrimination with respect to any current, former or retired employee of any Company Group Member or the Business, except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group or the Business. For the last three years, each Company Group Member and the Business has complied with all applicable Laws relating to the employment of labor, including the Transfer Regulations, except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group or the Business. As of the Closings, the Company Employees shall consist solely of (x) the Current Employees (other than those Current Employee whose employment with the Company Group terminated between October 15, 2010 and the Closing Date), (y) the Transferred Employees, and (x) employees hired by the Company Group Members between October 15, 2010 and the Closing Date in compliance with Section 6.1(b)(xx).

(c) Section 4.12(c)(i) of the Company Disclosure Letter contains a list setting forth (x) all employees of the Company Group Members (the “Current Employees”) and (y) all employees of AMC or any of its Subsidiaries (other than the Company Group Members) providing services exclusively or primarily to the Business (the “Corporate Employees”), in each case as of October 30, 2010, as well as the following information for each such employee: (i) name, (ii) job title, (iii) date of hire, (iv) annual salary as of October 30, 2010, (v) sick leave policy, (vi) seniority date for purposes of vesting and eligibility under applicable Company Benefit Plans as of October 30, 2010, (vii) whether or not such employee is actively at work as of October 30, 2010 and if not, whether on an approved leave, and for those employees on an approved leave, the reason for, and the expected duration of, the approved leave, (viii) available vacation hours as of October 30, 2010 for US employees and vacation hours liability as of October 30, 2010 for non-US employees, and (ix) the legal entity that employs such employee. As of the date of this Agreement, (1) except as set forth therein, no employee listed on Section 4.12(c)(i) of the Company Disclosure Letter has provided AMC or any of its Subsidiaries with written notice of any plans to terminate employment with the Company Group or any of its Affiliates (other than, in the case of any such employee of AMC, for the purpose of accepting employment with the Company Group as of the Closings), and (2) except as scheduled on Section 4.12(c)(ii) of the Company Disclosure Letter, neither AMC nor any of its Subsidiaries has entered into any agreement, arrangement or understanding with any Company Employee restricting its ability to terminate the employment of any Company Employee, for any lawful reason or no reason, without penalty or liability, and (3) there are no outstanding offers of employment made by any Company Group Member. Section 4.12(c)(iii) of the Company Disclosure Letter contains a list setting forth all employment agreements for the individuals listed on Section 4.12(c)(i) of the Company Disclosure Letter. Independent contractors do not make up a material portion of the workforce of any Company Group Member.

4.13  Employee Benefit Plans.

(a) All Employee Benefit Plans that any Company Group Member sponsors, maintains or contributes to, other than any Company Benefit Plans maintained outside of the United States primarily for the benefit of Company Employees working outside of the United States (any such plans hereinafter being referred to as “Non-US Company Benefit Plans”), are listed on Section 4.13(a)(i) of the Company Disclosure Letter, and any other Employee Benefit Plans with respect to which any Company Group Member has any direct or indirect Liability, whether contingent or actual, other than any Non-US Company Benefit Plans, are listed on Section 4.13(a)(ii) of the Company Disclosure Letter (all Employee Benefits Plans that are required to be listed on Sections 4.13(a)(i) and 4.13(a)(ii) of the Company Disclosure Letter collectively, the “Company Benefit Plans”). For each Company Benefit Plan set forth on Sections 4.13(a)(i) and 4.13(a)(ii) of the Company Disclosure Letter, the AMC Entities have made available to US Purchaser true, correct and complete copies of the following (as applicable): (i) the written document evidencing such Company Benefit Plan, including all material amendments, modifications or supplements thereto (or, with respect to any such plan that does not have a written plan document, a summary of the material terms thereof), (ii) the annual report (Form 5500), if any, filed with the IRS for the last two plan years, (iii) the most recently received IRS determination letter, if any, (iv) the most recently prepared actuarial report or financial statement, if any, (v) the most recent summary plan description, if any, and all material modifications thereto, (vi) copies of any material written correspondence with the Department of Labor or the IRS dated within the last three years regarding audits or noncompliance with the Code or ERISA, and (vii) any related trust agreements, insurance or group annuity contracts or documents of any other funding arrangements.

(b) The Company Benefit Plans other than any Non-US Company Benefit Plans (such Company Benefit Plans, collectively, “US Company Benefit Plans”) have been administered in compliance with their terms and in compliance with ERISA, the Code and other applicable Laws, in all material respects. Each US Company Benefit Plan that is subject to ERISA (the “ERISA Plans”), that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service (the “IRS”) stating that such plan is qualified and its related trust is exempt from taxation under Section 501 of the Code and, to the Knowledge of the AMC Entities or the Companies, no facts or circumstances exist, and no event has occurred since the date of the most recent determination letter, which would reasonably be expected to cause the loss of such qualification. Neither AMC nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would reasonably be expected to subject any Company Group Member to any material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(c) Except as otherwise set forth in Section 4.13(c) of the Company Disclosure Letter, no Company Benefit Plan is a pension plan and no Company Group Member currently maintains or contributes to, or within the past six years has ever maintained or contributed to, any pension plan. Neither AMC, the Company Group, nor any ERISA Affiliate of the Company Group maintains or contributes to or has within the past six years maintained or contributed to a pension plan that is subject to any unsatisfied liability pursuant to Title IV of ERISA. All contributions required to be made under each Company Benefit Plan, as of the date hereof, have been timely made and all obligations in respect of each Company Benefit Plan have been properly accrued and reflected to the extent required by GAAP in the applicable Company Financial Statements. No Pension Plan is subject to Title IV of ERISA.

(d) Other than a plan for which the Company Group will have no Liability following the Closing, no Company Benefit Plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA (a “Multiemployer Plan”) and no Company Group Member currently contributes to, or has ever contributed to, any Multiemployer Plan. Neither AMC, the Company Group, nor any ERISA Affiliate of the Company Group have incurred, and AMC does not expect AMC, the Company Group, or any ERISA Affiliate of the Company Group to incur, any withdrawal liability (whether partial or complete) with respect to any Multiemployer Plan under Title IV of ERISA. AMC has provided US Purchaser with a copy of the most recent annual funding notice in its possession for each such Multiemployer Plan and with information regarding contributions to each such Multiemployer Plan by AMC and its Subsidiaries since its formation.

(e) There is no pending or, to the Knowledge of the AMC Entities or the Companies, threatened, Claims relating to the Company Benefit Plans or otherwise in connection with the employment or engagement of any individual referred to in Section 4.12(c)(i) of the Company Disclosure Letter, other than routine claims for benefits. Other than as required by COBRA, or other applicable Law, neither AMC nor any of its Subsidiaries has any Liability for post-employment or retiree health, medical, life insurance or other welfare benefits for current, former or retired employees of any Company Group Member or the Business.

(f) Except as set forth in Section 4.13(f) of the Company Disclosure Letter, since January 1, 2010, there has been no amendment to, announcement distributed to the Company Employees in writing or by email by AMC or any of its Subsidiaries relating to, or, to the Knowledge of the AMC Entities or the Companies, change in employee participation or coverage under, any Company Benefit Plan that would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the fiscal year ending December 31, 2010. Except as set forth in Section 4.13(f) of the Company Disclosure Letter, no Employee Benefit Plan exists and there are no other Contracts covering any current or former director, officer, manager or equityholder of any Company Group Member that, individually or collectively, as a result of the execution of this Agreement or the consummation of the Transactions (alone or in combination with another event) will (w) entitle any Company Employee to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (x) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable, require the security of benefits under or result in any other material obligation pursuant to, any of the Company Benefit Plans, (y) limit or restrict the right of the Company Group to merge, amend or terminate any of the Company Benefit Plans or terminate any Company Employee with or without notice, or (z) result in payments under any of the Company Benefit Plans that would not be deductible under Section 280G or 162(m) of the Code or which would be subject to an excise tax under Section 4999 of the Code.

(g) All Non-US Company Benefit Plans have been administered in compliance with their terms and comply in all material respects with all applicable local Law. All Non-US Company Benefit Plans are listed on Section 4.13(g) of the Company Disclosure Letter. Except as properly reflected on the Carve Out Financial Statements in accordance with GAAP, the Company Group (i) has no material unfunded Liabilities with respect to any Non-US Company Benefit Plan; (ii) all employer and employee contributions to each Non-US Company Benefit Plans required by law or by the terms of such Non-US Company Benefit Plans have been made, or, if applicable, accrued in accordance with normal accounting practices; (iii) the fair market value of the assets of each funded Non-US Company Benefit Plans, the liability of each insurer for any Non-US Company Benefit Plans funded through insurance or the book reserve established for any Non-US Company Benefit Plans, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closings, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Non-US Company Benefit Plans, and no transaction contemplated by this Agreement shall cause such assets, insurance and accrued contributions, in the aggregate, to be less than such benefit obligations; and (iv) each Non-US Company Benefit Plan required to be registered with any Governmental Authority in the jurisdiction in which Company Employees covered by such plan are located has been registered with such Governmental Authority and has been maintained in good standing with such Governmental Authority (to the extent such concept is applicable) in accordance with applicable Law. For each Non-US Company Benefit Plan listed on Section 4.13(g) of the Company Disclosure Letter, the AMC Entities have made available to US Purchaser true, correct and complete copies of the written document evidencing such Non-US Company Benefit Plan, including all material amendments, modifications or supplements thereto (or, with respect to any such plan that does not have a written plan document, a summary of the material terms thereof). All documentation made available to US Purchaser by the Company Group in relation to any Non-U.S Company Benefit Plans is true, correct and complete in all material respects.

(h) Each Company Benefit Plan that is a “non-qualified deferred compensation plan” (as defined in Section 409A(d)(l) of the Code) and any award thereunder, in each case that is subject to Section 409A of the Code, has (i) since January 1, 2009, been, in all material respects, in documentary compliance with Section 409A of the Code, and (ii) at all times been, in all material respects, in operational compliance with Section 409A of the

Code to the extent required by guidance promulgated thereunder by the IRS or Department of Treasury, and there is no obligation to indemnify any Company Employee for any Taxes imposed under Section 409A of the Code.

(i) Neither AMC nor any of its Subsidiaries has any commitment, or has communicated to any Company Employee the intent, to establish any new Employee Benefit Plan or to modify any Employee Benefit Plan, in either case, for the benefit of any Company Employee.

(j) The Transfer Regulations do not apply in connection with the Transactions or any steps taken prior to the Transactions to effect the Transactions. The UK Company is not under any obligation to make any payment on redundancy in excess of the statutory redundancy payment.

(k) No director or employee, or former director or employee, of the Company Group is entitled to any enhanced terms as to the payment of pension or retirement benefits (whether under the group personal pension scheme operated by AXA Sun Life known as the Ascent Media Group Personal Pension Plan (the “Pension Scheme”) or otherwise) if such individual takes early retirement or is made redundant (or as a result of having taken early retirement or being made redundant) or otherwise in circumstances where the obligation to satisfy such terms has passed to the Company Group by operation of the Transfer of Undertakings (Protection of Employment) Regulations 1981 and/or the Transfer Regulations.

(l) Contributions to the Pension Scheme are not paid in arrears and all contributions, insurance premiums, tax and expenses which are payable by the Company Group due under the Pension Scheme have been fully paid when due.

(m) All death and disability benefits which may be payable under the Pension Scheme or otherwise by the Company Group are fully insured under a policy of insurance, a complete and accurate copy of which is annexed to the Company Disclosure Letter and there are no circumstances which might make any such policy void or voidable or result in an increase in premium with respect thereto.

4.14  Taxes.

(a) Except as set forth in Section 4.14(a) of the Company Disclosure Letter:

(i) AMC has filed or caused to be filed with the appropriate Tax authority all income Tax Returns and all other material Tax Returns of or with respect to the Business or any Company Group Member that have become due on or prior to the date hereof and has given all material notices, supplied all material information and maintained all such material records as are required to be made, given, supplied or maintained by it in connection therewith, and has paid or caused to be paid all Taxes due and owing on such filed Tax Returns, taking into account all amendments thereto (such filed Tax Returns, as amended to date, the “Company Filed Tax Returns”), and such other material Taxes (whether or not shown on any Tax Return) due and payable by any Company Group Member, except, in each case, with respect to matters contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP in the Carve Out Financial Statements. None of the AMC Entities or any Company Group Member currently is the beneficiary of any extension of time within which to file any Tax Return of or with respect to the Business or any Company Group Member. The Company Filed Tax Returns are complete and accurate in all material respects;

(ii) None of the AMC Entities or any Company Group Member has received written notice from any Tax authority of any claim for the assessment of Taxes of or with respect to the Business or any Company Group Member; no audit or other proceeding by any Governmental Authority is pending with respect to any Taxes due from or with respect to any Company Group Members or the Business; and all deficiencies for Taxes assessed against or with respect to the Company Group Members or the Business have been fully and timely paid, settled or properly reflected in the Carve Out Financial Statements;

(iii) None of the AMC Entities or any Company Group Member has agreed to waive or extend the statute of limitations with respect to any Taxes, or agreed to any extension of time with respect to a Tax assessment or deficiency, of or with respect to the Business or any Company Group Member;

(iv) Each of the Company Group Members (or another Person on its behalf) has withheld and paid all material Taxes required to have been withheld and paid by or with respect to any Company Group Member or the Business in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all forms required with respect thereto have been properly completed and timely filed;

(v) There are no Liens for Taxes upon the assets or properties of the Company Group, except for Liens for Taxes which are not yet due and payable;

(vi) No Company Group Member is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or any similar provision of state, local, or foreign Tax law.

(vii) None of the AMC Entities or any Company Group Member has participated in a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code or Treasury Regulations Section 1.6011-4(b)(2). Adequate disclosure has been made on all U.S. federal Tax Returns that are required to be filed, which relate to the Business or any Company Group Member, of (x) all positions taken therein relating to any Company Group Member that are likely to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code and (y) all “reportable transactions”, entered into by any Company Group Member, within the meaning of Treasury Regulations Section 1.6011-4(b) in accordance with the Treasury Regulations prescribed under Section 6011 of the Code; and

(viii) No Company Group Member will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Tax law; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code or any similar provision of state, local, or foreign Tax law; (D) installment sale or open transaction disposition made on or prior to the Closing Date; (E) prepaid amount received on or prior to the Closing Date; or (F) election under Section 108(i) of the Code. No Company Group Member is subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Authority, including any ruling issued to an AMC Entity that is binding on or otherwise applicable to any Company Group Member.

(b) Except for that certain Tax Sharing Agreement between Discovery Holding Company, Discovery Communications, Inc., Ascent Media Corporation, Ascent Media Group, LLC and CSS Studios, LLC, dated as of September 17, 2008 (the “Discovery TSA”), no Company Group Member is a party to any Tax Sharing Agreement. None of the Company Group Members will be subject to, or have any liability with respect to, the Discovery TSA following the Closings.

(c) At the Closings, provided that no action is taken, or election is made, by either Purchaser or any of its Affiliates (including, after the Closings, the Company Group) to change the classification of any Company Group Members for U.S. federal income tax purposes, each Company Group Member will be classified, and except as disclosed in Section 4.14(c) of the Company Disclosure Letter will have been classified since such member’s formation, as a “disregarded” entity (within the meaning of Treasury Regulations Section 301.7701-3) for U.S. federal income tax purposes. At the Closings, each of Ascent Media Group, LLC and US Seller will be classified as a “disregarded” entity (within the meaning of Treasury Regulations Section 301.7701-3) for U.S. federal income tax purposes.

(d) To the extent any Company Group Member is required to, or has concluded in its reasonable judgment that it is required to, contribute to the Universal Service Fund, any and all such costs and fees are currently being, and have always been, passed on to and paid by the customers of such Company Group Member at no cost to such Company Group Member.

4.15  Intellectual Property.

(a) Except as set forth in Section 4.15(a) of the Company Disclosure Letter, the Company Group owns, or has the right to use pursuant to license, sublicense, agreement or permission, all Intellectual Property Rights used in, or necessary for, the conduct of the Business as currently conducted (the “Company Intellectual Property Rights”), and (ii) the Company Group has not received, at any time during the last two years, any written Claim challenging the validity, enforceability, registration, ownership or use of any of the Company Intellectual Property Rights. No loss, impairment or expiration (other than any expiration in accordance with the terms of any applicable license, sublicense, agreement or permission) of any Company Intellectual Property is threatened or pending, including any such loss that would occur by reason of the consummation of the Transactions. None of the Company Group Members is obligated to pay any royalty or other consideration to any Person in connection with the use of any of the Company Intellectual Property Rights, other than pursuant to any shrink-wrap, click-wrap and off-the-shelf software agreements that are commercially available on reasonable terms to the public generally with license, maintenance, support and other fees less than $50,000 per year in the aggregate.

(b) Section 4.15(b) of the Company Disclosure Letter sets forth a list as of September 30, 2010, of all licenses, sublicenses and other agreements to which any Company Group Member is a party pursuant to which any Company Group Member is authorized to use any third party Intellectual Property Rights, other than shrink-wrap, click-wrap and off-the-shelf software agreements that are commercially available on reasonable terms to the public generally with license, maintenance, support and other fees less than $50,000 per year in the aggregate.

(c) Section 4.15(c) of the Company Disclosure Letter sets forth a list as of September 30, 2010, of all registered patents, registered trademarks and service marks, registered copyrights, applications for registration of patents, trademarks and service marks, and copyrights, and registered Internet domain names (collectively, the “Registered Intellectual Property”) owned by or exclusively licensed to the Company Group, other than any such Intellectual Property Right that is an Excluded Asset. All Registered Intellectual Property is subsisting, valid and enforceable, and no Registered Intellectual Property is involved in any opposition, cancellation or similar proceeding.

(d) No Company Group Member is, and the conduct of the Business does not, infringe upon, misappropriate or otherwise violate, and has not infringed upon, misappropriated or otherwise violated during the last two years, in any material respect, any Intellectual Property Rights of any other Person. Except as set forth in 4.15(d) of the Company Disclosure Letter, the Company Group has not received, during the last two years, any written Claim alleging any material infringement, misappropriation or other violation of any Intellectual Property Right that has not been settled or otherwise fully resolved. To the Knowledge of the AMC Entities or the Companies, no other Person has infringed, misappropriated or otherwise violated any Company Intellectual Property Rights at any time during the last two years in any material respect.

(e) AMC and its Subsidiaries have not granted any exclusive licenses to any Company Intellectual Property.

(f) No Company Intellectual Property Right is subject to any Order restricting the use or disposition thereof.

4.16  Real Property.

(a) Section 4.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list, including the address or other description of each parcel of Leased Real Property, and a list of each lease, sublease, license or occupancy agreement, relating to any Leased Real Property, to which AMC or any of its Subsidiaries is (or as of the Closings will be) a party (each such lease, sublease, license or occupancy agreement, as amended to date, a “Real Property Lease”), which list sets forth (for each Real Property Lease that exists as of the Effective Date) the date of and parties to each Real Property Lease, the date of and parties to each amendment, modification and supplement thereto, all renewal rights and options to purchase and a reference to the description of the demised premises thereunder (including all leasehold, subleasehold, ground leasehold, or other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property used in connection with the Business), the current term, and any current or future obligations to restore the premises covered by such Real Property Lease at the expiration of such lease. A true, correct and complete copy of each Real Property Lease (including all modifications, amendments and supplements thereto) has heretofore been furnished or made available to US Purchaser, none of which Real Property Leases have been amended, modified, restated or otherwise supplemented in any respect, except to the extent disclosed by the copies furnished or made available to US Purchaser. Each Real Property Lease constitutes a valid leasehold interest of the applicable Company Group Member, free and clear of all Liens, except Permitted Liens. With respect to each Real Property Lease, except as expressly set forth in Section 4.16(a) of the Company Disclosure Letter: (i) neither AMC nor any of its Subsidiaries is in breach or default thereunder in any material respect, and to the Knowledge of the AMC Entities or the Companies, each other party named therein is not in breach or default thereunder in any material respect; (ii) no breaches or defaults are currently alleged thereunder, by or against any party, and to the Knowledge of the AMC Entities or the Companies, no event has occurred or failed to occur or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Real Property Lease; (iii) such Real Property Lease is (or as of the Closings will be) a valid and binding obligation upon AMC or one of its Subsidiaries and shall, as of the Closings, be a valid and binding obligation of a Company Group Member, and is a valid and binding obligation of each other party thereto, and is in full force and effect and enforceable by AMC or one of its Subsidiaries and shall, as of the Closings, be enforceable by a Company Group Member, in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application for the protection of debtors or tenants, by general principals of equity, and by applicable limitations on the availability of specific performance and injunctive relief; (iv) neither AMC nor any of its Subsidiaries owes brokerage commissions or finders fees with respect to any Real Property Lease; (v) no security deposit or portion thereof deposited with respect to any Real Property Lease has been applied in respect of a breach or default under such Real Property Lease that has not been redeposited in full; (vi) the interest of any tenant thereunder has not been subleased, licensed, or assigned, and no Person has otherwise been granted the right to use or occupy the Leased Real Property or any portion thereof; (vii) other than the Permitted Liens, the interest of AMC and its Subsidiaries thereunder has not been collaterally assigned nor has any other security interest in such Real Property Lease or any interest therein been granted; and (viii) other than the Permitted Liens, there are no Liens, Contracts, defects, claims or exceptions on or affecting the estate or interest created thereby or pursuant thereto (including any material encroachments on adjacent land). AMC and its Subsidiaries are in lawful possession of the Leased Real Property, subject only to Permitted Liens.

(b) Section 4.16(b) of the Company Disclosure Letter sets forth a list (including the address and record owner) of (x) each parcel of real property or portion thereof owned in fee by any Company Group Member and (y) each parcel of real property or portion thereof owned in fee by AMC or a Subsidiary of AMC (other than a Company Group Member) and used in the Business (such real property described in clauses (x) and (y) collectively, together with the Improvements thereon, the “Owned Real Property”, and together with the Leased Real Property, the “Real Property”). Except as set forth in Section 4.16(b) of the Company Disclosure Letter, with respect to each parcel of the Owned Real Property: (i) a Company Group Member has or will have at the Closings good and marketable, indefeasible fee simple title to the Owned Real Property, except for Permitted Liens; (ii) except for Permitted Liens, neither AMC nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy the Owned Real Property or any portion thereof (except as provided in Section 6.19(b) and (c) below); (iii) there are no outstanding options, rights of first offer, rights of reversion, or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein (except as contemplated under the 2813 West Alameda Lease, if such lease is entered into as provided in Section 6.19(b) below), and (iv) neither AMC nor any of its Subsidiaries is a party to any Contract for the purchase or sale of any interest in the Owned Real Property. Except as expressly set forth in Section 4.16(b) of the Company Disclosure Letter, the Company Group Members are or will be at the Closings in lawful possession of the Owned Real Property (except the 2813 West Alameda Parcel if that parcel is not transferred at the Closings as provided in Section 6.19(c)), subject only to Permitted Liens and, with respect to the 2813 West Alameda Parcel, (A) the Appurtenant Earth Station Easement Agreement (if and when the Appurtenant Earth Station Easement Agreement is entered into and recorded in the Official Records as and to the extent contemplated under Section 6.19(b) and (c) below), (B) the In-Gross Earth Station Easement Agreement (if and when the In-Gross Earth Station Easement Agreement is entered into and recorded in the Official Records as and to the extent contemplated under Section 6.19(c) below), (C) the 2813 West Alameda Lease (if and when the 2813 West Alameda Lease is entered into and recorded in the Official Records as and to the extent contemplated under Section 6.19(b) below) and (D) the Declarations (if and when the Declarations are entered into and recorded in the Official Records as contemplated under Section 6.19(c) below).

(c) A true, correct and complete rent roll for the Tenant Leases (the “Rent Roll”) is set forth in Section 4.16(c) of the Company Disclosure Letter. There are no Tenant Leases with respect to the Real Property other than the Tenant Leases which are set forth on the Rent Roll. Except as set forth in the Rent Roll, as of the date of this Agreement: (i) each Tenant Lease is in full force and effect; (ii) the tenants under the Tenant Leases have accepted possession of, and are in occupancy of, all of their respective demised premises and have commenced the payment of rent under the Tenant Leases to the extent set forth on the Rent Roll, and, to the Knowledge of the AMC Entities or the Companies, there are no offsets, claims or defenses to the enforcement thereof presently outstanding; (iii) all rents due and payable under the Tenant Leases have been paid and no portion of any rent has been paid for any period more than 30 days in advance; (iv) the rent payable under each Tenant Lease is the amount of rent set forth in the Rent Roll, subject to future adjustments as provided in the applicable Tenant Lease, and, to the Knowledge of the AMC Entities or the Companies, there is no claim or basis for a claim by the tenant thereunder for an adjustment to such rent; (v) no tenant or other party in possession of any of the Real Property subject to the Tenant Leases has any right to purchase, or holds any right of first refusal to purchase, such properties, or is a holdover tenant; (vi) no Tenant Lease letter of credit has been delivered as a security deposit, or in lieu of cash security deposit, under any Tenant Lease; (vii) there is no tenant improvement work remaining to be done under any Tenant Lease, and (viii) there are no remaining rent concessions, tenant allowances or abatements with respect to any Tenant Lease, except as provided for under the express written terms of such Tenant Lease. All security deposits under the Tenant Leases are as set forth on the Rent Roll and AMC and its Subsidiaries are in material compliance with all Laws with respect to all such security deposits. Each Tenant Lease is enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application for the protection of debtors or tenants, by general principals of equity, and by applicable limitations on the availability of specific performance and injunctive relief. The AMC Entities have made available to US Purchaser true, correct and complete copies of each Tenant Lease. Neither AMC nor any of its Subsidiaries owes or will, as of the Closings, owe any brokerage commissions in respect of the Tenant Leases.

(d) Except where the failures of the following has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) All buildings, structures, fixtures, fences, walls, paving, parking areas, driveways, walkways, plazas, landscaping, permanently affixed utility systems and other improvements existing, located on or attached to the Owned Real Property (and any Ground Leased Real Property) (collectively, the “Improvements”), are in good condition and repair, subject to reasonable wear and tear, and there are no facts or conditions affecting any of the Improvements that would adversely interfere with the use or occupancy of the Improvements or any portion thereof in the operation of the business presently conducted thereon. To the Knowledge of the AMC Entities or the Companies, there are no hidden or latent defects that would not be found or disclosed on a commercially reasonable inspection of the Owned Real Property (or Ground Leased Real Property) and the Improvements. Notwithstanding the foregoing, it is understood and agreed that none of the representations and warranties contained in this Section 4.16(d)(i) shall apply to the 2813 West Alameda Parcel.

(ii) The present use of the Improvements is, and the Improvements themselves are, in substantial conformity with or excused from conformity with all applicable zoning Laws, and neither AMC nor any of its Subsidiaries has received written notice of, nor has Knowledge of, a violation thereof. To the Knowledge of the AMC Entities or the Companies, the Owned Real Property (and Ground Leased Real Property) and the Improvements are currently used in conformity with all current valid use permits, zoning variances, consents, approvals and authorizations held by AMC or its Subsidiaries and necessary for the current use of the Owned Real Property (and Ground Leased Real Property) and the Improvements in compliance with applicable Laws (collectively the “Land Use Permits”), and such use will continue following the Closings. No proceeding is pending or, to the Knowledge of the AMC Entities or the Companies, threatened regarding the revocation or limitation of any such Land Use Permits. Notwithstanding the foregoing, it is understood and agreed that none of the representations and warranties contained in this Section 4.16(d)(ii) shall apply to the 2813 West Alameda Parcel.

(iii) AMC has made available to US Purchaser true, correct and complete copies of all surveys, environmental site assessments, and any title insurance policies, each prepared on behalf of or held by AMC and its Subsidiaries, relating to the Real Property. The premiums for any such title insurance policies have been paid in full and no claims have been made under such policies.

(iv) AMC has made available to US Purchaser true, correct and complete copies of all deeds, mortgages, certificates of occupancy, or equivalent documentation, with respect to the Owned Real Property and other documents relating to or affecting the title to the Owned Real Property.

(v) The parcels constituting the Owned Real Property are assessed separately from all other adjacent property not constituting the Owned Real Property for purposes of real property Taxes and complies with all applicable subdivision, land parcelization and local governmental taxation or separate assessment requirements, without reliance on property not constituting Owned Real Property.

(vi) To the Knowledge of the AMC Entities or the Companies, (A) there is direct access to and from each parcel of the Real Property and to publicly dedicated streets and (B) no fact or condition exists that would result in the termination of access to and from such properties.

(vii) Except as set forth in Section 4.16(d)(vii) in the Company Disclosure Letter, none of the Owned Real Property is in a designated wetland, flood plain or flood insurance area, including any area determined by the Department of Housing and Urban Development to be in a flood zone under the Federal Flood Protection Act of 1973.

(viii) All utilities, including water, waste removal systems, electricity, gas and telephone, are available to each parcel of the Owned Real Property (and each parcel of Ground Leased Real Property) and to the Improvements in sufficient quantity to adequately service such properties and Improvements for their current uses.

(ix) All labor and materials used in the construction or preparation of the Owned Real Property (and Ground Leased Real Property) and Improvements have been paid for and there are no disputes with regard thereto.

(x) Except as disclosed in Section 4.16(d)(x) of the Company Disclosure Letter, no Company Group Member has any Liability to perform or observe any obligation in respect of any real property formerly owned or occupied by it.

(xi) There is no pending or, to the Knowledge of the AMC Entities or the Companies, threatened appropriation, condemnation, expropriation, eminent domain or similar action affecting and impairing the current use, occupancy or value of any Owned Real Property (and Ground Leased Real Property).

(e) The Singapore Company owns and has title to all buildings, structures, improvements, fixtures and fittings located on or situated within that certain parcel of real property leased to the Singapore Company by the Jurong Town Corporation, a body incorporated under the Jurong Town Corporation Act (Chapter 150) of Singapore, as lessor, pursuant to that certain Lease, dated as of June 15, 1998, as amended, modified, varied, novated, supplemented or replaced from time to time, which parcel of real property is described as Lot 2081N of Mukim 31 and commonly known as 20 Loyang Crescent, Singapore, 508984.

(f) AMC or one of its Subsidiaries has or will have at the Closings (i) good and marketable, indefeasible fee simple title to the 2820 West Olive Parcel, except for Permitted Liens, and (ii) has or will have the right, power and authority to grant to the US Purchaser all of the rights with respect to the 2820 West Olive Parcel that are to be granted as of the Closings under Section 6.19 below (i.e., under Section 6.19(b) or Section 6.19(c), as applicable).

(g) All existing telecommunications antennas, microwave dishes, satellite dishes and other communications equipment located on the “Roof” (as defined in the 2901 West Alameda Sublease) are used in connection with the Business, other than (i) that certain existing dish that is currently used by CSS Studios, LLC and Level 3 and shown in pink on Exhibit D to the Form of 2901 West Alameda Sublease attached hereto as Exhibit B and (ii) those certain dishes owned and used by Direct TV and Dish Network and shown in green on Exhibit D to the Form of 2901 West Alameda Sublease attached hereto as Exhibit B, which dishes are not used in connection with the Business.

4.17  Material Contracts and Leases.

(a) Section 4.17(a) of the Company Disclosure Letter sets forth a list of each Contract, as of the Effective Date, to which any Company Group Member is a party or pertaining to the Business, and which falls within any of the following categories (each, a “Company Material Contract”):

(i) any Contract relating to Indebtedness or relating to mortgaging, pledging or otherwise placing a Lien on any assets of any Company Group Member or the Business, and any Contract relating to the Intelsat Capital Lease;

(ii) any Contract that requires payments by the Company Group Members or the Business, taken as a whole, of more than $500,000 in any calendar year that cannot be terminated on less than 90 days’ notice without material payment or penalty;

(iii) any Contract that by its terms prohibits or materially restricts the declaration or payment of dividends or other distributions or loans by any Company Group Member, prohibits the pledging of any Equity Securities of any Company Group Member, or prohibits the issuance of guarantees by any Company Group Member;

(iv) any Contract that by its terms prohibits or materially restricts any Company Group Member or the Business from undertaking any line of business or competing in any geographic area;

(v) any Contract that grants to any third party an option to purchase, a right of first refusal or right of first offer or similar right with respect to any material property or assets of the Company Group or the Business or that by its terms prohibits or materially restricts the sale, transfer, pledge or otherwise disposition by the Company Group or the Business of any material property or assets thereof;

(vi) any Contract that provides for “most favored nations” terms or establishes an exclusive sale or purchase obligation with respect to any product or any geographic location;

(vii) any Contract for the acquisition or sale of any assets, Equity Securities or businesses (including by equity or asset purchase, merger, combination or otherwise) other than in the ordinary course of business consistent with past practice, pursuant to which any Company Group Member has any material outstanding rights or obligations (including any such Contract containing material representations, warranties, covenants, indemnities or other obligations, including any “earnout” or other deferred or contingent consideration, that is still in effect), or any Contract granting to any Person any preferential rights to purchase any assets, Equity Securities or businesses, in each case under which there are material outstanding obligations;

(viii) any Contract under which any Company Group Member has made advances or loans of money to any other Person (which shall not include advances made to an employee of the Company Group in the ordinary course of business consistent with past practice);

(ix) any Contract with any customer involving payments of more than $350,000 in any calendar year;

(x) any Contract with any supplier that requires payments by the Company Group Members or the Business, taken as a whole, of more than $200,000 in any calendar year;

(xi) any Real Property Lease;

(xii) any lease, installment and conditional sale agreement, or other Contract or agreement affecting or relating to the ownership of, leasing of, title to, use of, sale, exchange, transfer or any leasehold or other interest in any personal property, in each case requiring payments by or to the Company Group or the Business in excess of $50,000 in the aggregate in any calendar year;

(xiii) any profit sharing, stock option, stock purchase or stock appreciation plan;

(xiv) any joint venture agreement, partnership agreement, or limited liability company agreement;

(xv) any Contract entered into in the past three years involving any resolution or settlement of any actual or threatened Claim or other dispute with a value of greater than $100,000 or which, regardless of the dollar amount in controversy, imposes material continuing obligations on any Company Group Member;

(xvi) any Contract involving any standstill or similar arrangement;

(xvii) any Contract involving any guarantee or assumption of other obligations of any other Person or reimbursement of any maker of a letter of credit, or involving a Lien on any material assets, tangible or intangible, of the Company Group Members or the Business;

(xviii) any Contract involving a Related Party Arrangement;

(xix) any Contracts that relate to hedging, derivatives or similar contracts or arrangements;

(xx) any Contract containing any power of attorney that is currently effective and outstanding; or

(xxi) any other “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC (it being understood that the term “registrant” as used in such regulation refers to AMC).

A true, correct and complete copy of each Company Material Contract has been made available to US Purchaser.

(b) Each Company Material Contract is valid and binding on the Company Group Member party thereto (except for Company Material Contracts that are, as of the Effective Date, not within the Company Group, which Company Material Contracts shall be valid and binding at the Closings on the Company Group Member party thereto) and, to the Knowledge of the AMC Entities or the Companies, each other party thereto, and is in full force and effect and enforceable in accordance with its terms. AMC and its Subsidiaries and, to the Knowledge of the AMC Entities or the Companies, each other party thereto, has performed, in all material respects, all obligations required to be performed under each Company Material Contract. Neither AMC nor any of its Subsidiaries is in material breach of or material default under (or with only notice or lapse of time or both would be in material breach of or material default under) the terms of any Company Material Contract (without regard to any right to cure any such breach or default under any such Contract). To the Knowledge of the AMC Entities or the Companies, no other party to any Company Material Contract is in material breach of or material default under (or with only notice or lapse of time or both would be in material breach of or material default under) the terms of any Company Material Contract (without regard to any right to cure any such breach or default under any such Contract). Neither AMC nor any of its Subsidiaries has received written notice of, or, to the Knowledge of the AMC Entities or the Companies, non-written notice of, the existence of any event or condition which constitutes a material breach of or material default under (or with only notice or lapse of time or both would be in material breach of or material default under) the terms of any Company Material Contract (without regard to any right to cure any such breach or default under any such Contract). Neither AMC nor any of its Subsidiaries has received any written notice of, or, to the Knowledge of the AMC Entities or the Companies, non-written notice of, any actual or threatened modification, acceleration, termination, cancellation or non-renewal of any Company Material Contract.

(c) Except as set forth in Section 4.17(c) of the Company Disclosure Letter, neither the execution and delivery of this Agreement by the AMC Entities or the Companies nor the consummation of the Transactions, including the Company Group Reorganization, will require (with or without notice or lapse of time, or both) any Consent or notice under any Company Material Contract.

(d) Assuming that any Consent specified in Section 4.17(c) of the Company Disclosure Letter have been received and that any notices referred to therein have been given, neither the execution and delivery of this Agreement by the AMC Entities or the Companies nor the consummation of the Transactions, including the Company Group Reorganization, will (with or without notice or lapse of time, or both) result in any breach of, or constitute a default under, or give rise in others any right of termination, modification, acceleration or cancellation, or result in the creation of a Lien, other than any Permitted Lien, upon any of the properties or assets of the Company Group, under, any Company Material Contract, other than any such violation, conflict, default, termination, modification, acceleration, cancellation or Lien that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.18  Insurance.  The AMC Entities have made available to US Purchaser true, correct and complete copies of all material insurance policies or binders (including policies or binders providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) relating to the Business or the assets or operations of the Company Group (the “Insurance Policies”). Section 4.18 of the Company Disclosure Letter contains a list of the Insurance Policies. Each of the Insurance Policies is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms, all premiums due thereon have been paid in full, AMC and its Subsidiaries are in compliance in all material respects with the terms and conditions of such Insurance Policies, and neither AMC nor any of its Subsidiaries is in material breach thereof or material default thereunder (including with respect to the payment of premiums or the giving of notices). To the Knowledge of the AMC Entities or the Companies, no event has occurred which, with or without notice or lapse of time, or both, would constitute a material breach of or material default under any Insurance Policy, or permit modification, acceleration, termination, cancellation or non-renewal under any such Insurance Policy. Neither AMC nor any of its Subsidiaries has received written notice of any actual or threatened modification, acceleration, termination, cancellation or non-renewal of any Insurance Policy. To the Knowledge of the AMC Entities or the Companies, no bankruptcy, insolvency or similar proceedings have been commenced by or against any insurer of any Insurance Policy. No claim currently is pending under any Insurance Policy, other than claims made in the ordinary course of business and for which the insurer has not denied coverage.

4.19  Environmental Matters.  Except as set forth in Section 4.19 of the Company Disclosure Letter:

(a) The Business and each Company Group Member is and has been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits, and possess all material Environmental Permits required to own, lease and operate the Real Property and to carry on the Business as it is now being conducted. All such Environmental Permits are in full force and effect. There is no actual or, to the Knowledge of the AMC Entities or the Companies, threatened proceeding to revoke any such Environmental Permit, nor has AMC or any of its Subsidiaries received any notice of violation, notice of non-compliance, or similar notification alleging that the Business or any Company Group Member has not complied with any term, condition, or other provision of any Environmental Permit.

(b) There are no material Claims pursuant to Environmental Laws pending or, to the Knowledge of the AMC Entities or the Companies, threatened against the Business or any Company Group Member or with respect to the Real Property. Neither AMC nor any of its Subsidiaries has received any written request for information or written request to perform, or participate in performing, any onsite or offsite investigation or, to the Knowledge of the AMC Entities or the Companies, been subject to any investigation, in either case, relating to the Business’ compliance with or liability pursuant to Environmental Laws or Environmental Permits. Neither AMC nor any of its Subsidiaries has received any written notice regarding any actual or alleged material violation of any Environmental Laws by the Business or any Company Group Member, or has received written notice of or entered into any Order involving any material uncompleted, outstanding or unresolved requirements with respect to any Real Property relating to or arising under any Environmental Laws. To the Knowledge of the AMC Entities or the Companies, there are no Environmental Liabilities arising from or related to the Business, any Company Group Member or the Real Property.

(c) No Hazardous Materials have been Released on, into or beneath any Real Property, or, to the Knowledge of the AMC Entities or the Companies, on, into or beneath any property adjacent to the Real Property, in a manner, condition or concentration that could reasonably be expected to require Remediation by the Business or any Company Group Member pursuant to any applicable Environmental Law.

(d) No Company Group Member or, to the Knowledge of the AMC Entities or the Companies, any predecessor to any Company Group Member, has treated, stored, disposed or recycled, or arranged for the treatment, storage, disposal or recycling, or arranged for the transport for treatment, storage, disposal or recycling, of Hazardous Materials, at any location (including at any Real Property) that has given rise to any Liability by the Business or any Company Group Member for Remediation, personal injury, property damage or natural resource damage, or where it is reasonably likely that such Remediation will be required or personal injury, property damage or natural resource damage will occur.

(e) True, correct and complete copies of all material environmental assessments (including Phase I and Phase II assessments), audit reports, similar studies or analyses, Environmental Permits and correspondence related to Environmental Laws or Hazardous Materials that are in the possession, custody or control of the AMC or any of its Subsidiaries and related to the Business or the Company Group have been made available to US Purchaser. A list of all such environmental assessments, audit reports and similar studies or analyses that were made available to US Purchaser is set forth on Schedule 4.19.

4.20  Customers and Suppliers.

(a) Section 4.20(a) of the Company Disclosure Letter sets forth a true, correct and complete list, for the 12 months ended August 31, 2010, of the names and addresses of (i) the ten largest customers of goods and services of the Business and (ii) the ten largest suppliers of goods and services to the Business (the “Major Suppliers”).

(b) Except as set forth in Section 4.20(b) of the Company Disclosure Letter, during the 12 months immediately preceding the Closing Date, neither AMC nor any of its Subsidiaries (including the Company Group Members) has received written notice or, to the Knowledge of AMC or the Companies, non-written notice from a Major Customer of any actual or threatened (i) termination, cancellation or non-renewal of any Company Material Contract, (ii) material reduction in the volume of services to be purchased from the Business by such Major Customer, except in such Major Customer’s ordinary course of business and as permitted by a Company Material Contract, or (iii) other modification to its business relationship with the Business to the material detriment of the Business, including in any such case by reason of the execution, delivery or performance of this Agreement or the consummation of the Transactions contemplated hereby.

(c) Except as set forth in Section 4.20(c) of the Company Disclosure Letter, during the 12 months immediately preceding the Closing Date, neither AMC nor any of its Subsidiaries (including the Company Group Members) has received written notice or, to the Knowledge of AMC or the Companies, non-written notice from a Major Supplier of any actual or threatened (i) termination, cancellation or non-renewal of a Company Material Contract, (ii) material reduction in the volume of goods or services to be provided to the Business by such Major Supplier, except in such Major Supplier’s ordinary course of business and as permitted by a Company Material Contract, or (iii) other modification to its business relationship with the Business to the material detriment of the Business, including in any such case by reason of the execution, delivery or performance of this Agreement or the consummation of the Transactions contemplated hereby.

4.21  Tangible Property.  Except as set forth in Section 4.21 of the Company Disclosure Letter, the facilities, equipment and other tangible property that are (i) currently owned by any Company Group Member or (ii) currently owned by AMC and its Subsidiaries (other than the Company Group Members) and located at the physical locations set forth on Schedule 1.1(b), that are, individually or in the aggregate, material to the operation of the Business as currently conducted (the “Tangible Property”), are in good operating condition and repair, ordinary wear and tear excepted. At the Closings, the Company Group will own or hold pursuant to valid leases the Tangible Property, free and clear of any Liens (other than Permitted Liens). Without limitation of the foregoing, it is understood and agreed that the representations and warranties contained in this Section 4.21 shall apply to all of the “Earth Station Improvements” as defined in the Form of Appurtenant Earth Station Easement Agreement attached hereto as Exhibit E.

4.22  Sufficiency of Assets.  Except as set forth in Section 4.22 of the Company Disclosure Letter, on the Closing Date, the Real Property, buildings, machinery, equipment and other tangible assets owned or leased by the Company Group shall in the aggregate be sufficient to carry on the Business in the ordinary course in all material respects as carried on by AMC and its Subsidiaries as of the Effective Date and as of immediately prior to the Closings, subject to continued repair, replacement and updating as required from time to time, consistent with the past practice of the Business (the “Business Assets”). As of the Closings, the Company Group shall have good and valid title to, or a valid leasehold interest in, all of the Business Assets and none of the Business Assets are subject to any Liens, other than Permitted Liens.

4.23  Accounts Receivable.  All accounts receivable of each Company Group Member reflected on the Interim Balance Sheet represent bona fide and valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The reserve against accounts receivable shown on the Interim Balance Sheet is adequate in accordance with GAAP and was calculated in good faith consistent with past practice in preparing of the Company Financial Statements. AMC and its Subsidiaries have not received any written notice or, to the Knowledge of AMC or the Companies, non-written notice of (i) of any contest, claim, defense or right of setoff raised in respect of any account receivable held by the Company Group or (ii) any bankruptcy, insolvency or similar proceedings commenced by or against the account debtor in respect of any account receivable held by the Company Group of any amount. Section 4.23 of the Company Disclosure Letter sets forth a summary by age of the accounts receivable of the Business as of September 26, 2010. Except as disclosed in Section 4.23 of the Company

Disclosure Letter, since January 1, 2010, the Business has not experienced a material adverse change in the average age of its receivables.

4.24  Information Supplied.  The Proxy Statement (including any amendments or supplements thereto) will not, on the date it is first mailed to the stockholders of AMC and at the time of the Stockholders’ Meeting, contain any statement which at such time, in the light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders’ Meeting which has become false or misleading. If at any time prior to the Stockholders’ Meeting any fact or event relating to AMC or its Subsidiaries which should be set forth in a supplement to the Proxy Statement should be discovered by AMC or should occur, AMC shall, promptly after becoming aware thereof, inform US Purchaser of such fact or event. The Proxy Statement shall comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the AMC Entities make no representation or warranty with respect to information supplied by or on behalf of either Purchaser or any of their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement.

4.25  Brokers.  No broker, finder, investment banker, agent or other intermediary has acted on behalf of any Company Group Member in connection with the negotiation or consummation of this Agreement or is entitled to any brokerage, finder’s or other fee or commission from any Company Group Member in connection with the Transactions based upon arrangements made by or on behalf of any Company Group Member.

4.26  Indebtedness; Transaction Expenses.  None of the Company Group Members has any Indebtedness, other than Working Capital Liabilities, the Intelsat Capital Lease and, as of the Effective Date (but not the Closing Date), the AMC Credit Facility. None of the Company Group Members has any Liability for Company Transaction Expenses, other than any Company Transaction Expenses to be paid by AMC. No Company Group Member guarantees any Liabilities of the Retained Group and there is no Lien on any assets of any Company Group Member arising from or related to any Liabilities of the Retained Group.

4.27  Company Group Reorganization.  As of the Closings, AMC shall have completed the Company Group Reorganization in accordance with Section 6.17.

4.28  Cash Deposits.  None of the Company Group Members holds any cash sublease deposits or other cash deposits that will be required to be returned after the Closing Date pursuant to any Contract or applicable Law.

4.29  No Other Representations or Warranties.  Except for the representations and warranties contained in Article III and this Article IV, neither the Companies nor the AMC Entities nor any other Person on behalf of the Companies or the AMC Entities makes any express or implied representation or warranty with respect to the Companies, the AMC Entities, this Agreement or the Transactions, or with respect to any other information provided to US Purchaser in connection with the Transactions, including the accuracy, completeness or currency thereof. Neither the Companies nor the AMC Entities nor any other Person will have or be subject to any liability or indemnification obligation to either Purchaser or any other Person resulting from the distribution or failure to distribute to either Purchaser, or either Purchaser’s use of, any such information, including any information, documents, projections, forecasts of other material made available to Purchasers in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, unless any such information is expressly included in a representation or warranty in Article III or this Article IV.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

The Purchasers, jointly and severally, hereby represent and warrant to AMC as of the Effective Date and, if the Closings shall occur, as of the Closing Date, as follows:

5.1  Organization and Qualification.  US Purchaser is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware. UK Purchaser is a private company duly formed, validly existing and in good standing under the Laws of England and Wales. Each Purchaser is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure of such Purchaser to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Each Purchaser has the requisite power and authority to own, lease and otherwise to hold and operate its assets and properties and to carry on the businesses as now being conducted by it.

5.2  Authority.

(a) UK Purchaser is a direct, wholly-owned Subsidiary of US Purchaser and US Purchaser is the sole holder of any and all Equity Securities of the UK Purchaser.

(b) Each Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery by each Purchaser of this Agreement and each other Transaction Documents to which it is a named party, the performance by each Purchaser of its obligations hereunder and thereunder, including purchasing the Company Interests and paying and delivering the Purchase Price therefor, and the consummation of the Transactions, have been duly and validly authorized by all requisite action on the part of each Purchaser (and, if applicable, its members and/or security holders). Each of this Agreement and each other Transaction Document to which either Purchaser is a named party has been duly executed and delivered by such Purchaser (except for those Transaction Documents to be delivered at the Closings, which will be duly executed and delivered by Purchasers at the Closings if the Closings occur) and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of each Purchaser, enforceable against such Purchaser in accordance with its terms (except for those Transaction Documents to be delivered at the Closings, which shall, assuming the due authorization, execution and delivery by the other parties thereto, constitute a legal, valid and binding obligation of each Purchaser at the Closings if the Closings occur, enforceable against such Purchaser in accordance with its terms).

5.3  No Conflicts.  The execution and delivery by each Purchaser of this Agreement and each other Transaction Document to which it is named a party do not, and the performance by each Purchaser of its obligations hereunder and thereunder, including the consummation of the Transactions, will not (with or without notice or lapse of time, or both): (i) conflict with or violate, result in a breach of, or constitute a default under the Organizational Documents of either Purchaser, (ii) assuming compliance with the HSR Act, any other applicable Antitrust Laws, the Communications Act and the Telecommunications Act, conflict with or violate any Law or Order applicable to either Purchaser or by which any of their respective properties, assets or business activities is bound or affected, (iii) violate, conflict with or result in any breach of, or constitute a default by either Purchaser under, or give rise to any right of termination, amendment, modification, acceleration of, or result in the creation of any Lien upon any of the Equity Securities of either Purchaser or upon any of the properties or assets of either Purchaser pursuant to, any Contract to either Purchaser is a party or by which any of its properties, assets or business activities may be bound (or create an event that with notice or lapse of time or both, would result in such a violation, conflict, breach, default, termination, amendment, modification, acceleration, or Lien), other than, for purposes of this clause (iii), (x) any such violation, conflict, breach or default as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect or (y) with respect to the credit facility of the US Purchaser prior to the Closings, or (iv) assuming compliance with the HSR Act, any other applicable Antitrust Laws, the Communications Act and the Telecommunications Act, require either Purchaser to obtain the consent or approval of, or to make any filing with, any Governmental Authority.

5.4  Legal Proceedings.  There are (a) no Claims, at law or in equity, pending against or, to the Knowledge of Purchasers, threatened against or affecting either Purchaser or any of its Affiliates, or any of their respective properties or assets, that challenge or seek to restrain, enjoin, prohibit, alter, materially delay or otherwise restrict the Transactions, and (b) no Orders are outstanding against either Purchaser or any of its Affiliates that would restrain, enjoin, prohibit, alter, materially delay or otherwise restrict the ability of either Purchaser to enter into and perform its obligations under any Transaction Document or that would reasonably be expected to prevent the consummation of the Transactions, delay the same in any material respect or otherwise prevent either Purchaser from performing its obligations under this Agreement and each other Transaction Document to which it is a party.

5.5  No Financing Contingency.  Each Purchaser acknowledges that its obligations under this Agreement are not subject to any financing contingency.

5.6  Solvency.  Neither the US Purchaser nor the UK Purchaser is entering into this Agreement or the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of either Purchaser or any of its Subsidiaries. On the Closing Date, after giving effect to the Transactions (and assuming for this purpose only the accuracy of the representations and warranties set forth in Article III and Article IV hereof), each Purchaser and its Subsidiaries will be solvent, will be able to pay their debts as such debts become due, will have and continue to have funds and capital sufficient to carry out their business as now contemplated, and will own property having a value both at fair market valuation and at fair saleable value in the ordinary course of business greater than the amount required to pay their indebtedness and other obligations as the same mature and become due.

5.7  Brokers.  No broker, finder, investment banker, agent or other intermediary has acted on behalf of either Purchaser in connection with the negotiation or consummation of this Agreement or is entitled to any brokerage, finder’s or other fee or commission from either Purchaser in connection with the Transactions based upon arrangements made by or on behalf of either Purchaser or any of its Affiliates.

5.8  No Other Representations or Warranties.  Except for the representations and warranties of Purchasers contained in this Article V, neither Purchaser nor any other Person on behalf of either Purchaser makes any express or implied representation or warranty with respect to either Purchaser, this Agreement or the Transactions, or with respect to any other information provided to AMC and its Subsidiaries in connection with the Transactions, including the accuracy, completeness or currency thereof.

ARTICLE VI

CERTAIN COVENANTS

6.1  Conduct of the Business Prior to the Closings.  Except as contemplated by this Agreement or as set forth in Section 6.1 of the Company Disclosure Letter, from the Effective Date to the Closings, the AMC Entities and the Companies covenant and agree (and the AMC Entities shall cause the Companies), unless US Purchaser shall otherwise agree in writing (such consent not to be unreasonably withheld, conditioned or delayed):

(a) to operate the Business and cause the Business to be operated in all material respects in the ordinary course of business, consistent with past practice; provided, however, that no action by the AMC Entities or any Company Group Member with respect to matters specifically addressed by any provision of Section 6.1(b) or Section 6.1(c) shall constitute a breach of this Section 6.1(a) unless such action would constitute a breach of such provision of Section 6.1(b) or Section 6.1(c);

(b) to not take any of the following actions with respect to any Company or the Business (except as required to carry out the Company Group Reorganization pursuant to the terms and conditions set forth in Section 6.17):

(i) amend or modify the Organizational Documents of any Company Group Member, in any manner that would be adverse to Purchasers, or take any action with respect to the liquidation or dissolution of any Company Group Member;

(ii) transfer, issue, sell, grant, redeem or dispose of any Equity Securities or other securities (including securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any Equity Securities) of any Company Group Member or grant any option, warrant, call or other right to purchase or otherwise acquire any such Equity Securities or other securities of any Company Group Member;

(iii) declare, set aside, or pay any dividend or other distribution to the holders of any Equity Securities of any Company Group Member, other than (A) the elimination of any Intercompany Accounts pursuant to Section 2.5, (B) any dividend or distribution payable exclusively from one Company Group Member to another, and/or (C) any dividend or distribution that is declared and paid prior to the Closings and that consists solely of cash or cash equivalents; provided, however, that no dividend or distribution of cash or cash equivalents shall be made pursuant to this Section 6.1(b)(iii) unless after giving effect thereto (1) the Company Group holds sufficient cash and cash equivalents to satisfy all outstanding, uncleared checks and wires of the Company Group as of the Closings and (2) the Singapore Company holds cash and cash equivalents in an amount not less than 600,000 Singapore dollars (in addition to the amount in clause (1) above);

(iv) except in the ordinary course of business consistent with past practice, sell, assign, transfer, lease, license or otherwise dispose of, or agree to sell, assign, transfer, lease, license or otherwise dispose of, any of the material assets (tangible or intangible), rights or properties of the Company Group or the Business;

(v) acquire or agree to acquire, by merging or consolidating with, by purchasing Equity Securities in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division of any other Person or any Equity Securities therein or a substantial portion of the assets thereof;

(vi) incur, issue, assume, guarantee or otherwise become liable for any Indebtedness or any debt securities, or assume, guarantee, endorse or otherwise become responsible for the obligations of any Person (other than another Company Group Member), or make any loans, advances or capital contributions to, or investments in, any Person (other than another Company Group Member), in each case other than the posting of surety or performance bonds or similar arrangements entered into in the ordinary course of business; provided, that, no new letters of guarantee shall be issued under the Letter of Guarantee Facility provided by DBS Bank Ltd. to the Singapore Company;

(vii) subject to any Lien any of the material assets (whether tangible or intangible) of any Company Group Member or the Business or any Equity Securities of any Company Group Member, other than any Permitted Liens;

(viii) make any new capital expenditure commitments that will extend past the Closings, except as permitted by Section 6.21;

(ix) make any material change in any method of accounting or accounting practice or policy used by the Company Group with respect to the Business, other than any such changes required by GAAP;

(x) enter into or modify any Related Party Arrangement;

(xi) except in the ordinary course of business consistent with past practice, amend, modify, terminate, supplement or waive any rights under any Company Material Contract, or enter into any Contract of the types described in clauses (i) through (xxi) of Section 4.17(a);

(xii) increase the compensation or benefits payable to or to become payable to, or modify the employment or engagement terms for, any director, officer, manager, employee or consultant, except for (A) increases in salary, wages, bonuses or commissions payable or to become payable pursuant to existing contracts, (B) increases in the ordinary course of business consistent with past practice and (C) any additional bonuses to the extent funded by AMC;

(xiii) offer or grant any severance or termination pay, or any Company Transaction Compensation, to any present or former director, officer, manager, employee or consultant, other than (x) pursuant to existing agreements and arrangements or policies, (y) in the ordinary course of business consistent with past practice to new or existing employees or (z) to the extent funded solely by AMC;

(xiv) enter into, modify or terminate any Employee Benefit Plans, except as may be required by applicable Law;

(xv) enter into, modify or terminate any Collective Bargaining Agreement or labor or collective bargaining Contract or otherwise make any commitment or incur any Liability to any labor organization relating to Company Employees;

(xvi) (A) make, change or revoke any material Tax election relating primarily to, or that would otherwise materially impact, any Company Group Member, (B) consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment relating primarily to, or that would otherwise materially impact, any Company Group Member, (C) surrender any right to claim a refund of

Taxes, (D) settle or compromise any material Tax liability relating primarily to, or that would otherwise materially impact, any Company Group Member, or (E) take any other similar action relating to the filing of any Tax Return or the payment of any Tax, or make any material change in any Tax practice or policy, relating primarily to, or that would otherwise materially impact, any Company Group Member; except, in each case, (i) as otherwise may be required by applicable Law or (ii) if such actions would not affect Post-Closing Taxes;

(xvii) change, in any material respect, any accounting practices, policies and procedures (including the Accounting Methodology), including (x) policies relating to reserves, accruals and write-offs, and (y) methods or practices of paying accounts payable or other Liabilities of the Business or collecting accounts receivable, trade receivables or other receivables of the Business;

(xviii) discount any accounts receivable, trade receivables or other receivables of the Business, other than in the ordinary course of business;

(xix) enter into any resolution or settlement of any actual or threatened Claim or other dispute which imposes material continuing obligations on the Business or any Company Group Member or requires the making of any payment on or after the Closings;

(xx) hire any individual as an employee of any Company Group Member, other than (x) as contemplated by Section 8.1 or (y) in the ordinary course of business; provided, that, no such employee hired in the ordinary course of business is entitled to total annual cash compensation in excess of $150,000;

(xxi) terminate the services of any employees who are involved in the operation of the Business, except in the ordinary course of business consistent with past practices, and except for any termination for cause; or

(xxii) agree in writing or otherwise to take any of the foregoing actions.

(c) will use its commercially reasonable efforts to preserve intact the business organization and assets of the Business (including the present operations, physical facilities, and working conditions), any beneficial business relationships with and goodwill of customers, suppliers, lessors, licensors and others having business dealings with the Business, and the availability of the services of the current directors, officers, manager, employees and consultants of the Business.

6.2  Proxy Statement.

(a)  Covenants of AMC with Respect to the Proxy Statement.  Subject to Section 6.3 hereof, AMC shall, at its sole cost and expense, use its reasonable best efforts to prepare and cause to be filed with the SEC as soon as reasonably practicable following the Effective Date a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the Stockholders’ Meeting, and shall as soon as reasonably practicable thereafter, at its sole cost and expense, obtain clearance of such Proxy Statement by the SEC and prepare and cause to be filed all amendments and supplements required to be filed with respect to the Proxy Statement. In the Proxy Statement, AMC shall include the text of this Agreement and, except to the extent provided in Section 6.4, the affirmative recommendation of the board of directors of AMC that AMC’s stockholders approve and adopt the Authorizing Resolution, and shall use all reasonable best efforts to respond as promptly as practicable to any comments by the SEC staff in respect of the Proxy Statement. AMC shall promptly notify US Purchaser upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall provide US Purchaser with copies of all correspondence between the AMC and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. AMC shall procure that none of the information with respect to AMC or its Subsidiaries (including the Company Group) to be included in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. AMC shall cause the Proxy Statement to comply in all material respects with the provisions of the Exchange Act.

(b)  Covenants of Purchasers with Respect to the Proxy Statement.  The Purchasers will furnish to AMC the information relating to them and their respective Affiliates required by the Exchange Act to be set forth in the Proxy Statement. Each Purchaser shall procure that none of such information with respect to the Purchasers and their Affiliates that is so furnished by the Purchasers to AMC will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)  Purchaser Right to Review.  Notwithstanding anything to the contrary contained in this Section 6.2, prior to filing or mailing the Proxy Statement, or amending or supplementing the Proxy Statement, or responding to any comments of the SEC with respect thereto, AMC will provide US Purchaser with a reasonable opportunity to review and comment on such documents or responses and shall in good faith consider for inclusion in such documents or responses comments reasonably proposed by US Purchaser.

(d)  Cooperation.  Purchasers, AMC and the Companies shall cooperate and consult with each other in preparation of the Proxy Statement.

(e)  Mailing of Proxy Statement; Amendments.  As promptly as reasonably practicable after the Proxy Statement has been cleared by the SEC, AMC shall, at its sole cost and expense, mail the Proxy Statement to the holders of the AMC Common Stock as of the record date established for the Stockholders’ Meeting. If at any time prior to the Closings any event or circumstance relating to AMC or either Purchaser or any of their respective Subsidiaries or Affiliates, or their respective officers or directors, should be discovered by AMC or US Purchaser, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the other. Following the mailing of the proxy statement, the AMC Entities shall not, and shall cause their respective Subsidiaries not to, effect, announce or enter into any binding agreement with respect to any merger, acquisition, business combination, joint venture or other material transaction outside the ordinary course of business, or any public offering or other material issuance of debt or equity securities, or any other action that would require a stockholder vote under applicable law, in each case if such action could reasonably be expected to result in any delay in the holding of the Stockholders’ Meeting. Each of Purchasers, AMC and the Companies agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. AMC shall cause all documents that AMC is responsible for filing with the SEC in connection with the Transactions will comply as to form in all material respects with the applicable requirements of the Exchange Act.

6.3  Stockholders’ Meeting.  As promptly as reasonably practicable following the date of this Agreement, subject to Section 6.4, AMC shall establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders on the earliest date reasonably practicable, for the purpose of voting upon the adoption and approval of the Authorizing Resolution (the “Stockholders’ Meeting”). At the Stockholders’ Meeting, AMC shall recommend to its stockholders the adoption and approval of the Authorizing Resolution (the “Parent Recommendation”); provided, however, that AMC shall not be obligated to recommend to its stockholders the adoption and approval of the Authorizing Resolution at any Stockholders’ Meeting to the extent that the board of directors of AMC makes a Change of Recommendation pursuant to Section 6.4. Subject to Section 6.4, AMC shall use all reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Authorizing Resolution. The obligation of AMC to establish a record date for, duly call, give notice of, convene and hold the Stockholders’ Meeting shall not be affected by a Change in Recommendation unless this Agreement has been terminated pursuant to Section 11.1.

6.4  No Solicitation of Competing Proposal.

(a) The AMC Entities and the Companies shall, and shall cause their Subsidiaries and their and their Subsidiaries’ Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the Effective Date with any Person conducted heretofore with respect to any Competing Proposal, and request the return or destruction of all non-public information furnished in connection therewith. From and after the Effective Date until the earlier of the Closings or the date, if any, on which this Agreement is terminated pursuant to Section 11.1, and except as otherwise provided for in this Section 6.4, the AMC Entities and the Companies shall not, and shall cause their Subsidiaries and their and their Subsidiaries’ Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly facilitate or encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, a Competing Proposal, (ii) engage in, continue or otherwise participate in any negotiations, or furnish or disclose to any Person any nonpublic information with respect to or in furtherance of, any Competing Proposal, (iii) engage in, continue or otherwise participate in any discussions with any Person with respect to any Competing Proposal, (iv) approve or recommend any Competing Proposal or (v) enter into any letter of intent or similar document or any agreement, arrangement, understanding or commitment providing for any Competing Proposal or requiring any AMC Entity or Company to abandon, terminate or fail to consummate any of the Transactions.

(b) Notwithstanding the limitations set forth in Section 6.4(a), but subject to compliance by the AMC Entities and the Companies with the other provisions of this Section 6.4, if AMC receives a Competing Proposal after the Effective Date and prior to the adoption and approval of the Authorizing Resolution by the Requisite Stockholder Vote which (i) constitutes a Superior Proposal or (ii) which the board of directors of AMC determines in good faith by resolution, duly adopted after consultation with AMC’s legal and financial advisors, could reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a Superior Proposal, AMC may take the following actions: (x) furnish nonpublic information to the third party making such Competing Proposal, if prior to so furnishing such information AMC receives from the third party an executed confidentiality agreement which is no less restrictive than the Non-Disclosure Agreement, provided that any such information must be provided to US Purchaser as promptly as reasonably practicable after its provision to such third party to the extent not previously made available to US Purchaser, and (y) engage in discussions or negotiations with the third party with respect to the Competing Proposal, if, but only if, in the case of either clause (x) or (y) the board of directors of AMC determined in good faith by resolution, duly adopted after consultation with AMC’s legal and financial advisors, that the failure to take such action would be reasonably likely to constitute a breach of its fiduciary duties under applicable Law;

(c) AMC shall promptly (and in any event within twenty-four hours after receipt by, or notification to, AMC or its financial advisor), notify US Purchaser of the receipt (or notification) of any Competing Proposal or any inquiries relating to a Company Proposal or any request for information from, or any negotiations sought to be initiated or continued with, the AMC or any of its Subsidiaries, or any of their Representatives, concerning a Competing Proposal. AMC’s notice shall include (i) a copy of any written Competing Proposal and any other documents provided to AMC or any of its Subsidiaries with respect to such Competing Proposal or (ii) in respect of any Competing Proposal, any inquiry relating to a Competing Proposal or any request for information relating to a Competing Proposal not made in writing, a written summary of the material terms of such Competing Proposal, inquiry or request, including the identity of the Person or group of Persons making the Competing Proposal, inquiry or request. AMC shall keep US Purchaser reasonably informed on a prompt basis of the status or developments regarding any Competing Proposal, inquiry or request, including the taking of any action described in clause (x) or (y) of Section 6.4(b) or any determinations of the board of directors of AMC described in Section 6.4(b). None of AMC or any of its Subsidiaries shall, on or after the Effective Date, enter into any agreement that would prohibit them from providing such information to US Purchaser.

(d) Except as expressly permitted in Section 6.4(e) and subject to Section 6.4(f), the board of directors of AMC (or a committee thereof) shall not (i)(A) change, qualify, withdraw, or modify, or publicly propose to change, qualify, withdraw or modify, in a manner adverse to Purchasers, the Parent Recommendation or (B) approve or recommend, or publicly propose to approve or recommend, to the stockholders of AMC a Competing Proposal (any action described in this clause (i) being referred to as a “Change of Recommendation”), or (ii) authorize the AMC or any of its Subsidiaries to enter into any letter of intent, merger, acquisition or similar agreement with respect to any Competing Proposal (other than a confidentiality agreement permitted under Section 6.4(b)) (a “AMC Acquisition Agreement”).

(e) Notwithstanding the limitations set forth in Sections 6.4(a) and 6.4(d), but subject to the provisions of Section 6.4(f), after the Effective Date and prior to the adoption and approval of the Authorizing Resolution by the Requisite Stockholder Vote, the board of directors of AMC may make a Change of Recommendation if the board of directors of AMC receives a Competing Proposal that has not been withdrawn and that the board of directors of AMC has determined in good faith by resolution, duly adopted after consultation with AMC’s legal and financial advisors, constitutes a Superior Proposal and if the board of directors of AMC has determined in good faith by resolution, duly adopted after consultation with AMC’s legal and financial advisors, that the failure to take such action would be reasonably likely to be constitute a breach of its fiduciary duties under applicable Law; provided, however, that AMC shall not enter into a definitive agreement providing for the implementation of a transaction that is a Superior Proposal without first terminating this Agreement in accordance with Section 11.1(g), including the payment of the AMC Termination Fee.

(f) AMC shall not be entitled to effect a Change of Recommendation with respect to a Superior Proposal and neither AMC nor any of its Subsidiaries shall enter into a AMC Acquisition Agreement unless (i) AMC has complied in all material respects with this Section 6.4, (ii) AMC has provided written notice (a “Notice of Superior Proposal”) to US Purchaser that AMC intends to take such action and describing the material terms and conditions of the Superior Proposal that is the basis of such action, including with such Notice of Superior Proposal a copy (which may be redacted to the extent reasonably required by the party submitting such Superior Proposal; provided that the material terms and conditions shall not be redacted) of the relevant proposed transaction agreements with the party making such Superior Proposal and any other material documents relating thereto and (iii) following the end of the three Business Day period following US Purchaser’s receipt of the Notice of Superior Proposal and such agreements and documents, the board of directors of AMC shall have determined in good faith by resolution, taking into account any changes to the terms of this Agreement proposed by Purchasers to AMC in response to the Notice of Superior Proposal or otherwise, that the Superior Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal. Any amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new Notice of Superior Proposal and AMC shall be required to comply again with the requirements of this Section 6.4(f).

(g) Nothing contained in this Agreement shall prohibit AMC or the board of directors of the AMC from (i) disclosing to AMC’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the board of directors of AMC has reasonably determined in good faith by resolution, duly adopted after consultation with legal counsel, that the failure to do so would constitute a breach of fiduciary duty by AMC’s board of directors or any applicable Law; provided, however, that the board of directors of AMC shall not recommend that the stockholders of the AMC tender their shares in connection with any tender or exchange offer (or otherwise approve or recommend any Competing Proposal) or effect a Change of Recommendation, unless in each case the applicable requirements of Section 6.4(e) and 6.4(f) shall have been satisfied; provided, further, that disclosures under this Section 6.4(g) shall not be a basis, in themselves, for US Purchaser to terminate this Agreement pursuant to Section 11.1(h).

(h) As used in this Agreement, “Competing Proposal” shall mean any bona fide proposal or offer, whether or not in writing, from any Person or group (as defined in Section 13(d) of the Exchange Act) (other than a proposal or offer by either Purchaser or any of its Subsidiaries) relating to, in a single transaction or a series of related transactions, any (i) merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving (A) AMC or (B) any Company Group Member, (ii) the acquisition, directly or indirectly, of assets of AMC or its Subsidiaries equal to 25% or more of AMC’s consolidated assets or to 25% or more of the AMC’s revenues or earnings on a consolidated basis are attributable (other than an acquisition of assets not involving any assets of the Business or the Company Group), (iii) the acquisition, directly or indirectly, of 25% or more of any class of common stock or other Equity Securities of AMC, (iv) a tender offer or exchange offer that, if consummated, would result in any Person or group beneficially owning 25% or more of any class of common stock or other Equity Securities of AMC, (v) the acquisition, directly or indirectly, of one or more Company Group Members, (vi) the acquisition, directly or indirectly, of any assets of the Business or the Company Group, other than in the ordinary course of business, or (vii) the acquisition, directly or indirectly, of all or any part of the Company Interests.

(i) As used in this Agreement, “Superior Proposal” shall mean any written Competing Proposal that was not initiated, solicited, encouraged or facilitated by AMC or any of its Subsidiaries or Representatives in violation of this Agreement for a transaction that would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning more than 50% of the voting power of the AMC Common Stock or acquiring all or substantially all (as defined for purposes of Section 271 of the Delaware General Corporation Law) of the consolidated assets of AMC and its Subsidiaries, taken as a whole, (x) on terms that the board of directors of AMC determines in good faith by resolution, duly adopted after consultation with AMC’s financial and legal advisors, are more favorable from a financial point of view to AMC and its stockholders than the transactions contemplated by this Agreement (taking into account any other agreement involving the sale of assets of AMC or its Subsidiaries (other than the assets of the Business or the Company Group) and/or the sale of Subsidiaries of AMC (other than the Company Group Members) to which AMC or any of its Subsidiaries is a party), and (y) which the board of directors of AMC has determined in good faith by resolution, duly adopted after consultation with AMC’s financial and legal advisors, is reasonably likely to be completed on the terms proposed, taking into account all financial (including the financing terms of such proposal), regulatory, legal and other aspects of such proposal.

6.5  HSR and Other Required Filings.

(a) AMC and Purchasers will: (i) as promptly as practicable, but in any event no later than the fifth Business Day following the Effective Date, file with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form, if any, required for the Transactions and, as promptly as practicable after request, comply with any request for supplemental information in connection therewith pursuant to the HSR Act; (ii) as promptly as practicable make any required filing pursuant to the antitrust laws of any other Governmental Authority, if any, which may be applicable (the HSR Act and any applicable antitrust laws of any other Governmental Authority being referred to herein as the “Antitrust Laws”); (iii) use their respective reasonable best efforts to prosecute such filings and respond to inquiries related thereto to a favorable conclusion; (iv) not extend any waiting period under the HSR Act or enter into any agreement not to consummate the Transactions without the prior written consent of the other party (which consent shall not be unreasonably withheld); and (v) use their respective reasonable best efforts to avoid entry of (or to have vacated or terminated) any Order that would restrain, enjoin, prohibit or impose materially burdensome conditions on the consummation of the Transactions. Purchasers, on the one hand, and AMC, on the other, shall each bear one-half of the cost and pay one-half of the filing fees associated with the filings and submissions under the HSR Act and other Antitrust Laws. Any such notification and report form or filings and supplemental information shall be in substantial compliance with the requirements of the applicable Antitrust Laws. AMC and Purchasers shall each furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission under the Antitrust Laws. AMC and Purchasers shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ, or under the other Antitrust Laws, and shall comply promptly with any such inquiry or request. AMC and Purchasers will use their reasonable best efforts to obtain any clearance required under the HSR Act or other Antitrust Laws for the Transactions as soon as reasonably practicable. Immediately upon receipt of any such clearance (whether the notification of such clearance was received orally or in writing), AMC or Purchasers, as applicable, shall notify the other party of such receipt.

(b) As promptly as practicable after the date hereof, AMC, the Companies and Purchasers shall (i) in no event later than the second Business Day following the Effective Date, make the proper filings with the FCC for approval of the Transactions under the Communications Act (specifically, the assignment to a Subsidiary of US Purchaser of the authorizations set forth in Schedule 6.5(b) hereto (the “FCC Licenses”)), and (ii) in no event later than the fifth Business Day following the Effective Date, make the proper filings with the IDA for approval of the Transactions under the Telecommunications Act (collectively, the “Requisite Regulatory Approvals”), and AMC, the Companies and Purchasers shall use their respective reasonable best efforts to obtain the Requisite Regulatory Approvals. Purchasers, on the one hand, and AMC, on the other, shall each bear one-half of the cost and pay one-half of the filing fees associated with such filings.

(c) As promptly as practicable after the date hereof, Purchasers and AMC shall make all other filings with any Governmental Authority and other regulatory authorities, and use their respective reasonable best efforts to obtain all permits, approvals, authorizations and consents from Governmental Authorities, required to consummate the Transactions as soon as reasonably practicable. Purchasers and AMC shall furnish promptly to each other all information that is not otherwise available to the other party and that such party may reasonably request in connection with any such filing.

(d) Except as otherwise prohibited by Law, each of AMC and Purchasers shall (x) promptly notify the other party of, and promptly furnish the other party with copies of, any notice or written communication received by such party or their respective Affiliates from any Governmental Authority in connection with the Transactions, and

(y) not participate in any meetings or substantive discussions with any Governmental Authority with respect to the Transactions without offering the other party a meaningful opportunity to participate in such meetings or discussions.

6.6  Third-Party Consents.  The AMC Entities and the Companies shall give (and shall cause their respective Affiliates to give) any notices to third parties, including the IDA, MDA and Board of Film Censors Singapore, and the AMC Entities and the Companies shall use, and cause their respective Affiliates to use, their respective reasonable best efforts (and Purchasers shall use, and cause their respective Affiliates to use, their respective reasonable best efforts to cooperate with the AMC Entities and the Companies in their respective reasonable best efforts) to obtain any Consents, including such Consents from the IDA, MDA and Board of Film Censors Singapore, in each case that are necessary, proper or advisable to consummate the Transactions (including the Consents set forth in Section 4.17(c) of the Company Disclosure Letter). AMC shall bear all costs and expenses required to obtain such Consents, but shall not be required to reimburse Purchasers for any costs and expenses incurred by Purchasers in cooperating with the efforts of the AMC Entities and the Companies to obtain such Consents. The AMC Entities and the Companies shall keep the Purchasers reasonably informed regarding the status of each notice required to be given pursuant to this Section 6.6 and each Consent required to be obtained pursuant to this Section 6.6, including promptly providing Purchasers with copies of all material written communications in connection therewith, of all such notices given and of all such Consents obtained.

6.7  Access to Information; Certain Projections; Business Records; Post-Closing; Confidentiality.

(a) From the Effective Date through the Closing Date, upon reasonable notice, the AMC Entities and the Companies shall afford the US Purchaser and its Representatives reasonable access, during normal business hours and upon reasonable notice, to the offices, properties, other facilities, books and records of the Business and the Company Group; provided, however, that (i) such access shall not unreasonably disrupt the normal operations of the Business, (ii) the Companies shall not be required by any provision of this Agreement to disclose to Purchasers any information, the disclosure of which is restricted by Contract or Law, except in compliance with the applicable Contract or applicable Law, and (iii) disclosure of any communication that would otherwise be subject to the attorney-client privilege or work product doctrine in favor of the Companies, AMC or any of their respective Subsidiaries may be conditioned as AMC deems necessary or appropriate to preserve the benefits thereof to the Companies, AMC and their Subsidiaries; and provided further, that AMC shall not be required to furnish any information that requires AMC to incur any out-of-pocket cost or expense unless or until US Purchaser enters into arrangements reasonably satisfactory to AMC pursuant to which US Purchaser will bear or reimburse AMC for such cost or expense.

(b) In connection with their investigation of the Company Group, US Purchaser and its Representatives have received and either Purchaser or its Representatives may from time to time receive from AMC certain estimates, projections and other forecasts for the Business, and certain plan and budget information. Each Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that it is familiar with such uncertainties, that it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that it will not assert any claim against AMC or any of its Affiliates or any of their respective directors, officers, employees, agents, stockholders, consultants, investment bankers, accountants or representatives, or hold AMC or any such Persons liable with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 6.7(b), unless any such information is expressly included in a representation or warranty in Article III or Article IV. Except as expressly provided in this Agreement, AMC makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets for the Business provided to either Purchaser or its Representatives in connection with their investigation of the Company Group.

(c) AMC shall deliver or cause to be delivered to US Purchaser the books and records set forth on Schedule 6.7(c) by the dates set forth in Schedule 6.7(c).  Within 30 days following the Closing Date, AMC shall deliver or cause to be delivered to US Purchaser any other books and records maintained by AMC that are material to, and to the extent used in, the Business (to the extent not then physically located at any Real Property or otherwise in the possession of the Company Group). After the Closings, upon reasonable written notice and at US Purchaser’s sole expense with respect to AMC’s out-of-pocket costs and expenses, AMC agrees to furnish or cause to be furnished to US Purchaser and its Representatives (including its auditors), access at reasonable times and during normal business hours to such other information and records relating to the Business in AMC’s possession as is reasonably necessary for financial reporting and accounting matters and will permit US Purchaser or such Representatives to make abstracts from, or copies of, any of such information as may be reasonably requested by US Purchaser; provided, however, that such access does not unreasonably disrupt the normal operations of AMC. For a period of three years following the Closings, AMC will not destroy any material information or records relating to the Business without giving US Purchaser at least 30 days’ prior written notice thereof.

(d) In the event and for so long as any party hereto actively contests or defends against any Claim in connection with the Company Group, the Business or the Transactions, the other parties hereto will reasonably cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VII or Article X) ; provided, however, that (i) such cooperation shall not unreasonably disrupt the normal operations of the cooperating party, (ii) no party shall be required by any provision of this Agreement to disclose to any other party any information, the disclosure of which is restricted by Contract or Law, except in compliance with the applicable Contract or applicable Law, and (iii) disclosure of any communication that would otherwise be subject to the attorney-client privilege or work product doctrine in favor of any party or any of their respective Affiliates or Subsidiaries may be conditioned as such party deems necessary or appropriate to preserve the benefits thereof to such party or any of their Affiliates or Subsidiaries; and provided further, that no party hereto shall be required to incur any out-of-pocket cost or expense unless or until the requesting party enters into arrangements reasonably satisfactory to the cooperating party pursuant to which the requesting party will bear or reimburse the cooperating party for such cost or expense.

(e) AMC shall, and shall cause its Subsidiaries to, hold in confidence, unless compelled to disclose by applicable Law or Order, all confidential documents and information concerning the Company Group and the Business, except to the extent that such information is (a) in the public domain through no fault of AMC or (b) lawfully acquired by AMC on a non-confidential basis following the Closing Date. The obligation of AMC to hold any such information in confidence shall be satisfied if AMC exercises the same care with respect to such information as AMC would take to preserve the confidentiality of its own comparable information.

6.8  Use of AMC Name.  Notwithstanding any other provision of this Agreement to the contrary, no interest in or right to use the names “Ascent”, “Ascent Media”, “Ascent Media Group” or any other corporate name of AMC or any other member of the Retained Group, or any domain name, logo, trademark, service mark or trade name owned or used by the members of the Retained Group or associated with any such entities or their respective businesses, or any other name, mark or logo obviously derived from or confusingly similar to any of the foregoing (collectively, the “Retained Names and Marks”) is being transferred to Purchasers pursuant to the Transactions, and the use of any Retained Names and Marks in connection with the Business shall cease as soon as reasonably practicable following the Closing Date. Purchasers, on or promptly following the Closing Date, will, and will cause their respective Affiliates (including each Company Group Member) to, use commercially reasonable efforts to change the names of any Company Group Members that contain the word “Ascent” to another corporate name that does not include any Retained Name or Mark, to remove or obliterate all the Retained Names and Marks from their corporate name (including the organizational documents of each Company Group Member), signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents, and other items and materials of the Company Group and otherwise, and not to put into use after the Closing Date any such items and materials not in existence on the Closing Date that bear any Retained Name or Mark; provided, however, that during the term of the Services Agreements any use of the Retained Names by Purchasers and their Affiliates that is permitted by the Services Agreements will not constitute a breach of this Section 6.8.

6.9  Insurance.  AMC shall keep, or cause to be kept, all insurance policies presently maintained relating to the assets and operations of the Business or the Company Group, or replacements therefor, in full force and effect through the Closings. Immediately following the Closings, coverage for all Company Group Members under all such insurance policies shall cease, and AMC shall have no obligation to insure any Company Group Member against any Loss in or under any insurance policy of AMC or its Affiliates, and Purchasers shall have no rights or obligations with respect to any such policy, other than as set forth in Section 8.2.

6.10  Reasonable Best Efforts; Cooperation.

(a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, and execute and deliver such documents, as may be required to carry out the provisions of this Agreement and to consummate and make effective the Transactions as soon as reasonably practicable following the Effective Date. Each of AMC and US Purchaser will notify the other promptly after learning of the occurrence of any event or circumstance that would reasonably be expected to cause any condition to the Closings to be delayed or not to be satisfied. AMC will promptly notify US Purchaser if, at any time between the Effective Date and the Closing Date: (x) (i) AMC or any of its Subsidiaries (including the Company Group Members) shall be in material breach of its obligations under the Contracts set forth on Schedule 6.10(a)(i) (the “Disney Contracts”), taken as a whole (determined without regard to any right of AMC or such Subsidiary to cure any such breach), or (ii) any of the Disney Contracts shall have been terminated prior to the expiration of its current term; or (y) (i) AMC or any of its Subsidiaries (including the Company Group Members) shall be in breach of its material obligations under the Contracts set forth on Schedule 6.10(a)(ii) (the “Sony Contracts”), taken as a whole (determined without regard to any right of AMC or such Subsidiary to cure any such breach), or (ii) any of the Sony Contracts shall have been terminated prior to the expiration of its current term. No such notice shall be deemed to have cured any breach of any representation, warranty, covenant or agreement or affect any right or remedy of any party hereto under this Agreement, including the right to indemnification under Article VII or Article X. In addition, AMC shall notify US Purchaser promptly if AMC or any of its Subsidiaries receives any written notice, or, to the Knowledge of the AMC Entities or the Companies, any non-written notice, of any actual or threatened modification, acceleration, termination, cancellation or non-renewal of any Company Material Contract. Prior to the Closings, AMC shall not, directly or indirectly, sell, assign or otherwise transfer to any Persons, other than a wholly-owned Subsidiary of AMC who becomes a party to and bound by this Agreement, any Equity Securities in any Seller, any Company or Ascent Media Property Holdings, LLC; provided, however that no such transfer by AMC shall relieve AMC of any of its obligations hereunder. For the avoidance of doubt, nothing in this Agreement shall in any respect prohibit or restrict AMC and its Subsidiaries from entering into and/or consummating any transactions with one or more third parties with respect to the sale, merger or other divestiture of any business or assets of AMC and its Subsidiaries other than the Business, the Company Interests, the assets and properties of the Company Group Members, and the Equity Securities in any Seller, any Company or Ascent Media Property Holdings, LLC; provided, that, any such transaction does not and would not reasonably be expected to adversely affect the consummation of the Transactions or impose any restrictions or Liabilities on the Business or any Company Group Member.

(b) AMC shall, on or prior to the Closings, cause (i) all obligations of the US Company, the UK Company or the Singapore Company, as the case may be, to each lender, holder, payee or beneficiary of any Indebtedness of AMC or any of its Subsidiaries (including any Company Group Member), including DBS Bank Ltd and Wells Fargo Capital Finance, LLC, arising from or relating to such Indebtedness (or any documents executed in connection therewith), or otherwise in favor of the Retained Group, to be released, and (ii) all (x) Liens (other than to the extent required by DBS Bank Ltd to support any Outstanding Letters of Guarantee, but solely to such extent) on any asset of any of the US Company, the UK Company or the Singapore Company in favor of any such lender, holder, payee or beneficiary with respect to any such outstanding Indebtedness or other obligation of any such Person, or otherwise in favor of the Retained Group, or the US Company Interest, the UK Company Interest and the Singapore Company Interest and (y) arrangements respecting Liens on any assets of any of the Companies, including landlord or third-party agreements, consents, waivers and estoppel certificates, to be terminated in full and be of no further force or effect; provided, that, any letters of guarantee or banker’s guarantees issued pursuant to the DBS Facility prior to the date hereof or, with the prior written consent of US Purchaser, after the date hereof (collectively, “Outstanding Letters of Guarantee”) shall remain outstanding notwithstanding such termination.

(c) The AMC Entities and the Companies shall, and shall cause their Representatives to, provide US Purchaser with all cooperation reasonably requested by US Purchaser in connection with Purchasers’ and their Affiliates’

financing of the Purchase Price and refinancing of existing Indebtedness in connection with the Transactions (collectively, the “Financing”). Such cooperation shall include:

(i) using commercially reasonable efforts to furnish, as promptly as practicable, financial and other information relating to the Business or the Company Group to the lenders and other financial institutions and investors that are or may become parties to the Financing (the “Financing Sources”) as may be requested by Purchasers and/or the Financing Sources;

(ii) using commercially reasonable efforts to assist in the preparation of such documents and materials as may be required in connection with the Financing, including (A) any customary offering documents, private placement memoranda, bank information memoranda, and similar documents (including historical and pro forma financial statements and information) for the Financing as US Purchaser and/or the Financing Sources may request, (B) materials for rating agency presentations, and (C) credit agreements and other loan documents (including disclosure schedules thereto);

(iii) identifying any information in any such offering documents, private placement memoranda, bank information memoranda and similar documents that constitutes material non-public information concerning the Company Group or their securities for purposes of United States federal and state securities laws (“Material Non-Public Information”);

(iv) providing customary authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Financing Sources that the public side versions of any such offering documents, private placement memoranda, bank information memoranda and similar documents, if any, do not include Material Non-Public Information;

(v) using commercially reasonable efforts to facilitate the pledging of collateral for the Financing, including using commercially reasonable efforts: (A) to obtain appraisals, engineering or other reports, surveys, and title insurance reports and policies, (B) to take other actions necessary to permit the Financing Sources to evaluate the real property and other assets, cash management and accounting systems of the Company Group, and (C) to obtain landlord consents to the pledging of leasehold interests in real property held or to be held by any Company Group Member and such other landlord or third-party consents, waivers, estoppel certificates and agreements as may be requested by the Financing Sources in connection with the pledge of such collateral;

(vi) using commercially reasonable efforts to arrange for direct contact between the Representatives, senior management and other appropriate employees of the Company Group Members and the Financing Sources;

(vii) using commercially reasonable efforts to obtain such other consents, waivers, approvals, authorizations and instruments as may be requested by US Purchaser and/or the Financing Sources in connection with the Financing;

(viii) providing to the Financing Sources all documentation and information as they may request in connection with requirements of bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act; and

(ix) otherwise using commercially reasonable efforts to facilitate the consummation of the Financing, including taking all corporate actions, subject to the occurrence of the Closings, reasonably requested by US Purchaser to permit the consummation of the Financing and to permit the proceeds thereof to be made available to the Purchasers immediately upon the Closings.

The Purchasers shall reimburse the AMC Entities and the Companies for all reasonable out-of-pocket costs and expenses actually incurred by them in complying with this Section 6.10(c); provided that no such reimbursement shall be provided in connection with actions that are otherwise required to be taken under this Agreement.

(d) From and after the Closings, the Purchasers or their respective Affiliates, successors and assigns shall have the sole right and authority to collect for the account and sole benefit of the Companies and their respective Affiliates, successors and assigns (the “Post-Closing Payees”) all payments from any customers of the Business that relate to the Business. If AMC or any of its Subsidiaries shall receive any such payments, AMC shall, and shall cause its Subsidiaries to, hold all such monies in trust for the sole benefit of the applicable Post-Closing Payee, shall promptly notify such Post-Closing Payee of the receipt of such monies, and promptly after such notice shall transfer such monies to such Post-Closing Payee by wire transfer of immediately available funds or in such other manner reasonably requested by such Post-Closing Payee, in each case to the extent that Purchasers or the Companies shall notify AMC, or AMC or any of its Subsidiaries otherwise has knowledge, that such payment belongs to the Company Group.

6.11  Publicity.  AMC and US Purchaser agree that, from the date hereof through the Closing Date, no public release or announcement concerning the Transactions shall be issued by any party hereto without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by Law, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

6.12  Excluded Assets.  Each of the parties acknowledges that the assets described on Section 6.12 of the Company Disclosure Letter (collectively, the “Excluded Assets”), are not part of the Business and shall not be transferred to Purchasers in connection with the Transactions. AMC shall use all reasonable best efforts, and at its sole cost and expense, to transfer such Excluded Assets from the Company Group to the Retained Group prior to the Closings, and neither Purchasers nor any Company Group Member shall be entitled to any consideration therefor. For the avoidance of doubt, the parties acknowledge that the business and assets of AMC or its Subsidiaries, other than those business and assets that are part of the Business, shall not be transferred to Purchasers in connection with the Transactions.

6.13  [Intentionally Omitted].

6.14  Termination of Affiliate Transactions.  On or before the Closing Date, except as set forth on Section 6.14 of the Company Disclosure Letter, all Liabilities and obligations between any Company Group Member, on the one hand, and AMC or any of its Subsidiaries (other than a Company Group Member) on the other hand, including (i) any and all Indebtedness between any Company Group Member on the one hand, and AMC or any of its Subsidiaries (other than a Company Group Member), on the other hand, and (ii) any and all Related Party Arrangements disclosed in Section 4.11 of the Company Disclosure Letter (including the Intercompany Accounts) shall be terminated in full in a manner satisfactory to US Purchaser, without any Liability to either Purchaser, the Business or any Company Group Member following the Closings and AMC shall deliver releases (in form and substance reasonably satisfactory to Purchaser) evidencing the release of the applicable Purchaser and the Company Group Members from any such Liabilities or obligations.

6.15  Releases.  Effective as of the Closings, AMC, on behalf of itself, its Subsidiaries and their respective successors and assigns, hereby unconditionally and irrevocably (a) waives any Claims which AMC or any Subsidiary of AMC has or may have in the future against the Business or Company Group with respect to any act or omission by Company Group Member or any of its Affiliates or Representatives prior to the Closings and (b) releases the Company Group and its Affiliates and Representatives from, and agrees to hold the Company Group and its Affiliates and Representatives harmless against, any and all Liabilities with respect thereto; provided that nothing herein shall release any Claims, or extinguish, restrict or otherwise limit any representations, warranties, covenants or rights to indemnification, arising under this Agreement or any of the other Transaction Documents. Effective as of the Closings, each of the Company Group Members, on behalf of itself and its respective successors and assigns, hereby unconditionally and irrevocably (x) waives any Claims which such Company Group Member has or may have in the future against the Retained Group with respect to any act or omission by any member of the Retained Group prior to the Closings and (y) releases the Retained Group from, and agrees to hold the Retained Group harmless against, any and all Liabilities with respect thereto; provided that nothing herein shall release any Claims, or extinguish, restrict or otherwise limit any representations, warranties, covenants or rights to indemnification, arising under this Agreement or any of the other Transaction Documents.

6.16  Resignations.  On the Closing Date, AMC shall deliver to US Purchaser the resignations of the managers, directors and officers of the Company Group Members as designated by US Purchaser no later than three

Business Days prior to the Closing Date, such resignations to be effective concurrently with the Closings. Such resignations will not affect such manager, director or officer’s status as Company Employees.

6.17  Company Group Reorganization.

(a) Prior to the Closing Date, AMC shall restructure the corporate organization of the Company Group in accordance with terms and conditions of the plan of reorganization set forth in Section 6.17(a)(i) of the Company Disclosure Letter such that as of the Closings: (a) the Company Group shall be structured as set forth in the chart in Section 6.17(a)(ii) of the Company Disclosure Letter, (b) all assets of the Business that are not currently held by the Company Group (including (i) all Real Property held in the name of AMC or any Subsidiary of AMC other than a Company Group Member (but excluding any fee title held by AMC or any of its Subsidiaries in any Leased Real Property, or any rights of AMC or any of its Subsidiaries as landlord under the related Real Property Lease), (ii) all assets set forth on Schedule 6.17, and (iii) all Tangible Property owned by AMC or any Subsidiary of AMC other than a Company Group Member, in each case other than any Excluded Assets) shall have been transferred, at AMC’s sole cost and expense, to the Company Group, (c) all Contracts (including each Real Property Lease) of the Business to which any member of the Retained Group is currently a party shall have been assigned, at AMC’s sole cost and expense, to the Company Group, and (d) the Singapore Company shall hold at least 600,000 Singapore dollars in cash and cash equivalents (which shall be credited as Working Capital Assets) (the “Company Group Reorganization”). The Company Group Reorganization shall be memorialized in writing through a Company Group Reorganization Agreement and all necessary bills of sale, instruments of assignment and other documents reasonably necessary to effectuate the Company Group Reorganization (collectively, the “Company Group Reorganization Documents”). Each Company Group Reorganization Document, and any modification to the plan of reorganization set forth in Section 6.17(a)(i) of the Company Disclosure Letter or any Company Group Reorganization Document, shall require the review and approval of the US Purchaser and such approval shall not be unreasonably withheld, conditioned or delayed if such Company Group Reorganization Document or such modification conforms to the requirements of this Agreement with respect to the Company Group Reorganization and does not, and would not reasonably be expected to, adversely affect either Purchaser or any Company Group Member.

(b) If, following the Closings, AMC or any of its Subsidiaries is or becomes aware of any asset of the Business (including any tangible personal property, Real Property, material license, Contract or asset set forth on Schedule 6.17) that was held by the Retained Group as of the Closings and that should have been transferred to the Company Group in connection with the Company Group Reorganization, AMC shall notify the Purchasers of the identity of such asset and shall cause such asset to be promptly transferred, at AMC’s sole cost and expense, to the Company Group Member designated by the US Purchaser. Any dispute, claim or controversy arising out of this Section 6.17(b) shall be determined, at the request of any party hereto, by arbitration conducted in Los Angeles, California, or such other location as the parties hereto may mutually agree, before a sole arbitrator; provided, that, the parties hereto shall make every reasonable effort to resolve any such dispute, claim or controversy without resort to arbitration. The arbitration shall be administered by JAMS (or any successor organization) pursuant to its Comprehensive Arbitration Rules & Procedures, and the parties hereto agree that the arbitrator may impose sanctions in the arbitrator’s discretion to enforce compliance with discovery and other obligations. Judgment upon any award rendered by the arbitrator shall be final and binding upon the parties hereto and may be entered and enforced by any state or federal court having jurisdiction thereof. The arbitrator shall have the power to grant temporary, preliminary and permanent relief, including injunctive relief and specific performance. Unless otherwise ordered by the arbitrator, the fees, expenses and costs of such arbitrator shall be borne one-half by Purchasers and one-half by AMC.

(c) Anything contained herein to the contrary notwithstanding, no Company Group Member shall declare or pay any dividend, or make any distribution, in cash or in property, if following such dividend or distribution such Company Group Member would not have good funds available in cash sufficient to satisfy and honor in full any and all outstanding checks and/or wire transfers drawn on any account of such Company Group Member.

6.18  Real Estate.

(a) Before the Closing Date, AMC shall make available to US Purchaser any and all real property transfer Tax returns and other similar filings required by Law in connection with the Transactions contemplated hereby and relating to the Owned Real Property, any part thereof or ownership interest therein, all duly and properly executed and acknowledged by AMC. AMC shall also execute such affidavits in connection with such filings as required by Law or reasonably requested by US Purchaser.

(b) Subject to Section 6.19 below, prior to the Closings, AMC shall, or shall cause its Subsidiaries to, transfer all right, title and interest in each parcel of Owned Real Property set forth on Schedule 6.18(b) to the US Company, at AMC’s sole cost and expense, in each case pursuant to a customary grant, bargain and sale deed (the “Deed”), the form of which shall be approved by US Purchaser in its reasonable discretion. In connection with each such conveyance, AMC shall arrange for the issuance of the Owner’s Title Policy with respect to each such parcel of Owned Real Property and all appurtenances thereto, effective as of the date on which each Deed is recorded in the Official Records, ensuring US Company’s ownership interest in each such parcel of Owned Real Property and all appurtenances thereto in an amount to be reasonably determined by US Purchaser prior to the date that is ten (10) Business Days before the Closing Date. The form of each such Owner’s Title Policy shall be approved by US Purchaser in its reasonable discretion prior to the date that is five (5) Business Days before the Closing Date, and each such Owner’s Title Policy shall include such endorsements as US Purchaser determines in its reasonable discretion to be appropriate. The costs of each such Owner’s Title Policy shall be allocated between AMC and US Purchaser as follows: AMC shall be responsible for the cost of the CLTA (or equivalent basic coverage) portion of the premium(s) for each Owner’s Title Policy, for the cost of the non-imputation endorsement(s) (the “Non-Imputation Endorsement”) to be issued effective as of the Closings, and for the cost of the Map Act Endorsement, and US Purchaser shall be responsible for the incremental cost attributable to providing an ALTA owner’s policy of title insurance and the cost of any endorsements US Purchaser requests other than the Non-Imputation Endorsement and the Map Act Endorsement; provided, however, that AMC shall cause the delivery of such customary affidavits as the Title Company may require for issuance of each such Owner’s Title Policy and the endorsements thereto. It is understood and agreed that, notwithstanding anything to the contrary set forth in this Section 6.18(b), the 2813 West Alameda Parcel will be transferred to the US Company only if and when required by Section 6.19 below.

(c) At the Closings, (i) the US Purchaser and AMC shall enter into the sublease in the form of Exhibit B (with AMC as the sublessor and US Purchaser as the sublessee) with respect to the premises identified on Schedule 6.18(c)(i) (the “2901 West Alameda Sublease”), (ii) the US Purchaser and Ascent Media Property Holdings, LLC shall, and AMC shall cause Ascent Media Property Holdings, LLC to, enter into the lease in the form of Exhibit C (with Ascent Media Property Holdings, LLC as the lessor and US Purchaser as the lessee) with respect to the premises identified on Schedule 6.18(c)(ii) (the “Northvale Lease”), and (iii) the US Purchaser and Ascent Media Property Holdings, LLC shall, and AMC shall cause Ascent Media Property Holdings, LLC to, enter into the lease in the form of Exhibit D (with Ascent Media Property Holdings, LLC as the lessor and US Purchaser as the lessee) with respect to the premises identified on Schedule 6.18(c)(iii) (the “Tappan Lease” and, collectively with the 2901 West Alameda Sublease, the Northvale Lease and the 2813 West Alameda Lease (if executed pursuant to Section 6.19(b)), the “AMC-Encompass Sublease and Leases”).

(d) Prior to the Closings, to the extent practicable, AMC shall satisfy (i) all Liabilities arising from or related to the Changi Lease, including the Singapore Company’s obligation to restore the Changi Premises upon the expiration or termination of the Changi Lease, and (ii) all Liabilities under the Changi Lease arising from or related to the failure to obtain any necessary consent(s) to the change in control of the Singapore Company in connection with the Transactions. In addition, prior to the Closings, (x) AMC shall terminate all employees of AMC and its Subsidiaries (including the Company Group Members) providing services primarily at the Changi Premises, and (y) AMC shall satisfy all Liabilities arising from or related to such terminations, including ex-gratia payments, leave encashments, and payments provided in lieu of notice.

6.19  Burbank Parcels.

(a) Prior to the Closings, AMC shall, and shall cause its Subsidiaries (including Ascent Media Property Holdings, LLC) to, use commercially reasonable efforts to obtain from the Title Company not later than five Business Days prior to the Closing Date a commitment (the “2813 West Alameda Title Commitment”) to issue an Owner’s Policy of Title Insurance with respect to the 2813 West Alameda Parcel and the easement rights created pursuant to the Appurtenant Earth Station Easement Agreement that includes a CLTA Form 116.7 endorsement (or the equivalent thereof that is reasonably acceptable to the US Purchaser) insuring against loss or damage sustained by the insured by reason of the failure of the 2813 West Alameda Parcel to constitute a lawfully created parcel according to the Map Act and local ordinances adopted pursuant thereto, including the Burbank Municipal Code (the “Map Act Endorsement”), which Map Act Endorsement shall be at AMC’s sole cost and expense. AMC and its Subsidiaries (including Ascent Media Property Holdings, LLC) understand that the Title Company may require the City of Burbank to issue a certificate of compliance pursuant to the Map Act (Cal. Govt. Code §66499.35) and the applicable provisions of the Burbank Municipal Code (the “Certificate of Compliance”) as a condition precedent to its issuance of a Map Act Endorsement, and in such event AMC and its Subsidiaries (including Ascent Media Property Holdings, LLC) shall use commercially reasonable efforts to obtain the Certificate of Compliance.

(b) In the event that, not less than five Business Days prior to the Closing Date, the Title Company has issued the 2813 West Alameda Title Commitment, then (i) prior to the Closings, AMC shall cause Ascent Media Property Holdings, LLC to transfer all of its right, title and interest in the 2813 West Alameda Parcel to the US Company; (ii) prior to the Closings, the US Company shall, and AMC shall cause Ascent Media Property Holdings, LLC to, enter into and record in the Los Angeles Official Records the reciprocal easement agreement in the form of Exhibit E (the “Appurtenant Earth Station Easement Agreement”); and (iii) the US Company shall, and AMC shall cause Ascent Media Property Holdings, LLC to, enter into the lease in the form of Exhibit F (with US Company as the lessor and Ascent Media Property Holdings, LLC as the lessee) with respect to the premises identified therein and to record a memorandum thereof (in the form attached thereto) in the Los Angeles Official Records (such lease and recorded memorandum thereof, the “2813 West Alameda Lease”).

(c) In the event that, not less than five Business Days prior to the Closing Date, the Title Company has not issued the 2813 West Alameda Title Commitment, then (i) prior to the Closings, AMC shall cause Ascent Media Property Holdings, LLC to, enter into and record in the Los Angeles Official Records as against each of the 2813 West Alameda Parcel and the 2820 West Olive Parcel respectively, the declarations of covenants in the form of Exhibits G and H (collectively, the “Declarations”) to acknowledge and provide notice of the fact that each owner of the 2813 West Alameda Parcel and the 2820 West Olive Parcel shall, among other things, be bound by the covenants set forth in subparagraph (iii) of this Section 6.19(c); (ii) prior to the Closings and after the Declarations have been recorded, the US Company shall, and AMC shall cause Ascent Media Property Holdings, LLC to, enter into and record in the Los Angeles Official Records as against each of the 2813 West Alameda Parcel and the 2820 West Olive Parcel the easement agreement in the form of Exhibit I (the “In-Gross Earth Station Easement Agreement”), which grant shall occur concurrently with the issuance of an Owner’s Title Policy with respect to the easement interest created by the In-Gross Earth Station Easement Agreement; and (iii) from the Closings until December 31, 2015, AMC shall, and AMC shall cause its Subsidiaries (including Ascent Media Property Holdings, LLC) to, use their reasonable best efforts to obtain the 2813 West Alameda Title Commitment. If, on or before December 15, 2015, the 2813 West Alameda Title Commitment is obtained, then within five Business Days of the date the 2813 West Alameda Title Commitment is obtained, (1) AMC shall cause Ascent Media Property Holdings, LLC to transfer, for the sum of one million dollars ($1,000,000), all of its right, title and interest in the 2813 West Alameda Parcel to the US Purchaser or its designee as provided in Section 6.18(b); (2) concurrently with (and as a condition of) such transfer, the US Purchaser or its designee shall, and AMC shall cause Ascent Media Property Holdings, LLC (or its successor(s) as owner(s) of the 2813 West Alameda Parcel and/or 2820 West Olive Parcel) to, (A) execute and enter into the Appurtenant Earth Station Easement Agreement, (B) execute and enter into an acknowledgement of the cancellation and termination of the In-Gross Earth Station Easement Agreement (the “Termination of Easement in Gross”) and (C) execute and enter into an acknowledgement of the cancellation and termination of the Declarations (the “Termination of Declarations”); (3) the US Purchaser or its designee and the then-parties to the In-Gross Earth Station Easement Agreement shall, and AMC shall cause Ascent Media Property Holdings, LLC (or its successor(s) as owner(s) of the 2813 West Alameda Parcel and/or 2820 West Olive Parcel) to, record in the Los Angeles Official Records at the same time and in the following order the Termination of Declarations, the Termination of Easement In Gross and the Appurtenant Earth Station Easement Agreement; and (4) the US Company or such designee thereof as takes title to the 2813 West Alameda Parcel shall, and AMC shall cause Ascent Media Property Holdings, LLC to, enter into the 2813 West Alameda Lease. All of covenants contained in this Section 16.9(c) that are to be performed after the Closings shall survive through June 30, 2016.

6.20  Assumed Guarantees.

(a) Reference is made to Schedule 6.20(a), which sets forth a list of certain guarantees or obligations as a co-signer (collectively, the “Assumed Guarantees”) in which AMC or another member of the Retained Group is (or, at the Closings, may be) obligated (whether as a primary obligor or a surety) for an obligation for which a Company Group Member is (or, at the Closings, will be) the primary obligor. AMC acknowledges and agrees that the Assumed Guarantees shall remain in place following the Closings, if necessary to enable AMC to comply with its obligations under Section 6.6.

(b) From time to time following the Closings, US Purchaser shall use commercially reasonable efforts to procure the release of AMC and any other member of the Retained Group from all liability under the Assumed Guarantees, including, if commercially reasonable, by agreeing to become directly liable to the obligee (whether as a primary obligor or a guarantor) for the obligation guaranteed by AMC or another member of the Retained Group thereunder; provided, however, that: (i) this Section 6.20(b) shall not in any way be deemed to limit AMC’s obligations under Section 6.6 and (ii) US Purchaser shall not be required under this Section 6.20(b) to make any payments (other than payments on the underlying obligation, to the extent otherwise due and payable), to post any deposits, or to provide any performance bond, letter of credit, bank letter of guaranty or similar form of credit support, in exchange for the release of AMC or any other member of the Retained Group.

(c) In the event that AMC or any other member of the Retained Group, as applicable, is not released from all Liabilities under the Assumed Guarantees before the Closing Date, Purchasers and its Subsidiaries covenant and agree (i) not to renew or extend the term of the lease or agreement underlying any Assumed Guarantee beyond the current term thereof (including by way of exercising an option to renew or extend the term of such underlying lease or agreement) and (ii) not to amend, modify, change or waive any of the provisions of the lease or agreement underlying any Assumed Guarantee so as to increase, in any material respect, the Liability of AMC or any other member of the Retained Group under such Assumed Guarantee, in each case without the prior written approval of AMC (which approval may be withheld at AMC’s sole discretion).

6.21  Certain Capital Expenses.

(a) From October 6, 2010 through the Closings, the Company Group shall, and AMC shall cause the Company Group to, (i) undertake the capital projects identified on Schedule 6.21(a) (“Approved Capital Projects”) in the ordinary course of business consistent with past practice, (ii) pay in cash for Approved Capital Projects in the ordinary course of business consistent with past practice, (iii) maintain its facilities in proper working order, ordinary wear and tear excepted, including using commercially reasonable efforts to undertake any capital projects (other than Approved Capital Projects) relating to the general maintenance of Company Group facilities and maintain any existing customer Contracts (any capital projects described in this clause (iii), other than any capital project contemplated by Section 6.21(b)(ii)(y)(2), “Maintenance Capex”), and (iv) pay in cash for any Maintenance Capex undertaken pursuant to this sentence. If the aggregate amount paid in cash by the Company Group for Approved Capital Projects from October 6, 2010 through the Closings is less than $17,256,000 (such aggregate amount, the “Capex Cash Payment Amount”), the amount of such deficiency shall constitute a “Capex Shortfall”. In addition to any other obligations set forth in this Section 6.21(a), if the Closings occur after December 31, 2010, the Company Group shall, and AMC shall cause the Company Group to continue its obligations with respect to the first sentence of this Section 6.21(a) with respect to any Approved Capital Projects that has not then been completed (such as the Discovery Singapore renewal project), whether or not the Company Group has paid in full the Capex Cash Payment Amount; provided that the Company Group and AMC shall in no event be obligated to pay more in the aggregate for any Approved Capital Project, for all periods through the Closing Date, including amounts paid prior to October 6, 2010, than the amount set forth for such Approved Capital Project on Schedule 6.21(a) under the heading “Approved 2010 AFC Amount.”

(b) The Company Group shall not be required to pay for any capital expenditures other than as set forth in Section 6.21(a). If, at any time from October 6, 2010 through the Closings: (i) the Company Group pays in cash for capital expenditures for a capital project that is not an Approved Capital Project and that is not Maintenance Capex (any such cash payment, “New Capex”), and (ii) either (x) US Purchaser consents in writing to such New Capex or (y) such New Capex is reasonably incurred by the Company Group, after good faith consultation with US Purchaser, in connection with: (1) any new customers of the Company Group (that were not customers of the Company Group as of October 6, 2010), (2) the renewal of the Channel Five contract, or (3) any expansion or enhancement, so long as incremental revenue and contribution will be earned with respect to the capital expenditures that are needed to be spent, of services to existing customers of the Company Group, then the amount of such New Capex shall constitute “Added Investment”. For the avoidance of doubt, notwithstanding anything herein to the contrary, any cash payments for 2009 AFC carryover projects shall in no event be considered “Added Investment”.

6.22  Financial Updates.  AMC shall provide US Purchaser, on a quarterly basis, with the unaudited carve out balance sheet of the Business as of the most recent quarter end, and related unaudited carve out statements of operations of the Business for the year-to-date period then ended, as soon as such quarterly financial statements become available. AMC shall provide US Purchaser, on a monthly basis, with unaudited management financial reports for the most recent month, within 5 Business Days after such monthly reports are provided to management. AMC shall provide US Purchaser an unaudited carve out balance sheet of the Business as at December 31, 2010, and related unaudited carve out statements of operations and cash flow for the fiscal year then ended (including the notes thereto), as soon as such financial statements become available.

6.23  Audited Financial Statements.  AMC shall use its reasonable best efforts to assist US Purchaser in its preparation of audited financial statements for the Business for the fiscal year ended December 31, 2010 (the “Audited Financial Statements”), including providing US Purchaser reasonable access to books, records and Representatives relevant to prepare the Audited Financial Statements, it being understood that Encompass shall bear all out-of-pocket costs and expenses incurred by AMC in complying with this Section 6.23.

6.24  Microsoft Licenses.

(a) Notwithstanding anything to the contrary herein, prior to the Closing Date, AMC and its Subsidiaries shall validly transfer to US Company those certain Microsoft licenses set forth on schedule 6.24(a) (the “Microsoft Licenses”) with all rights necessary for such licenses to be used by the Business in the ordinary course as such licenses were used by AMC and its Subsidiaries as of the Effective Date (it being understood that the Microsoft Licenses do not include any maintenance or other rights under AMC’s Enterprise Agreement with Microsoft). If AMC and its Subsidiaries have fully complied with their obligations under the first sentence of this Section 6.24(a), Purchasers shall reimburse AMC and its Subsidiaries, on the Closing Date, $292,000 in cash (the “Transfer Amount”). In the event that Purchasers, on or prior to the Closing Date, have a documented quote from Microsoft or an agent of Microsoft offering the same number of licenses with substantially similar terms and conditions as the Microsoft Licenses, and for an aggregate fee (the “Negotiated Amount”) that is lower than the Transfer Amount, then the amount payable by Purchasers pursuant to this Section 6.24(a) shall be reduced by the difference between the Negotiated Amount and the Transfer Amount.

(b) In the event that AMC and its Subsidiaries have not fully complied with their obligations under the first sentence of Section 6.24(a) by January 15, 2011, then the Purchasers shall have the option to terminate the transfer provided under Section 6.24(a) and to not pay the Transfer Amount; provided, that the US Company shall transfer back to AMC all Microsoft Licenses already transferred.

ARTICLE VII

TAX MATTERS

7.1  Tax Matters.

(a) Pre-Closing Tax Returns.

(i) Where required or permitted by applicable Law, AMC shall include the Company Group Members in, or cause the Company Group Members to be included in, and shall prepare or cause to be prepared, and timely and properly file or cause to be timely and properly filed, all consolidated, combined or unitary Tax Returns for the taxable periods (or portions thereof) of the Company Group Members ending on or prior to the Closing Date. AMC shall pay any and all Taxes due with respect to the Tax Returns referred to in this Section 7.1(a)(i).

(ii) In addition, AMC shall prepare or cause to be prepared (A) all Tax Returns of or with respect to any Company Group Member required to be filed on or prior to the Closing Date (taking into account valid extensions of time to file), and (B) all other Tax Returns of any Company Group Member covering a Pre-

Closing Period (other than a Pre-Closing Period that is part of a Straddle Period). With respect to Tax Returns described in clause (A) of this Section 7.1(a)(ii), AMC shall cause the applicable Company Group Member to file such Tax Returns and pay any and all Taxes shown due thereon. With respect to Tax Returns described in clause (B) of this Section 7.1(a)(ii), provided that the US Purchaser has received such Tax Returns from AMC not less than five Business Days prior to the due date for filing such Tax Returns (taking into account any applicable extensions) along with the amount of any and all Taxes shown as due thereon, US Purchaser shall cause the applicable Company Group Member to execute and timely file such Tax Returns and timely remit such Taxes.

(b) Other Tax Returns.  Purchasers shall prepare or cause to be prepared and timely and properly file or cause to be timely and properly filed all Tax Returns (other than those described in Section 7.1(a)) of or with respect to any Company Group Member, and shall timely and properly pay or cause to be timely and properly paid the Taxes due with respect to such Tax Returns.

(c) Straddle Returns.  Not later than 15 Business Days prior to the filing of any Straddle Return, US Purchaser shall deliver a draft of such Straddle Return to AMC, for AMC’s review and comment, together with a statement setting forth the amount of the Pre-Closing Tax. Taxes with respect to any Straddle Return shall be allocated between the Pre-Closing Period and the Post-Closing Period in accordance with Section 7.1(d) hereof. If AMC disagrees with US Purchaser’s determination of the amount of the Pre-Closing Tax, AMC shall notify US Purchaser of such disagreement in writing and US Purchaser and AMC shall meet and work together in good faith to agree upon such amount. If AMC and US Purchaser resolve any such disagreement, AMC shall pay to US Purchaser the amount of the Pre-Closing Tax as agreed by AMC and US Purchaser as being owed by AMC no later than five Business Days prior to the date on which such Straddle Return is due. If AMC and US Purchaser cannot agree on the amount of the Pre-Closing Tax owed by AMC with respect to such Straddle Return, then such disagreement shall be submitted for dispute resolution (as provided below) and AMC shall pay to US Purchaser the amount of Taxes that represents the mid-point of AMC’s and US Purchaser’s respective reasonable determinations of the amount of Pre-Closing Taxes owed by AMC no later than five Business Days prior to the date on which such Straddle Return is due. Not later than five Business Days after filing any such Straddle Return of or with respect to such Company Group Member, US Purchaser shall deliver a copy of such Tax Return to AMC. With respect to any disagreement that is to be submitted for dispute resolution, the item in question shall be submitted for final and binding resolution to Deloitte & Touche LLP or another internationally recognized independent public accounting firm reasonably satisfactory to AMC and US Purchaser (the “Straddle Return Arbitrator”). The Straddle Return Arbitrator shall be instructed that it may only consider those items and amounts as to which Purchasers and AMC have disagreed on the terms specified above. The Straddle Return Arbitrator shall be instructed to deliver to Purchasers and AMC, as promptly as practicable (and in no event more than 45 days) after its appointment, a written report setting forth the resolution of any such disagreement and the reasons for such determination. The parties agree that AMC shall supply Purchasers, and Purchasers shall supply AMC, with any written representations that are made to the Straddle Return Arbitrator and that each party and its representatives, accountants and other advisors may be present while oral presentations are made to the Straddle Return Arbitrator. The determination of the Straddle Return Arbitrator (i) shall be set forth in writing, (ii) shall be within the range of dispute between Purchasers and AMC (if applicable), and (iii) shall be final and binding upon all the parties upon which a judgment may be rendered by a court having proper jurisdiction thereover. The fees, expenses and costs of the Straddle Return Arbitrator shall be borne one-half by Purchasers and one-half by AMC. Within five days after the determination of the Straddle Return Arbitrator, AMC or US Purchaser shall pay to such other party any amount which is determined by the Straddle Return Arbitrator to be owed by them.

(d) Allocation of Taxes.  With respect to any Straddle Period, to the extent permitted by Law, AMC and US Purchaser shall use their reasonable best efforts to elect to treat the Closing Date as the last day of the taxable period. If no election is made, the Taxes of the Company Group Members shall be allocated between the Pre-Closing Period and the Post-Closing Period: (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible), on a closing of the books basis as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which any Company Group Member holds a beneficial interest shall be deemed to terminate at such time); and (ii) in the case of Taxes (other than those described in clause (i) above) that are imposed on a periodic basis with respect to the business or assets of the Company Group or otherwise measured by the level of any item, on the basis of the amount of such Taxes for the entire Straddle Period multiplied by a fraction the numerator of which is the number of calendar days in such partial period and the denominator of which is the number of calendar days in the entire Straddle Period. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 7.1(d) shall be computed by reference to the level of such items on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with past practice of the Company Group Members. Notwithstanding the foregoing, Taxes attributable to any transaction or action taken by any of the AMC Entities or their Affiliates with respect to any Company Group Member out of the ordinary course of business before the Closings on the Closing Date shall be allocated to the Pre-Closing Period, and Taxes attributable to any transaction or action taken by any of the Purchasers or their Affiliates with respect to any Company Group Member out of the ordinary course of business after the Closings on the Closing Date shall be allocated to the Post-Closing Period; provided, however, that AMC, US Purchaser and the Companies shall treat, and shall cause their respective Affiliates to treat, any U.S. federal, state and foreign income Tax deductions arising from payments in respect of options, restricted stock, phantom equity appreciation rights or other equity-based compensation, any severance payments to non-Company Employees, or any other Company Transaction Compensation as occurring prior to the Closings on the Closing Date and during the Pre-Closing Period for all Tax purposes. The AMC Entities, US Purchaser and the Companies agree not to take, and shall cause their respective Affiliates not to take, any Tax reporting position that is inconsistent with the foregoing provisions of this Section 7.1(d), unless otherwise required by applicable Law.

(e) UK VAT.  Notwithstanding anything to the contrary in this Article VII, UK VAT shall be allocated as follows:

(i) All UK VAT due on goods or services supplied or deemed to be supplied by the UK Company on or prior to the Closing Date shall be allocated to the Pre-Closing Period, and AMC and the UK Seller shall be entitled to the benefit of any reimbursement or credit from the applicable taxing authority for any UK VAT payable on goods or services supplied to the UK Company on or prior to the Closing Date (including any overpayments); and

(ii) All UK VAT due on goods or services supplied or deemed to be supplied by the UK Company after the Closing Date shall be allocated to the Post-Closing Period, and UK Purchaser shall be entitled to the benefit of any reimbursement or credit from the applicable taxing authority for any UK VAT payable on goods or services supplied to the UK Company after the Closing Date (including any overpayments).

(f) Transfer Taxes.  Notwithstanding anything to the contrary in this Article VII, the allocation and payment of any Transfer Taxes relating to this Agreement or the Transactions shall be made in a manner consistent with Section 2.6.

(g) Manner of Preparation.  All Tax Returns prepared by AMC and Purchasers (to the extent such Tax Returns cover periods or portions thereof prior to the Closing Date) shall, except as otherwise required by Law, be prepared in a manner consistent with the past practice of or with respect to any Company Group Member. Purchasers, AMC and their respective Affiliates shall cooperate with each other and provide to the others such information and render to the others such assistance as may reasonably be requested in order to ensure the proper and timely preparation and filing of Tax Returns of or with respect to any Company Group Member.

(h) Cooperation.  With the view to minimize all Taxes payable by or with respect to the Business and the Company Group or payable as a result of the Transactions to the maximum extent permitted by applicable Law, the AMC Entities and Purchasers shall cooperate in good faith in (i) preparing all Tax Return preparer Tax information requests and preparing and filing all Tax Returns of or with respect to the Business or any Company Group Member pursuant to this Article VII, (ii) maintaining and making available to each other all records necessary in connection with Taxes relating to such Tax Returns and (iii) resolving all disputes and audits with respect to such Taxes. Purchasers and the AMC Entities recognize that each may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the other, including computerized books and records and any such information stored in any other form or media (“Tax Records”). Therefore, Purchasers and the AMC Entities agree (x) to allow (and Purchasers shall cause the Company Group to allow) each other and their agents and representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such Tax Records and to make available the appropriate personnel with knowledge of such Tax Records to help answer questions, such activities to be conducted during normal business hours and with the requesting party paying out-of-pocket expenses only and (y) to offer the other parties such Tax Records before destroying such Tax Records.

(i) Amended Returns.  AMC shall have the sole and exclusive authority to file amended Tax Returns of or with respect to the Business or any Company Group Member for any Tax periods that end on or before the Closing Date; provided, that to the extent any such amended Tax Return could reasonably be expected to materially affect Post-Closing Taxes, AMC shall permit US Purchaser to review and comment on any relevant portions of such amended Tax Return prior to filing, and shall make such revisions to the relevant portions of such amended Tax Returns as shall be reasonably requested by US Purchaser. Purchasers shall have the sole and exclusive authority to file amended Tax Returns of or with respect to the Business or any Company Group Member for all other Tax periods; provided, that AMC shall have no liability to Purchasers for any breach of representation or warranty or otherwise caused by, and Purchasers shall hold AMC harmless from and against any and all additional costs, expenses and liabilities (including Taxes) arising from, any such amendment by Purchasers.

(j) Purchaser Covenants.

(i) Purchasers shall not and shall not permit their respective Affiliates (including any Company Group Member) to make any Tax election that could reasonably be expected to affect the liability of AMC to indemnify either Purchaser for Taxes hereunder unless each Purchaser waives any rights it could otherwise have to indemnification from AMC pursuant to this Agreement with respect to any Taxes attributable to such Tax election.

(ii) Except as otherwise required by applicable Law or pursuant to this Agreement, Purchasers shall not cause, and shall not permit, any Company Group Member to effect or engage in any transactions or other actions outside of the ordinary course of business on the Closing Date after the Closings.

(k) AMC Indemnity.  From and after the Closing Date, AMC shall indemnify Purchasers, each Company Group Member and their respective Affiliates against and hold them harmless from any and all (i) Pre-Closing Taxes; (ii) liabilities of the Company Group Members for Taxes of any Person (other than any Company Group Member) as a result of such member being, or having been, on or before the Closing Date, a member of an affiliated, consolidated, combined or unitary group pursuant to Treasury Regulation §1.1502-6 or a comparable provision of foreign, state or local Tax law; (iii) liabilities of the Company Group Members for Taxes of any Person (other than any Company Group Member) imposed on such member as a transferee or successor, by contract or pursuant to any law, rule or regulation, which imposition relates to an event or transaction occurring before or in connection with the Closings; (iv) Transfer Taxes allocable to AMC pursuant to Section 2.6; (v) liabilities incurred as a result of any breach of or inaccuracy in any representation or warranty contained in Section 4.14; (vi) Taxes incurred as a result of any breach by any AMC Entity of any covenant or obligation with respect to Taxes set forth in this Agreement, including under Section 2.4 or this Article VII; (vii) Taxes incurred as a result of any breach of or inaccuracy in any representation or warranty contained in Section 4.13 or Section 4.16(d)(v); (viii) Taxes attributable to, or otherwise resulting from, any Excluded Liabilities or any breach by any AMC Entity of the covenant set forth in Section 2.5; and (ix) reasonable out-of-pocket legal, accounting and other advisory and court fees incurred in connection with the items described in clauses (i) through (viii); provided, however, that notwithstanding the foregoing, AMC will not be responsible for (x) any Transfer Taxes allocated to Purchasers pursuant to Section 2.6, or (y) any Taxes incurred as a result of any breach by either Purchaser or, following the Closings, by any Company Group Member of their respective covenants or obligations under Section 2.4 or this Article VII.

(l) Purchaser Indemnity.  From and after the Closing Date, Purchasers and the Company Group Members shall, jointly and severally, indemnify AMC, AMC’s Subsidiaries and their respective Affiliates against and hold them harmless from any and all (i) Post-Closing Taxes; (ii) Transfer Taxes allocable to Purchasers pursuant to Section 2.6; (iii) Taxes incurred as a result of any breach by either Purchaser or, following the Closings, by any Company Group Member of their respective covenants or obligations under Section 2.4 or this Article VII; (iv) Taxes resulting from any cancellation of indebtedness income deemed to be incurred by AMC or any of its Subsidiaries as a result of (A) AMC or such Subsidiary being deemed, at any time following the Closing, to be the primary obligor for tax purposes under any Assumed Guarantee, and (B) the subsequent termination of such

Assumed Guarantee; and (v) reasonable out-of-pocket legal, accounting and other advisory fees incurred with respect to the items described in clauses (i) through (iv); provided, however, that notwithstanding the foregoing, Purchasers will not be responsible for (v) any Transfer Taxes allocated to AMC pursuant to Section 2.6, (w) any Taxes incurred as a result of any breach or inaccuracy in any representation or warranty contained in Section 4.14, (x) any Taxes incurred as a result of any breach by AMC of any covenant or obligation with respect to Taxes set forth in this Agreement, including under Section 2.4 or this Article VII, (y) Taxes incurred as a result of any breach of or inaccuracy in any representation or warranty contained in Section 4.13 or Section 4.16(d)(v), or (z) Taxes attributable to, or otherwise resulting from, any Excluded Liabilities or any breach by any AMC Entity of the covenant set forth in Section 2.5.

(m) Indemnification Procedures.  If notice of an audit, enquiry, examination or other proceeding is received from any Tax authority, which, if successful, could result in an indemnity payment to any Person hereunder (a “Tax Indemnitee”), the Tax Indemnitee shall promptly (and in no event later than ten Business Days after receipt of such notice) notify the party against whom indemnification is or may be sought (the “Tax Indemnitor”) in writing of such potential claim (a “Tax Claim”). Such notice shall contain factual information (to the extent known) describing the asserted Tax Claim and shall include copies of the relevant portion of any notice or other document received from any Governmental Authority or any other Person in respect of any such asserted Tax Claim. If notice of a Tax Claim is not timely provided to the Tax Indemnitor, the Tax Indemnitor shall not be liable to the Tax Indemnitee to the extent that the Tax Indemnitor’s ability to effectively contest such Tax Claim is actually and materially prejudiced as a result thereof, or for any legal, accounting and other advising and court fees incurred by or on behalf of the Tax Indemnitee prior to receipt of such notice by the Tax Indemnitor. With respect to any Tax Claim, the Tax Indemnitor shall control all audits, enquiries, examinations and other proceedings to the extent they directly relate to such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Tax authority with respect thereto and may, in its sole discretion, either pay any Tax claimed and sue for a refund where applicable law permits such refund suits, or contest the Tax Claim in any permissible manner; provided, however, that (A) the US Purchaser may, and may cause any Company Group Member to, at its own expense, participate in any such audit, examination, or proceeding, and (B) that the Tax Indemnitor shall not settle or compromise a Tax Claim without giving ten Business Days’ prior written notice to the Tax Indemnitee, and without the Tax Indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, if such settlement or compromise could reasonably be expected to have a material adverse effect on the Tax liabilities of the Tax Indemnitee for which the Tax Indemnitor would not be required to indemnify the Tax Indemnitee. The Tax Indemnitee, and each of its Affiliates, shall cooperate with the Tax Indemnitor in taking action in respect of (including contesting) any Tax Claim, which cooperation shall include the retention and (upon the Tax Indemnitor’s request) the provision to the Tax Indemnitor of records and information reasonably relevant to such Tax Claim, making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim, providing to the Tax Indemnitor necessary authorizations, including powers of attorney, to control any audits, enquiries, examinations and other proceedings that the Tax Indemnitor is entitled to control pursuant to this paragraph (l) and, subject to the preceding sentence, executing any documents necessary for the Tax Indemnitor to settle any such audit, examination or other proceeding.

(n) Refunds.  US Purchaser shall pay or cause to be paid to AMC, within 30 days after receipt, any refund received (including any interest received thereon), whether by payment, credit, offset or otherwise, by either Purchaser, any Company Group Member or their Affiliates in respect of any Pre-Closing Taxes or any other Taxes paid or indemnified by AMC pursuant to this Agreement, other than any such refund that is attributable to any post-Closing operations of a Company Group Member. The parties shall cooperate in order to take any necessary and reasonable steps to claim any such refund, provided that the out-of-pocket costs of obtaining any refund paid to AMC shall be borne by AMC. Notwithstanding the preceding sentence, none of Purchasers or any Company Group Member shall be required to pursue or obtain any refund to the extent such action could reasonably be expected to result in an increase to Post-Closing Taxes.

(o) Payments.  Payment by an indemnitor of any amount due to an indemnitee under Article VII of this Agreement shall be made within ten days following written notice by the indemnitee that payment of such amounts to the appropriate Governmental Authority or other applicable third party is due by the indemnitee, provided that the indemnitor shall not be required to make any payment earlier than five Business Days before it is due to the appropriate Governmental Authority or applicable third party. In the case of a Tax that is contested in accordance with the provisions of Section 7.1(m) of this Agreement, payment of such contested Tax will not be considered due earlier than the date a “final determination” to such effect is made by such Governmental Authority or a court. For this purpose, a “final determination” shall mean a settlement, compromise, or other agreement with the relevant Governmental Authority, whether contained in an applicable form, or otherwise, or such procedurally later event, such as a closing agreement with the relevant Governmental Authority, a deficiency notice with respect to which the period for filing a petition with the relevant state, local or foreign tribunal has expired or a decision of any court of competent jurisdiction that is not subject to appeal or as to which the time for appeal has expired.

(p) Treatment of Payments.  AMC and Purchasers shall treat any and all indemnity payments pursuant to this Agreement (including any indemnity payments pursuant to Sections 10.2 and 10.3) as an adjustment to the Purchase Price or as a capital contribution (as appropriate) for Tax purposes, and such treatment shall govern for purposes hereof unless otherwise determined as a result of a final non-appealable determination by any Governmental Authority.

(q) Group Relief.

(i) The UK Seller may, so far as legally possible, reduce or extinguish any Pre-Closing Taxes of the UK Company:

(A) by reallocating for nil consideration a chargeable gain or any part of such gain accruing to the UK Company to any member of the UK Seller’s group under the provisions of section 179A UK Taxation of Chargeable Gains Act 1992 or section 792 UK Corporation Tax Act 2009;

(B) by electing for nil consideration under section 171A UK Taxation of Chargeable Gains Act 1992 that a disposal of an asset by the UK Company shall be treated as having been made by a member of the UK Seller’s group; and

(C) by surrendering or procuring the surrender of Group Relief, eligible unrelieved foreign tax or advance corporation tax to the UK Company for nil consideration;

(ii) The UK Purchaser shall and shall procure that the UK Company shall use all reasonable endeavours to procure that all relevant claims, elections and surrenders are made by and all other actions are taken without delay (and in any event within any applicable statutory time limit) as are required to give effect to the elections in Section 7.1(q)(i); provided, always that the UK Purchaser shall have received clear written instructions no later than 10 Business Days prior to the date on which any applicable statutory time limit expires.

(iii) If the UK Seller wishes to reduce or extinguish any Pre-Closing Taxes of the UK Company by surrendering or procuring the surrender of Group Relief for nil consideration pursuant to Section 7.1(q)(i), the UK Seller shall or shall procure that the relevant company in the UK Seller’s group shall provide its written consent to surrender Group Relief to the UK Company and at the appropriate time following receipt of such notice of consent, the UK Purchaser shall procure that the UK Company shall make a claim for Group Relief (to the extent permitted by law) and send to HM Revenue & Customs a copy of the notice of consent and its own tax return (amended if necessary) in respect of the relevant accounting period as required by Schedule 18 to the UK Finance Act 1998.

(iv) Each of the UK Seller and UK Purchaser agrees and agrees to procure that any claim for Group Relief pursuant to Section 7.1(q)(i) once made shall not be withdrawn (save as may be required by law) without the other party’s written consent (not to be unreasonably withheld or delayed).

(v) The UK Seller shall indemnify the UK Purchaser and/or the UK Company (without duplication) for all reasonable out-of-pocket expenses directly attributable to the compliance of the UK Purchaser and the UK Company with the provisions of (ii) and (iii) of this Section 7.1(q).

ARTICLE VIII

EMPLOYEE MATTERS

8.1  Company Employees.

(a) Within 30 days after the Effective Date, US Purchaser may, or may cause its Affiliates to, at its discretion after interviews, offer continued employment with a Company Group Member (which shall be contingent on the occurrence of the Closings), to any person listed on Section 8.1(a) of the Company Disclosure Letter currently employed by AMC or a Subsidiary of AMC other than a Company Group Member (any such person, an “AMC Business Employee”). Any such offer of continued employment shall be consistent with the provisions of this Article VIII, may contain such other provisions and terms not inconsistent with this Article VIII as US Purchaser or its Affiliates may deem appropriate, and shall remain open for a period of at least five Business Days (a “Qualifying Offer”). On or before the date that is five Business Days prior to the Closing Date, US Purchaser shall notify AMC as to each AMC Business Employee who has accepted such Qualifying Offer (each, a “Transferred Employee”) and each AMC Business Employee who has not accepted such Qualifying Offer. Pursuant to the Qualifying Offers, immediately prior to the Closing Date (or, if applicable, on the Transferred Date), AMC or the relevant Subsidiary of AMC shall transfer the employment of the Transferred Employees to the relevant Company Group Member, and, at the option of the Purchasers, either (i) any employment agreement to which such Transferred Employee is a party shall be assigned to the relevant Company Group Member concurrently with such transfer of employment or (ii) a new employment agreement, in form and substance reasonably satisfactory to the Purchasers, shall be entered into with the Transferred Employee consistent with the terms of this Article VIII and to be effective as of the Closing Date (or, if applicable, the Transferred Date) and such Transferred Employee will release, as of the Closing Date (or, if applicable, the Transferred Date), AMC and its Subsidiaries from any Liabilities associated with their employment with AMC and its Subsidiaries prior to the Closing Date (or, if applicable, the Transferred Date). The parties shall use commercially reasonable efforts to cooperate in the manner in which Qualifying Offers are communicated and the employment of Transferred Employees is continued in order to avoid, to the extent reasonably practicable, a termination of employment under applicable Law.

(b) The Transaction shall not in itself have any effect on the employment status of Company Employees who shall remain employed by the Company Group immediately following the Closings.

(c) Schedule 8.1(c) of the Company Disclosure Letter sets forth those employees of the Retained Group (the “Services Employees”) who are necessary for the provision of services under the Services Agreements and/or the corporate functions of AMC and the Retained Group after the Closings. The AMC Entities and the Purchasers acknowledge that the Services Employees will be required to provide such services from the Closing Date to no later than April 1, 2011. In the event that any Services Employee is intended to be a Transferred Employee, the Purchasers agree that the transfer of such Transferred Employee will not occur until the date, which shall be no later than April 1, 2011, that such employee’s services are no longer required by AMC or its Subsidiaries as set forth on Schedule 8.1(c) (the “Transferred Date”). The parties shall use commercially reasonable efforts to cooperate in the manner in which the employment of Services Employees is transitioned to the Company Group.

(d) From the Closing Date to April 1, 2011, neither the Purchasers nor their respective Subsidiaries shall, either directly or indirectly, solicit for employment any employees listed on Schedule 8.1(d), or persuade or attempt to persuade any such employee to terminate his or her employment with the Retained Group, without obtaining the prior written consent of AMC in each instance; provided, that, this Section 8.1(d) shall not apply to any employee, regardless of whether or not they are listed on Schedule 8.1(d), who is not, or ceases to provide, services under any Services Agreement. Notwithstanding the foregoing, this Section 8.1(d) shall not be deemed to prohibit (i) general solicitations of employment through newspapers or other general media advertisement, web site postings, employment firms or otherwise, that are not directed to such employees (or the employing of such employees who respond to such generalized solicitations, absent any other direct or indirect solicitation otherwise prohibited by this Section 8.1(d)), or (ii) the hiring of any such employee who initiates discussions regarding employment opportunities with the Purchasers or any of their Subsidiaries on such person’s own initiative, without any direct or indirect solicitations from the Purchasers and their Subsidiaries.

8.2  Participation in AMC Plans.  As of the Closing Date, Company Employees and their beneficiaries and dependents shall cease to participate and cease to be eligible to participate in any employee benefit plans or other benefit programs, policies and arrangements of AMC and its Subsidiaries, other than the Assumed Employee Benefit Plans. For the avoidance of doubt, as of the Closing Date, the applicable Company Group Member shall be assigned and shall assume the rights and obligations of the employing entity under any employment agreement set forth on Paragraph 1 of Section 6.1 of the Company Disclosure Letter and any employment agreements to which a Transferred Employee is a party and to be assigned to such Company Group Member pursuant to Section 8.1(a) (any such assigned and assumed employment agreement, a “Transferred Employment Agreement”). The applicable Company Group Member shall honor such Transferred Employment Agreements in accordance with their terms, and the Transferred Employment Agreements shall be considered Assumed Employee Benefit Plans. For the avoidance of doubt, AMC shall be responsible for, and covenants to pay or otherwise discharge, (x) all Liabilities arising from or related to any Employee Benefit Plan of AMC or any of its Subsidiaries (including any such Liabilities triggered, in whole or in part, by the execution of this Agreement or the consummation of the Transactions any Liabilities for deductibles under any applicable insurance policies), other than Assumed Employee Benefit Plans, and (y) all Liabilities arising from or related to any Assumed Employee Benefit Plan (including any such Liabilities triggered, in whole or in part, by the execution of this Agreement or the consummation of the Transactions and any Liabilities for deductibles under any applicable insurance policies) to the extent such Liabilities relate to or arise from periods (or portions thereof) ending, or Claims incurred, on or prior to the Closing Date. Other than with respect to Assumed Employee Benefit Plans (for which the Company Group, following the Closings, shall retain all Liabilities to the extent such Liabilities are not described in clause (y) above), neither Purchasers nor, on and after the Closings, any Company Group Member shall assume or retain sponsorship, maintenance or administration, or any Liabilities for, any Employee Benefit Plan of AMC or any of its Subsidiaries (or other benefit programs, policies and arrangements of AMC and its Subsidiaries) or receive or assume any assets or Liabilities in connection with any such plan. AMC and its Subsidiaries agree to use commercially reasonable efforts to cooperate fully with US Purchaser and its Affiliates in submitting Claims after the Closings on behalf of the US Purchaser or any of its Affiliates under insurance policies in effect prior to or at the Closings that cover events occurring at or prior to the Closings. Any and all amounts received by AMC and its Subsidiaries under such policies with respect to any such Claim shall be paid to US Purchaser promptly after receipt, to the extent that the cost of such Claim is borne after the Closing Date by the Purchasers and their Affiliates (including the Company Group), and in all other cases shall be retained by AMC and its Subsidiaries.

8.3  Workers’ Compensation.  Effective as of the Closing Date, the Company Group shall provide U.S.-based Company Employees with coverage for all workers’ compensation benefits and, from and after the Closing Date, shall be responsible for all workers’ compensation claims with respect to events occurring on or after the Closing Date. AMC shall be responsible for all workers’ compensation claims made by a Company Employee before the Closing Date.

8.4  WARN Obligations.  To the extent that any obligations, liability, expense or notice might arise under the Worker Adjustment Retraining Notification Act, 29 U.S.C. Section 2011 et seq., or under any similar provision of any applicable Law (collectively, “WARN Obligations”) as a consequence of the Transactions, AMC shall be responsible for any WARN Obligations arising as a result of any employment losses announced or occurring on or prior to the Closing Date, and the Company Group, on and after the Closings, shall be responsible for any WARN Obligations arising as a result of any employment losses that were not announced or did not occur on or prior to the Closing Date.

8.5  Welfare Plan Obligations.  Claims of Company Employees and each of their eligible beneficiaries and dependents for medical, dental, prescription drug, life insurance, and/or other welfare benefits (“Welfare Benefits”) that are incurred on or before the Closing Date shall be the sole responsibility and liability of the AMC, its Affiliates (other than Company Group Members) and its employee benefit plans. Claims of Company Employees and their eligible beneficiaries and dependents for Welfare Benefits that are incurred after the Closing Date shall be the sole responsibility and liability of the Company Group and its employee benefit plans. For purposes of the preceding provisions of this paragraph, a medical/dental claim shall be considered incurred on the date when the medical/dental services are rendered or medical/dental supplies are provided, and not when the condition arose or when the course of treatment began. On and prior to the Closing Date, AMC shall be administratively and financially responsible for complying with the continuation coverage requirements for “group health plans” under Title X of COBRA with respect to all U.S.-based Company Employees and their eligible dependents and beneficiaries. After the Closing Date, the Company Group shall be administratively and financially responsible for complying with the continuation coverage requirements for “group health plans” under Title X of COBRA with respect to all U.S.-based Company Employees and their eligible dependents and beneficiaries who incur a qualifying event after the Closing Date.

8.6  Vacation.  With respect to any Company Employees after the Closing Date, Purchasers and their Affiliates (including after the Closing Date, the Company Group) will permit such employees to schedule and take, with pay, all vacation days that have accrued on or before the Closing Date to the extent accrued as a Working Capital Liability in the final determination of Net Working Capital for the maximum length of time as permitted under the Company Group’s vacation policy as in effect on the Closing Date.

8.7  401(k) Plan.  Immediately prior to the Closings, AMC and its Subsidiaries shall fully vest all employees who will be Company Employees as of the Closings in their benefits under the Ascent Media Group 401(k) Savings Plan (the “AMC 401(k) Plan”). On or prior to the Closings, or as soon as administratively practicable thereafter, AMC and its Subsidiaries shall contribute to the AMC 401(k) Plan for the benefit of such Company Employees (a) all contributions due with respect to the last pay period ending prior to the Closings and (b) all employer and employee contributions for the pay period including the Closings to which such Company Employees are entitled with respect to compensation earned by such Company Employees as of the Closing Date. Effective as soon as administratively practicable after the Closings (but no earlier than the 60th day following the Closing Date), US Purchaser shall cause a 401(k) plan maintained by US Purchaser or one of its Affiliates (the “Purchaser 401(k) Plan”), to accept a plan-to-plan transfer of the accounts of such Company Employees in the Old 401(k) Plan. AMC and its Subsidiaries shall provide US Purchaser with such information in the possession of AMC and its Subsidiaries as is reasonably requested by US Purchaser in connection with implementing such transfer, and US Purchaser and its Affiliates will provide evidence reasonably satisfactory to AMC that the Purchaser 401(k) plan is qualified under Section 401(a) of the Code. Such plan-to-plan transfer shall be conducted pursuant to a wire transfer to the Purchaser 401(k) Plan, and shall include the transfer on the books of any participant loans held within the transferred accounts. US Purchaser and its Affiliates will cause the Purchaser 401(k) Plan to preserve protected benefits, rights and features associated with the transferred assets to the extent required under Section 411(d)(6) of the Code and related regulations.

8.8  No Additional Rights.  Nothing in this Article VIII shall (a) grant any rights or benefits to any Person other than AMC, Purchasers or the Company Group Members, as applicable, (b) amend, or be construed as amending, any Company Benefit Plan, (c) guarantee employment for any period of time or preclude the ability of Purchasers or Company Group Members, as applicable, to terminate any employee or independent contractor for any reason, (d) require either Purchaser or any Company Group Member, as applicable, to continue any Company Benefit Plans, employee benefits plans or arrangements or prevent the amendment, modification or termination thereof after the Closings, or (e) confer upon any Company Employee any rights or remedies under this Agreement (including under this Article VIII).

8.9  Additional Matters.

(a) If a Company Employee is discharged by either Purchaser or any of its Affiliates after the Closing Date without “cause”, such Purchaser (and not AMC or its Subsidiaries) shall be responsible for any severance costs for such Company Employee.

(b) If, within 90 days following the Closing Date, either Purchaser or any of their respective Affiliates hires any person that on the Closing Date was employed by AMC or a Subsidiary of AMC other than a Company Group Member (for the avoidance of doubt, not including any Transferred Employee), the applicable Purchaser shall reimburse AMC for all severance costs incurred by AMC or such Subsidiary in connection with any termination of such person’s employment with AMC or such Subsidiary during such 90-day period.

ARTICLE IX

CONDITIONS TO THE CLOSINGS

9.1  Conditions to the Obligations of Each Party.  The obligations of the Companies, AMC, Sellers and Purchasers to consummate the purchases and sales of the Company Interests, and the other transactions contemplated by this Agreement, are subject to the satisfaction or waiver by both AMC and US Purchaser as of the Closings of each of the following conditions:

(a) the Authorizing Resolution shall have been adopted and approved by the Requisite Stockholder Vote;

(b) any waiting period (and any extension thereof) under the HSR Act relating to the Transactions shall have expired or been terminated;

(c) the Requisite Regulatory Approvals shall have been obtained;

(d) no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Transactions illegal or otherwise restraining, enjoining, prohibiting or imposing materially burdensome conditions on the consummation of the Transactions, and no Person shall have instituted any Claim that would reasonably be expected to restrain, enjoin, prohibit or impose materially burdensome conditions on the consummation of the Transactions;

(e) AETN shall have provided to the US Company a written consent to the Transactions, in form and substance reasonably acceptable to AMC and US Purchaser, and shall have released the Guaranty (as defined in the A&E Contract) provided by Ascent Media Group, LLC; and

(f) each of the consents, estoppel certificates, non-disturbance agreements and other agreements or documents listed on Schedule 9.1(f) shall have been obtained and be in full force and effect; provided, that to the extent any of the consents listed on Schedule 9.1(f) shall not have been obtained at such time as all other conditions (other than those that can only be satisfied at the Closings) have been satisfied or properly waived, such consent will be deemed obtained to the extent consistent with applicable Law, and this condition shall be deemed satisfied with respect to such consent, if other arrangements are made that are reasonably satisfactory to the US Purchaser and that permit the Company Group to continue to conduct the Business in substantially the same manner as currently conducted, at substantially the same cost, deriving substantially the same revenue and on the same or reasonably acceptable substitute premises that is the subject of such Contract that required consent, it being understood that no such arrangements shall impose any material additional burdens, restrictions or obligations on the Business or the Company Group and all fees, costs and expenses required to implement such arrangements shall be borne solely by AMC.

9.2  Conditions to the Obligations of Purchasers.  The obligations of Purchasers to purchase and pay for the Company Interests hereunder, and to consummate the other transactions contemplated by this Agreement, are subject to the satisfaction or waiver by US Purchaser as of the Closings of the following further conditions:

(a) (i) each of the AMC Fundamental Representations (other than those contained in clauses (ii), (iv) and (v) of Section 3.3 and clauses (ii) and (iv) of Section 4.4(a)) shall be true and correct in all respects, both as of the Effective Date and as of the Closing Date, with the same force and effect as if made as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such specified date), and (ii) each of the other representations and warranties with respect to the AMC Entities and the Company Group contained in Article III and Article IV of this Agreement (including those contained in clauses (ii), (iv) and (v) of Section 3.3 and clauses (ii) and (iv) of Section 4.4(a)) shall be true and correct as of the Effective Date and as of the Closing Date, with the same force and effect as if made as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such specified date), except, in the case of this clause (ii), for any failure of such representations and warranties to be true and correct as of such date (taking into account the facts and circumstances underlying any such failures) as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that, other than with respect to the representation and warranty with respect to the Company Group in Section 4.9 (Absence of Certain Changes or Events), if such representations and warranties are expressly qualified by materiality, “Company Material Adverse Effect,” “AMC Material Adverse Effect” or similar qualifiers, the entirety of such qualifiers shall be disregarded for purposes of determining whether this Section 9.2(a) has been satisfied;

(b) The AMC Entities and the Companies shall have performed in all material respects with all agreements and covenants required by this Agreement to be performed by the AMC Entities and the Companies, as applicable, at or prior to the time of the Closings;

(c) AMC and its Subsidiaries shall have consummated the Company Group Reorganization in accordance with the terms and conditions set forth in Section 6.17 (including Section 6.17(a)(i) and (ii) of the Company Disclosure Letter) and shall have delivered written evidence (in form and substance reasonably acceptable to US Purchaser) thereof;

(d) The AMC Entities shall have delivered to Purchasers the items to be delivered pursuant to Section 2.8;

(e) The actions or Orders issued by the FCC providing Requisite Regulatory Approvals with respect to the FCC Licenses shall each have become a Final FCC Order, provided that this condition shall not apply if no filing pertaining to or associated with any of the applications filed pursuant to Section 6.5(b)(i) has been made by any third party at the time such FCC authorizations are issued;

(f) Neither AMC nor any of its Subsidiaries (including the Company Group Members) shall be in material breach of its obligations under the Disney Contracts, taken as a whole (determined without regard to any right of AMC or any of its Subsidiaries to cure any such breach), and Disney shall not have terminated Disney Contracts representing, in the aggregate, all or substantially all the revenue received by AMC and its Subsidiaries from Disney for the provision of network origination, playout and master control services in the UK; and

(g) Neither AMC nor any of its Subsidiaries (including the Company Group Members) shall be in material breach of its obligations under the Sony Contracts, taken as a whole (determined without regard to any right of AMC or any of its Subsidiaries to cure any such breach), and Sony shall not have terminated Sony Contracts representing, in the aggregate, all or substantially all the revenue received by AMC and its Subsidiaries from Sony for the provision of network origination, playout and master control services in the UK.

9.3  Conditions to the Obligations of AMC Entities.  The obligations of the AMC Entities to sell and assign the Company Interests to Purchasers hereunder, and to consummate the other transactions contemplated by this Agreement, are subject to the satisfaction or waiver by AMC as of the Closings of the following further conditions:

(a) (i) each of the Purchaser Fundamental Representations shall be true and correct in all respects, both as of the Effective Date and as of the Closing Date, with the same force and effect as if made as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such specified date), and (ii) each of the other representations and warranties of Purchasers contained in Article V of this Agreement shall be true and correct as of the Effective Date and as of the Closing Date, with the same force and effect as if made as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such specified date), except, in the case of this clause (ii), for any failure of such representations and warranties to be true and correct as of such date (taking into account the facts and circumstances underlying any such failures) as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect; provided, however, that, to the extent such representations and warranties are expressly qualified by materiality, “Purchaser Material Adverse Effect” or similar qualifiers, the entirety of such qualifiers shall be disregarded for purposes of determining whether this Section 9.3(a) has been satisfied;

(b) Purchasers shall have performed in all material respects with all agreements and covenants required by this Agreement to be performed by Purchasers at or prior to the time of the Closings; and

(c) Purchasers shall have delivered to the AMC Entities the items to be delivered pursuant to Section 2.7.

ARTICLE X

INDEMNIFICATION

10.1  Survival of Representations, Warranties and Agreements.  Each representation and warranty contained in this Agreement, and the covenants set forth in Section 6.1, shall survive the Closings and continue in full force and effect until the date that is 18 months following the Closing Date (the “Release Date”); provided that (i) the Fundamental Representations, and the AMC Entities’ indemnification obligations set forth in Section 10.2(c), shall survive the Closings indefinitely, (ii) the Extended Representations shall survive until 60 days following the expiration of the applicable statute of limitations (including any extensions thereof, whether automatic or permissive), (iii) the representations and warranties contained in Section 4.19 (Environmental Matters) shall survive until the third anniversary of the Closing Date, and (iv) each covenant and agreement in this Agreement (other than the covenants set forth in Section 6.1) or in any certificate or document delivered pursuant thereto shall survive until fully performed in accordance with their respective terms and provisions (the Release Date or such other date described above, as applicable, the “Expiration Date”). Notwithstanding the preceding sentence of this Section 10.1, if US Purchaser or AMC, as applicable, delivers written notice to the other party of a claim for indemnification for a breach of any representations, warranties, covenants or agreements set forth herein or in any document delivered pursuant to this Agreement within the applicable Expiration Date, such claim shall survive until finally resolved or judicially determined.

10.2  Indemnification by AMC Entities.  From and after the Closings, on the terms and subject to the limits set forth in this Article X, the AMC Entities, jointly and severally, shall indemnify, save and hold harmless, Purchasers and their Affiliates (including the Company Group Members), their respective Representatives and their respective successors and assigns (collectively, the “Purchaser Indemnified Parties”) from, against and in respect of any and all Losses that such Purchaser Indemnified Parties may incur as a result of any of the following:

(a) the breach of any representation or warranty, as of the Effective Date or as of the Closing Date, made by any AMC Entity in any Transaction Document (other than any AMC Fundamental Representation) or in any document delivered with respect hereto or thereto, or any breach or default in performance of the covenants set forth in Section 6.1(a) or 6.1(c);

(b) any breach or default in performance by AMC or any of its Subsidiaries (other than Company Group Members) or, prior to the Closings, by any Company Group Member of any covenant or obligation contained in any Transaction Document or in any document delivered with respect hereto or thereto (other than the covenants set forth in Section 2.4, Section 2.6, or Article VII hereto, the breaches of which are governed by Article VII hereto, and other than the covenants set forth in Section 6.1(a) and 6.1(c)), or any breach of any AMC Fundamental Representation; or

(c) any Excluded Liabilities or any Third-Party Claim relating thereto.

10.3  Indemnification by Purchasers and the Company Group Members.  From and after the Closings, on the terms and subject to the limits set forth in this Article X, Purchasers and the Company Group Members, jointly and severally, shall indemnify, save and hold harmless, AMC and its Affiliates (excluding the Company Group Members), their respective Representatives and their respective successors and assigns (collectively, the “AMC Indemnified Parties”) from, against and in respect of any and all Losses that such AMC Indemnified Parties may incur as a result of any of the following:

(a) the breach of any representation or warranty, as of the Effective Date or as of the Closing Date, made by Purchasers in any Transaction Document (other than any Purchaser Fundamental Representation) or in any document delivered with respect hereto or thereto;

(b) any breach or default in performance by Purchasers of any covenant or obligation of Purchasers contained in any Transaction Document or in any document delivered with respect hereto or thereto, or any breach of any Purchaser Fundamental Representation; or

(c) any Third-Party Claim arising under any of the Assumed Guarantees, but only to the extent such Third-Party Claim does not arise from or relate to an Excluded Liability or a breach or default in performance by AMC or any of its Subsidiaries of any of their respective representations, warranties, covenants or obligations contained in any Transaction Document.

10.4  Limits on Indemnification.

(a) Notwithstanding anything to the contrary contained in this Agreement, (i) the AMC Entities shall not be required to indemnify, save or hold harmless the Purchaser Indemnified Parties against or reimburse the Purchaser Indemnified Parties for any Loss pursuant to Section 10.2(a), unless (A) U.S. Purchaser has notified AMC in writing in accordance with Sections 10.5 and 12.6 of the claim subject to such indemnification, identifying with reasonable specificity the grounds for such claim, on or before the Release Date, and (B) the aggregate of all of the Purchaser Indemnified Parties’ Losses under Section 10.2(a) exceeds $1,550,000 (the “Threshold Amount”) (in which event the AMC Entities shall be collectively liable only to the extent that such Losses exceed such amount) and (ii) the aggregate liability of the AMC Entities to indemnify the Purchaser Indemnified Parties for Losses under Section 10.2(a) shall in no event exceed $19,360,000 (the “Cap”).

(b) Notwithstanding anything to the contrary contained in this Agreement, (i) the Purchasers and Company Group Members shall not be required to indemnify, save or hold harmless the AMC Indemnified Parties against or reimburse the AMC Indemnified Parties for any Loss pursuant to Section 10.3(a), unless (A) AMC has notified Purchasers in writing in accordance with Sections 10.5 and 12.6 of the claim subject to such indemnification, identifying with reasonable specificity the grounds for such claim, on or before the Release Date, and (B) the aggregate of all of the AMC Indemnified Parties’ Losses under Section 10.3(a) exceeds the Threshold Amount (in which event the Purchasers and the Company Group Members shall be collectively liable only to the extent that such Losses exceed such amount) and (ii) the aggregate liability of the Purchasers and the Company Group Members to indemnify the AMC Indemnified Parties for Losses under Section 10.3(a) shall in no event exceed the Cap.

(c) The amount of any Loss for which indemnification is provided under this Article X shall be net of any amounts actually recovered by the Indemnified Person under insurance policies with respect to such Loss, in each case net of any costs of, and Taxes applied to, such recovery, including any retroactive or prospective premium adjustments and any chargebacks related to such insurance claim.

(d) Notwithstanding anything to the contrary contained in this Agreement, AMC shall not be required to indemnify, defend or hold harmless any Purchaser Indemnified Parties against, or reimburse a Purchaser Indemnified Party for, any Loss to the extent such Loss was reflected as a reduction in Purchase Price as a Working Capital Liability or Cash Deferred Revenue pursuant to the definition of Purchase Price and Section 2.3.

10.5  Procedures Relating to Indemnification.

(a) In order for an Indemnified Person to be entitled to any indemnification provided for under this Agreement arising out of or involving any Claim (other than for Tax Claims, as defined in Section 7.1(m), which are governed by Article VII), such Indemnified Person must notify the Indemnifying Person in writing, and in reasonable detail, of the Claim as soon as practicable after the Indemnified Person becomes aware of such Claim; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Person shall have been actually prejudiced as a result of such failure.

(b) If a Claim is made by any third party against an Indemnified Person which is subject to indemnification under Section 10.2 or Section 10.3 (a “Third-Party Claim”), then the following additional provisions shall apply: if an Indemnified Person shall receive notice of any Third-Party Claim, such Indemnified Person must notify the Indemnifying Person in writing, and in reasonable detail, of the Third-Party Claim within 20 days after receipt by such Indemnified Person of written notice of the Third-Party Claim; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Person shall have been actually prejudiced as a result of such failure (and except that the Indemnifying Person shall not be liable for any portion of such Losses incurred during the period commencing after such 20-day period in which the Indemnified Person failed to give such notice). Thereafter, the Indemnified Person shall deliver to the Indemnifying Person, within ten Business Days after the Indemnified Person’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Third-Party Claim.

(c) If a Third-Party Claim is made against an Indemnified Person, the Indemnifying Person shall be entitled to assume and control the defense thereof at its sole cost and expense, with counsel selected by the Indemnifying Person and reasonably satisfactory to the Indemnified Person, upon written notice to the Indemnified Person provided within 20 days following the Indemnifying Person’s receipt of notice regarding such Third-Party Claim; provided that the Indemnifying Person shall not be entitled to assume or control the defense of any Third-Party Claim, and the Indemnifying Person shall be liable for the fees, costs and expenses incurred by any Indemnified Person in defending a Third-Party Claim, if (i) the Third-Party Claim relates to or arises in connection with any criminal Claim, (ii) the Third-Party Claim seeks an injunction or equitable relief against any Indemnified Person, (iii) the Third-Party Claim has resulted or would reasonably be expected to result in Losses in excess of the amounts available for indemnification pursuant to Section 10.4, or (iv) the Indemnifying Person has failed or is failing to defend in good faith the Third-Party Claim. Should the Indemnifying Person be entitled to and so elect to assume and control the defense of a Third-Party Claim, the Indemnifying Person shall not be liable to the Indemnified Person for legal fees and expenses subsequently incurred by the Indemnified Person in connection with the defense thereof, except as otherwise provided in this Section 10.5. If the Indemnifying Person assumes and controls such defense, the Indemnified Person shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person, it being understood that the Indemnifying Person shall control such defense; provided that the fees, costs and expenses of such counsel shall be at the expense of the Indemnifying Person if the Indemnifying Person and the Indemnified Person are both named parties to the proceedings and the Indemnified Person shall have reasonably concluded on the advice of counsel reasonably acceptable to the Indemnifying Person that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Without duplication of any of the foregoing provisions requiring the Indemnifying Person to pay fees, costs and expenses of the Indemnified Person, the Indemnifying Person shall be liable for the reasonable fees, costs and expenses of one counsel employed by the Indemnified Person for any period during which the Indemnifying Person has not assumed and controlled (or does not, or is not entitled to, undertake) the defense thereof (other than during any period in which the Indemnified Person shall have failed to give notice of the Third-Party Claim as provided above). All the parties hereto shall cooperate with one another in the defense or prosecution of any Third-Party Claim. Such cooperation shall, in each case at the expense of the Indemnifying Party, include the retention and, upon request, the provision of records and information relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Person shall not assume and control the defense of any Third-Party Claim, the Indemnified Person may defend such claim or litigation is such manner as it may deem appropriate. Whether or not the Indemnifying Person shall have assumed the defense of a Third-Party Claim, the Indemnified Person shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim (if it is subject to indemnification pursuant to Section 10.2 or Section 10.3) without the Indemnifying Person’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Person chooses to defend a Third-Party Claim that it is entitled to defend pursuant hereto, the Indemnifying Person shall not settle or compromise the Third-Party Claim or consent to the entry of any judgment unless (i) such settlement, compromise or judgment (A) does not impose equitable remedies or material obligations on any Indemnified Person other than the payment of money damages for which any such Indemnified Party is fully indemnified hereunder, (B) does not entail any admission of liability on the part of any Indemnified Person and (C) includes an unconditional release of each Indemnified Person, reasonably satisfactory to the Indemnified Person, from all Losses with respect to such Third-Party Claim, unless the Indemnified Person first consents in writing to such settlement or compromise and (ii) such Indemnifying Person shall indemnify and hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any such settlement and may not claim that it does not have an indemnification obligation with respect thereto.

10.6  Additional Matters.  For purposes of this Article X, including for purposes of calculating Losses, the representations and warranties contained in this Agreement (other than Section 4.9) shall be deemed to have been made without any qualifications as to materiality, Material Adverse Effect, AMC Material Adverse Effect, Company Material Adverse Effect, Purchaser Material Adverse Effect, specified dollar thresholds or similar qualifications. An Indemnified Person shall have the right to seek indemnity under Section 10.2 or Section 10.3 arising out of or relating to any breach of representation, warranty, covenant or obligation of the Indemnifying Party, or for Excluded Liabilities, notwithstanding any investigation by, knowledge of, or knowledge capable of being acquired by, the Indemnified Person in respect of any fact or circumstance that reveals the occurrence of such breach, or the existence of such Excluded Liabilities, whether before, on or after the execution and delivery hereof. Notwithstanding any provision to the contrary in the 2901 West Alameda Sublease, no provision under the 2901 West Alameda Sublease (including the indemnification obligations of the “Subtenant” under the 2901 West Alameda Sublease and the indemnification obligations made effective through incorporation of provisions of the “Overlease” (as defined in the 2901 West Alameda Sublease)), shall in any way restrict, reduce or otherwise limit the indemnification obligations of the parties to this Agreement, and in the event that there is any conflict between the terms of the 2901 West Alameda Sublease, on the one hand, and the terms of this Agreement, on the other hand, the terms of this Agreement shall control and prevail.

10.7  Limitation on Remedies.  From and after the Closings, and except with respect to claims arising from fraud, the enforcement of any covenant requiring performance following the Closings or claims for equitable relief, the provisions of Article VII and this Article X shall constitute the exclusive remedy in respect of breaches of representations, warranties, covenants or agreements contained in this Agreement.

10.8  Tax Matters.  Except as expressly provided herein, the rights and obligations of the parties and all Indemnified Persons with respect to indemnification for Taxes, and any and all other Losses for which any Person shall be entitled to indemnification pursuant to Article VII of this Agreement, shall be determined pursuant to, and governed by, Article VII of this Agreement and not this Article X.

10.9  Escrow.  If, prior to the Release Date, AMC and its Subsidiaries desire to (i) take any action to dissolve, liquidate or otherwise wind up the Retained Group, or (ii) make, declare, pay or set aside any amount for the payment of any dividend or distribution that, after giving effect to such dividend or distribution, would result in AMC not holding cash and cash equivalents that is in an amount equal to not less than twice the Remaining Cap and that is available for prompt payment of any indemnification obligations the AMC Entities may have under this Article X, then AMC shall promptly notify US Purchaser and US Purchaser shall be entitled to implement an escrow arrangement (including the engagement of an escrow agent, the negotiation of an escrow agreement and the opening of an escrow account) reasonably satisfactory to AMC. If US Purchaser does not move expeditiously to implement such escrow arrangement within 30 days after the receipt of such notice from AMC, then US Purchaser shall be deemed to have waived its right to an escrow arrangement pursuant to this Section 10.9. If US Purchaser moves expeditiously to implement such escrow arrangement within 30 days after the receipt of such notice (or, in the absence of such notice, if US Purchaser moves to implement such escrow arrangement) and such escrow arrangement is reasonably satisfactory to AMC, then the Purchasers, AMC and escrow agent shall (prior to the time AMC and its Subsidiaries have taken any action to dissolve, liquidate or otherwise wind up the Retained Group or to make, declare, pay or set aside any amount for the payment of any such dividend or distribution) execute the escrow agreement and open the escrow account and, upon the opening of such escrow account, AMC shall deposit an amount in cash or cash equivalents equal to the Remaining Cap into such escrow account to support AMC’s indemnification obligations under this Article X. The Purchaser Indemnified Parties shall be entitled to payment from the escrow account for any amounts they are due pursuant to this Article X with respect to any Claim for indemnification made on or prior to the Release Date. Any amounts remaining in the escrow account following the Release Date, after satisfaction of all Claims for indemnification made by any Purchaser Indemnified Parties on or prior to the Release Date, shall be promptly returned to AMC by the escrow agent. The closing or depletion of the escrow account shall in no way be deemed to extinguish, restrict or otherwise limit the rights to indemnification of the Purchaser Indemnified Parties pursuant to this Article X. All fees, costs and expenses incurred in the implementation and maintenance of any escrow account described in this Section 10.9 shall be borne solely by AMC. As used herein the term “Remaining Cap” means, as of any date, the amount, if any, by which the Cap exceeds the aggregate amount theretofore paid by or on behalf of AMC pursuant to the indemnification provisions set forth in Section 10.2(a).

ARTICLE XI

TERMINATION

11.1  Termination.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Closings, whether before or after the Requisite Stockholder Vote, as follows:

(a) by mutual written consent of AMC and US Purchaser;

(b) by AMC or US Purchaser, if (i) the Closings shall not have occurred on or before February 28, 2011 (as such date may be modified from time to time in writing by mutual agreement between AMC and US Purchaser, the “Termination Date”) and (ii) the party seeking to terminate this Agreement pursuant to this Section 11.1(b) shall not have breached its obligations under this Agreement in any manner that shall have been the proximate cause of the failure to consummate the Closings on or before such date;

(c) by AMC or US Purchaser, if (i) any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining, prohibiting or imposing materially burdensome conditions on the consummation of the Transactions, and such Order or other action shall have become final and non-appealable, and (ii) the party seeking to terminate this Agreement pursuant to this Section 11.1(c) shall not have breached its obligations under this Agreement in any manner that shall have been the proximate cause for the issuance of such Order or the taking of such other action;

(d) by AMC or US Purchaser, if the Authorizing Resolution shall not have been adopted by the Requisite Stockholder Vote at any duly held Stockholders’ Meeting (including any adjournment or postponement thereof) at which such resolution has been voted upon;

(e) by AMC, if US Purchaser or UK Purchaser shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 9.3(a) or Section 9.3(b) and (ii) has not been and cannot be cured on or before the Termination Date or, if curable, is not cured by the Purchasers within 30 days after AMC’s delivery to the Purchasers of written notice of its intention to terminate due to such breach or failure; provided that AMC shall not have the right to terminate this Agreement pursuant to this Section 11.1(e) if any AMC Entity or any of the Companies is then in material breach of any of its representations, warranties, covenants or other agreements hereunder that would result in a failure of a condition set forth in Section 9.2(a) or Section 9.2(b);

(f) by US Purchaser, if any AMC Entity or any of the Companies shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 9.2(a) or Section 9.2(b) and (ii) has not been and cannot be cured on or before the Termination Date or, if curable, is not cured by the AMC Entities and the Companies within 30 days after US Purchaser’s delivery to AMC of written notice of its intention to terminate due to such breach or failure; provided that US Purchaser shall not have the right to terminate this Agreement pursuant to this Section 11.1(f) if either US Purchaser or UK Purchaser is then in material breach of any of its representations, warranties, covenants or other agreements hereunder that would result in a failure of a condition set forth in Section 9.3(a) or Section 9.3(b);

(g) by AMC, prior to the adoption and approval of the Authorizing Resolution by the Requisite Stockholder Vote, in order to enter into a definitive agreement providing for the implementation of a transaction that is a Superior Proposal, if (i) AMC has complied in all material respects with Section 6.4(e) and Section 6.4(f), and (ii) prior to or concurrently with such termination, the AMC Entities pay the AMC Termination Fee;

(h) by US Purchaser, if (i) the board of directors of AMC shall have effected a Change of Recommendation, (ii) a tender offer or exchange offer for shares of the capital stock of AMC that constitutes a Competing Proposal is commenced and the board of directors of AMC fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten Business Days after commencement, (iii) AMC or any of its Subsidiaries enters into a AMC Acquisition Agreement, or (iv) AMC publicly announces its intention to do any of the foregoing; or

(i) by US Purchaser, if (i) Disney has terminated Disney Contracts representing, in the aggregate, all or substantially all the revenue received by AMC and its Subsidiaries from Disney for network origination, playout and master control services in the UK, or (ii) Sony has terminated Sony Contracts representing, in the aggregate, all or substantially all the revenue received by AMC and its Subsidiaries from Sony for network origination, playout and master control services in the UK.

11.2  Effect of Termination.  If this Agreement is terminated pursuant to Section 11.1, this Agreement shall become void and of no effect without liability of any party (or any stockholder or Representative of such party) to the other party hereto, except that (i) except as otherwise provided in Section 11.3, if such termination is pursuant to Section 11.1(e) or Section 11.1(f) due to a party breaching or failing to perform in any material respect any of its representations, warranties, covenants or other agreements hereunder, such party shall be fully liable for any and all Losses incurred or suffered by any other party as a result of such breach, (ii) AMC or US Purchaser may have liability as set forth in Section 11.3, and (iii) subject to the provisions of Section 12.4, nothing shall relieve any party from liability for fraud. The Non-Disclosure Agreement and the provisions of this Section 11.2, Section 11.3 and Article XII shall survive any termination hereof pursuant to Section 11.1.

11.3  Termination Fees.

(a) If:

(i) (x) prior to the termination of this Agreement, any Competing Proposal is publicly proposed, disclosed or otherwise communicated to the AMC Entities or the Companies, and (y) following the occurrence of an event described in the preceding clause (x), this Agreement is terminated by US Purchaser or AMC pursuant to Section 11.1(b) or Section 11.1(d) or by US Purchaser pursuant to Section 11.1(f), and (z) prior to, concurrently with or within twelve months after, such termination, AMC or any of its Subsidiaries enters into a definitive agreement with respect to any Competing Proposal or any Competing Proposal shall have been consummated (in each case, whether or not the Competing Proposal was the same Competing Proposal referred to in clause (x)); provided, however, that for purposes of clause (z), 50% shall be substituted for the 25% thresholds set forth in the definition of Competing Proposal; or

(ii) this Agreement is terminated by AMC pursuant to Section 11.1(g); or

(iii) this Agreement is terminated by US Purchaser pursuant to Section 11.1(h);

then,

in any such event AMC shall pay to the Purchasers (allocated between the Purchasers as designated by the Purchasers) a fee of $4,530,000 in cash (the “AMC Termination Fee”) by wire transfer of immediately available funds to the account(s) designated by the Purchasers, and AMC shall (notwithstanding the provisions of Section 11.2 or anything else to the contrary) have no further liability to the Purchasers with respect to this Agreement or any of the Transactions, except in the event of fraud by AMC or any of its Subsidiaries and except as provided in Section 11.3(d). If the AMC Termination Fee becomes payable pursuant to Section 11.3(a)(i), then AMC shall pay it upon consummation of any Competing Proposal (provided that such Competing Proposal is consummated, or a definitive agreement to consummate such Competing Proposal is entered into, within the 12-month period described in Section 11.3(a)(i)(z)). If the AMC Termination Fee becomes payable pursuant to Section 11.3(a)(ii), then AMC shall pay it prior to or contemporaneously with the termination of this Agreement pursuant to Section 11.1(g) (and any purported termination pursuant to Section 11.1(g) shall be void and of no force or effect unless AMC shall have made such payment). If the AMC Termination Fee becomes payable pursuant to Section 11.3(a)(iii), then AMC shall pay it no later than two Business Days after the termination of this Agreement pursuant to Section 11.1(h). If the AMC Termination Fee becomes payable pursuant to Section 11.3(a)(i) because this Agreement is terminated by either AMC or US Purchaser pursuant to Section 11.1(d), then the AMC Termination Fee that is payable to the Purchasers shall be reduced by the amount of any Reimbursable Expenses paid to the Purchasers pursuant to Section 11.3(c). It is expressly understood that in no event shall AMC be required to pay the AMC Termination Fee on more than one occasion. Any such payment shall be reduced by any amount as may be required to be deducted or withheld therefrom under applicable Tax Law.

(b) If this Agreement is terminated by AMC pursuant to Section 11.1(e) and the conditions set forth in Section 9.1 and Section 9.2 have been satisfied or properly waived (other than those conditions that by their nature cannot be satisfied other than at the Closings and that the AMC Entities are willing and able to satisfy at the Closings) and either or both of the Purchasers breaches their respective obligations to consummate the Transactions, then the Purchasers shall pay to AMC a fee of $9,680,000 in cash (the “Purchaser Termination Fee”) by wire transfer of immediately available funds to the account designated by AMC. If the Purchaser Termination Fee becomes payable pursuant to this Section 11.3(b), then the Purchasers shall pay it no later than two Business Days after the termination of this Agreement pursuant to Section 11.1(e). Nothing in this Section 11.3(b) shall limit the Purchasers’ rights, in any proceeding, to contest any assertion that the Purchasers have so breached this Agreement or to contest that the conditions to the payment of the Purchaser Termination Fee set forth in this Section 11.3(b) have been satisfied. Notwithstanding anything to the contrary in this Agreement, AMC’s right to receive the Purchaser Termination Fee from the Purchasers pursuant to this Section 11.3(b) shall be the sole and exclusive remedy of the AMC Entities, the Companies and their respective Affiliates against the Purchasers, their respective Affiliates and Representatives, or any potential or actual Financing Sources for the Purchasers or their respective Affiliates (or any Affiliates of any such potential or actual Financing Sources) for any Losses suffered as a result of the failure of the Transactions contemplated hereby to be consummated or as a result of the breach or failure to perform (if the Transactions are not consummated), whether or not willful, or termination of this Agreement and, after indefeasible payment in full of the obligations set forth in this Section 11.3(b), the Purchasers and their respective Affiliates and Representatives shall have no further liability or obligation (whether in contract, tort or otherwise) relating to or arising out of this Agreement or the Transactions, except in the event of fraud by the Purchasers and except as provided in Section 11.3(d), and the AMC Entities, the Companies and their respective Affiliates shall not be entitled to any injunction, specific performance or other equitable relief. It is expressly understood that in no event shall the Purchasers be required to pay the Purchaser Termination Fee on more than one occasion. Any such payment shall be reduced by any amount as may be required to be deducted or withheld therefrom under applicable Tax Law.

(c) If this Agreement is terminated by AMC or US Purchaser pursuant to Section 11.1(d), AMC shall promptly pay the Purchasers all out-of-pocket costs and expenses incurred by the Purchasers and their respective Affiliates in connection with this Agreement (including due diligence of the Business and the Company Group, the drafting, negotiation and review of the Transaction Documents, and performance thereunder) and the Transactions contemplated hereby (including all fees, costs and expenses of all Representatives and financing sources), up to a maximum of $2,000,000 (allocated between the Purchasers as designated by the Purchasers).

(d) Each of the parties hereto acknowledges that the agreements contained in this Section 11.3 are an integral part of the Transactions contemplated hereby, and that without these agreements, the other parties would not enter into this Agreement. Accordingly, if either AMC or either Purchaser, as the case may be, fails to timely pay any amount due pursuant to this Section 11.3 and, in order to obtain the payment, either Purchaser or AMC, as the case may be, commences a suit which results in a judgment against the other party for the payment set forth in this Section 11.3, such paying party shall pay the other party its reasonable out-of-pocket fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) in connection with such suit.

ARTICLE XII

GENERAL PROVISIONS

12.1  Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable, in whole or in part, by operation of Law or otherwise, by any AMC Entity or the Companies without the prior written consent of US Purchaser or by US Purchaser or UK Purchaser without the prior written consent of AMC; provided, however, that US Purchaser and UK Purchaser may each assign its rights and obligations under this Agreement to an Affiliate of a Purchaser without the consent of AMC, but no such assignment shall relieve US

Purchaser and UK Purchaser of their obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 12.1 shall be null and void.

12.2  No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto, the AMC Indemnified Parties, the Purchaser Indemnified Parties, and their respective successors and permitted assigns and nothing herein, expressed or implied, shall give or be construed to give to any other Person any legal or equitable rights hereunder; provided, that, any potential or actual Financing Sources shall be express third-party beneficiaries of, and entitled to enforce the provisions of, the fourth sentence of Section 11.3(b), Section 12.1 and Section 12.12. AMC and its Subsidiaries expressly agree and acknowledge that no potential or actual Financing Source shall have any Liability (whether in contract, tort or otherwise) under this Agreement. The Financing Sources are third party beneficiaries of the immediately preceding sentence.

12.3  Expenses.  Whether or not the Transactions are consummated, and except as otherwise expressly provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees, costs or expenses.

12.4  Equitable Relief.  The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed by the AMC Entities and the Companies in accordance with their specific terms (including failing to take such actions as are required of it hereunder to consummate this Agreement) or were otherwise breached by the AMC Entities and the Companies. The parties acknowledge and agree that Purchasers shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the AMC Entities and the Companies and to enforce specifically the terms and provisions hereof against the AMC Entities and the Companies, in addition to any other remedy to which Purchasers are entitled at law or in equity. The AMC Entities and the Companies agree that they will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that Purchasers have an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. In seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, Purchasers shall not be required to provide any bond or other security in connection with any such order or injunction, except to the extent ordered by a court of competent jurisdiction. Notwithstanding anything herein to the contrary, the parties further acknowledge and agree that, prior to the consummation of the Closings, neither AMC Entities nor the Companies shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Purchasers, to enforce specifically the terms and provisions of this Agreement against Purchasers or otherwise to obtain any equitable relief or remedy against Purchasers, and that the AMC Entities’ and the Companies’ sole and exclusive remedy with respect to any such breach shall be the remedy available to AMC set forth in Section 11.3(b).

12.5  Amendments.  No amendment to this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

12.6  Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or telecopy (if the sender receives confirmation that the telecopy transmission was successful), or sent, postage prepaid, by registered, certified (return receipt requested) or express mail, or nationally recognized overnight courier service (providing proof of delivery) and shall be deemed given when delivered by hand, or when so telecopied, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), to the parties at the following addresses (or at such other address for a party specified by like notice, provided that notice of a change of address shall be effective only upon receipt thereof) as follows:

(i) if to US Purchaser, UK Purchaser or, following the Closings, any of the Companies, to:

Encompass Digital Media, Inc.
3030 Andrita Street
Los Angeles, CA 90065
Attention: Chief Executive Officer
Telephone: (323) 344-4605
Facsimile: (323) 344-4805

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP
355 South Grand Avenue
35th Floor
Los Angeles, CA 90071-1560
Attention: Robert B. Knauss, Esq.
Telephone: (213) 683-9137
Facsimile: (213) 687-3702

(ii) if to any AMC Entity or, on or prior to the Closings, any of the Companies, to:

Ascent Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention: General Counsel
Telephone: (310) 434-7000
Facsimile: (310) 434-7002

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112-4498
Attention: Marc A. Leaf, Esq.
Telephone: (212) 408-2500
Facsimile: (212) 408-2501

12.7  Interpretation; Schedules.  The headings contained in this Agreement or in any Schedule, Exhibit or Annex hereto and in the table of contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules and Exhibits, and the Annex, attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule, Exhibit or Annex, but not otherwise defined therein, shall have the same meaning as in this Agreement.

12.8  Counterparts.  This Agreement may be executed (including by facsimile transmission or by e-mail of a .pdf attachment) in counterparts, all of which when created and delivered shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by each of the parties hereto and delivered to the other party.

12.9  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a legally valid manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

12.10  Waiver of Compliance; Consents.  Except as otherwise provided in this Agreement, any failure of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof, but no such waiver shall be effective against such party unless given by written instrument signed by the party granting such waiver, and no such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall only be effective to the extent given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.10.

12.11  Entire Agreement.  This Agreement, including the other Transaction Documents, Schedules, Exhibits, Annex, certificates and instruments referred to herein, including the Company Disclosure Letter and all schedules, exhibits and annexes thereto, (a) embodies the entire agreement and understanding of the parties hereto in respect of the Transactions, and (b) supersedes all prior agreements, understandings, covenants, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or any Affiliate or Representative of any party hereto with respect to the Transactions, other than the Non-Disclosure Agreement, which shall remain in full force and effect in accordance with its terms; provided, that, the parties hereto expressly agree and acknowledge that, on and after the Closings, (x) any “Confidential Information” relating to the Business or any Company Group Member shall not be subject to the Non-Disclosure Agreement, and (y) the third sentence of the introductory paragraph of the Non-Disclosure Agreement and the third sentence of Section 6 of the Non-Disclosure Agreement shall terminate and be of no force or effect. There are no qualifications, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or in any other Transaction Document.

12.12  Governing law; Submission to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each of the parties hereto (i) will submit itself to the non-exclusive jurisdiction of any federal court located in the State of New York or any New York state court having subject matter jurisdiction in the event any dispute arises out of this Agreement, (ii) agrees that venue will be proper as to proceedings brought in any such court with respect to such a dispute, (iii) will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iv) agrees to accept service of process at its address for notices pursuant to this Agreement in any such action or proceeding brought in any such court. With respect to any such action, service of process upon any party hereto in the manner provided in Section 12.6 for the giving of notices shall be deemed, in every respect, effective service of process upon such party.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.12(b).

12.13  Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. The parties hereto acknowledge that each will be relying upon the timely performance by either other party hereto of its obligations hereunder as a material inducement to such party’s execution of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

AMC:

ASCENT MEDIA CORPORATION

By:	/s/ William E. Niles
Name:     William E. Niles

Title:	Executive Vice President and General Counsel

US SELLER:

FOUR MEDIA COMPANY LLC

By:	/s/ William E. Niles
Name:     William E. Niles

Title:	Executive Vice President and General Counsel

UK SELLER:

ASCENT MEDIA LIMITED

By:	/s/ William E. Niles
Name:     William E. Niles

Title:	Director

SINGAPORE SELLER:

ASCENT MEDIA HOLDINGS LTD.

By:	/s/ William E. Niles
Name:     William E. Niles

Title:	Director

US COMPANY:

ASCENT MEDIA NETWORK SERVICES, LLC,

By:	/s/ William E. Niles
Name:     William E. Niles

Title:	Executive Vice President and General Counsel

UK COMPANY:

ASCENT MEDIA NETWORK SERVICES EUROPE LIMITED

By:	/s/ William E. Niles
Name:     William E. Niles

Title:	Director

SINGAPORE COMPANY:

ASCENT MEDIA PTE LTD.

By:	/s/ William E. Niles
Name:     William E. Niles

Title:	Director

US PURCHASER:

ENCOMPASS DIGITAL MEDIA, INC.

By:	/s/ Simon Bax
Name:     Simon Bax

Title:	Chief Executive Officer

UK PURCHASER:

ENCOMPASS DIGITAL MEDIA LIMITED

By:	/s/ Simon Bax
Name:     Simon Bax

Title:	Chief Executive Officer

Schedule 1.1(b)

Networks Brands and Divisions

Included Entities and Business Locations:

1. Ascent Media Network Services, LLC, a California limited liability company, operating out of the facilities at the following locations:

•	232 and 250 Harbor Drive, Stamford, CT

•	652 Glenbrook Road, Stamford, CT

•	500 square-foot storage area at 652 Glenbrook Road, Stamford, CT

•	60 Hudson Street, New York, NY

•	90 South 11th Street, Minneapolis, MN

•	545 5th Ave., New York, NY (12th Floor and a portion of the roof)

•	2901 West Alameda Ave., Burbank, CA (Shared common area on 1st floor and basement, 6th floor, the roof areas for all dishes and antennae currently located thereon (with the exception of a CSS Studios, LLC/Level 3 Post dish), and an additional specified area in the basement, as well as areas in the associated parking structure for parking and a generator, battery and the uninterruptible power supply (aka, the “UPS”)

•	240 Pegasus Avenue, Northvale, NJ

•	183 Oak Tree Road, Tappan, NY

•	6221 Holly Drive, Lino Lakes, MN

•	23 Research Drive, Stamford, CT

•	2813 West Alameda Avenue, Burbank, CA

•	Antennae farm and bunker (aka, the “Earth Station”) located on the area of land straddling 2813 W. Alameda Avenue, Burbank, CA and 2820 W. Olive Avenue, Burbank, CA

2. Ascent Media Networks Services Europe Limited, a company organized under the laws of England with its registered office at 1 Stephen Street, London W1T 1AT (registered number 0226317), operating out of the facilities at the following locations:

•	1 Stephen Street, portion of ground floor, floors 1, 2 and 3, London, UK

•	Unit 2, Maryland Road, Tongwell, Milton Keynes, UK

•	184-192 Drummond Street, London, UK

3. Ascent Media Pte. Ltd. (registration number 199501194K), a company incorporated in Singapore with its registered address at 20 Loyang Crescent Singapore 508984, operating out of facilities at the following locations:

•	20 Loyang Crescent, Singapore

•	3 Changi Business Park Vista, Singapore

Schedule 1.1(h)

Excluded Entities, Brands and Divisions

Excluded Entities:

1. Ascent Media Creative Services, Inc.

2. Syndistro, LLC

3. Javelin Distribution, LLC

4. Company 3, LLC

5. Bobco Productions, LLC

6. Ascent Media Services, LLC

7. Ascent Media Group Limited (UK)

8. Rushes PostProduction Limited (UK)

9. One Post Limited (UK)

10. Co 3 London Limited (fka TVP Group Limited; fka 4MC Limited; fka The Original Video Dubbing Limited), a company organized under the laws of England)

11. Method London Limited (fka TVP Multimedia Limited), a company organized under the laws of England)

12. GMX-The Global Media Exchange, LLC, a Delaware limited liability company

13. Four Media Company, LLC, a Delaware limited liability company

14. Liberty Livewire LLC, a Delaware limited liability company

15. CDP, LLC, a California limited liability company

16. Hyper TV Productions, LLC, a California limited liability company

17. HyperTV with Livewire, LLC, a Delaware limited liability company

18. Ascent Media Holdings Limited (fka Liberty Livewire Limited; fka Four Media Company (UK) Limited), a company organized under the laws of England

19. Todd-AO, Espana, a California corporation

20. VSC MAL CORP., a Delaware corporation

21. Ascent Media Systems Integration, LLC, a Delaware limited liability company

22. TGS, LLC, a Virginia limited liability company

23. 103 Todd-AO Estudio S.L., a company organized under the laws of Spain

24. Rushes Televisión, S.A de C.V., a company organized under the laws of Mexico

25. Servicios Administrativos de Post Produccion S.A. de C.V., a company organized under the laws of Mexico

26. Ascent Media (Singapore) Pte. Ltd., a private company limited by shares organized under the laws of Singapore

27. Ascent Media Holdings Ltd., a company incorporated under the laws of the Republic of Singapore

28. Ascent Media Limited (fka Todd-AO Europe Holding Company Limited), a company organized under the laws of England

29. Ascent Media GP Ltd. (fka Sanderson Vere Crane (Video Tape Editors) Limited), a company organized under the laws of England

30. Ascent Media UK Limited Partnership

31. 4MC Limited (fka TVP Group Plc), a company organized under the laws of England

32. Soho Group Limited, a company organized under the laws of England

33. Ascent Media 142 Limited (fka Visiontext Limited), a company organized under the laws of England

34. Todd-AO Filmatic Limited, a company organized under the laws of England

35. Liberty Livewire Limited (fka Ascent Media Holdings Limited; fka Tele-Cine Cell Group Limited), a company organized under the laws of England

36. SVC Television Limited, a company organized under the laws of England

37. Tele-Cine Limited, a company organized under the laws of England

38. XTV Limited, a company organized under the laws of England

39. Todd-AO UK Limited (fka Ascent Media Group Limited; fka XTV Cell Limited), a company organized under the laws of England

40. Todd-AO Europe Holding Company Limited (fka Ascent Media Limited; fka TVI Limited), a company organized under the laws of England

41. TVP Videodubbing Limited, a company organized under the laws of England

42. R!OT London Limited (fka Television Presentations Limited), a company organized under the laws of England

43. Ascent Media Systems & Technology Services Limited (fka A.F. Associates London Limited; fka POP Sound London Limited; fka TVP Broadcast Limited), a company organized under the laws of England

44. Soundelux London Limited (fka Ketchup Limited; fka TVP Doublevision Limited), a company organized under the laws of England

45. Stream Digital Media Limited, a company organized under the laws of England

46. The London Switch Limited (fka POP London Limited; fka TVP Digital Media Limited), a company organized under the laws of England

47. TVI Limited (fka Ascent Media Limited; fka Audio and Video Limited), a company organized under the laws of England

48. London Playout Centre Limited (fka Ascent Media Network Services Europe Limited; fka Ascent Media Network Services Limited; fka Ascent Networks Europe Limited; fka Vergent Pictures Limited; fka SVC Communications Limited), a company organized under the laws of England

49. St. Anne’s Post Limited (fka Sanderson Vere Crane (Film Editors) Limited), a company organized under the laws of England

50. Studio Film and Video Holdings Limited, a company organized under the laws of England

51. Soho Images Limited, a company organized under the laws of England

52. Soho 601 Digital Productions Limited (fka One Post Limited; fka Video Time Limited), a company organized under the laws of England

Excluded Brands, Divisions and Other:

1. Beast

2. Beast Chicago

3. Beast Detroit

4. Company 3 / CO3

5. CO3 NY

6. Encore Hollywood

7. GMX

8. Level 3 Post

9. Method

10. Method NY

11. Riot Atlanta

12. Ruby Pictures

13. Method Labs

14. The Foundation

15. Soho Film Lab

16. Ascent 142

17. Digital Media Distribution Center on Hollywood Way, Burbank, CA and in Northvale, NJ

18. Cinetech

19. Blink Digital

20. DMDC

21. Ascent Syndication

22. FilmCore Distribution Hollywood

23. FilmCore Distribution San Francisco

24. FilmCore Distribution New York

25. Todd-AO

List of Omitted Exhibits and Schedules

The following exhibits and schedules to the Purchase and Sale Agreement, dated December 3, 2010, by and among Ascent Media Corporation, Four Media Company LLC, Ascent Media Limited, Ascent Media Holdings Ltd., Ascent Media Network Services, LLC, Ascent Media Network Services Europe Limited, Ascent Media Pte. Ltd., Encompass Digital Media, Inc., and Encompass Digital Media Limited have not been provided herein:

EXHIBITS

Sample Purchase Price Calculation and Closing Statement	Exhibit A
Form of 2901 West Alameda Sublease	Exhibit B
Form of Northvale Lease	Exhibit C
Form of Tappan Lease	Exhibit D
Form of Appurtenant Earth Station Easement Agreement	Exhibit E
Form of 2813 West Alameda Lease	Exhibit F
Form of Declaration for 2813 West Alameda Parcel	Exhibit G
Form of Declaration for 2820 West Olive Parcel	Exhibit H
Form of In-Gross Earth Station Easement Agreement	Exhibit I

SCHEDULES

Schedule A	AMC Entities and Companies Knowledge
Schedule 1.1(a)	Assumed Employee Benefit Plans
Schedule 1.1(c)	Excluded Liabilities
Schedule 1.1(d)	Major Customers
Schedule 1.1(e)	Working Capital Assets and Working Capital Liabilities
Schedule 1.1(f)	2813 West Alameda Parcel
Schedule 1.1(g)	2820 West Olive Parcel
Schedule 1.1(i)	Continuing Commercial Arrangements
Schedule 1.1(j)	23 Research Drive Parcel
Schedule 1.1(k)	UK Company Employees
Schedule 1.1(l)	Services Agreements
Schedule 4.19	Environmental Documents
Schedule 6.5(b)	FCC Licenses
Schedule 6.7(c)	Delivered Books and Records
Schedule 6.10(a)(i)	Disney Contracts
Schedule 6.10(a)(ii)	Sony Contracts
Schedule 6.17	Acquired Assets
Schedule 6.18(b)	Transferred Owned Real Property
Schedule 6.18(c)(i)	2901 West Alameda Premises
Schedule 6.18(c)(ii)	Northvale Premises
Schedule 6.18(c)(iii)	Tappan Premises
Schedule 6.20(a)	Assumed Guarantees
Schedule 6.21(a)	Approved Capital Projects
Schedule 6.24(a)	Microsoft Licenses
Schedule 8.1(c)	Services Employees
Schedule 8.1(d)	Non-Solicit Employees
Schedule 9.1(f)	Consents

The undersigned registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

Annex C

Opinion of Moelis & Company LLC

November 19, 2010

Board of Directors
Ascent Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112

Members of the Board of Directors:

You have requested our opinion as to the fairness from a financial point of view to Ascent Media Corporation (the “Company”) of the Consideration (as defined below) to be received by the Company pursuant to the terms and subject to the conditions set forth in the Purchase and Sale Agreement (the “Agreement”) to be entered into by the Company, Four Media Company LLC, Ascent Media Network Services, LLC, Ascent Media Network Services Europe Limited, Ascent Media Limited, Ascent Media Holdings Ltd, Ascent Media Pte. Ltd., Encompass Digital Media, Inc. and Encompass Digital Media Limited. Encompass Digital Media, Inc. and Encompass Digital Media Limited are referred to herein as the “Acquiror”.

As more fully described in the Agreement, the consideration for the acquisition (the “Transaction”) of the Company’s content distribution business (the ‘‘Business”) will be $120.0 million, consisting of approximately $113.25 million in cash payable at the times and subject to adjustment as set forth in the Agreement, and the assumption by the Acquiror of approximately $6.75 million of liabilities of the Business (such cash consideration and the assumption of such liabilities being collectively hereafter referred to as the “Consideration”).

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the future, we may provide investment banking and other services to the Company and Acquiror and may receive compensation for the rendering of such services. In the ordinary course of business, we, our successors and our affiliates may trade securities of the Company for our own accounts and the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of the Agreement or the form of the Transaction. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement does not differ in any material respect from the draft that we have examined.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company that we deemed relevant; (ii) reviewed certain internal information relating to the Business, including financial forecasts, earnings, cash flow, assets, liabilities and prospects of the Business furnished to us by the Company; (iii) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (i) and (ii) of this paragraph; (iv) reviewed publicly available financial and stock market data, including valuation multiples, for certain other companies in lines of business that we deemed relevant and compared them with the Business; (v) reviewed a draft of the Agreement, dated November 17, 2010; (vi) participated in certain discussions and negotiations among representatives of the Company and Acquiror and their financial and legal advisors; and (vii) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

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In connection with our review, we have not assumed any responsibility for independent verification of any of the information supplied to, discussed with, or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the forecasted financial information referred to above, we have assumed, with your consent, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Business and that such future financial results will be achieved at the times and in the amounts projected by management. We assume no responsibility for and express no view as to such forecasted financial information or any estimate, judgment or assumptions on which they were based, and we have relied upon the assurances of the management of the Company that they are unaware of any facts that that would make the information provided to or reviewed by us incomplete or misleading.

We have undertaken no independent analysis or investigation of any pending or threatened litigation, possible unasserted claims or other contingent liabilities (whether or not reserved) to which the Company or any of its affiliates are a party or may be subject; and our opinion makes no assumption concerning, and, therefore, does not consider, the possible assertion of claims, outcomes or damages arising out of or in connection with any such matters. In addition, we have not evaluated the solvency of any party to the Agreement under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters.

We have assumed the accuracy of the representations and warranties of all parties to the Agreement are true and correct, that each party to the Agreement will perform all of the covenants and agreements required to be performed by such party, that the parties will comply with all of the material terms of the Agreement, that all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement, without any modifications or amendments thereto or any adjustment to the Consideration (through indemnification claims, offset, purchase price adjustments or otherwise). We have also assumed, upon the advice of the Company, that all governmental, regulatory and third party approvals and consents necessary for the consummation of the Transaction will be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on the Business or the Acquiror or on the expected benefits of the Transaction.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion. We do, however, reserve the right to modify our opinion based upon additional information which may become publicly available, or which may be provided to or obtained by us, which suggests in our judgment a material change in the assumptions upon which our opinion is based, or which otherwise could affect the conclusions expressed on our opinion.

This opinion is for the use and benefit of the Board of Directors of the Company in its evaluation of the Transaction and relates solely to the fairness, from a financial point of view, as of the date hereof, of the Consideration to be received by the Company in the Transaction. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. This opinion does not in any manner address the application by the Company of the Consideration, including any intended use or distribution by the Company thereof to the Company’s stockholders, creditors, management, affiliates, employees, agents, representatives, advisors or any other constituency of the Company. Furthermore, our opinion does not in any manner address the allocation of the Consideration among the Company’s affiliates or subsidiaries for U.S. federal, state or local, or foreign, tax purposes.

In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration. We are also not expressing any view or opinion with respect to, and have relied, with the consent of the Company, upon the assessments of the Company’s management regarding legal, regulatory, accounting, tax or

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similar matters relating to the Company or the Transaction as to which we understand that the Company obtained such advice as the Company deemed necessary from qualified professionals. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company in the Transaction is fair from a financial point of view to the Company.

Very truly yours,

/s/  MOELIS & COMPANY LLC
MOELIS & COMPANY LLC

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Admission Ticket
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
12:00 a.m., New York Time, on February 24, 2011.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ASCMA • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Special Meeting Proxy Card

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

+
A Proposals — The Board of Directors recommends a vote FOR the transaction proposal.

		For	Against	Abstain
1.	Proposal to approve the sale of 100% of our content distribution business unit to Encompass Digital Media, Inc. and its wholly-owned subsidiary.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

		Mark the box to the right if you plan to attend the Special Meeting.	☐
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Special Meeting Admission Ticket
Special Meeting of
Ascent Media Corporation Stockholders

Thursday, February 24, 2011, 10:00 a.m.
The Fairmont Miramar Hotel
101 Wilshire Blvd., Santa Monica, CA

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

DRIVING DIRECTIONS
From Los Angeles International Airport (LAX) via Freeways:
•	Head east on Century Blvd.

•	Take the 405 San Diego Freeway North.

•	Transfer to the 10 Santa Monica Freeway West.

•	Exit at Fourth Street, turn right (heading North) on Fourth.

•	Make a left turn on Wilshire Boulevard, heading west.

•	Pass Second Street, the hotel will be on the right-hand side.
From Los Angeles International Airport (LAX) via Surface Streets:
•	Head North on Sepulveda Blvd. (#1).

•	Bear left, the left 2 lanes will become Lincoln Blvd. (#1) North.

•	Proceed North on Lincoln Blvd. through Marina Del Rey for about 7 miles.

•	Make a left turn on Wilshire Blvd. heading West for approximately 7 blocks.

•	Pass Second Street, the hotel will be on the right-hand side.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — Ascent Media Corporation

Notice of Special Meeting of Stockholders
Proxy Solicited by Board of Directors for Special Meeting — February 24, 2011
The undersigned appoints William E. Niles and George C. Platisa and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Ascent Media Corporation Series A Common Stock and Ascent Media Corporation Series B Common Stock held by the undersigned at the Special Meeting of Stockholders to be held on February 24, 2011, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.
IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE TRANSACTION PROPOSAL. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE SPECIAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.
PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY TO ASCENT MEDIA CORPORATION, C/O COMPUTERSHARE, P.O. BOX 43101, PROVIDENCE, RI, 02940-0567. IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, OR SIGN AND RETURN A PROXY CARD, OR ATTEND THE SPECIAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)